     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 9, 2004.
                           REGISTRATION NO. 333-108426

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                          PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)

           MARYLAND                                  56-2356626
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                         c/o BOSTON CAPITAL CORPORATION
                          ONE BOSTON PLACE, SUITE 2100
                              BOSTON, MA 02108-4406
                                 (617) 624-8900
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                         JEFFREY H. GOLDSTEIN, PRESIDENT
                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                         c/o BOSTON CAPITAL CORPORATION
                          ONE BOSTON PLACE, SUITE 2100
                              BOSTON, MA 02108-4406
               Telephone: (617) 624-8900 Telecopy: (617) 624-8999
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   ----------

                                 WITH A COPY TO:

                            NESTOR M. NICHOLAS, ESQ.
                                NIXON PEABODY LLP
                                100 SUMMER STREET
                                BOSTON, MA 02110
               Telephone: (617) 345-1000 Telecopy: (617) 345-1300

                                   ----------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
      PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                   ----------

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED ________________, 2004

PROSPECTUS
                       3,000,000 SHARES (Minimum Offering)
                      31,500,000 SHARES (Maximum Offering)

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                                  COMMON STOCK

        This is our initial public offering. We will elect to be taxed as a real estate investment trust for federal income tax purposes. We invest in residential multifamily apartment communities.

        Up to 30,000,000 shares are being offered on a best-efforts basis at $10 per share to investors who meet our suitability standards. No shares will be sold unless a minimum of 3,000,000 shares are sold to investors. Until the closing, your purchase funds will be held in an escrow account at Boston Private Bank & Trust Company bearing interest at a variable rate currently 1.25% per annum. If this offering does not close, your funds plus interest will be returned to you within 5 days after the termination date. You must purchase at least 100 shares for $1,000. Up to an additional 1,500,000 shares are being offered to be issued pursuant to our dividend reinvestment plan at $10 per share. This offering will end no later than May 1, 2006. The dealer-manager, Boston Capital Securities, Inc., is our affiliate.

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE ___ OF THIS PROSPECTUS. SOME RISKS
INCLUDE:

- We will rely on Boston Capital REIT Advisors, LLC, our Advisor and an affiliate of our company, to select properties and conduct our operations. Boston Capital REIT Advisors has no previous experience operating a REIT. Our Chairman and CEO controls and has an indirect ownership interest in the Advisor. Our senior management also has major management responsibilities with the Advisor and its affiliates and will not spend their full time on our affairs. We have no ownership interest in the Advisor.

- The Advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and the Advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.

- We have a $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of the Advisor. We have borrowed approximately $54,768,797 under this line to acquire the apartment communities described in this prospectus. The terms of our line of credit with BCP Funding, LLC were not the result of an arm's length negotiation. We will need to raise approximately $72 million in order to repay the amounts borrowed under the BCP Funding, LLC line of credit related to all of the apartment communities described in this prospectus. If we do not raise $72 million, we will lose our interests in the communities still subject to BCP Funding's liens. The line of credit debt matures on November 30, 2004. For our Seattle communities, we must raise sufficient funds in this offering not only to repay amounts borrowed under the line of credit related to those communities but also to repay $6,474,054 of second mortgage debt (subordinate to the permanent mortgage financing) from an unaffiliated lender encumbering those communities.

- Our apartment communities are subject to permanent mortgage loans, which are described in this prospectus. We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. High amounts of leverage may reduce cash available for distributions to shareholders.

- If we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation. This will reduce our earnings available for distribution.


- We intend to invest in properties which our Advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. The risks of renovation include increases in renovation costs, delays in completion, and loss of rental income during the renovation.

- Currently, your shares will not be listed on a national securities exchange or market. Therefore, it will be difficult to sell your shares promptly, and the sale price may reflect a discount from the proportionate value of the real estate we own.

- The investments in apartment communities described in this prospectus represent 24% of the maximum offering amount or approximately $72 million. If this offering continues after our current line of credit has been repaid, we will acquire interests in additional communities, which will be a blind pool that you will not have the opportunity to evaluate.

- The number of apartment communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $300,000,000. If only the minimum is raised, we will have enough money to retain our interests only in our Jacksonville, Florida, communities by repaying our borrowings from BCP Funding, LLC plus our affiliates' fees and expenses related to Jacksonville. Limited diversification will increase the potential adverse effect on us of an underperforming property.

- We will pay selling commissions to broker-dealers of seven percent and a dealer-manager fee to an affiliate for reimbursement of marketing expenses of two and one-half percent out of the offering proceeds raised. We will pay an additional approximately six and one-half percent of the offering proceeds in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in communities as a result of these payments, which may inhibit our efforts to achieve our investment objectives. We will invest approximately eighty-three percent of the offering proceeds in apartment communities.

- Our board of directors may amend or revise our investment objectives and policies without a vote of our stockholders.

- We may make distributions that include a return of capital. We may need to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve and maintain REIT status. These borrowings may decrease cash available for distribution.

                                                     PER SHARE  MINIMUM TOTAL  MAXIMUM TOTAL(1)
            Public offering price                     $ 10.00    $ 30,000,000    $ 315,000,000
            Selling commissions and fees              $   .95    $  2,850,000    $  29,925,000
            Proceeds, before expenses, to Company     $  9.05    $ 27,150,000    $ 298,075,000

        (1) Best efforts, minimum-maximum offering. The Dealer-Manager must sell a minimum of 3,000,000 shares if any are sold. The Dealer-Manager is required to use only its best efforts to sell the maximum number of 31,500,000 shares offered.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

           The date of this prospectus is ____________________, 2004.

                              SUITABILITY STANDARDS

        You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description of the net worth requirements in the "Suitability Standards" section of this prospectus.

        Generally, you must invest at least $1,000. This minimum investment level may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

        These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years.

                                TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                                                                   v

PROSPECTUS SUMMARY                                                                                                  1

RISK FACTORS                                                                                                       13

   RISKS RELATED TO OUR PROPERTIES AND OUR BUSINESS                                                                13
      BORROWING CREATES RISKS THAT THE OFFERING PROCEEDS MAY BE INSUFFICIENT TO PAY THE NON-RECOURSE ACQUISITION
      DEBT ON THE PROPERTIES OR OUR CASH FLOW MAY BE INSUFFICIENT TO MEET OUR DEBT OBLIGATIONS.                    13
      ADVERSE ECONOMIC CONDITIONS AND COMPETITION MAY IMPEDE OUR ABILITY TO RENEW LEASES OR RE-LEASE UNITS AS
      LEASES EXPIRE AND REQUIRE US TO UNDERTAKE UNBUDGETED CAPITAL IMPROVEMENTS, WHICH COULD HARM OUR BUSINESS
      AND OPERATING RESULTS.                                                                                       13
      OUR FINANCIAL COVENANTS MAY RESTRICT OUR OPERATING ACTIVITIES, WHICH MAY HARM OUR FINANCIAL CONDITION AND
      OPERATING RESULTS.                                                                                           14
      OUR WORKING CAPITAL RESERVES MAY NOT BE ADEQUATE TO COVER ALL OF OUR CASH NEEDS, IN WHICH CASE WE WILL
      HAVE TO OBTAIN FINANCING FROM OTHER SOURCES.                                                                 14
      THE ADVISOR MAY NOT BE SUCCESSFUL IN IDENTIFYING SUITABLE ADDITIONAL ACQUISITIONS THAT MEET OUR CRITERIA.    14
      WE FACE COMPETITION FOR THE ACQUISITION OF APARTMENT COMMUNITIES, WHICH MAY IMPEDE OUR ABILITY TO MAKE
      FUTURE ACQUISITIONS OR MAY INCREASE THE COST OF ACQUISITIONS.                                                15
      RISING OPERATING EXPENSES COULD REDUCE OUR CASH FLOW AND FUNDS AVAILABLE FOR FUTURE DISTRIBUTIONS.           15
      RENOVATION OF PROPERTIES MAY RESULT IN INCREASED COSTS AND LOSS OF INCOME DURING THE RENOVATION PERIOD.      15
      DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS.               15
      DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR
      OPERATING RESULTS.                                                                                           16
      WE MAY FACE CONFLICTS WITH SELLERS, PARTNERS AND JOINT VENTURERS.                                            16
      THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED.                                                                17
   RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE                                                                 17
      THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL.                                   17
      OUR ORGANIZATIONAL DOCUMENTS CONTAIN PROVISIONS WHICH MAY DISCOURAGE A TAKEOVER OF OUR COMPANY AND DEPRESS
      OUR STOCK PRICE.                                                                                             18
      OUR BUSINESS WILL BE HARMED IF WE CANNOT ENGAGE AND RETAIN THE SERVICES OF REPUTABLE AND RELIABLE MANAGERS
      FOR OUR PROPERTIES.                                                                                          19
      OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND
      OFFICERS ARE LIMITED.                                                                                        19
      MORTGAGE DEBT OBLIGATIONS EXPOSE US TO INCREASED RISK OF LOSS OF PROPERTY, WHICH COULD
      HARM OUR FINANCIAL CONDITION.                                                                                19
      ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD SIGNIFICANTLY IMPEDE OUR ABILITY TO RESPOND TO ADVERSE
      CHANGES IN THE PERFORMANCE OF OUR PROPERTIES AND HARM OUR FINANCIAL CONDITION.                               20
      IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF OUR INSURANCE COVERAGE
      LIMITS, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS.                                              20
      YOUR INTEREST IN OUR COMPANY MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES AND YOUR DIVIDENDS MAY BE
      AFFECTED.                                                                                                    20
   RISKS RELATED TO THIS OFFERING                                                                                  21
      WE ARE DEPENDENT ON THE ADVISOR AND THE PROPERTY MANAGERS.                                                   21
      WE HAVE LIMITED OPERATING HISTORY.                                                                           21

      PAYMENT OF FEES TO THE ADVISOR AND ITS AFFILIATES WERE NOT DETERMINED IN ARM'S LENGTH NEGOTIATIONS AND
      WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.                                                  21
      THE PERFORMANCE OF OUR PROPERTIES DURING THE PERIOD BEFORE OUR INITIAL LINE MUST BE REPAID MAY NOT MEET
      OUR EXPECTATIONS.                                                                                            21
      IF WE DO NOT RAISE SUFFICIENT FUNDS TO REPAY THE AMOUNTS WE BORROWED TO ACQUIRE OUR INTERESTS IN OUR
      COMMUNITIES, OUR LENDER WILL TAKE SOME OF THOSE INTERESTS.                                                   22
      STOCKHOLDERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT PROMPTLY AT A REASONABLE PRICE.                   22
      YOU CANNOT EVALUATE ALL OF THE PROPERTIES WE MAY OWN.                                                        22
      LIMITED DIVERSIFICATION INCREASES RISK OF LOSS.                                                              22
      OUR MANAGEMENT AND THAT OF THE ADVISOR HAVE LITTLE EXPERIENCE INVESTING IN MARKET RATE APARTMENT
      COMMUNITIES AND NO EXPERIENCE OPERATING A REIT.                                                              23
      YOUR BROKER WILL EARN COMMISSIONS ON SHARES YOU PURCHASE PURSUANT TO OUR DIVIDEND REINVESTMENT PLAN.         23
      YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO OUR SHARE
      REDEMPTION PROGRAM.                                                                                          23
      AN INDEPENDENT UNDERWRITER WILL NOT MAKE AN INDEPENDENT INVESTIGATION OF OUR COMPANY.                        24
      THERE HAS BEEN NO PUBLIC MARKET FOR OUR COMMON STOCK                                                         24
      CONFLICTS OF INTEREST RISKS.                                                                                 24
      YOUR SUBSCRIPTION PAYMENT IS IRREVOCABLE,                                                                    25
   TAX AND EMPLOYEE BENEFIT PLAN RISKS                                                                             26
      IF WE FAIL TO REMAIN QUALIFIED AS A REIT, OUR DISTRIBUTIONS WILL NOT BE DEDUCTIBLE BY US,
      AND OUR INCOME WILL BE SUBJECT TO TAXATION, REDUCING OUR EARNINGS AVAILABLE
      FOR DISTRIBUTION.                                                                                            26
      EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES.                                                    26
      AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN.                       26

INVESTOR SUITABILITY STANDARDS                                                                                     27

ESTIMATED USE OF PROCEEDS                                                                                          28

DIVIDEND POLICY                                                                                                    30

BUSINESS AND PROPERTIES                                                                                            31

   OVERVIEW                                                                                                        31
   PROPERTIES                                                                                                      31
   PROPERTY SELECTION PROCESS                                                                                      89
   PROPERTY MANAGEMENT                                                                                             90
   SELECTION OF MANAGERS                                                                                           90
   PROPERTY MANAGEMENT AGREEMENTS AND PLANS                                                                        90
   PROPERTY DEVELOPMENT AND CONSTRUCTION                                                                           93
   JOINT VENTURE INVESTMENTS                                                                                       93
   COMPETITION                                                                                                     94
   OFFICES                                                                                                         94
   LINE OF CREDIT                                                                                                  94
   MORTGAGE INDEBTEDNESS                                                                                           95

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS                              96

   LIQUIDITY                                                                                                       96

   CAPITAL RESOURCES                                                                                               98
   RESULTS OF OPERATIONS                                                                                           98
   CRITICAL ACCOUNTING POLICIES                                                                                    98

MANAGEMENT                                                                                                        102

   GENERAL                                                                                                        102
   DIRECTORS AND EXECUTIVE OFFICERS                                                                               103
   INDEPENDENT DIRECTORS                                                                                          106
   COMMITTEES OF THE BOARD OF DIRECTORS                                                                           106
   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS                                                               106
   EQUITY INCENTIVE PLAN                                                                                          107
   INDEMNIFICATION                                                                                                108
   THE ADVISOR AND THE ADVISORY SERVICES AGREEMENT                                                                109
   THE ADVISORY SERVICES AGREEMENT                                                                                110
   OTHER AFFILIATED COMPANIES                                                                                     112
   MANAGEMENT DECISIONS                                                                                           112

COMPENSATION AND FEES                                                                                             113

CONFLICTS OF INTEREST                                                                                             117

   THERE ARE CERTAIN RELATIONSHIPS BETWEEN OUR COMPANY AND OTHER ENTITIES PROVIDING SERVICES TO US                117
   PRIOR AND FUTURE PROGRAMS                                                                                      117
   COMPETITION TO ACQUIRE PROPERTIES                                                                              118
   SALES OF PROPERTIES                                                                                            118
   COMPETITION FOR MANAGEMENT TIME                                                                                118
   COMPENSATION OF THE ADVISOR                                                                                    118
   RELATIONSHIP WITH DEALER-MANAGER                                                                               119
   RELATIONSHIP WITH BCP FUNDING, LLC                                                                             119
   JOINT VENTURES WITH AFFILIATES OF THE ADVISOR                                                                  119
   LEGAL REPRESENTATION                                                                                           120
   CERTAIN CONFLICT RESOLUTION PROCEDURES                                                                         120
   CONFLICT PROVISIONS OF MARYLAND LAW                                                                            121

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES                                         122

   INVESTMENTS IN REAL ESTATE                                                                                     122
   BORROWING POLICIES                                                                                             123
   DISPOSITIONS                                                                                                   124
   EQUITY CAPITAL POLICIES                                                                                        124
   REPORTING POLICIES                                                                                             125
   INVESTMENT LIMITATIONS                                                                                         125

PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT                                                                     125

   OVERVIEW                                                                                                       125
   PRIVATE PLACEMENTS                                                                                             127
   PUBLIC OFFERINGS                                                                                               127

PRINCIPAL STOCKHOLDERS                                                                                            128

DESCRIPTION OF CAPITAL STOCK                                                                                      129

   GENERAL                                                                                                        129
   AUTHORIZED STOCK                                                                                               129
   COMMON STOCK                                                                                                   129
   PREFERRED STOCK; OTHER EQUITY SECURITIES                                                                       130
   RESTRICTIONS ON OWNERSHIP                                                                                      130
   INSPECTION OF BOOKS AND RECORDS                                                                                131
   RESTRICTION ON "ROLL-UP" TRANSACTIONS                                                                          132
   CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES
   AND BYLAWS                                                                                                     133

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                                                          137

   GENERAL                                                                                                        137
   TAXATION OF THE COMPANY                                                                                        138
   TAXATION OF TAXABLE U.S. STOCKHOLDERS                                                                          145
   TAXATION OF TAX-EXEMPT U.S. STOCKHOLDERS                                                                       147
   TAXATION OF NON-U.S. STOCKHOLDERS GENERAL                                                                      148
   OTHER TAX CONSIDERATIONS                                                                                       150
   PLAN CONSIDERATIONS                                                                                            150
   ANNUAL VALUATION                                                                                               152

SUMMARY OF REINVESTMENT PLAN                                                                                      154

SHARE REDEMPTION PROGRAM                                                                                          155

SELLING AND ESCROW ARRANGEMENTS                                                                                   157

   SELLING ARRANGEMENTS                                                                                           157
   ESCROW ARRANGEMENTS                                                                                            161
   MARKET FOR OUR STOCK                                                                                           162

SUPPLEMENTAL SALES MATERIAL                                                                                       162

EXPERTS                                                                                                           162

LEGAL MATTERS                                                                                                     163

WHERE YOU CAN FIND MORE INFORMATION                                                                               163

INDEX TO FINANCIAL STATEMENTS                                                                                       1

APPENDIX I: TABULAR INFORMATION CONCERNING PRIOR LIMITED PARTNERSHIPS                                               1

EXHIBIT A: REINVESTMENT PLAN                                                                                      A-1

EXHIBIT B: SUBSCRIPTION AGREEMENT                                                                                   1

        You should rely only on the information contained in this prospectus. No dealer, salesman or any other person has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell these securities in any jurisdiction where that offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We will amend or supplement this prospectus, however, if there is a material change in our affairs.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained in "Prospectus Summary," "Risk Factors," "Dividend Policy," "Business and Properties," "Unaudited Pro Forma Income Statement Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Investment Policies and Policies with Respect to Certain Activities" and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases you can identify forward-looking statements by terms as such "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology.

        The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from expected results include changes in economic; business and competitive market conditions. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" beginning on page __. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

                               PROSPECTUS SUMMARY

        THE FOLLOWING SUMMARY HIGHLIGHTS ALL MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

OVERVIEW

        We were formed in Maryland on May 2, 2003, and commenced operations on May 15, 2003. Assuming the sale of at least 3,000,000 shares in this offering, we intend to qualify as a real estate investment trust, or REIT. Our objective is to generate stable and increasing cash flow and asset value by managing multifamily apartment communities in the United States. There is no assurance we will meet our objective. To date, we have acquired nine apartment communities in Jacksonville, Florida, Portland, Oregon, Seattle, Washington, and Salt Lake City, Utah, for an aggregate total investment of approximately $54,768,797. We have borrowed the $54,768,797 invested from an affiliate as described below. We will need to raise approximately $72 million in order to repay the amounts we borrowed from our affiliate. If this offering continues after we have raised $72 million, we will acquire interests in additional communities, which you will not have the opportunity to evaluate. Accordingly, this offering is termed an unspecified property or "blind pool" offering. Our interest in each apartment community (or, where appropriate, each related group of communities) is owned by a limited liability company or other entity wholly owned by us. The apartment communities themselves are owned by subsidiaries of limited liability companies in which our subsidiary-owner companies own the equity interest and in which unaffiliated third parties have a subordinated economic interest.

        We have borrowed and may continue to borrow money to acquire interests in communities by obtaining one or more lines of credit. We do this in order to control suitable communities prior to sufficient funds being raised in this offering. We have entered into an initial $60,000,000 loan agreement with BCP Funding, LLC, our affiliate and an affiliate of the Advisor. We have borrowed $54,768,797 to acquire interests in the communities identified in this prospectus. BCP Funding, LLC, is wholly owned by Boston Capital Companion Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. This line of credit is non-recourse to our company and is secured by our interests in the communities acquired with the proceeds of the loan. If we raise the minimum offering of 3,000,000 shares ($30 million), we will repay approximately $25,000,000 of our outstanding indebtedness attributable to the three Jacksonville communities from the proceeds of this offering, and our line-of-credit lender will release its lien on our interests in our Jacksonville communities. The balance of our outstanding borrowings under this line will be repaid by November 30, 2004. If sufficient additional shares are not sold, and the balance of our outstanding indebtedness under this line is not repaid, we will lose our interests in the communities still subject to the liens of our line-of-credit lender. All of the communities that we have acquired interests in to date are also encumbered by permanent mortgage indebtedness which will not be repaid from the proceeds of this offering.

        After the borrowings under our initial line have been repaid, we will pursue one or both of two alternatives for acquiring interests in additional communities. One, our board of directors may determine to establish one or more new lines of credit to be used to purchase interests in additional communities and to repay those borrowings as sufficient funds are raised from the sale of additional shares. If our board determines to repeat this reborrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board may determine to acquire additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of the mortgage indebtedness on our communities that are no longer (or have not been) financed with our current or any replacement line of credit will not exceed 55% to 65% of the total net asset value of those communities and that our total indebtedness on those communities will not exceed 73% of the total net asset value of those communities. We will supplement or amend this prospectus from time to time as necessary to describe the procedures we will follow after the repayment of the initial line.

        We maintain our principal office c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406. Our telephone number is (617) 624-8900.

OUR ADVISOR

        Our advisor is Boston Capital REIT Advisors, LLC, an affiliate of our company, which is entirely responsible for managing our affairs on a day-to-day basis and for identifying and making, subject to the approval of our board, acquisitions on our behalf. Our company has no employees of its own. Boston Capital REIT Advisors, LLC, is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership. We refer to Boston Capital REIT Advisors, LLC, as the Advisor in this prospectus.

OUR MANAGEMENT

        Our board of directors must approve each acquisition proposed by the Advisor, as well as certain other matters set forth our articles of incorporation. We have five members on our board of directors. The majority of the directors are independent of the Advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. John P. Manning, who is one of our directors, our Chairman and our Chief Executive Officer, is responsible for our formation and commencement of business.

                                  RISK FACTORS

        You should carefully consider the matters discussed in the section "Risk Factors" beginning on page __ prior to deciding whether to invest in our common stock. Some of these risks include:

        - You must rely on the Advisor, which, together with our board of directors, has responsibility for the management of our business and the selection of our apartment communities. Our officers and directors (apart from two of our independent directors) and those of the Advisor have no previous experience operating a REIT, which could adversely affect our business. Our Chairman and CEO controls and has an indirect ownership interest in the Advisor. Our senior management also has major management responsibilities with the Advisor and its affiliates and may not spend their full time on our affairs. We have no ownership interest in the Advisor.

        - The Advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and the Advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.

        - The Advisor will rely on third-party property managers for leasing, maintenance and other day-to-day management of our communities. If these managers are unable to operate our communities successfully, our financial condition could be adversely affected.

        - We have a $60,000,000 line of credit which we have used in connection with the acquisition of the apartment communities described in this prospectus. We will use offering proceeds to repay this debt. The terms of our line of credit with BCP Funding, LLC were not the result of an arm's length negotiation. We will need to raise approximately $72 million in order to repay the amounts borrowed under the BCP Funding, LLC line of credit related to all of the apartment communities described in this prospectus. If we do not raise sufficient funds, we will lose our interests in the communities still subject to BCP Funding's liens. The line of credit debt matures on November 30, 2004. If we do not raise sufficient funds in this offering to repay the balance of our line-of-credit loan, we will lose our interest in the communities still subject to the liens of our line-of-credit lender. For our Seattle communities, we must raise sufficient funds in this offering not only to repay amounts borrowed under the line of credit related to those communities but also to repay $6,474,054 of second mortgage debt (subordinate to the permanent mortgage financing) from an unaffiliated lender encumbering those communities.

        - Our apartment communities are subject to permanent mortgage loans, which are described in this prospectus. These loans will not be repaid from the proceeds of this offering and, accordingly, our communities will continue to be subject to the liens of those lenders. We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. High amounts of leverage may reduce cash available for distributions to shareholders. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial. If we are unable to meet our debt service obligations, we may lose our investment in any community that secures indebtedness on which we have defaulted. If we cross-collateralize our communities, we may lose our investment in a good-performing community cross-collateralized with a poor-performing community.

        - Currently, your shares will not be listed on a national securities exchange or market. Until our shares are publicly traded, you will have a difficult time selling your shares, and your shares may be subject to a market discount from the proportionate value of real estate we own.

        - The specific investments in apartment communities described in this prospectus represent 24% of the maximum offering amount or approximately $72 million. If this offering continues after our current line of credit has been repaid, we will acquire interests in additional communities, which will be a blind pool that you will not have the opportunity to evaluate.

        - The number of apartment communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $300,000,000. If only the minimum is raised, we will have enough money to retain our interests only in our Jacksonville communities by repaying our borrowings from BCP Funding, LLC plus our affiliates' fees and expenses related to Jacksonville. Limited diversification will increase the potential adverse effect on us of an underperforming property.

        - We will pay selling commissions to broker-dealers of seven percent and a dealer-manager fee to an affiliate for reimbursement of marketing expenses of two and one-half percent out of the offering proceeds raised. We will pay an additional approximately six and one-half percent of the offering proceeds in fees and expenses to affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to invest in communities will be decreased as a result of such payments, which may inhibit our ability to meet our investment objectives. We will invest approximately eighty-three percent of the offering proceeds in apartment communities. The broker-dealers, dealer-manager and affiliates will be paid and will retain these fees regardless of the investment performance of the apartment communities.

        - Our board of directors will have significant flexibility regarding our operations. For example, our board has the ability to change investment objectives and policies, to issue additional shares and dilute stockholders' equity interests as well as to issue preferred stock with rights senior to our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions. Our board also has the ability to change the compensation of the Advisor and to employ and compensate affiliates. Our board of directors can take such actions solely on its own authority and without stockholder approval.

        - If the communities we own do not yield the returns we expect, we will have less income with which to pay dividends.

        - Adverse economic conditions and competition may impede our ability to renew leases or re-lease apartment units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results.

        - Our charter documents contain several anti-takeover provisions and a requirement that, with some exceptions, no person may actually or constructively own more than 9.8% of our capital stock, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our shares or otherwise benefit our stockholders.

        - If we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution.

        - We intend to invest in properties which our Adviser believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. The risks of renovation include increases in renovation costs, delays in completion, and loss of rental income during the renovation.

                            OUR INVESTMENT OBJECTIVES

        Our policy is to acquire assets primarily for current income generation. We intend to invest in properties which are Adviser believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. In general, our investment objectives are:

        - To provide quarterly cash dividends equal to at least 6% annually on a $10 per share investment, as well as to provide growth in dividends over time. The achievement of this objective is not guaranteed. Quarterly dividends will be paid 45 days after the end of each fiscal quarter.

        - To increase our value through increases in the cash flows and values of our apartment communities.

        - To achieve long-term capital appreciation, and preserve and protect the value of our interest in our communities.

                 RESTRICTIONS ON OWNERSHIP OF OUR CAPITAL STOCK

        Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, and to address other concerns relating to concentration of capital stock ownership, our charter documents generally prohibit any stockholder from actually or constructively owning more than 9.8% of the outstanding shares of our capital stock.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as REIT.

                                 OUR TAX STATUS

        We will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our manner of operation will enable our company to meet the requirements for taxation as a REIT for federal income tax purposes. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute at least 90% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property.

                              CONFLICTS OF INTEREST

        We have retained the Advisor to provide us with acquisition, advisory and administrative services. All of the executive officers of the Advisor are also officers or directors of our company. Some of our officers and directors, who are also officers of the Advisor, may experience conflicts of interest in their management of our company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

        - allocation of management time and services between us and various other entities, principally approximately 1,130 limited partnerships with interests in low-income residential apartment communities,

        -       the timing and terms of an investment in or sale of a community,

        -       compensation to the Advisor,

        - our relationship with the Dealer-Manager, Boston Capital Securities, Inc., which is our affiliate and an affiliate of the Advisor, and

        - the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and that neither we nor the stockholders will have separate counsel.

The Advisor and its affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with and by us regardless of the success of your investment.

The following chart shows our relationship to the various affiliated entities participating in this offering:

---------------------------------JOHN P. MANNING-----------------------------
|                          -------|   |                     |               |
|                          |          |100%                 |100%           |
|                          |     BOSTON CAPITAL        BOSTON CAPITAL       |
|                          |       PARTNERS II          CORPORATION         |
|                          |       CORPORATION        (General Partner)     |
|                          |    (General Partner)    (Organized in 1994)    |
|                          |          |                    |    Limited     |
|                          |          |                    |    Partnership |
|                          |Limited   |                .01%|    Interest    |
|                          |Partner-  |                 BOSTON CAPITAL HOLDINGS
|                          |ship      |.01%               LIMITED PARTNERSHIP
|                          |Interest  |                 |               |
|                      BOSTON CAPITAL COMPANION         |66-2/3%        | 100%
|                        LIMITED PARTNERSHIP            |               |
|100%                      |          |             BOSTON        BOSTON CAPITAL
|                          |          |            CAPITAL        REAL ADVISORS,
|                          |          |         SERVICES, INC.         LLC
|                          |100%      |        (Dealer-Manager)     (Advisor)
|                          |          |20,000           |Dealer-      |
|                          |   Loan   |Shares of        |Manager      |Advisory
|                          | Agreement|Common Stock     |Agreement    |Agreement
|                   BCP FUNDING----BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST,
|                       LLC                            INC.
|                     (Lender)           |                   |             |
|                                        |                   |             |
|                                        |99.99%             |100%         |100%
|                                        |                   |             |
|                               .01%     |                 BCMR          BCMR
---------------------BCMR Inc.-------BCMR Seattle, A   Jacksonville,   Portland,
|                (General Partner) Limited Partnership     LLC           LLC
|                            Exercises     |                |              |
|                          voting rights   |100%            |100%          |100%
|                             of BCMR      |                |              |
-----------------BMCR Special,------- BC-GFS LLC       BC-Bainbridge   BC-GFS II
                      Inc.   Seattle, A    |               LLC            LLC
                              Limited      |                |              |
                             Partnership   |100%            |100%          |100%
                                           |                |              |
                                      Three LLCs       Three LLCs    Three LLCs
                                  (Each an Owner of  (Each an Owner  (Each an
                                  one of the Seattle  of one of the   Owner of
                                     Communities)      Jacksonville  one of the
                                                       Communities)   Portland/
                                                                      Salt Lake
                                                                    Communities)

     Please review the "Business and Properties" section of this prospectus, beginning on page ____, for a detailed explanation of how we own and acquired each community.

                              COMPENSATION AND FEES

        The Advisor and its affiliates will receive compensation and fees for services relating to this offering and the management of our affairs. The most significant items of compensation are included in the following table:

                                                                                                          ESTIMATED
        TYPE OF COMPENSATION                        METHOD OF COMPENSATION                              MAXIMUM AMOUNT
        ------------------------------------------------------------------------------------------------------------------
                                                       OFFERING STAGE

        SELLING COMMISSIONS --                7.0% of gross offering proceeds, including shares        $ 22,050,000
              THE DEALER-MANAGER              that may be sold pursuant to the reinvestment plan

        DEALER-MANAGER FEE --                 2.5% of gross offering proceeds, including shares        $  7,875,000
              THE DEALER-MANAGER              that may be sold pursuant to the reinvestment plan
                                              (up to 1.5% may be reallowed to participating
                                              broker-dealers)

        OFFERING EXPENSES -                   3.0% of gross offering proceeds                          $  9,000,000
              THE ADVISOR OR ITS AFFILIATES

                                             ACQUISITION AND DEVELOPMENT STAGE

        ACQUISITION FEES --                   3.0% of gross offering proceeds                          $  9,000,000
              THE ADVISOR OR ITS AFFILIATES

        ACQUISITION EXPENSES --               0.5% of gross offering proceeds                          $  1,500,000
              THE ADVISOR OR ITS AFFILIATES

                                                     OPERATIONAL STAGE

        ASSET MANAGEMENT FEE --               Monthly, 1/12th of 0.75% of the total amount         Based on the
              THE ADVISOR                     invested in communities (exclusive of acquisition    communities identified
                                              fees and acquisition expenses) plus the total        in this prospectus,
                                              outstanding principal amounts of mortgages on the    the estimated annual
                                              communities                                          maximum amount would
                                                                                                   be approximately
                                                                                                   $1,250,000.  This
                                                                                                   amount will increase
                                                                                                   if we acquire
                                                                                                   additional communities.

        LOAN INTEREST --                      9.5% per annum, payable quarterly, and to the        Based on the

                                                                                                          ESTIMATED
        TYPE OF COMPENSATION                        METHOD OF COMPENSATION                              MAXIMUM AMOUNT
        ------------------------------------------------------------------------------------------------------------------
        BCP FUNDING                           extent not paid added to principal; additional       $54,768,797 balance
                                              interest payable quarterly only to the extent of     prior to reaching the
                                              income from communities still subject to BCP         minimum offering, the
                                              Funding's encumbrances. Such additional interest     annual base interest
                                              shall not be paid from proceeds of this offering     paid is $5,203,036. Any
                                                                                                   additional interest
                                                                                                   will be equal to the
                                                                                                   distributable cash flow
                                                                                                   of the communities less
                                                                                                   the 9.5% base interest.
                                                                                                   No such additional
                                                                                                   interest was paid in
                                                                                                   2003.

        SUBORDINATED DISPOSITION FEE -        3.0% of contract price for communities sold after              N/A
              THE ADVISOR OR ITS AFFILIATES   investors receive a return of capital plus a 6.0%
                                              return on capital

        SUBORDINATED SHARE OF NET SALE        15.0% of remaining amounts of net sale proceeds                N/A
        PROCEEDS (PAYABLE ONLY IF WE ARE      after investors receive a return of capital plus a
        NOT LISTED ON AN EXCHANGE) --         6.0% return on capital
              THE ADVISOR

        SUBORDINATED INCENTIVE LISTING FEE    10.0% of the amount by which our adjusted market               N/A
        (PAYABLE ONLY IF WE ARE LISTED ON     value exceeds the aggregate capital contributions
        NATIONAL SECURITIES EXCHANGE OR       contributed by investors
        MARKET) --
              THE ADVISOR

                                  THE OFFERING

        We are offering up to 30,000,000 shares of our common stock at $10 per share to investors who meet our suitability standards. The shares are being offered on a best efforts basis, which means that no specified amount of capital will be raised. No shares will be sold, however, unless at least 3,000,000 shares are sold. We are also offering up to 1,500,000 shares to be issued pursuant to our dividend reinvestment plan at $10 per share. We will begin selling shares in this offering on the effective date of this prospectus, and this offering will terminate no later than May 1, 2006. We may terminate this offering at any time prior to that date. We will place initial monies raised in an escrow account with Boston Private Bank & Trust Company, Boston, Massachusetts, until the $30,000,000 minimum is achieved. During that time, interest will be earned at savings account rates, currently 1.25% per annum. The interest will be paid to the investor even if the minimum is not reached. An initial closing will be held within 5 days after the minimum is achieved. After the initial closing, we will admit stockholders to our company as soon as we have raised sufficient additional funds to purchase additional communities, except that after the initial closing, subscriptions may be withdrawn by purchasers if such subscription payments are not released within six months after they are received by the escrow agent. If the minimum is not achieved by the termination date, the escrowed funds with accrued interest will be returned to investors within 5 days. The Dealer-Manager will not purchase any of our shares.

                            ESTIMATED USE OF PROCEEDS

        We anticipate that at least 83% of the proceeds of this offering will be invested in real estate communities. We will use the remainder to pay selling commissions and dealer-manager fees, fees and expenses relating to the selection and acquisition of properties and the costs of the offering and will retain 1% as working capital reserves. As long as there are amounts outstanding under our line of credit used to acquire our interests in apartment communities, this 83% will be applied to the repayment of the line, and the lender will release its lien on our interest in the apartment community acquired with the proceeds of the repaid loan.

                                     LISTING

        We expect to seek listing of our shares on a national securities exchange or national securities market when, in the judgment of our management and our board of directors, our size and maturity make listing appropriate and desirable. We expect that our market capitalization would have to equal or exceed that of comparable listed REITs in order to justify listing. We may have additional offerings if market conditions are favorable. In the event we do not obtain listing of our shares on a national securities exchange or national securities market by _____________, 2014, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets if stockholders owning a majority of our shares vote to authorize us to do so.

                           DIVIDEND REINVESTMENT PLAN

        We have adopted a reinvestment plan which will allow participating stockholders to have their dividends, less selling commissions and fees of nine and one-half percent, reinvested in additional shares that may be available. We have registered 1,500,000 shares of our common stock for this purpose. We reserve the right in the future to reallocate additional shares to the dividend reinvestment plan out of the shares we are offering to the public, if necessary. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash for your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon ten days notice to you.

                            SHARE REDEMPTION PROGRAM

        We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. If we are engaged in an offering, the redemption price will be the lesser of (i) the then-current offering price less a discount approximating the per share commissions and fees paid to brokers on the original sale of the shares ($9.15 per share in the case of shares repurchased during a $10 per share offering) or (ii) the price you actually paid for your shares. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Our board of directors has delegated to our officers the right to
(i) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances or (ii) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares should our shares become listed on a national exchange.

                               STOCK CERTIFICATES

        Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

                                  RISK FACTORS

        AN INVESTMENT IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CONSIDER THE FOLLOWING RISKS BEFORE MAKING YOUR INVESTMENT DECISION.

                RISKS RELATED TO OUR PROPERTIES AND OUR BUSINESS

BORROWING CREATES RISKS THAT THE OFFERING PROCEEDS MAY BE INSUFFICIENT TO PAY THE NON-RECOURSE ACQUISITION DEBT ON THE PROPERTIES OR OUR CASH FLOW MAY BE INSUFFICIENT TO MEET OUR DEBT OBLIGATIONS.

        We may borrow money to acquire interests in communities, to preserve our status as a REIT or for other corporate purposes. Our board of directors anticipates that we will obtain one or more lines of credit to provide financing for the acquisition of interests in communities to the extent we have not yet raised sufficient offering proceeds. We have entered into an initial $60,000,000 loan agreement with BCP Funding, LLC, our affiliate and an affiliate of the Advisor, which we have used to acquire interests in communities. We currently expect to repay all amounts borrowed under the line of credit from the proceeds of this offering. The line of credit is non-recourse to our company but is secured by the interests in communities that we acquired with amounts borrowed under the line. If we do not receive enough offering proceeds to repay the amounts due under this or any other line of credit, we will have to seek additional equity or debt financing or lose our interests in communities that secure any unpaid amounts due. In addition, our communities are encumbered by mortgage debt, and we expect any additional properties we acquire interests in to be similarly encumbered. Borrowing may be risky if the cash flow from our real estate investments is insufficient to meet our debt obligations. If we cannot meet our debt obligations on our secured loans, the lender could take the property, and we would lose both the asset and the income we were deriving from it. Further, if our leverage does not increase our profitability, we will have less cash available for distributions. If we cross-collateralize our properties in order to provide additional collateral to a lender, we run the risk of losing a good-performing property in the event that it is cross-collateralized with a poor-performing property that causes us to default on our loan terms.

ADVERSE ECONOMIC CONDITIONS AND COMPETITION MAY IMPEDE OUR ABILITY TO RENEW LEASES OR RE-LEASE UNITS AS LEASES EXPIRE AND REQUIRE US TO UNDERTAKE UNBUDGETED CAPITAL IMPROVEMENTS, WHICH COULD HARM OUR BUSINESS AND OPERATING RESULTS.

        ADVERSE ECONOMIC CONDITIONS - If our communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, our income and results of operations will be significantly harmed. An apartment community's revenues and value may be adversely affected by the general economic climate; the local economic climate; local real estate considerations (such as oversupply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). Certain significant fixed expenses are generally not reduced when circumstances cause a reduction in income from the investment.

        DEPENDENCY ON RENTAL INCOME - We will be dependent on rental income to pay operating expenses and to generate cash to enable us to make distributions to our stockholders. If we are unable to attract and retain residents or if our residents are unable, due to an adverse change in the economic condition of a particular region or otherwise, to pay their rental obligations, our ability to make expected distributions will be adversely affected.

        COMPETITION - Also, we will face competition from other properties of the same type within the areas in which our apartment communities will be located. Competition from other properties may affect our ability to attract and retain residents, to increase rental rates and to minimize expenses of operation. Virtually all of the leases for our apartment communities will be short-term leases (generally, one year). Increased competition for residents may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert away cash that would otherwise be available for distributions to stockholders. Ultimately, to the extent we are unable to renew leases or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results.

OUR FINANCIAL COVENANTS MAY RESTRICT OUR OPERATING ACTIVITIES, WHICH MAY HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS.

        The mortgages on our communities contain and will contain customary negative covenants such as those that limit the owner's ability, without the prior consent of the lender, to transfer interests or further mortgage the applicable property or to discontinue insurance coverage. In addition, our line of credit contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, which we will have to maintain. These include the requirement to obtain the lender's approval of any acquisitions to be funded under the line of credit, provide financial statements and information requested by the lender, and limit indebtedness to the line of credit, property mortgages and indebtedness incurred for the payment of taxes and governmental charges and for services and materials in the ordinary course of business. We must also obtain the lender's consent to the sale or refinancing of any assets pledged under the line of credit, to any change in our control and to the placing of any lien on the pledged assets. Our ability to borrow under our line of credit is subject to compliance with these financial and other covenants. We may rely on borrowings under this or another line of credit to finance capital improvement projects and for working capital, and if we are unable to borrow under our line of credit or to refinance existing indebtedness our financial condition and results of operations would likely be adversely impacted. If we breach covenants in our debt agreements, the lender could declare a default and require us to repay the debt immediately and, if the debt is secured, could immediately take possession of the property securing the loan.

OUR WORKING CAPITAL RESERVES MAY NOT BE ADEQUATE TO COVER ALL OF OUR CASH NEEDS, IN WHICH CASE WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES.

        Our working capital reserves equal to 1% of the offering proceeds may not be adequate to cover all of our cash needs. In order to cover those needs, we may have to obtain financing from either affiliated or unaffiliated sources. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowings for working capital purposes will increase our interest expense, and therefore may have a negative impact on our results of operations.

THE ADVISOR MAY NOT BE SUCCESSFUL IN IDENTIFYING SUITABLE ADDITIONAL ACQUISITIONS THAT MEET OUR CRITERIA.

        The Advisor may not be successful in identifying additional suitable apartment communities that meet our acquisition criteria or consummating additional acquisitions on satisfactory terms. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of

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

transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of the Advisor and the oversight of our board of directors. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete, which could in turn harm our ability to achieve our investment objectives and to pay dividends.

WE FACE COMPETITION FOR THE ACQUISITION OF APARTMENT COMMUNITIES, WHICH MAY IMPEDE OUR ABILITY TO MAKE FUTURE ACQUISITIONS OR MAY INCREASE THE COST OF ACQUISITIONS.

        We compete with many other entities engaged in real estate investment activities for acquisitions of apartment communities, including institutional pension funds, other REITs and other owner-operators of apartments. These competitors may have driven up the prices we have paid for the interests in apartment communities we have acquired, and they may drive up the prices we must pay for interests in apartment communities we seek to acquire or may succeed in acquiring those assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, the ability to use their listed shares and UPREIT structure as currency for acquisition, and enhanced operating efficiencies. If we pay higher prices for communities, our profitability will be reduced, and you may experience a lower return on your investment.

RISING OPERATING EXPENSES COULD REDUCE OUR CASH FLOW AND FUNDS AVAILABLE FOR FUTURE DISTRIBUTIONS.

        We bear all expenses incurred in our operations. If any community is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expense, then we could be required to expend funds for that community's operating expenses. The communities will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. In addition, our board of directors, in its discretion, may retain any portion of cash funds generated by operations for working capital. We cannot assure you that sufficient cash will be available for distribution to you.

RENOVATION OF PROPERTIES MAY RESULT IN INCREASED COSTS AND LOSS OF INCOME DURING THE RENOVATION PERIOD.

        We intend to invest in properties which our Advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We will be subject to risks relating to the contractor's ability to control construction costs and meet timetables. Performance may also be affected or delayed by conditions beyond the contractor's control. In some cases, tenants will have to be relocated during the renovation. This will add to our costs. Delays in completion of any renovations will add to these costs. Vacant units that are being renovated usually cannot be rented to tenants and this will adversely affect our rental income. In addition, we will be subject to normal lease-up risks for units which were not rented during renovation.

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS.

        While we have no present plans to do so, we may in the future invest in the acquisition of properties upon which we will develop and construct apartment communities. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with contract terms, plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give residents the right to terminate preconstruction leases for apartments at a newly developed apartment community. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction since the builder may default in completing the project for which progress payments have been made. Factors such as these can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our communities, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of our company and, consequently, amounts available for distribution to you.

WE MAY FACE CONFLICTS WITH SELLERS, PARTNERS AND JOINT VENTURERS.

        We may acquire communities from sellers that we will retain as property managers and who typically will continue to own an equity or other economic interest in the communities as the general partner or managing member of the owner limited partnership or limited liability company. We will own substantially all the equity interests in the owner entities, with the right to remove the general partner or managing member without cause. While we have no present plans to do so, we may also enter into joint ventures with other programs affiliated with us for the acquisition, development or improvement of properties, and we may develop properties in joint ventures or in partnerships or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. These investments may involve risks not otherwise present with an investment in real estate, including, for example:

        - the possibility that our co-venturer or partner in an investment might become bankrupt;

        - that such co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

        - that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

        Actions by a co-venturer or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns. Under certain joint venture agreements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you.

        We may face certain additional risks and potential conflicts of interest in the event we enter into joint ventures. For example, the co-venturer may never have an active trading market for its equity interests. Therefore, if we become listed on a national securities exchange or national securities market, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a national securities exchange or national securities market by ______________, 2014, our organizational documents provide for an orderly liquidation of our assets if stockholders holding a majority of our shares vote to authorize us to liquidate. In the event of our liquidation, any joint venture may be required to sell its properties at that time. Although the terms of any joint venture agreement could grant the co-venturer a right of first refusal to buy the properties held in the joint venture in the event of our liquidation, it is unlikely that the co-venturer would have sufficient funds to exercise the right of first refusal in these circumstances.

THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED.

        If our shares are not listed on a national securities exchange or national securities market by ___________, 2014, we will undertake, if stockholders owning a majority of our stock vote to authorize us to do so, to sell our assets and distribute the net sales proceeds to our stockholders, and we will thereafter engage only in activities related to our orderly liquidation. Neither the Advisor nor our board of directors may be able to control the timing of the sale of our interests in apartment communities due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of our interest in a community, we will realize the proceeds of the sale over a period of years.

                 RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL.

        Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, without a vote of our stockholders, our board may:

        - amend or revise our major policies, including our investment objectives, financing and distributions,
        - change the Advisor's compensation, and employ and compensate affiliates,

        - replace the Advisor with a new advisor or acquire staff to perform some or all of the Advisor's duties in-house,

        - prevent the ownership transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of our stockholders,
        -       issue additional shares, which could dilute your ownership, and
        -       list the shares on a national securities exchange or market.

Any of these actions could reduce the value of our company.

OUR ORGANIZATIONAL DOCUMENTS CONTAIN PROVISIONS WHICH MAY DISCOURAGE A TAKEOVER OF OUR COMPANY AND DEPRESS OUR STOCK PRICE.

        Our organizational documents contain provisions which may have an anti-takeover effect and inhibit a change in our management. These provisions include:

        (1) THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our articles prohibit any stockholder from owning actually or constructively more than 9.8% of the value or number of outstanding shares of our capital stock. Our board of directors may exempt a person from the 9.8% ownership limit if the board determines, in its sole discretion, that exceeding the 9.8% ownership limit as to any proposed transferee would not jeopardize our qualification as a REIT. This restriction may:

                - discourage a tender offer or other transactions or a change in management or control that might involve the payment of a premium price for our shares or otherwise be in the best interests of our stockholders; or

                - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

        (2) SECTION 7.3 OF OUR ARTICLES PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Section 7.3 of our articles permit our board of directors to issue up to 50,000,000 shares of preferred stock, having those preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

        (3) OUR ARTICLES AND BYLAWS CONTAIN OTHER POSSIBLE ANTI-TAKEOVER PROVISIONS. Section 10.3 of our articles and Sections 7 and 12 of our bylaws contain other provisions which may have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management and, as a result, could prevent our stockholders from being paid a premium for their shares of common stock over the then-prevailing marketing prices. These provisions include advance notice requirements for stockholder proposals and the absence of cumulative voting rights.

        (4) MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between our company and an interested stockholder. An "interested stockholder" is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates that, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, our board approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder or any affiliate or associate of the interested stockholder unless, among other things, the stockholders (other than the interested stockholder) receive a minimum price for their common stock and the consideration received by those stockholders is in cash or in the same form as previously paid by the interested stockholder for its common stock. These provisions of the business combination statute do not apply to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer.

OUR BUSINESS WILL BE HARMED IF WE CANNOT ENGAGE AND RETAIN THE SERVICES OF REPUTABLE AND RELIABLE MANAGERS FOR OUR PROPERTIES.

        Neither we nor the Advisor will directly control the day-to-day management of our communities. The Advisor will retain third-party managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of the communities. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party managers that we do not control to operate the communities successfully. While the communities that we currently own interests in have experienced property managers, there can be no assurance that we will be able to make similar arrangements in future transactions. If our managers are unable to operate the communities successfully, our financial condition could be adversely affected.

OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS ARE LIMITED.

        Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use in similar circumstances. Our articles, in the case of our directors and officers, require us to indemnify our directors and officers for actions taken by them in those capacities to the extent permitted by Maryland law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

MORTGAGE DEBT OBLIGATIONS EXPOSE US TO INCREASED RISK OF LOSS OF PROPERTY, WHICH COULD HARM OUR FINANCIAL CONDITION.

        We expect that all our apartment communities will be encumbered by permanent mortgage financing. Incurring mortgage debt on our communities increases our risk of loss because defaults on indebtedness secured by our apartment communities may result in foreclosure actions initiated by lenders and ultimately our loss of the community securing any loans which are in default. For tax purposes, a foreclosure of any of our communities would be treated as a sale of the community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeded our tax basis in the community, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. The loss of part or all of our investment in a community could also cause the value of our shares and the distributions payable to our stockholders to be reduced.

ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD SIGNIFICANTLY IMPEDE OUR ABILITY TO RESPOND TO ADVERSE CHANGES IN THE PERFORMANCE OF OUR PROPERTIES AND HARM OUR FINANCIAL CONDITION.

        Because real estate investments are relatively illiquid, our ability to promptly sell one or more apartment communities in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any community for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a community.

        We may be required to expend funds to correct defects or to make improvements before a community can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In addition, the prohibition in the federal tax laws on REITs holding property for sale and related regulations may affect our ability to sell communities without adversely affecting distributions to stockholders.

IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF OUR INSURANCE COVERAGE LIMITS, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS.

        Catastrophic losses, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. If one of these events occurred to, or caused the destruction of, one or more of our communities, we could lose both our invested capital and anticipated profits from that community.

YOUR INTEREST IN OUR COMPANY MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES AND YOUR DIVIDENDS MAY BE AFFECTED.

        Potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment in our company in the event that we:

        - sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan,
        -       sell securities that are convertible into shares,
        - issue shares in a private offering of securities to institutional investors,
        - issue shares of common stock upon the exercise of options granted to our independent directors or consultants and employees of our company, the Advisor and affiliates, or
        -       issue shares to sellers of communities acquired by us.

        Further, our board has the ability to issue shares of preferred stock with rights senior to those of our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions.

                         RISKS RELATED TO THIS OFFERING

WE ARE DEPENDENT ON THE ADVISOR AND THE PROPERTY MANAGERS.

        The Advisor, with approval from our board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Advisor, in turn, will retain third-party or affiliated managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of our communities. The board of directors may fire the Advisor or any property manager, but only in certain circumstances. We cannot be sure that the Advisor or any property manager will achieve our objectives or that the board of directors will be able to act quickly to remove the Advisor or any property manager if it deems removal necessary. As a result, it is possible that we or one or more of our communities could be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

WE HAVE LIMITED OPERATING HISTORY.

        Prior to May 2, 2003, the date our operations commenced, we had no previous performance history. To date, we have acquired interests in the apartment communities described in this prospectus. You cannot be sure how we will be operated, whether we will pursue the objectives described in this prospectus or how we will perform financially.

PAYMENT OF FEES TO THE ADVISOR AND ITS AFFILIATES WERE NOT DETERMINED IN ARM'S LENGTH NEGOTIATIONS AND WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.

        The Advisor and its affiliates, including the Dealer-Manager, will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties and the management of our affairs on a day-to-day basis. They will be paid fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders and which may reduce the price you will receive for any shares you may sell. The fees we will pay to the Advisor and its affiliates were not determined in arm's-length negotiations and are not based on our performance.

THE PERFORMANCE OF OUR PROPERTIES DURING THE PERIOD BEFORE OUR INITIAL LINE MUST BE REPAID MAY NOT MEET OUR EXPECTATIONS.

        We have made borrowings, on a non-recourse basis, under our $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of the Advisor, to acquire interests in the apartment communities described in this prospectus and which we will repay, with interest at the rate of 9.5% per year, from the proceeds of this offering. We will pay additional interest on the loans to the extent of available income from our communities, but not from the proceeds of this offering. The proceeds of this offering will also be used to repay approximately $6,474,054 of second mortgage debt (subordinate to the permanent mortgage financing) encumbering the Seattle communities and to pay acquisition fees and expenses, our organizational expenses and the expenses of this offering. We have assumed that the net income from our communities will be sufficient to cover the 9.5% interest that we must pay to BCP Funding, LLC, and the 12% interest payable to the unaffiliated second mortgage lender. If our net income is less than we anticipate, the amount of working capital that we will have available to invest in our communities after the repayment of the loan will be reduced, which could harm our ability to achieve our investment objectives and to pay dividends.

IF WE DO NOT RAISE SUFFICIENT FUNDS TO REPAY THE AMOUNTS WE BORROWED TO ACQUIRE OUR INTERESTS IN OUR COMMUNITIES, OUR LENDER WILL TAKE SOME OF THOSE INTERESTS.

        We have a $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of the Advisor, which we have drawn against to acquire interests in the apartment communities described in this prospectus. This loan is secured by our interests in those communities. If the minimum is raised, we will repay the amounts we borrowed related to certain of our apartment communities, and the lender will release its lien on our interests in those properties. The lender's liens on the balance of the interests we currently own will only be released if we raise sufficient additional funds to repay the balance of the loan, which must in any case be repaid by November 30, 2004. If only the minimum is raised, and we cannot otherwise repay the balance of the loan, we will lose our interests in all the communities still subject to the liens of our line-of-credit lender.

STOCKHOLDERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT PROMPTLY AT A REASONABLE PRICE.

        There is no current public market for our shares, and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the interests in real estate we own and, due in part to the illiquidity of our shares and the initial sales load, less than the initial public offering price. Although it is possible that our common stock may be listed on a national securities exchange or national securities market in the future, there is no guarantee that such a listing can or will be accomplished or that a public market for our shares will develop, or if one develops, that the price received for any shares sold will equal or exceed the initial public offering price. Stockholders should consider their investment in our company to be a long-term investment.

YOU CANNOT EVALUATE ALL OF THE PROPERTIES WE MAY OWN.

        Currently, we own interests in the apartment communities described in this prospectus, representing 24% of the amount of the maximum offering or approximately $72 million. If we continue to raise funds after we have raised amounts sufficient to repay all our outstanding indebtedness under our initial loan agreement, we will acquire interests in additional apartment communities which the Advisor has not identified and which will be a blind pool that you will not have the opportunity to evaluate. You must rely on the ability of the Advisor to find suitable additional investments. We cannot guarantee that the Advisor will be able to find additional investments meeting our investment objectives or that any investment we have made or will make will generate income for stockholders or increase in value over time. In addition, our board of directors may approve additional future equity offerings or obtain additional financing, the proceeds of which may be invested in additional communities. Therefore, you will not have an opportunity to evaluate all of the communities that will be in our portfolio.

LIMITED DIVERSIFICATION INCREASES RISK OF LOSS.

        The number of communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $300,000,000. With limited diversity, an apartment community with poor operating results can have a greater negative effect on our operations as a whole. Currently, we own properties in the Seattle, Washington, Portland, Oregon, Salt Lake City, Utah, and Jacksonville, Florida, areas. If we raise only the

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offering minimum of $30,000,000, our line-of-credit lender will release its liens on our Jacksonville communities, and we will lose our interests in the balance of the communities we currently own, and accordingly we will own only three communities.

OUR MANAGEMENT AND THAT OF THE ADVISOR HAVE LITTLE EXPERIENCE INVESTING IN MARKET RATE APARTMENT COMMUNITIES AND NO EXPERIENCE OPERATING A REIT.

        Although our management and that of the Advisor have extensive experience in investing in apartment communities, as we describe in the section "Prior Performance of Affiliates of Management," substantially all of this experience was acquired by managing entities that invested in apartment communities financed or operated, or both, with one or more forms of government subsidy. The investment objectives of these affordable housing programs were to create certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits. Distributions of current cash flow were not a primary objective of these entities. The lack of substantial experience of our management and its affiliates in investing in market rate apartment communities may adversely affect our results of operations. Neither we nor the Advisor has previously operated a REIT; however, officers of the Advisor have previously managed market rate properties. During their 29-year history, the Advisor and its affiliates and predecessors acquired 11,087 apartment units of which 2,663 were market rate units. However, they have not previously offered a fully market rate community program. A REIT must operate in a manner that enables it to meet complex requirements under the Internal Revenue Code. If we fail to qualify as a REIT, we will be subject to increased taxation.

YOUR BROKER WILL EARN COMMISSIONS ON SHARES YOU PURCHASE PURSUANT TO OUR DIVIDEND REINVESTMENT PLAN.

        Brokers whose customers elect to participate in our dividend reinvestment plan will receive a selling commission of seven percent and a fee of up to one and one-half percent of the purchase price of the shares purchased by their customers through the plan. This economic benefit may compromise the objectivity of any recommendation your broker may make to you regarding your participation in the plan.

YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO OUR SHARE REDEMPTION PROGRAM.

        Even though our share redemption program provides you with the opportunity to redeem your shares for $9.30 per share (or the price you paid for the shares, if lower than $9.30) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis and will be limited to the lesser of (i) during any calendar year, 3% of the weighted average number of shares outstanding during the prior calendar year, or (ii) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

AN INDEPENDENT UNDERWRITER WILL NOT MAKE AN INDEPENDENT INVESTIGATION OF OUR COMPANY.

        The Dealer-Manager of this offering will receive commissions and other compensation as our agent. The Dealer-Manager has not retained counsel separate from our counsel, but has conducted such due diligence investigation as it deems necessary in the circumstances. However, because the Dealer-Manager is affiliated with our management, investors will not have the benefit of an independent investigation of our company as is customarily made by independent underwriters.

THERE HAS BEEN NO PUBLIC MARKET FOR OUR COMMON STOCK

        The initial public offering price of $10 per share was determined by our board of directors after consultation with the Dealer-Manager, based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. Our shares will not be listed on any securities exchange or market, and there is no assurance that any market for the shares will develop. The price received per share for any shares you sell is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received per share for any shares you sell will be less than the initial public offering price.

CONFLICTS OF INTEREST RISKS.

        We will be subject to conflicts of interest arising out of our relationships with the Advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

        THERE ARE CERTAIN RELATIONSHIPS BETWEEN OUR COMPANY AND OTHER ENTITIES PROVIDING SERVICES TO US. The Advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership. Boston Capital Holdings Limited Partnership also owns 66 2/3% of the Dealer-Manager. BCP Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.

        THE DIRECTORS MAY DETERMINE IN THE FUTURE THAT IT MAY BE IN THE BEST INTEREST OF OUR COMPANY TO BECOME COMPLETELY OR PARTIALLY SELF-ADMINISTERED. In such event, the directors may determine to acquire all or a portion of the Advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with the Advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company. Depending on the circumstances and the nature and amount of the consideration, a shareholder vote may not be required to authorize such an acquisition.

        OUR AFFILIATES MAY MAKE SUBSTANTIAL PROFIT ON THE SALE OF COMMUNITIES TO THE DETRIMENT OF FUTURE STOCKHOLDERS. Prior to any stockholders being admitted pursuant to this offering, our Advisor may approve the sale of communities to affiliates. Our affiliates could then sell the communities for substantial profit which will not be distributed to future stockholders. This event has already occurred with respect to one community named Ridgegate, which was once part of the Seattle communities identified in this prospectus. Stockholders admitted pursuant to this offering will not receive any distributions from the sale of Ridgegate.

        WE WILL EXPERIENCE COMPETITION FOR PROPERTIES. The Advisor will be selecting properties for other programs and entities as well as for our company. The selection of properties for our company may be subject to conflicts of interest. We cannot be sure that the Advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

        THERE WILL BE COMPETING DEMANDS ON OUR OFFICERS AND DIRECTORS. Our directors and officers, and the officers of the Advisor, have management responsibilities for other companies including affiliated companies. For this reason, these officers and directors will share their management time and services among those companies and our company, will not devote all of their attention to our company, and could take actions that are more favorable to the other companies than to our company.

        THE TIMING OF ACQUISITIONS AND SALES MAY FAVOR THE ADVISOR. The Advisor and its affiliates may immediately realize 3% of the gross offering proceeds in acquisition fees and 0.5% of the gross offering proceeds for acquisition expenses as a result of any investment in a community by us. They may realize subordinated disposition fees of 3% of the contract price for communities sold after our stockholders receive a return of all of their capital plus a 6% annual cumulative noncompounded return on capital. After stockholders have received their return of capital and the 6% return on capital, the Advisor is entitled to 15% of the remaining net sales proceeds. Our board of directors must approve any investments and sales, but the Advisor's recommendation to the board may be influenced by the impact of the transaction on the Advisor's compensation. The Advisor and its affiliates also will receive monthly 1/12th of 0.75% of the amount invested in communities (including all mortgage debt). The agreements between us and the Advisor were not the result of arm's-length negotiations. As a result, the Advisor may not always act in our best interests, which could adversely affect our results of operations. The agreements between us and the Advisor were negotiated by the same person, but our independent directors did review and approve the agreements.

        WE HAVE BORROWED FROM AN AFFILIATE OF THE ADVISOR. BCP Funding, LLP, our line-of-credit lender, is an affiliate of the Advisor. The negotiations for the terms of the line of credit did not have the benefit of arm's-length negotiations of the type that would be associated with borrowing from an unaffiliated lender.

        WE MAY INVEST WITH AFFILIATES OF THE ADVISOR. We may invest in joint ventures with other programs sponsored by the Advisor or its affiliates. Our board of directors, including the independent directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Such a joint venture with an affiliate might be considered if an investment opportunity in apartment communities in the United States was too large for us to invest in without a joint venture partner. Any joint venture would have to be consistent with our investment objectives and policies. Joint venture negotiations with affiliates would not have the benefit of arm's-length negotiations. We will not purchase minority or non-controlling interest in joint ventures with non-affiliates.

        THERE IS NO SEPARATE COUNSEL FOR OUR COMPANY, OUR AFFILIATES AND INVESTORS. We may have interests that conflict with yours and those of our affiliates, but none of us has separate counsel.

YOUR SUBSCRIPTION PAYMENT IS IRREVOCABLE,

        Once we have accepted your subscription to purchase shares in this offering, your subscription is irrevocable and you cannot withdraw your payment for your shares unless we raise less than the $30,000,000 minimum. After we have raised the $30,000,000 minimum, subscriptions will be released from escrow as soon as we have raised sufficient additional funds to purchase specified communities.

You will be able to withdraw your payment for your shares even after the $30,000,000 minimum has been raised if such subscription payments are not released within six months after they are received by the escrow agent.

                       TAX AND EMPLOYEE BENEFIT PLAN RISKS

IF WE FAIL TO REMAIN QUALIFIED AS A REIT, OUR DISTRIBUTIONS WILL NOT BE DEDUCTIBLE BY US, AND OUR INCOME WILL BE SUBJECT TO TAXATION, REDUCING OUR EARNINGS AVAILABLE FOR DISTRIBUTION.

        We intend to qualify and to remain qualified as a REIT under the Internal Revenue Code for as long as being so qualified affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES.

        Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, that income will be subject to applicable federal income taxes and related state taxes. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of a property and pay income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of that tax liability. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to so do. We may also be subject to state and local taxes on our income, and our communities will be subject to property taxes.

AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN.

        When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, whether the investment is permissible under the plan's governing instrument, and whether the investment could be a prohibited transaction under ERISA or the Internal Revenue Code. Also, the annual determination of the fair market value of that plan's assets required of the fiduciary may be difficult because there is no public market for the stock. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan.

                         INVESTOR SUITABILITY STANDARDS

        The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

        In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

        -       a net worth of at least $150,000; or

        - a gross annual income of at least $45,000 and a net worth of at least $45,000.

Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles.

        The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

        The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our dividend reinvestment plan, which may be in lesser amounts.

        Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

        Arizona, California, Iowa, Massachusetts, Michigan, Missouri, North Carolina and Tennessee - Investors must have either (i) a net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

        Maine - Investors must have either (i) a net worth of at least $200,000 or (ii) gross annual income of $50,000 and a net worth of at least $50,000.

        Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania - In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.

        New Hampshire - Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.

        Kansas - Investors must have either (i) gross annual income of at least $60,000 and a net worth of at least $60,000; or (ii) a minimum net worth of at least $225,000 plus a liquid net worth of at least ten times their investment in the company.

        In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Exhibit B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

                            ESTIMATED USE OF PROCEEDS

        The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell 3,000,000 shares and 30,000,000 shares, respectively, in the offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect to invest at least 83% of the money we raise in this offering in apartment communities, while the remaining up to 17% will be used for working capital and to pay expenses and fees, including the payment of fees to the Dealer-Manager and the Advisor.

                                                        MINIMUM              MAXIMUM
                                                        OFFERING             OFFERING(1)
                                                        --------             -----------
Common stock offered                                    3,000,000 shares     30,000,000 shares
Shares of common stock outstanding after the offering   3,023,000 shares(2)  30,023,000 shares(2)

                                                                                                       %
                                                                                                     -----
Estimated use of proceeds
    Gross offering proceeds(3)                           $  30,000,000        $   300,000,000        100.0%
                                                         =============        ===============
    Less public offering expenses:
        Selling commissions(3)                               2,100,000             21,000,000         7.0%
        Dealer-manager fee(3)                                  750,000              7,500,000         2.5%
        Organization and offering expenses(4)                  900,000              9,000,000         3.0%
                                                         -------------        ---------------        -----
        Total offering expenses                              3,750,000             37,500,000        12.5%
                                                         -------------        ---------------        -----

    Amount available after offering expenses             $  26,250,000        $   262,500,000        87.5%
                                                         =============        ===============        =====
    Acquisition fees(5)                                        900,000              9,000,000         3.0%
    Acquisition expenses(6)                                    150,000              1,500,000          .5%
    Working capital reserve(7)                                 300,000              3,000,000         1.0%
                                                         -------------        ---------------        -----
    Net available for investment in properties (by
    repayment of debt, if outstanding)(8)                $  24,900,000        $   249,000,000        83.0%

----------

(1) Excludes 1 ,500,000 shares that may be sold pursuant to the dividend reinvestment plan. As long as our shares are not listed on a national securities exchange or market, it is anticipated that the proceeds fro the dividend reinvestment plan will be used to fund our share redemption program. Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops, if ever, for the shares.

(2) The number of shares of common stock to be outstanding after this offering excludes 2,400,000 shares reserved for issuance under our equity incentive plan. No options are outstanding under the plan. The number also excludes 97,000 of the 100,000 shares reserved for issuance under our independent director stock option plan. Options to acquire 15,000 shares at $10 per share are outstanding under the plan, 3,000 of which are currently exercisable.

(3) Gross offering proceeds are calculated as if all shares are sold at $10 per share and do not take into account any reduction in selling commissions. See "Selling and Escrow Arrangements" for a description of the circumstances in which selling commissions may be reduced. Selling commissions are calculated assuming that commissions are not reduced in connection with the purchase of any shares. The shares are being offered to the public through Boston Capital Securities, Inc., which will receive selling commissions of 7% on all sales of shares and will act as Dealer-Manager. The Dealer-Manager is an affiliate of the Advisor. Other unaffiliated broker-dealers may be engaged to sell shares and be reallowed selling commissions of up to 7% with respect to shares they sell. In addition, up to 1.5% of the dealer-manager fee may be reallowed to broker-dealers for expenses incurred by them in selling the shares, in the sole discretion of the Dealer-Manager. See "Selling and Escrow Arrangements" for a more complete description of this fee.

(4) Includes among others legal, accounting, escrow, printing, registration, qualification, distribution, filing and other accountable expenses incurred in connection with the organization of our company, the structuring of our company's investments and the offering of shares. If the organization and offering expenses exceed 3% of the total offering proceeds, the excess will be paid by the Advisor and not by us.

(5) When we purchased the communities, acquisition fee of $1,327,675 (1.85% of the projected offering proceeds of $72 million) was paid to an affiliate. This amount will be deducted from the 3.0% Acquisition Fee we have agreed to pay our Advisor with respect to the communities.

(6) Consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to the Advisor for selecting, evaluating, negotiating and closing our company's investments in apartment communities.

(7) Money in the working capital reserve will be available for contingencies relating to the operation, management and administration of the apartment communities and our company, to the extent other funds are not so available. In addition, funds held in the working capital reserve can be used for option and/or other payments and interest expense incurred (all to unaffiliated third parties) to secure the acquisition of apartment communities. Working capital reserves will not be used to pay additional compensation, expenses or fees to insiders or affiliates.

(8) At a minimum, the amount of offering proceeds which will be invested in apartment communities (or to retire debt used to acquire apartment communities) will be 83% of the total offering proceeds. At the first closing, and at each subsequent closing when there are borrowings outstanding under our line of credit that were used to acquire our interests in apartment communities, we will apply the net available for investment in properties to the repayment of those borrowings. As we repay the borrowings used to acquire our interest in an apartment community in accordance with the terms of our loan agreement, the lender will release its lien on our interest in that apartment community. Assuming the communities themselves are encumbered by mortgages equal to a maximum of 65% of their value, which will not be repaid from the proceeds of this offering, the communities in which we will have an interest will have a value of approximately $47,000,000 if the minimum is raised and $700,000,000 if the maximum is raised.

                                 DIVIDEND POLICY

        After this offering, we intend to pay regular quarterly dividends to holders of our common stock 45 days after each fiscal quarter. Any distributions we make, however, will be at the discretion of our board of directors, in accordance with our earnings, cash flow, capital needs and general financial condition. We intend to pay our first dividend with respect to the first full quarter ending after the first closing date. We cannot assure you that our intended dividend policy will be sustained. Our actual results of operations may differ materially from our current expectations. Our actual results of operations and, accordingly, cash available for distribution as quarterly dividends, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, interest expense, the ability of our residents to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors," beginning on page __. In addition, variations in the net proceeds from this offering as a result of a failure to sell the maximum number of shares offered may affect our cash available for distributions and available reserves, which may affect our ability to pay the contemplated dividends.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Our board's discretion as to the payment of dividends will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Generally, income distributed as dividends will not be taxable to us under federal income tax law if we distribute annually at least 90% of our REIT taxable income. For more information, please see "Material United States Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements." Taxable income and actual cash available for distribution are not the same. We anticipate that our estimated cash available for distribution as quarterly dividends will exceed the annual distribution requirements applicable to REITs. However, in some circumstances, we may be required to pay distributions in excess of cash available for distributions in order to meet these distribution requirements, and we may need to borrow funds to make these required distributions.

                             BUSINESS AND PROPERTIES

OVERVIEW

        We are a newly-formed Maryland corporation. Assuming the sale of at least 3,000,000 shares in this offering, we will operate as a REIT that will own interests in, lease and maintain apartment communities in the United States, typically multifamily garden apartments and select mid-rise properties of 150 or more rental units that are located in suburban or metropolitan areas.

        Generally, our interests in each community (or, where appropriate, in each related group of communities) will be owned by a limited liability company or other entity wholly owned by us. The communities themselves will be owned by subsidiaries of limited liability companies in which our subsidiary-owner companies will own the equity interest and in which unaffiliated third parties will have a subordinated economic interest. Decisions relating to the purchase and sale of interests in communities will be made by the Advisor, subject to the approval of our board of directors. Our communities will be managed by third-party managers selected by the Advisor and approved by our board of directors. Currently, our communities in Seattle, Portland and Salt Lake City are managed by Pinnacle Realty Management Company, and our Jacksonville communities are managed by Bainbridge Management Jacksonville LLC, neither of which is affiliated with us or the Advisor. We may hire Pinnacle or Bainbridge to manage other communities if those communities are in areas in which Pinnacle or Bainbridge does business and the Advisor and our board determines that Pinnacle or Bainbridge is the best choice.

PROPERTIES

        The apartment communities we own interests in are described below. Typically, a wholly owned subsidiary of our company owns limited liability company interests (representing all of the equity) in a limited liability company that owns, through wholly owned subsidiaries, a group of apartment communities. The manager of the LLC that owns apartment communities through wholly owned subsidiaries is typically an affiliate of the property manager, and typically has a small economic interest in the LLC. We have the right to remove and replace the LLC manager at any time without cause. We believe that this arrangement is an appropriate incentive to encourage performance by the manager of the LLC. In the future, we may also own communities directly, or through joint ventures with affiliated or unaffiliated third parties.

        The following chart shows the basic structure of our investment in each community:

                    ----------------------------------------
                                      REIT
                    ----------------------------------------
                                        |  100%
                                        |
                    ----------------------------------------
                       REIT Subsidiary in which the REIT
                            Has a 100% Ownership and
                               Economic Interest
                    ----------------------------------------
                                        |  100%
                                        |
                    ----------------------------------------
                         100%-owned Entity in which an
                       Unaffiliated Third Party Shares an
                      Economic Interest Subordinate to the
                                     REITs
                    ----------------------------------------
                                        |  100%
                                        |
                    ----------------------------------------
                     Entity Holding Title of the Community
                    ----------------------------------------


        The aggregate purchase price for our interests in our apartment communities was $54,768,797, and we acquired them by borrowing that amount under our line of credit with BCP Funding, LLC. If the minimum is raised, we will repay the approximately $25,000,000 borrowing under this line of credit related to our interests in our Jacksonville communities, and our line-of-credit lender will release its lien on those interests, but not its liens on the balance of our interests in communities, which will only be released if we raise sufficient additional funds in this offering to repay the balance of the loan. Assuming we raise sufficient additional funds, we will repay the balance in one or more installments, as additional closings are held, first repaying our borrowings related to our Portland and Salt Lake City communities, and then repaying our borrowings related to our Seattle communities. In the tables below the apartment communities are listed in the order in which we currently intend to repay the related line of credit borrowings. Under the terms of our line of credit, we must repay our borrowings related to any group of communities on a group basis, and not on a community-by-community basis. In any case we must repay all amounts due under the line by November 30, 2004. Each time a portion of the outstanding balance of the loan is repaid, our line-of-credit lender will release its lien on our interests in the communities acquired with the proceeds of the repaid loan. The line of credit is non-recourse to our company, and there is no provision for cross-collateralization between communities which are no longer (or have not been) financed with the line of credit, and those that are still financed with it. If only the minimum is raised, and we cannot otherwise repay the balance of the loan, we will lose our interests in all but the Jacksonville communities.

        The Seattle apartment communities are also encumbered by approximately $6,474,054 of second mortgage debt from a third-party lender, which we will repay from the proceeds of this offering when we repay the line-of-credit loans related to those communities. All of the apartment communities we have acquired interests in are further encumbered by an aggregate of approximately $105,137,000 of permanent mortgage debt, which will not be repaid from the proceeds of this offering. All required debt payments have been made to date.

        As to our apartment communities which are no longer (or have not been) financed with our current or any replacement line of credit, we do not currently intend to have mortgage debt on those communities in excess of 55% to 65% of their total asset value or total debt on those communities in excess of 73% of their total asset value.

        We will supplement or amend this prospectus from time to time when we have identified additional communities for acquisition.

               INFORMATION CONCERNING THE JACKSONVILLE COMMUNITIES

NAME                LOCATION         NUMBER                                                        MORTGAGE  PROPERTY
OF                  OF               OF      MONTHLY RENTS      PURCHASE       PERMANENT           INTEREST  MANAGEMENT
COMMUNITY           PROPERTY         UNITS   AT CLOSING(1)      PRICE(2)       MORTGAGE LOAN       RATE      AGENT
------------------  ---------------  ------  -----------------  -------------  ------------------  --------  ----------------
1. Spicewood        East             512        $549 - 625 1BR  $ 30,579,666   $19,100,000         4.26%     Bainbridge
   Springs          (Jacksonville),          $730 - 850 2BR(4)                 Berkshire                     Management
                    Florida                                                    Mortgage                      Jacksonville LLC
                                                                               Company(4)

2. Bay Pointe       Southside        300             $550 1BR   $ 17,815,831   $9,800,000          4.32%     Bainbridge
                    (Jacksonville),                $640 2BR(5)                 Berkshire                     Management
                    Florida                                                    Mortgage                      Jacksonville LLC
                                                                               Company(7)

3. Oaks at          Jacksonville     228        $460 - 540 1BR  $ 11,928,227   $6,474,000          4.32%     Bainbridge
   Timuquana        Heights                     $650 - 705 2BR                 Berkshire                     Management
                    (Jacksonville),                $781 3BR(8)                 Mortgage                      Jacksonville LLC
                    Florida                                                    Company(9)

NAME                                 INTERIM
OF                  ANNUAL PROPERTY  BCP FUNDING
COMMUNITY           MANAGEMENT FEE   LOAN(3)
---------           ---------------  -------------
1. Spicewood        3.5% of Gross    $  17,719,466
   Springs          Income

2. Bay Pointe       3.5% of Gross    $  8,140,526
                    Income

3. Oaks at          3.5% of Gross    $  5,094,073
   Timuquana        Income

----------
(1) Exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise noted.
(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3)   This debt will be paid in full from the offering proceeds.
(4) Spicewood Springs is undergoing a $1,248,697 renovation and repositioning of the property. Upon completion the monthly rents are projected to be $563-645 on 1BR and $755-883 on 2BR.
(5) The principal amount of the mortgage as of December 31, 2003 was $19,100,000, with a remaining term of six years. The original mortgage loan is for a seven-year term with seven years at interest only.
(6) Bay Pointe is undergoing a $4,790,827 renovation and repositioning of the property. Upon completion the monthly rents are projected to be $674 on 1BR and $787 on 2BR,
(7) The principal amount of the mortgage as December 31, 2003 was $9,800,000, with a remaining term of six years. The original mortgage loan is for a seven-year term with seven years at interest only.
(8) Oaks at Timuquana is undergoing a $2,240,841 renovation and repositioning of the property. Upon completion the monthly rents are projected to be $495-550 on 1BR, $715-755 on 2BR and $825 on 3BR.
(9) The principal amount of the mortgage as of December 31, 2003 was $6,474,000, with a remaining term of six years. The original mortgage loan is for a seven-year term with seven years at interest only.

INFORMATION CONCERNING THE PORTLAND AND SALT LAKE CITY COMMUNITIES

NAME                LOCATION         NUMBER                                                        MORTGAGE  PROPERTY
OF                  OF               OF                         PURCHASE       PERMANENT           INTEREST  MANAGEMENT
COMMUNITY           PROPERTY         UNITS   MONTHLY RENTS (1)  PRICE(2)       MORTGAGE LOAN       RATE(3)   AGENT
------------------  ---------------  ------  -----------------  -------------  ------------------  --------  ------------------
4. Boulder Creek    Wilsonville      296              $602 1BR  $  17,742,642  $11,375,000         4.52%     Pinnacle Realty
                    (Portland),                 $635 - 685 2BR                 Berkshire                     Management Company
                    Oregon                            $819 3BR                 Mortgage
                                                                               Company(4)

5. Bridge Creek     Wilsonville      315              $589 1BR  $  20,242,177  $12,958,000         4.52%     Pinnacle Realty
                    (Portland),                       $700 2BR                 Berkshire                     Management Company
                    Oregon                            $834 3BR                 Mortgage
                                                                               Company(6)

6. Settler's Point  Taylorsville     416        $539 - 587 1BR  $  23,396,250  $15,000,000         4.52%     Pinnacle Realty
                    (Salt Lake                  $630 - 703 2BR                 Berkshire                     Management Company
                    City), Utah                                                Mortgage
                                                                               Company(7)

NAME                                 INTERIM
OF                  ANNUAL PROPERTY  BCP FUNDING
COMMUNITY           MANAGEMENT FEE   LOAN(4)
---------           ---------------  -------------
4. Boulder Creek    3.5% of Gross    $  6,4643,663
                    Income

5. Bridge Creek     3.5% of Gross    $   7,413,234
                    Income

6. Settler's Point  3.5% of Gross    $   8,439,720
                    Income

----------
(1) Exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.
(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.
(3) Under the terms of our LLC agreement with GFS Equity Management, Inc., we would have been responsible for 75% of the rate lock deposit fee in the event the loan failed to close and GFS Equity Management LLC would have been responsible for 25%. We had a choice of accepting an interest rate of 4.60% with a rate lock deposit that had more favorable refund terms than the alternative rate of 4.52%. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of the risk of loss on the rate lock deposit in return for receiving 75% of the spread between the two interest rates (.06%). This additional interest payment will be paid from cash flow to GFS Equity Management LLC throughout the duration of the loan term contemporaneously with the payments on the first mortgage loans.

(4)   This debt will be repaid in full from the offering proceeds.
(5) The principal amount of the mortgage as of December 31, 2003 was $11,375,000, with a remaining term of nine years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.
(6) The principal amount of the mortgage as of December 31, 2003 was $12,958,000, with a remaining term of nine years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.
(7) The principal amount of the mortgage as of December 31, 2003 was $15,000,000, with a remaining term of nine years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.

                 INFORMATION CONCERNING THE SEATTLE COMMUNITIES

NAME                LOCATION         NUMBER                                                        MORTGAGE  PROPERTY
OF                  OF               OF      MONTHLY            PURCHASE       PERMANENT           INTEREST  MANAGEMENT
COMMUNITY           PROPERTY         UNITS   RENTS (1)          PRICE(2)       MORTGAGE LOAN       RATE      AGENT
------------------  ---------------  ------  -----------------  -------------  ------------------  --------  ------------------
7.  Alderwood       Lynwood          188              $752 1BR  $  13,397,470  $9,210,000          4.67%     Pinnacle Realty
                    (Seattle),                        $863 2BR                 Berkshire Mortgage            Management Company
                    Washington                                                 Company(4)
                                                                               $1,963,036(5)
                                                                               Berkshire/WAFRA
                                                                               Mezzanine Debt
                                                                               Investors Foreign
                                                                               Fund

8.  Ridgetop        Silverdale       221              $720 1BR  $  14,076,016  $9,690,000          4.67%     Pinnacle Realty
                    (Seattle),                        $824 2BR                 Berkshire Mortgage            Management Company
                    Washington                        $970 3BR                 Company(6)
                                                                               $2,062,180(5)
                                                                               Berkshire/WAFRA
                                                                               Mezzanine Debt
                                                                               Investors Foreign
                                                                               Fund

9.  Wellington      Silverdale       240              $720 1BR  $  16,744,073  $11,530,000         4.67%     Pinnacle Realty
                    (Seattle),                        $890 2BR                 Berkshire Mortgage            Management Company
                    Washington                      $1,004 3BR                 Company(7)
                                                                               $2,448,838(5)
                                                                               Berkshire/WAFRA
                                                                               Mezzanine Debt
                                                                               Investors Foreign
                                                                               Fund

NAME                                 INTERIM
OF                  ANNUAL PROPERTY  BCP FUNDING
COMMUNITY           MANAGEMENT FEE   LOAN(3)
---------           ---------------  -----------
7.  Alderwood       3.5% of Gross    $   2,270,127
                    Income

8.  Ridgetop        3.5% of Gross    $   2,387,793
                    Income

9.  Wellington      3.5% of Gross    $   2,840,195
                    Income

----------
(1) Exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.
(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.

(3)   This debt will be repaid in full from the offering proceeds.
(4) The principal amount of the mortgage as of December 31, 2003 was $9,210,000, with a remaining term of nine years. The original mortgage loan is for a 10-year term with five years at interest only. Beginning in January 2008 we can fix the interest rate for the remaining five years at 170 basis points over the interest rate on a five-year Treasury Bill.
(5) This is second mortgage debt incurred by BC-GFS LLC, a Delaware limited liability company to acquire the Seattle communities. All of the second mortgage debt will be paid off from the offering proceeds. The second mortgage debt matures on December 31, 2007 at an interest rate of 12%.
(6) The principal amount of the mortgage as of December 31, 2003 was $9,690,000, with a remaining term of nine years. The original mortgage loan is for a 10-year term with five years at interest only. Beginning in January 2008 we can fix the interest rate for the remaining five years at 170 basis points over the interest rate on a five-year Treasury Bill.
(7) The principal amount of the mortgage as of December 31, 2003 was $11,530,000, with a remaining term of nine years. The original mortgage loan is for a 10-year term with five years at interest only. Beginning in January 2008 we can fix the interest rate for the remaining five years at 170 basis points over the interest rate on a five-year Treasury Bill.

JACKSONVILLE, FLORIDA, COMMUNITIES

        We own fee simple interests in three apartment communities in Jacksonville, Florida -- Spicewood Springs, Bay Pointe and Oaks at Timuquana. To acquire these interests, we borrowed approximately $25,000,000 under our line of credit with BCP Funding, LLC. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our line of credit with BCP Funding, LLC, with respect to the transaction. In addition, the Jacksonville communities are encumbered with $35,374,000 of first mortgage debt as of December 31, 2003. We will repay the outstanding portion of our line of credit attributable to these communities from the proceeds of this offering. The outstanding mortgage indebtedness on the Jacksonville communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

        We acquired our interests in the Jacksonville communities by forming a wholly owned subsidiary, BCMR Jacksonville, LLC, to acquire a 100% member interest in BC-Bainbridge LLC. We paid $24,409,639 for our interest. BC-Bainbridge LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-Bainbridge LLC is Bainbridge Jacksonville LLC, a third party which is not affiliated with us or the Advisor.

        Bainbridge Jacksonville LLC is entitled to participate in the cash distributions of the Jacksonville communities after we (the REIT) have received a priority share of the cash flow. Before Bainbridge Jacksonville LLC receives any portion of the cash flow, we will receive:

        (i) $50 annually per apartment unit (a total of 1048 units times $50 equals $52,000 annually); and then

        (ii) a 12% preferred return on our unreturned capital contribution (which initially was $24,409,639).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of the Jacksonville communities. Proceeds from the sale of any of the Jacksonville communities will first be distributed to pay us a 1% sales analysis fee, and then to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and Bainbridge Jacksonville LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. We can remove Bainbridge Jacksonville LLC without cause at any time.

        An acquisition fee of $470,908 (1.89% of the projected Gross Offering Proceeds related to the Jacksonville communities of approximately $25 million) was paid to an affiliate. This amount will be deducted from the 3.0% Acquisition Fee we have agreed to pay to our Advisor with respect to the Jacksonville communities.

SPICEWOOD SPRINGS APARTMENTS

        Spicewood Springs Apartments is an existing multifamily apartment complex consisting of 512 units located in suburban Jacksonville, Florida. The community consists of 26 two-story and three-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, ceiling fans, kitchen pantry, wall-to-wall carpeting, walk-in closets, patios/balconies, cable access, high speed internet access, storage closet and some units contain wood-burning fire places. The development also includes the following exterior amenities: 2 swimming pools, BBQ/picnic area, resident lounge, resident kitchen, fitness center, tennis courts, outdoor basketball court, volleyball court, controlled gated access and perimeter fencing. There are 328 one-bedroom units and 184 two-bedroom units. The apartment units have an average size of 759 square feet. The community was constructed in two phases; phase I in 1985 and phase II in 1987.

        The purchase price for the community was $30,579,866, paid as follows:
(i) $28,000,000 to the unaffiliated seller; (ii) $1,007,669 in customary closing costs; (iii) $1,248,697 for renovation costs; (iv) $47,482 in operating reserves; and (v) $275,818 in preferred return reserves. The closing occurred on May 29, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $29,400,000. With current first mortgage debt in the principal amount of $19,100,000, the community's loan-to-value ratio is 65%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.

        The following chart details the anticipated renovations which will take place at the property and will be paid for through funds escrowed from the purchase price:

                                           PROJECT                              ESTIMATED COST
             ----------------------------------------------------------------------------------
             Sitework -- Exterior Common Areas                                  $     157,675
             Pool -- Recreation Areas                                                   6,000
             Leasing Center Furniture and Paint Fitness Center                         25,000
             Maintenance Building Exterior Upgrades                                    10,000
             Roof repairs/Chimney Flashing                                             37,610
             Gutter and Downspout Repairs                                               7,800
             Exterior Painting                                                        160,550
             Breezeway Area Repair                                                    115,986
             Rough Carpentry: Trim, Siding, Balcony and Stair Landings                 54,600
             Termite Treatment and Repairs Allowance                                   40,000
             Carpet and Vinyl Replacement                                              45,568
             Add Combination Washers/Dryers in 196 1 Bedroom Units                    302,131
             Apartment Entry Doors w/Hardware and Signage                              12,544
             Mechanical: HVAC, Plumbing and Electrical Repairs                         76,800
             MEP Engineer and Landscape Architect                                      10,000
             Contingency and General Conditions/Overhead                              126,971
             --------------------------------------------------------------------------------
                Sub-Total                                                       $   1,189,235
             Construction Management Fee (5%)                                          59,461
             --------------------------------------------------------------------------------
                TOTAL                                                           $   1,248,697
             --------------------------------------------------------------------------------

        Renovations on the property have begun and are expected to be completed in July, 2004. It is not anticipated that there will be any material relocation or loss of tenants during the renovation. Nevertheless, a preferred return reserve in the amount of $275,818 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the preferred return reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This preferred return reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        After completion of the renovations, it is anticipated that the physical condition of the community will be sufficiently enhanced to allow us to obtain higher rents. Based upon third-party market studies commissioned by us, monthly rents are expected to increase to between $14 and $20 for one-bedroom units and between $25 and $33 for two-bedroom units.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                          YEAR END DECEMBER 31,
                          ---------------------
1998                      1999                   2000                    2001                   2002
----                      ----                   ----                    ----                   ----
94%                       95%                    94%                     92%                    92%

        As of December 31, 2003, the property's occupancy rate was 95%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998                      1999                   2000                    2001                   2002
----                      ----                   ----                    ----                   ----
$ 6,092/unit              $ 6,136/unit           $ 6,241/unit            $ 6,454/unit           $ 6,343/unit

        As shown above, the effective annual rental rate has grown at a steady pace over the past few years other than in 2002. The dip in 2002 occurred when the local multifamily apartment market weakened due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, resulting in a need to offer rent concessions in order to maintain the occupancy rate. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the national economy and the local multifamily apartment market strengthens, which appears to be occurring based on current occupancy rates, and the renovation and repositioning of the property is completed, the annual rental rate per unit will increase.

        The community is located in the East Jacksonville submarket of Jacksonville, Florida, an area which has historically had a high median income (currently $53,322) and low residential vacancy rates (averaging 5.9% in 2002).

        - The Spicewood Springs Apartments are located on 445 Monument Rd., at the intersection of Regency Square Blvd. and Monument Rd. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. Proceeding north on Monument Rd. are mature multifamily properties in good condition, single-family homes, open land and the entrance to State Route 9. Immediately south of the site along Monument Rd. are multifamily properties in good condition, the entrance to the one million square foot Regency Square Mall and the entrance to State Route 10. Across Monument Rd. to the east is open space and single-family home subdivisions along Lee Rd. Across Monument Rd. to the west is open space, single-family homes and within four miles, the St. Johns River. In addition, the entrance to State Route 113 is located approximately 500 yards from the subject along Regency Square Blvd.

        - On Monument Rd., directly north and adjacent to Spicewood Springs Apartments, are the Oaks at Mill Creek Apartments. Constructed in 1987, this 360-unit property is similar to Spicewood Springs Apartments in terms of both unit mix and unit size. About one mile south of the Oaks at Mill Creek Apartments is Regency Place Apartments, consisting of 120 apartments that were constructed in 1996. One mile southwest from Regency Place Apartments, on Beacon Point Drive, is The Waterford at Regency Apartments, a 159-unit community that was constructed in 1985. About one and one-half miles north of Spicewood Springs Apartments is Paddock Club Apartments, consisting of 440 units that were constructed in 1990. All of these properties have similar amenities to those found at Spicewood Springs Apartments and they all share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

        To continue to compete well with these properties, management has implemented an aggressive marketing campaign and we have started the renovations, which will increase the exterior curb appeal and provide upgrades to the interior of the apartment units, as shown in the renovation table above. This strategy along with the strong demand for multifamily housing should keep Spicewood Springs competitive in the market.

BAY POINTE APARTMENTS

        Bay Pointe Apartments is an existing multifamily apartment complex consisting of 300 units located in suburban Jacksonville, Florida. The community consists of 15 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: swimming pool, BBQ/picnic area, resident lounge, fitness center, tennis courts, outdoor basketball court, volleyball court, child's playground and perimeter fencing. There are 120 one-bedroom units and 180 two-bedroom units. The apartment units have an average size of 971 square feet. This community was constructed in 1974.

        The purchase price for the community was $17,815,831, paid as follows:
(i) $11,690,000 to the unaffiliated seller of the property; (ii) $673,529 in customary closing costs; (iii) $4,790,827 in renovation costs; (iv) $201,340 in operating reserves; and (v) $460,135 in preferred return reserves. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $14,200,000. With current first mortgage debt in the principal amount of $9,800,000, the community's loan-to-value ratio is 69.01%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.

        The following chart details the anticipated renovations which will take place at the property and will be paid for through funds escrowed from the purchase price:

         PROJECT                                                                  ESTIMATED COST
         ---------------------------------------------------------------------------------------
         Sitework -- Exterior Common Areas                                        $     132,125
         Pool -- Recreation Areas                                                        61,000
         Trash Enclosure Systems                                                         11,400
         Leasing Center Exterior Upgrades                                                10,000
         Maintenance Building Interior Upgrades                                           5,000
         Laundry Facility Exterior Upgrades                                              10,000
         Plywood Deck Replacement                                                        15,000
         Shingle Replacement with Architectural Shingles                                174,000
         Gutter and Downspout Repairs                                                    52,500
         Installation of Vinyl Siding                                                   750,000
         Rough Carpentry: Wood Repair and General Exterior Repairs and Upgrades          84,800
         Site Drainage                                                                   20,000
         Termite Treatment and Repairs Allowance                                         55,000
         Apartment Entry Doors w/Hardware and Signage                                    52,500
         Drywall, Painting and Replacing Light Fixtures                                 180,000
         Flooring (Carpet and Vinyl)                                                    330,000
         Kitchen Cabinets                                                               360,000
         Kitchen Appliances                                                             229,500
         Plumbing Fixtures in Kitchens                                                   45,000
         Bathroom Fixtures and Accessory Upgrades                                       276,000
         Replace Window Blinds                                                           52,500
         Add Stackable Washers/Dryers                                                   600,000
         Miscellaneous Interior Items                                                    55,500
         Mechanical: HVAC, plumbing and electrical repairs                              455,625
         MEP engineer and landscape architect                                            59,017
         Contingency and general conditions/overhead                                    486,226
         --------------------------------------------------------------------------------------
             Sub-Total                                                            $   4,562,693
         Construction Management Fee (5%)                                               228,134
         --------------------------------------------------------------------------------------
             TOTAL                                                                $   4,790,827
         --------------------------------------------------------------------------------------


        Renovations on the property have begun and are expected to be completed in October 2004. It is anticipated that there will be some relocation or loss of tenants during the renovations. A preferred return reserve in the amount of $460,135 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the preferred return reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This preferred return reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        After completion of the renovations, it is anticipated that the physical condition of the community will be sufficiently enhanced sufficient to allow us to obtain higher rents. Based upon third-party market studies commissioned by us, monthly rents are expected to increase to $674 for one-bedroom units and $787 for two-bedroom units.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                          YEAR END DECEMBER 31,
                          ---------------------
1998                      1999                   2000                    2001                   2002
----                      ----                   ----                    ----                   ----
91%                       93%                    94%                     94%                    90%

        As of December 31, 2003, the occupancy rate was 88%. Approximately 22 units were under renovation, however. Not including these units, the occupancy rate would be 95%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998                      1999                   2000                    2001                   2002
----                      ----                   ----                    ----                   ----
$ 5,131/unit              $ 5,483/unit           $ 5,715/unit            $ 5,961/unit           $ 5,968/unit

        As shown above, the effective annual rental rate has grown at a steady pace over the past few years. Vacancy increased slightly in 2002 due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, leading to a slight weakening in the local multifamily apartment market. The effective annual rental rate grew slightly, however, which should lead to higher revenue when the market recovers, which appears to be occurring based on current occupancy rates. In addition, the property was purchased with a plan to renovate and reposition it and it is management's belief that, as the renovation and repositioning of the property is completed, the annual rental rate per unit will increase further.

        The community is located in the Southside submarket of Jacksonville, Florida, an area which has historically had high median income (currently $53,155) and low residential vacancy rates (averaging 5.3% in 2002).

        - The Bay Pointe Apartments are located on Baymeadows Rd. approximately on and a quarter miles west from Highway 1. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail, and single-family subdivisions. Immediately north across Baymeadows Rd. are recently built office condos with dentists and other professional tenants. Immediately south of the site is Graven Rd. and a single-family home neighborhood in good condition. Adjacent to the site on the east is a retention pond. East of the pond is Baymeadows Baptist Day School and Kindergarten. Further east along Baymeadows Rd. are single-family homes, small strip malls with restaurants, banks and personal services all in very good condition. Adjacent to the site on the west is another retention pond. West of the pond is the intersection of Graven Rd. and Baymeadows Rd. and the Beauclerc Elementary School.

        - On Princeton Square Blvd. East, directly east from Bay Pointe, is Princeton Square Apartments. Built in 1983, the 288-unit property has a similar unit mix and range of unit sizes. About one block south of Princeton Square is Bentley Green Apartments, with 444 apartments built in 1973. One mile northeast from Bentley Green Apartments, on Southside Blvd., is the Preserves at Deerwood, a 226-unit community built in 1997. About three and one-half miles north of the Preserves at Deerwood is the Antlers with 217 units built in 1970, All of these properties have similar amenities to those at Bay Pointe and share a common attribute of multifamily developments in the area, mature landscaping and park-like settings. The Antlers and Bentley Green Apartments recently underwent significant renovations and reflect the anticipated comparable end result projected for Bay Pointe Apartments upon completion of its respective rehab.

        To continue to compete well with these properties, management has implemented an aggressive marketing campaign and we have started the renovations, which will increase the exterior curb appeal and provide significant upgrades to the interior of the apartment units, as shown in the renovation table above. This strategy along with the strong demand for multifamily housing should keep Bay Pointe competitive in the market.

OAKS AT TIMUQUANA APARTMENTS

        Oaks at Timuquana Apartments is an existing multifamily apartment complex consisting of 228 units located in suburban Jacksonville, Florida. The community consists of 22 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: swimming pool, BBQ/picnic area, resident lounge, fitness center, tennis courts, outdoor basketball court, volleyball court, child's playground and perimeter fencing. There are 96 one-bedroom units, 88 two-bedroom units and 44 three-bedroom units. The apartment units have an average size of 921 square feet. The community was constructed in 1971.

        The purchase price for the community was $11,498,227, paid as follows:
(i) $7,690,000 to the unaffiliated seller of the property; (ii) $1,157,400 in customary closing costs; (iii) $292,650 in origination and financing fees and expenses; (iv) $738,738 prepayment penalty to former mortgage holder; (v) $2,240,841 in renovation costs; (vi) $76,540 in operating reserves; and (vii) $302,058 in preferred return reserves. The major reason why the closing costs for this community (exclusive of reserves and renovation costs) are approximately 10% of the purchase price, is because of the large prepayment penalty paid to the former unaffiliated mortgage holder. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $9,640,000. With current first mortgage debt in the principal amount of $6,474,000, the community's loan-to-value ratio is 67.17%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.

        The following chart details the anticipated renovations which will take place at the property and will be paid for through funds escrowed from the purchase price:

         PROJECT                                                                ESTIMATED COST
         -------------------------------------------------------------------------------------
         Sitework -- Exterior Common Areas                                      $     255,200
         Pool -- Recreation Areas                                                      47,000
         Trash Enclosure Systems                                                       14,250
         Leasing Center Exterior Upgrades                                              25,000
         Maintenance Building Exterior Upgrades                                         7,000
         Plywood Deck Replacement                                                       7,296
         Shingle replacement with 3-tab shingles                                      160,050
         Gutter and Downspout Repairs                                                  39,900
         Attic Fire Rating                                                             27,500
         Exterior Painting                                                             79,750
         Rough Carpentry: Wood Repair and General Exterior Repairs and
         Upgrades                                                                     137,400
         Termite Treatment and Repairs Allowance                                       43,000
         Drywall, Painting and Replacing Light Fixtures                                79,800
         Flooring (Carpet and Vinyl)                                                   87,780
         Kitchen Cabinets                                                              96,900
         Bathroom Fixtures and Accessory Upgrades                                      59,200
         Add Stackable Washers/Dryers                                                 456,000
         Miscellaneous Interior Items                                                  54,720
         Mechanical: HVAC, Plumbing and Electrical Repairs                            180,576
         MEP Engineer and Landscape Architect                                          49,358
         Contingency and General Conditions/Overhead                                  226,454
         ------------------------------------------------------------------------------------
              Sub-Total                                                         $   2,134,134
         Construction Management Fee (5%)                                             106,707
         ------------------------------------------------------------------------------------
              TOTAL                                                             $   2,240,841
         ------------------------------------------------------------------------------------


        Renovations on the property have begun and are expected to be completed in October 2002. It is anticipated that there will be some relocation or loss of tenants during the renovations. A preferred return reserve in the amount of $302,058 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the preferred return reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This preferred return reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        After completion of the renovations, it is anticipated that the physical condition of the community will be sufficiently enhanced to allow us to obtain higher rents. Based upon third-party market studies commissioned by us, monthly rents are expected to increase to between $495 and $550 for one-bedroom units, between $715 and $755 for two-bedroom units, and to approximately $825 for three-bedroom units.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                          YEAR END DECEMBER 31,
                          ---------------------
1998                      1999                   2000                    2001                   2002
----                      ----                   ----                    ----                   ----
91%                       83%                    84%                     92%                    90%

        As of December 31, 2003, the occupancy rate was 92%. Approximately nine units were under renovation, however. Not including these units, the occupancy rate would be 95%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998                   1999           2000           2001           2002
----                   ----           ----           ----           ----
$ 6,776/unit           $ 7,766/unit   $ 7,511/unit   $ 7,833/unit   $ 8,514/unit

        As shown above, Oaks at Timuquana's occupancy and effective annual rental rates have varied over the past few years. Prior to 2001 there was weak demand in the Jacksonville Heights submarket; however, since then, occupancy has stabilized and rental rates have increased. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the renovation and repositioning of the property is completed, the annual rental rate per unit will increase.

        The community is located in the Jacksonville Heights submarket of Jacksonville, Florida, an area which has historically had high median income (currently $42,266) and low residential vacancy rates (averaging 3.6% in 2002).

        - Oaks at Timuquana Apartments are located on Roosevelt Blvd. The neighborhood is a mixture of older multifamily developments, a wide range of commercial-retail and single-family subdivisions. Immediately north along Roosevelt Blvd. are located several restaurants and some light retail. The area is a mixture of light commercial real estate and mature single-family homes. Roosevelt Blvd. runs north alongside U.S. Highway 17 and State Route 15. Immediately south of the site on Allegheny Rd. is a single-family home neighborhood in good condition. Southeast of the subject, three quarters of a mile, is the Jacksonville Naval Air Station. Allegheny Rd. is located adjacent to the site on the east and is the main access to the property. Further east of the property are mature single-family homes, some apartment complexes, open space, and a municipal golf course. To the west across U.S. Highway 17 and State Route 15 is some light retail, a restaurant, and automotive repair shop. Further west is open space and a water inlet to the St. John's River.

        - On State Route 21, two and one-half miles southwest from the Oaks at Timuquana, is Planters Walk. Built in 1970, the 217-unit property has a similar unit mix and range of unit sizes. Approximately three and one-half miles southwest of the Oaks at Timuquana are three comparable properties which are slightly superior; but reflect the anticipated comparable product after rehab of the property. These properties are located along the Interstate 295 beltway and are noted as follows as: The Waterford at Orange Park, with 280 apartments built in 1988, Wellington Place, with 358 units built in 1987, and Westland Park, with 405 units built in 1989. The following properties are all located two to five miles to the north of the Oaks at Timuquana and are considered to be comparable to its current condition: Colonial Forest, a 174-unit building built in 1970, Gregory West a 162-unit building built in 1972, The Preserve at Cedar River a 464-unit building built in 1973, and Mission Springs a 444-unit building built in 1973. All of these properties have similar amenities to those at the Oaks at Timuquana and share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

        To continue to compete well with these properties, management has implemented an aggressive marketing campaign and we have started the renovations, which will increase the exterior curb appeal and provide significant upgrades to the interior of the apartment units, as shown in the renovation table above.

This strategy along with the strong demand for multifamily housing should keep Oaks at Timuquana competitive in the market.

PORTLAND, OREGON, and SALT LAKE CITY, UTAH, COMMUNITIES

        We own interests in two apartment communities in Portland, Oregon, and one apartment community in Salt Lake City, Utah. The Portland, Oregon, communities are Boulder Creek and Bridge Creek, and the Salt Lake City, Utah, community is Settler's Point. To acquire these interests, we borrowed approximately $22,300,000 under our line of credit with BCP Funding, LLC. This amount includes the capital contributions required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our line of credit with BCP Funding, LLC, with respect to this transaction. In addition, the Portland and Salt Lake City communities are encumbered with $39,333,000 of first mortgage debt as of December 31, 2003. We will repay the outstanding portion of our line of credit attributable to these communities from the proceeds of this offering. The outstanding mortgage indebtedness on these communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

        We acquired our interests in the Portland and Salt Lake City communities by forming a wholly owned subsidiary, BCMR Portland, LLC, to acquire a 100% member interest in BC-GFS-II LLC. We paid $21,829,724 for our interest, which is comprised of two classes, Class A ($9,355,595) and Class B ($12,474,128). The Class B contribution is treated as mezzanine financing. We receive a preferred return of 11% on both capital contributions; however, the 16% preferred return at sale is calculated only on the Class A contribution. BC-GFS-II LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-GFS-II LLC is GFS Equity Management LLC, a third party which is not affiliated with us or the Advisor.

        During the terms of the current first mortgage loans on the Portland and Salt Lake City communities, GFC Equity Management LLC is entitled to be paid ..045% per annum from the cash flow of BC-GFS-II LLC as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit paid to the first mortgage holder. GFS Equity Management, LLC is entitled to participate in cash distributions of the Portland and Salt Lake City communities after we (the REIT) have received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

                (i) $50 annually per apartment unit (a total of 1027 units times $50 equals $51,350 annually); and then

                (ii) a 11% preferred return on our unreturned capital contributions (which initially was $21,829,724).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement of our Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

        We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Portland and Salt Lake City communities. Proceeds from the sale of any of the Portland or Salt Lake City communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our Class A capital contributions.

We will receive 75% and GFS Equity Management LLC will received 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.

        An acquisition fee of $421,142 (1.89% of the projected Gross Offering Proceeds related to these communities of approximately $22 million) was paid to an affiliate. This amount will be deducted from the 3.0% Acquisition Fee we have agreed to pay to our Advisor with respect to these communities.

BOULDER CREEK APARTMENTS

        Boulder Creek Apartments is an existing multifamily apartment complex consisting of 296 units located in suburban Portland, Oregon. The community consists of 21 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, ceiling fans, wall-to-wall carpet in living areas, walk-in closets, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/dryer connections, sided by side washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, garages, swimming pool, resident lounge, resident kitchen, and fitness center. There are 71 one-bedroom units, 48 two-bedroom/one-bath units, 129 two-bedroom/two-bath units and 48 three-bedroom units. The apartment units have an average size of 850 square feet. The community was constructed in 1990.

        The purchase price for the community was $17,742,642, paid as follows:
(i) $16,700,000 to the unaffiliated seller of the property; (ii) $579,555 in customary closing costs; (iii) $317,710 in renovation costs; and (iv) $145,377 in operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $18,230,000. With current first mortgage debt in the principal amount of $11,375,000, the community's loan-to-value ratio is 62.40%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages Boulder Creek's sister community Bridge Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Boulder Creek and Bridge Creek and is not considered direct competition to these communities. Boulder Creek and Bridge Creek do compete with each other, however. Each community is overseen by separate investment managers within Pinnacle and has separate leasing teams to maintain a healthy competition between the two communities. However, the communities refer business to each other to provide the best service possible to potential tenants.

        The following chart details the anticipated renovations that will take place at the property and will be paid for through funds escrowed from the purchase price:

                       PROJECT                                  ESTIMATED COST
             -------------------------------------------------------------------
             Appliances                                          $   44,000
             Parking Lot and Handicap Parking                        23,420
             Exterior Stair Rails                                    12,600
             Balconies                                               69,000
             Carport Roof and Fascia Trim                             4,000
             Roofing Repairs                                          3,240
             Water Heaters                                            2,500
             HVAC/Bathroom Exhaust Systems                           54,000
             Plumbing/Basement Unit Drains                            6,000
             Electrical/Infrared Scanning                             3,500
             Life Safety/Fire Extinguisher Location Trim                 50
             Refurbish Clubhouse                                     55,000
             -------------------------------------------------------------------
             TOTAL                                               $  317,710
             -------------------------------------------------------------------

        Renovations on the property have begun and are expected to be completed by the end of 2004. It is not anticipated that there will be any material relocation or loss of tenants during the renovations. Nevertheless, an operating reserve in the amount of $145,377 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the operating reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                       YEAR END DECEMBER 31,
                       ---------------------
1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
Not Available          Not Available     95%                94%                91%

        As of December 31, 2003, the property's occupancy rate was 90%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
Not Available          Not Available     $ 7,020.98/unit    $ 7,288/unit       $ 6,831/unit

        In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens and the renovation and repositioning of the property is completed, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.

        The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area has a median income of $58,491 and an average residential vacancy of just above 5% over the last five years.

        - The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a single-family residential subdivision. Directly south of the property is Boeckman Creek Primary School and Wilsonville High School. Wooded land and farmland is east of the property, which is located outside the Urban Growth Boundary. To the west is Wilsonville Road and across the street is a single-family subdivision. A competing apartment complex is located across Wilsonville Road to the southwest.

        - Boulder Creek's sister property, Bridge Creek, is located about one-half mile southwest. It is a 315-unit property, built in three phases between 1988 and 1990. Bridge Creek has a similar apartment mix but does not offer 2BR/1BA floor plans. It offers a similar range in unit size, and comparable amenities to those at Boulder Creek. Berkshire Court is located on Wilsonville Road across from the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Boulder Creek and has comparable amenities to those offered at Boulder Creek. Hathaway Court is located across Wilsonville Road from the subject and is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Boulder Creek and Berkshire Court but has more 2BR/1BA units than Boulder Creek and offers comparable amenities. Town Center Park is located approximately one mile northwest of the Boulder Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located approximately one and a quarter miles northwest of Boulder Creek. Sundial was built in 1991 and offers an inferior amenity package. Sundial's apartments are smaller than those at Boulder Creek and it does not offer 2BR/1BA units.

        With the enhancements proposed, Boulder Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, recent economic events have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Boulder Creek appears to have been minimal. Boulder Creek offers social and recreational amenities equivalent to those at comparable properties, and the anticipated post-renovation rents would be at competitive levels. The physical improvements proposed are expected to enhance the community's competitive position and improve its income stream.

BRIDGE CREEK APARTMENTS

        Bridge Creek Apartments is an existing multifamily apartment complex consisting of 315 units located in suburban Portland, Oregon. The community consists of 28 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, ceiling fans, wall-to-wall carpet, patios/balconies, cable access, high speed internet access, washer/dryer connections, washer/dryer furnished, and storage closet. Exterior amenities include: carports, garages, outdoor spa, 2 outdoor swimming pools, resident lounge, resident kitchen, fitness center, child's playground and perimeter fencing. There are 80 one-bedroom units, 183 two-bedroom units and 52 three-bedroom units. The apartment units have an average size of 870 square feet. This community was constructed in 1987.

        The purchase price for the community was $20,242,177, paid as follows:
(i) $18,100,000 to the unaffiliated seller of the property; (ii) $606,679 in customary closing costs; (iii) $1,390,435 in renovation costs; and (iv) $145,063 in operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $19,995,000. With current first mortgage debt in the principal amount of $12,958,000, the community's loan-to-value ratio is 64.81%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages Bridge Creek's sister community Boulder Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Bridge Creek and Boulder Creek and is not considered direct competition to these communities. Bridge Creek and Boulder Creek do compete with each other, however. Each community is overseen by separate investment managers within Pinnacle and has separate leasing teams to maintain a healthy competition between the two communities. However, the communities refer business to each other to provide the best service possible to potential tenants.

        The following chart details the anticipated renovations that will take place at the property and will be paid for through funds escrowed from the purchase price:

             PROJECT                                                                 ESTIMATED COST
             -----------------------------------------------------------------------------------------
             Replace Pool Gates with Self-Latching Hardware                           $      1,500
             Install Additional French Drains and Water-Resistive Membrane,
             Repair Footing Tiles                                                           24,000
             Install Barrier Fence to Clubhouse Roof                                         2,600
             Repairs to Irrigation System                                                    1,200
             Sealcoat and Stripe; Minor Repairs                                             25,830
             Balcony & Walkway Entrance Decking Repairs/Replacements                        33,000
             Install Addition Vertical Members to Balcony Guardrails to Create
             Openings to 4" Maximum                                                         70,000
             Replace Kitchen Windows on Level # of the 18-Plex Building with
             1-Hour Rated                                                                   34,500
             Install 1 X 6 Board Enclosure to Close Gap at Exterior Stair
             Stringers                                                                      10,000
             New Vinyl Siding & Trim                                                       800,000
             Gutter Repairs                                                                  5,000
             Roofing Repairs to Assure Roof Performance through Their Remaining
             Useful Life                                                                     5,000
             Moisture Repairs in Bathrooms                                                   2,500
             Repairs/Replacements to Patio Storage Closets                                  51,750
             "Appliances" (PRMC Unit Recap) Micro                                           47,400
             Ramp & Accessible Path to North Leasing Office Building Entrance                2,500

             PROJECT                                                                 ESTIMATED COST
             -----------------------------------------------------------------------------------------
             New Accessible Entrance & Adapt the Public Bathroom at the Leasing
             Office for HC Use                                                               7,500
             Provide Exterior Termination to Upper Floor Bath Exhaust Fan Ducts             25,000
             Replace Ductless Bath Exhaust with Ducted Equipment to Exterior               140,000
             Water Heater Pans in Bedroom Closets                                           20,475
             Direct Water Heater Overflows to Exterior Discharge                             3,150
             Remove and Replace Polybutylene Fixture Connectors                             15,030
             Perform Infrared Scan of Electrical Service Equipment                           3,500
             Replace Pool Heaters                                                            4,000
             Refurbish Two Clubhouses                                                       55,000
             -----------------------------------------------------------------------------------------
                TOTAL                                                                 $  1,390,435
             -----------------------------------------------------------------------------------------

        Renovations on the property have begun and are expected to be completed by the end of 2004. It is not anticipated that there will be any material relocation or loss of tenants during the renovations. Nevertheless, an operating reserve in the amount of $145,063 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the operating reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                       YEAR END DECEMBER 31,
                       ---------------------
1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
Not Available          Not Available     95%                94%                90%

        As of December 31, 2003, the property's occupancy rate was 93%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
Not Available          Not Available     $ 7,493/unit       $ 7,845/unit       $ 7,669/unit

        In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The property was purchased with a plan to renovate and reposition it, and it is management's belief that, as the local real estate market strengthens and the renovation and repositioning of the property is completed, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.

        The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area has a median income of $58,491 and an average residential vacancy of just above 5% over the last 5 years. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens and the renovation and repositioning of the property is completed, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.

        - The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a Hathaway Village apartment complex. Directly south of the property is Wilsonville Road; across the road are some single-family residences and then Wilsonville Memorial Park. The property abuts a Methodist Church and Hathaway Village apartment complex to the east. To the west is a greenbelt followed by Wilsonville Community Center to the south and condos and single-family residences to the north.

        - Bridge Creek's sister property, Boulder Creek, is located about one-half miles northeast, was built in phases between 1988 and 1990. A 296-unit property, it has a similar apartment mix although it includes 2BR/1BA and 2BR/2BA floor plans, similar range in unit size, and comparable amenities to those at Bridge Creek. Berkshire Court is located on Wilsonville Road about one-half mile north of the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Bridge and has comparable amenities to those offered at Bridge Creek. Hathaway Court is located on Wilsonville Road about one-quarter mile north of the subject. It is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Bridge Creek and Berkshire Court but has more 2BR/1BA units than Bridge Creek and offers comparable amenities. Town Center Park is located approximately one mile west of Bridge Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located about one and a quarter miles northwest of Bridge Creek. Built in 1991, Sundial offers an inferior amenity package. Sundial's apartments are smaller than those at Bridge Creek and it does not offer 2BR/1BA units.

        With the enhancements proposed, Bridge Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, recent economic events have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Bridge Creek appears to have been minimal. Bridge Creek offers social and recreational amenities equivalent to those at comparable properties. Renovation of the second clubhouse and pool area provides Bridge Creek an opportunity to differentiate itself through additional amenities and services that competing properties do not provide, and the anticipated post-renovation rents would be at competitive levels. The physical improvements proposed are expected to enhance the community's competitive position and improve its income stream.

SETTLER'S POINT APARTMENTS

        Settler's Point Apartments is an existing multifamily apartment complex consisting of 416 units located in suburban Salt Lake City, Utah. The community consists of 50 two-story buildings on a landscaped setting and includes the following interior amenities: central air, dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, built-in microwave, ceiling fans, wood burning fireplace, wall-to-wall carpet, patios/balconies, vaulted ceilings. cable access, high speed internet access, washer/dryer connections, stacked washer/dryer furnished (288 units), and storage closets. Exterior amenities include: carports, outdoor spa, outdoor swimming pool, fitness center, tennis court, outdoor basketball court and some perimeter fencing. There are 136 one-bedroom units, 56 two-bedroom/one-bath units, and 224 two-bedroom/two-bath units. The apartment units have an average size of 876 square feet. The community was constructed in 1985 and 1986.

        The purchase price for the community was $23,396,250, paid as follows:
(i) $21,500,000 to the unaffiliated seller of the property; (ii) $826,898 in customary closing costs; (iii) $941,700 in renovation costs; and (iv) $127,652 in operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $22,200,000. With current first mortgage debt in the principal amount of $15,000,000, the community's loan-to-value ratio is 67.57%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities in the market not owned by us; however, we do not consider these properties to be direct competition with our communities.

        The following chart details the anticipated renovations that will take place at the property and will be paid for through funds escrowed from the purchase price:

         PROJECT                                                                      ESTIMATED COST
         -------------------------------------------------------------------------------------------
         Patch and Repair Asphalt Paving; Remove Circle Island                        $        5,000
         Parking Pavements - Repair, Sealcoat, Re-stripe                                      30,000
         Repair or Replace Concrete Sidewalks                                                 19,500
         Remove and Replace Apartment Patios                                                  10,000
         Repair Cracked Apartment Patios                                                       9,900
         Repair and Replace Broken Splash Blocks                                               1,000
         Repair Trash Enclosure                                                                  250
         Patch and Repair Cracks in Tenths Court Slab, Resurface                               5,000
         Landscaping                                                                           6,000
         New Site Signage                                                                     30,000
         Allowance for Patio Fence Repairs (Cut Down to 4')                                   20,000
         Analyze and Repair Damaged Side Balconies                                            25,000
         Replace Dual-Paned Window Units                                                       5,000
         Repair Damaged Hardwood Siding                                                          250
         Repair Cracks in Settler's Side Balcony Concrete Topping                             21,600
         Repair Deteriorated Boards in Brookfield Side Balconies and Stairs                    1,500
         Re-Install Concrete Stair Treads                                                        300
         Replace Deteriorated Concrete-Stair Treads at the Settler's Side                        500
         Repair Insect Damage to Building Exterior                                             1,400
         Repair Lightweight-Concrete Topping on Settler's Side Upper-Floor Landings            1,000
         Repair Damaged Downspouts and Replace Missing Sections                                2,500
         Carpet Replacements                                                                  37,400
         Kitchen Cabinets Reface & New Counters                                              150,000
         Refrigerators                                                                        83,200
         Ranges                                                                               72,800
         Re-stripe the Disabled-Access Parking to Be Van-Accessible and Provide
         Compliant Signage                                                                       400
         Modify the Main Entrance Door to the Leasing Office                                   2,500
         Replace Hardware on Leasing Office Restrooms with Lever Handles                         500
         Provide Compliant Signage for the Leasing Office Restrooms                              500
         Budget for One-Time Preventive Maintenance Procedure for Settler's Side AC
         Condensing Units                                                                     14,400
         Replace Brookfield Evaporative-Cooling Units with AC Condensing Units, and
         Cooling Coils in Existing Furnaces                                                  240,000
         Gas Water Heater Replacements                                                         3,500
         Replace Sauna Equipment                                                                 600
         Replace Polybutylene Plumbing Fixture with Copper                                    15,000
         Provide Ground-Fault-Interrupter Receptacles in Kitchens and Bathrooms               21,500
         Replace, Repair, or Re-Connect Bathroom Ceiling Fans                                  3,700
         Settlers Clubhouse                                                                   50,000
         Brookfield Clubhouse                                                                 50,000
         -------------------------------------------------------------------------------------------
              TOTAL                                                                   $      941,700
         -------------------------------------------------------------------------------------------

        Renovations on the property have begun and are expected to be completed by the end of 2004. It is not anticipated that there will be any material relocation or loss of tenants during the renovations. Nevertheless, an operating reserve in the amount of $127,652 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the operating reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                       YEAR END DECEMBER 31,
                       ---------------------
1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
Not Available          Not Available     Not Available      92%                88%

        As of December 31, 2003, the occupancy rate was 95%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
Not Available          Not Available     Not Available      $ 6,992/unit       $ 7,071/unit

        The community is located in Taylorsville, Utah, an area which has historically had high median income (currently $49,512) and higher than normal residential vacancy rates over the past couple of years, mainly due to low mortgage interest rate levels that allow tenants to afford entry-level housing, and an excess supply of inventory related to the Olympic Games and subsequent departure of service and support personnel. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens and the renovation and repositioning of the property is completed, concessions will burn off, the annual rental rates will increase and vacancy will decrease.

        - Settler's Point is located south of the central business district of Salt Lake City, within the Salt Lake Valley, in the city of Taylorsville. The site is conveniently and centrally located between two major freeways, I-15 to the east and I-215 to the west and south. The property's immediate surroundings include a City of Taylorsville park, adjoining to the west and Fore Lakes golf course, a par 3 golf course, adjoining to the south and east. Local shopping is within walking distance and consists of neighborhood centers located north and west of the park. Just to the west, the N/S cross street is Redwood Road, the retail arterial road for the neighborhood. The Primary Market Area is about a 5-mile square with the subject in the approximate center. The majority of competition is lying within that area and the majority of potential prospects are expected to be residing within that area.

        With the enhancements proposed, Settler's Point is expected to compete well in its market. Strategically located with easy access to I-15 and I-215, the community offers an attractive quality of life. The Taylorsville area offers affordable living, excellent access to local shopping, good schools and ready access to major employment centers. The economic slowdown after the winter 2002 Olympic Games should subside and the area return to the more typical growth seen through the 1990s. Settler's Point offers social and recreational amenities equivalent to those at comparable properties and the anticipated post-renovation rents would be competitive. The improvements proposed by us will restore the apartments, buildings, amenities and grounds to a condition that is expected to enhance the community's competitive position, gradually eliminate incentives and improve its income stream.

SEATTLE, WASHINGTON, COMMUNITIES

        We own interests in three apartment communities in Seattle, Washington -- Alderwood, Ridgetop and Wellington. To acquire these interests, we borrowed approximately $7,500,000 under our line of credit with BCP Funding, LLC. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our line of credit with BCP Funding, LLC, with respect to the transaction. In addition, the Seattle communities are encumbered with $30,430,000 of first mortgage debt as well as $6,474,054 of second mortgage debt as of December 31, 2003. We will repay the outstanding portion of our line of credit attributable to these communities as well as the second mortgage debt on the communities, which must be repaid in order to bring our investment in these communities within our leverage limits, from the proceeds of this offering. The outstanding first mortgage indebtedness on the Seattle communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the respective mortgage loans. In addition, we will deduct $435,625 from the 3.0% Acquisition Fee we have agreed to pay the Advisor related to the Seattle communities because of the prepaid Acquisition Fee.

        We originally acquired interests in four apartment communities in Seattle, Washington. One of the communities, Ridgegate, was transferred to an affiliate on March 31, 2004. The affiliate assumed $1,827,869 under our line of credit with BCP Funding LLC. In addition, all of the second mortgage debt attributable to Ridgegate will be paid by the affiliate instead of by us. This represents all of our costs in acquiring Ridgegate. This transaction was not an arm's length transaction. Our affiliate intends to sell the Ridgegate community to a non-affiliate at a substantial profit. We will not participate in any profit earned by our affiliate in the sale of Ridgegate.

        Originally, the Seattle communities were acquired by the Advisor's affiliates before the offering of a publicly registered REIT was finalized. Accordingly, the ownership structure of the Seattle communities is more complicated. This structure has not been and will not be repeated for any other communities we own or may acquire. Here is a history of the purchase and ownership of the Seattle communities.

                (1) In November, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller for a purchase price of $51,366,000.

                (2) In December, 2002, affiliates of the Advisor agreed to acquire the Seattle communities from GFS for possible investment by a group of private investors. GFS agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of the Advisor in return for the payment of the $51,366,000 purchase price plus a subordinated economic interest in the communities and the initial management contract for the communities.

                (3) BC-GFS LLC was formed by John P. Manning, our Chairman and Chief Executive, as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC wre BCMR Special, Inc. and BCMR Seattle, a Limited Partnership, both controlled by our affiliates. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by our affiliates. This complicated structure was previously used when market rate communities were invested in by private investors. The following chart describes the former ownership of the Seattle properties:

                Boston Capital Companion           John P. Manning
                   Limited Partnership            (sole shareholder)
                       |     |                               |
                       |     |                               |
                       |     |                               |
                   100%|     |100%                           |
                       |     |                               |
                       |     |                          BCMR Seattle, Inc.
                       |     |                               |
                       |     |                               |Limited Partner
                       |     |_________  BCMR, Inc.          |
                       |                      |              |
                       |                      |              |
                       |                      |General       |
                       |                      |Partner       |
                       |                      |              |
                       |                      |              |
                       |                      |              |
                       |                      |     BCMR Seattle,
               BCMR Special, Inc.             A Limited Partnership
                          |                                  |
                          |                                  | Member
                          | Managing Member                  |
                          |_________________________  BC-GFS LLC
                                                             |
                                                             | Member
                                                             |
                                                             |
                                                             |
                                                     Operating LLC's
                                                             |
                                                             |
                                                             |
                                                             |
                                                        Communities

                (4) On December 12, 2002, BCMR Seattle, Inc. contributed $9,325,984 to BCMR Seattle, a Limited Partnership, to purchase four Seattle communities, including Ridgegate (which we no longer own). On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC for a purchase price of $54,596,940. The purchase price was funded by payment $8,626,940 of equity, $37,850,000 of first mortgage debt, and $8,120,000 of second mortgage debt.

                (5) An acquisition fee of $435,625 (1.85% of the projected Gross Offering Proceeds related to the Seattle communities of approximately $16.2 million) was paid to an affiliate. This amount will be deducted from the 3.0% Acquisition Fee we have agreed to pay to our Advisor with respect to the Seattle communities.

                (6) During the first quarter of 2003, the Seattle communities were deemed a suitable investment for our REIT. On May 15, 2003, we acquired BCMR Seattle, Inc.'s entire limited partnership interest in BCMR Seattle, A Limited Partnership, by assuming its $9,335,984 of acquisition debt, but paying no additional fees, expenses, or other consideration. This assumed debt was rolled into our line of credit from BCP Funding, LLC This amount included the acquisition debt attributable to Ridgegate, which we no longer own.

        We acquired our interests in the Seattle communities by acquiring a 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a 100% member interest in BC-GFS LLC. We paid $6,936,082 for our limited partner interest in BC-GFS LLC which owns legal fee simple title to the communities through three wholly owned subsidiaries. The general partner of BCMR Seattle, A Limited Partnership, is BCMR, Inc., which is an affiliate of the Advisor. BCMR Special, Inc., which is an affiliate of the Advisor, acts as investor manager of BC-GFS LLC for the purpose of exercising certain consent rights. Neither BCMR, Inc. or BCMR Special, Inc. can exercise any voting rights contrary to our direction or interests. Neither BCMR, Inc. or BCMR Special, Inc. will receive any compensation from this offering or our operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities for the reasons described above and will not be used in any other acquisitions we make. We can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with us or the Advisor.

        GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after we (the REIT) have received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

                (i) $50 annually per apartment unit (a total of 649 units times $50 equals $32,450 annually); and then

                (ii) a 12% preferred return on our unreturned capital contributions (which initially were $6,932,082).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remainng sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.

ALDERWOOD PARK APARTMENTS

        Alderwood Park Apartments is an existing multifamily apartment complex consisting of 188 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, indoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed, outdoor basketball and child's playground. There are 84 one-bedroom units and 104 two-bedroom units. The apartment units have a weighted average size of 762 square feet. The community was constructed in 1982.

        The purchase price for the community was $13,397,470, paid as follows:
(i) $12,410,000 to the unaffiliated seller of the property; (ii) $600,660 in customary closing costs; (iii) $351,750 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised value of the community at the time of closing was $12,950,000. With current first mortgage debt in the principal amount of $9,210,000, the community's loan-to-value ratio is 71.12%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

        The following chart details the anticipated renovations which will take place at the property and will be paid for through funds escrowed from the purchase price:

        PROJECT                                              ESTIMATED COST
        -------------------------------------------------------------------
        Appliances                                           $        5,000
        Balconies and Landings                                       40,000
        Bathroom Fans                                               100,000
        Carpets                                                       5,000
        Carport Fascia Trim                                          20,000
        Clubhouse Remodel                                            35,000
        Electrical/Lighting                                           5,000
        Landscape Irrigation and Drainage                             7,500
        Landscape/Tree Pruning/Entry                                 40,000
        Pool Re-plaster/Furniture                                    17,500
        Re-stripe/Pressure Wash Parking Lot                           5,000
        Sidewalks (ADA)                                              15,000
        Trash Compactor                                              40,000
        -------------------------------------------------------------------
            Sub-Total                                         $     335,000
        Construction Management Fee (5%)                             16,750
        -------------------------------------------------------------------

                                       59

            TOTAL                                             $     351,750
        -------------------------------------------------------------------

        Renovations on the property have been completed. It is not anticipated that there will be any material relocation or loss of tenants during the renovations. Nevertheless, an operating reserve in the amount of $35,060 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the operating reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                       YEAR END DECEMBER 31,
                       ---------------------
1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
Not Available          Not Available     97%                94%                92%

        As of December 31, 2003, the property's occupancy rate was 96%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
$ 8,694/unit           $ 8,231/unit      $ 8,219/unit       $ 8,310/unit       $ 7,685/unit

        In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer selected rent concessions. The property was purchased based on the market conditions that were present in 2002. It is management's belief that, as the local real estate market strengthens, the annual rent rate per unit will increase.

        The community is located in Lynnwood, Washington, an area which has historically had a high median income (currently $59,823) and low residential vacancy rates (averaging 7.3% in 2002).

        - The Alderwood Park Apartments are located on 36th Avenue West, adjacent to the Alderwood Mall. The neighborhood is a mixture of newer multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. One block south of the property is a new senior citizen assisted living development. This development is part of a senior housing campus consisting of townhouses and apartments which are still under construction. Along 36th Avenue are several apartment complexes which are targeting households similar to those attracted to Alderwood Park Apartments. Five of these properties are considered to be comparable properties.

        - On 36th Avenue, directly across from Alderwood Park Apartments, is Alderwood Heights Apartments. Constructed in 1986, this 272-unit property is similar to Alderwood Park Apartments in terms of both unit mix and unit size. About one mile north of Alderwood Park Apartments is Countrywalk Apartments, consisting of 228 apartments that were constructed in 1988, Directly across from Countrywalk Apartments is Orchard Ridge Apartments, a 104-unit community that was constructed in 1989. About one-half mile west of Countrywalk Apartments and Orchard Ridge Apartments is Canyon Springs Apartments, consisting of 254 units that were constructed in 1991. Further north on 36th Avenue, about two miles from Alderwood Park Apartments, is the Renaissance Apartments, a 361-unit gated community with a mixture of one-, two- and three-bedroom apartments that were constructed in 1988. All of these properties have similar amenities to those found at Alderwood Park Apartments and they all share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

        It is our belief that the planned initial renovations, combined with a more aggressive management and leasing staff, will enable Alderwood Park to distinguish itself from the other developments in the area and improve its financial performance.

RIDGETOP APARTMENTS

        Ridgetop Apartments is an existing multifamily apartment complex consisting of 221 units located in suburban Seattle, Washington. The community consists of 24 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor/outdoor spa, indoor swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court, indoor/outdoor basketball court and child's playground. There are 78 one-bedroom units, 95 two-bedroom units and 48 three-bedroom units. The apartment units have a weighted average size of 871 square feet. This community was constructed in 1989.

        The purchase price for the community was $14,076,016, paid as follows:
(i) $13,234,250 to the unaffiliated seller of the property; (ii) $620,856 in customary closing costs; (iii) $185,850 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised value of the community at the time of closing was $13,650,000. With current first mortgage debt in the principal amount of $9,690,000, the community's loan-to-value ratio is 70.99%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

        The following chart details the anticipated renovations which will take place at the property and will be paid for through funds escrowed from the purchase price:


                           PROJECT                                   ESTIMATED COST
                  -----------------------------------------------------------------
                  Appliances                                          $     5,000
                  Balconies and Landings                                   20,000
                  Carpets                                                   5,000
                  Clubhouse Remodel                                        25,000
                  Electrical/Lighting                                       5,000
                  Fire/Safety Compliance                                   18,000
                  Landscape Irrigation and Drainage                        20,000
                  Pool Re-plaster/Furniture/Equipment                      18,000

                  Seal and Re-stripe Parking Lot                           16,000
                  Sidewalks (ADA)                                           5,000
                  Trash Compactor                                          40,000
                  -----------------------------------------------------------------
                  Sub-Total                                           $   177,000
                  Construction Management Fee (5%)                          8,850
                  -----------------------------------------------------------------
                  TOTAL                                               $   185,850
                  -----------------------------------------------------------------


        Renovations on the property have been be completed. It is not anticipated that there will be any material relocation or loss of tenants during the renovations. Nevertheless, an operating reserve in the amount of $35,060 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the operating reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                       YEAR END DECEMBER 31,
                       ---------------------
1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
Not Available          Not Available     96%                97%                97%

        As of December 31, 2003, the property's occupancy rate was 948%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998                   1999              2000               2001               2002
----                   ----              ----               ----               ----
$ 6,776/unit           $ 7,766/unit      $ 7,511/unit       $ 7,833/unit       $ 8,514/unit

        The community is located in Silverdale, Washington, an area which has historically had high median income (currently $47,818) and low residential vacancy rates (averaging 2.4% in 2002).

        - Ridgetop Apartments is located about a mile and one-half from State Highway 3, the primary north-south route serving Kitsap County. The neighborhood is a mixture of newer multifamily developments, neighborhood retail, service stations, public schools and single-family subdivisions. Many of the single-family home subdivisions in the neighborhood were developed in the last ten years and sales prices average between $150,000 and $175,000.

        - Five apartment properties located in the Silverdale area were selected as comparable properties. Outlook Apartments, situated less than a mile north of the Ridgetop Apartments, consists of 210 units. Constructed in 1991, Outlook Apartments offers similar amenities to those provided at Ridgetop Apartments.

        - Ridgetop Apartments' sister property, Wellington Apartments, is located approximately two miles to the southwest, across from the Kitsap Mall. Wellington Apartments, constructed in 1989, is a 240-unit property in a residential area with large multifamily developments and single-family tract home subdivisions. Wellington Apartments has a similar apartment mix, range in unit size, and comparable amenities to those offered at Ridgetop Apartments.

        - Also located in the Ridgetop Apartments area is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Ridgetop Apartments.

        - Santa Fe Ridge Apartments is located only about two blocks north of the Ridgetop Apartments. Santa Fe Ridge Apartments, which was constructed in 1992, is comprised of 240 units of similar size and unit mix to that of Ridgetop Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Ridgetop Apartments.

        - Olympic Village Apartments, with 340 units, is located in Bremerton, less than three miles southeast of Ridgetop Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Ridgetop Apartments.

        Ridgetop Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that this presence will change in the foreseeable future.

        It is our belief that the planned initial renovations, combined with a more aggressive management and leasing staff, will enable Ridgetop to distinguish itself from the other developments in the area and improve its financial performance.

WELLINGTON APARTMENTS

        Wellington Apartments is an existing multifamily apartment complex consisting of 240 units located in suburban Seattle, Washington. The community consists of 16 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, outdoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court, indoor/outdoor basketball court and playground. There are 132 one-bedroom units and 108 two-bedroom units. The apartment units have a weighted average size of 948 square feet. The community was constructed in 1988.

        The purchase price for the community was $16,744,073, paid as follows:
(i) $15,635,000 to the unaffiliated seller of the property; (ii) $738,013 in customary closing costs; (iii) $336,000 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised value of the community at the time of closing was $15,650,000. With current first mortgage debt in the principal amount of $11,530,000, the community's loan-to-value ratio is 73.67%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

        The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.

        The following chart details the anticipated renovations which will take place at the property and will be paid for through funds escrowed from the purchase price:

                               PROJECT                      ESTIMATED COST
             -------------------------------------------------------------
             Appliances                                     $        5,000
             Balconies and Landings                                 60,000
             Carpets                                                 5,000
             Clubhouse Remodel                                      30,000
             Electrical/Lighting                                    10,000
             Fire Safety Compliance                                 17,000
             Landscape Irrigation and Drainage                      40,000
             Pool Re-Plaster/Furniture                              18,000
             Seal Coat and Re-stripe Lot/Curbs                      30,000
             Sidewalks (ADA)                                         5,000
             Windows                                               100,000
             -------------------------------------------------------------
                Sub-Total                                   $      320,000
             Construction Management Fee (5%)                       16,000
             -------------------------------------------------------------
                TOTAL                                       $      336,000
             -------------------------------------------------------------

        Renovations on the property have been completed. It is not anticipated that there will be any material relocation or loss of tenants during the renovations. Nevertheless, an operating reserve in the amount of $35,060 was funded from the proceeds of the purchase price and is available to supplement the income of the community during the renovation process to the extent needed. Proceeds from the operating reserve can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Boston Private Bank & Trust Company and any withdrawals from this reserve require our consent and signature.

        All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:

                YEAR END DECEMBER 31,
                ---------------------
1998            1999               2000          2001           2002
----            ----               ----          ----           ----
Not Available   Not Available      95%           96%            97%

        As of December 31, 2003, the property's occupancy rate was 95%.

        The average effective annual rental per unit for each of the last five years is as follows:

1998            1999               2000          2001           2002
----            ----               ----          ----           ----

                                       64

$ 7,210/unit    $ 7,907/unit       $ 7,642/unit  $ 8,080 /unit  $ 8,649/unit

        The community is located in Silverdale, Washington, an area which has historically had high median income (currently $47,818) and low residential vacancy rates (averaging 2.4% in 2002).

        - Wellington Apartments is located across from and just west of the Kitsap Mall. The area is comprised of numerous neighborhood retail centers that are typically developed adjacent to regional malls, service businesses and agencies, restaurants, healthcare services, apartments and single-family subdivisions. Many of the single-family subdivisions in the neighborhood were developed in the last ten years and sales prices average between $150,000 and $175,000.

        - Five apartment properties located in the Silverdale area were selected for purposes of comparison. Outlook Apartments, situated about one and a half miles northeast of Wellington Apartments, consists of 210-units. Constructed in 1991, Outlook Apartments offers similar amenities to those provided at Wellington Apartments.

        - Wellington Apartments' sister property, Ridgetop Apartments, is located approximately two miles northeast along Ridgetop Boulevard and less than a mile from the Harrison Silverdale Healthcare Campus. Ridgetop Apartments, which was constructed in 1989, is a 221-unit property located in a residential area with large multifamily developments and single-family tract home subdivisions. Ridgetop Apartments has a similar apartment mix, range in unit size and comparable amenities to those offered at Wellington Apartments.

        - Also located close to Ridgetop Apartments is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Wellington Apartments.

        - Santa Fe Ridge Apartments is located northeast of Wellington Apartments and is only about two blocks from Ridgetop Apartments. Santa Fe Ridge Apartments, which was built in 1992, is comprised of 240 units of similar size and unit mix to that of Wellington Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Wellington Apartments.

        - Olympic Village Apartments, with 340 units, is located approximately three miles southeast of Wellington Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Wellington Apartments.

        Wellington Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that thus presence will change in the foreseeable future.

        It is our belief that the planned initial renovations, combined with a more aggressive management and leasing staff, will enable Wellington to distinguish itself from the other developments in the area and improve its financial performance.

        The following are consolidated audited income statements for all of the communities for the fiscal year ended December 31, 2003, and unaudited financial information for the three-month period ended March 31, 2003.

        A detailed market analysis was completed in order to obtain additional material information to assess the communities' financial viability. The survey concluded that the current rents and occupancy levels are comparable with the rents charged and occupancy levels in similar properties in the market area. The study did note a prevalence of rent incentives which were typically one month's free rent. The communities typically offer one month free rent for new tenants and this is reflected in the current financial information. In addition, the core unit expense in 2003 is comparable with the operating expenses of similarly situated communities in the Seattle area.

        The Advisor is unaware of any material factors relating to the communities that would cause the reported financial information not to be indicative of future operating results.

      COMBINED STATEMENT OF GROSS INCOME AND DIRECT OPERATING EXPENSES AND
                          INDEPENDENT AUDITORS' REPORT

              BAY POINTE APARTMENTS, OAKS AT TIMUQUANA APARTMENTS,
                        AND SPICEWOOD SPRINGS APARTMENTS
                         THE "JACKSONVILLE COMMUNITIES"

                                DECEMBER 31, 2002

[LETTERHEAD OF REZNICK FEDDER & SILVERMAN]

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

        We have audited the accompanying Combined Statement of Gross Income and Direct Operating Expenses of the Jacksonville Communities for the year ended December 31, 2002. This Combined Statement of Gross Income and Direct Operating Expenses is the responsibility of the management of the Jacksonville Communities. Our responsibility is to express an opinion on the Combined Statement of Gross Income and Direct Operating Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Statement of Gross Income and Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Gross Income and Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Combined Statement of Gross Income and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of the Jacksonville Communities revenues and expenses.

        In our opinion, the Combined Statement of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Jacksonville Communities for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        Our audit was made for the purpose of forming an opinion on the Combined Statement of Gross Income and Direct Operating Expenses. The supplemental information is presented for purposes of additional analysis and is not a required part of the Combined Statement of Gross Income and Direct Operating Expenses. Such information has been subjected to the auditing procedures applied in the audit of the Combined Statement of Gross Income and Direct Operating Expenses and, in our opinion, is fairly stated in all material respects in relation to the Combined Statement of Gross Income and Direct Operating Expenses.

/s/ Reznick Fedder & Silverman

Atlanta, Georgia
November 14, 2003

                          The Jacksonville Communities

                       COMBINED STATEMENT OF GROSS INCOME
                          AND DIRECT OPERATING EXPENSES

                                   FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                   JANUARY 1, 2003 TO     JANUARY 1, 2003 TO
                                      MAY 27, 2003          MARCH 31, 2003       FOR THE YEAR ENDED
                                       (UNAUDITED)            (UNAUDITED)        DECEMBER 31, 2002
Revenue
  Rents                            $         2,861,367    $         1,743,103    $        7,077,543
  Less:
     Vacancies                                (278,756)              (171,798)             (705,370)
  Miscellaneous other income
     Utility reimbursement                      73,099                 41,639               157,672
     Tenant charges                            243,080                131,947               472,180
     Interest income                                 -                      -                 5,412
                                   -------------------    -------------------    ------------------
                                             2,898,790              1,744,891             7,007,437
                                   -------------------    -------------------    ------------------

Expenses
  Payroll                                      394,712                229,548               889,078
  Utilities                                    185,110                118,806               506,187
  Repairs and maintenance                      391,102                247,176             1,038,766
  Taxes                                        211,908                127,804               513,853
  Management fees                              138,118                 81,535               320,794
  Professional fees                             11,664                 10,556                56,454
  Advertising                                   32,336                 21,023                90,575
  Administrative                                34,368                 20,103                78,344
  Insurance                                    118,488                 63,596               224,394
                                   -------------------    -------------------    ------------------
                                             1,517,806                920,147             3,718,445
                                   -------------------    -------------------    ------------------
     Net operating income          $         1,380,984    $           824,744    $        3,288,992
                                   ===================    ===================    ==================


See notes to combined statement of gross income and direct operating expenses.

                          The Jacksonville Communities

                         NOTES TO COMBINED STATEMENT OF
                   GROSS INCOME AND DIRECT OPERATING EXPENSES

                                December 31, 2002

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accompanying combined statement of gross income and direct operating expenses consists of three market rate apartment complexes: a 300 unit apartment complex in Jacksonville, Florida known as Bay Pointe Apartments, a 228 unit apartment complex in Jacksonville, Florida known as Oaks at Timuquana Apartments and a 512 unit apartment complex in Jacksonville, Florida known as Spicewood Springs Apartments (herein referred to as the "Jacksonville Communities").

        Bay Pointe Apartments and Oaks at Timuquana Apartments are subsidiaries of Vestcor Equities, Inc. Spicewood Springs Apartments is a wholly owned subsidiary of Equity Residential, a Maryland real estate investment trust. During May 2003, the Jacksonville Communities were purchased by BC - Bainbridge, LLC, a Delaware limited liability company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of the Jacksonville Communities.

        The accompanying combined statement of gross income and direct operating expenses was prepared in order present the combined statement of gross income and direct operating expenses of the Jacksonville Communities in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing the Jacksonville Communities are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

        A summary of significant accounting policies follows.

        PRINCIPLES OF ACCOUNTING

        The combined statement of gross income and direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of the Jacksonville Communities. A complete presentation of the Jacksonville Communities financial statements in accordance with accounting principles generally accepted in the United States of America, which would have included a balance sheet and statement of cash flows, was not presented in order to follow prescribed reporting requirements by the SEC.

        PRINCIPLES OF COMBINATION

        The accompanying combined statement of gross income and direct operating expenses includes the accounts of the Jacksonville Communities. All intercompany transactions were eliminated in the combination.

        USE OF ESTIMATES

        The preparation of the combined statement of gross income and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        RENTAL INCOME

        Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each community and tenants of each community are operating leases.

        INCOME TAXES

        No provision or benefit for income taxes has been included in the combined statement of gross income and direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners of each community individually.

        ACCOUNTS RECEIVABLE AND BAD DEBTS

        Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                            SUPPLEMENTAL INFORMATION

                          The Jacksonville Communities

  COMBINING SCHEDULE OF GROSS INCOME AND DIRECT OPERATING EXPENSES BY COMMUNITY

                          Year ended December 31, 2002

                                   BAY POINTE     OAKS AT TIMUQUANA    SPICEWOOD SPRINGS    ELIMINATING
                                   APARTMENTS     APARTMENTS           APARTMENTS           ENTRIES       TOTAL
                                   -----------    -----------------    -----------------    -----------   -----------
Revenue
  Rents                            $ 1,959,620    $       1,517,890    $       3,600,033    $         -   $ 7,077,543
  Less:
    Vacancies                         (210,605)            (161,599)            (333,166)             -      (705,370)
  Miscellaneous other income
    Utility reimbursement                    -                    -              157,672              -       157,672
    Tenant charges                     195,019               70,198              206,963              -       472,180
    Interest income                        635                4,721                   56              -         5,412
                                   -----------    -----------------    -----------------    -----------   -----------
                                     1,944,669            1,431,210            3,631,558              -     7,007,437
                                   -----------    -----------------    -----------------    -----------   -----------
Expenses
  Payroll                              252,783              238,363              397,932              -       889,078
  Utilities                            148,179              112,270              245,738              -       506,187
  Repairs and maintenance              323,957              193,570              521,239              -     1,038,766
  Taxes                                125,336               98,465              290,052              -       513,853
  Management fees                      104,808               71,102              144,884              -       320,794
  Professional fees                     31,559               16,190                8,705              -        56,454
  Advertising                           33,372               28,774               28,429              -        90,575
  Administrative                        21,067               19,513               37,764              -        78,344
  Insurance                             95,986               64,136               64,272              -       224,394
                                   -----------    -----------------    -----------------    -----------   -----------
                                     1,137,047              842,383            1,739,015              -     3,718,445
                                   -----------    -----------------    -----------------    -----------   -----------
Net operating income               $   807,622    $         588,827    $       1,892,543    $         -   $ 3,288,992
                                   ===========    =================    =================    ===========   ===========

                        See independent autitors' report

        COMBINED STATEMENT OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                BOULDER CREEK APARTMENTS, BRIDGE CREEK APARTMENTS
                         AND SETTLER'S POINT APARTMENTS
                  THE "PORTLAND AND SALT LAKE CITY COMMUNITIES"

                                DECEMBER 31, 2002

[LETTERHEAD OF REZNICK FEDDER & SILVERMAN]

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

        We have audited the accompanying Combined Statement of Gross Income and Direct Operating Expenses of the Portland and Salt Lake City Communities for the year ended December 31, 2002. This Combined Statement of Gross Income and Direct Operating Expenses is the responsibility of the management of the Portland and Salt Lake City Communities. Our responsibility is to express an opinion on the Combined Statement of Gross Income and Direct Operating Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Statement of Gross Income and Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Gross Income and Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Combined Statement of Gross Income and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of the Portland and Salt Lake City Communities revenues and expenses.

        In our opinion, the Combined Statement of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Portland and Salt Lake City Communities for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        Our audit was made for the purpose of forming an opinion on the Combined Statement of Gross Income and Direct Operating Expenses. The supplemental information is presented for purposes of additional analysis and is not a required part of the Combined Statement of Gross Income and Direct Operating Expenses. Such information has been subjected to the auditing procedures applied in the audit of the Combined Statement of Gross Income and Direct Operating Expenses and, in our opinion, is fairly stated in all material respects in relation to the Combined Statement of Gross Income and Direct Operating Expenses.

/s/ Reznick Fedder & Silverman

Atlanta, Georgia
September 8, 2003

                   The Portland and Salt Lake City Communities

                       COMBINED STATEMENT OF GROSS INCOME
                          AND DIRECT OPERATING EXPENSES

                                   FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                   JANUARY 1, 2003 TO     JANUARY 1, 2003 TO
                                      MAY 29, 2003          MARCH 31, 2003       FOR THE YEAR ENDED
                                       (UNAUDITED)            (UNAUDITED)        DECEMBER 31, 2002
Revenue
  Rents                            $         3,031,532    $         1,869,685    $        7,681,805
  Less:
     Vacancies                                (375,842)              (226,312)             (908,476)
     Casualty Loss                                   -                      -                  (357)
  Miscellaneous other income
     Utility reimbursement                     102,373                 90,196               475,874
     Tenant charges                            228,476                108,863               322,558
                                   -------------------    -------------------    ------------------
                                             2,986,539              1,842,432             7,571,404
                                   -------------------    -------------------    ------------------

Expenses
  Repairs and maintenance                      529,759                371,761             1,702,667
  Payroll                                      406,868                239,186               937,007
  Utilities                                    237,254                155,054               671,021
  Taxes                                        260,703                151,061               582,797
  Management fees                              119,910                 73,986               304,104
  Advertising                                   64,567                 36,826               139,647
  Insurance                                     47,696                 30,426               128,940
  Administrative                                31,008                 15,782                51,838
                                   -------------------    -------------------    ------------------
                                             1,697,765              1,074,082             4,518,021
                                   -------------------    -------------------    ------------------
     Net operating income          $         1,288,774    $           768,350    $        3,053,383
                                   ===================    ===================    ==================


  See notes to combined statement of gross income and direct operating expenses

                   The Portland and Salt Lake City Communities

                         NOTES TO COMBINED STATEMENT OF
                   GROSS INCOME AND DIRECT OPERATING EXPENSES

                                December 31, 2002

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accompanying combined statement of gross income and direct operating expenses consists of three market rate apartment complexes: a 296 unit apartment complex in Wilsonville, Oregon known as Boulder Creek Apartments, a 315 unit apartment complex in Wilsonville, Oregon known as Bridge Creek Apartments, and a 416 unit apartment complex in Taylorsville, Utah known as Settler's Point Apartments (herein referred to as the "Portland and Salt Lake City Communities").

        The Portland and Salt Lake City Communities are wholly owned subsidiaries of Equity Residential, a Maryland real estate investment trust. On May 30, 2003, the Portland and Salt Lake City Communities were purchased by BC-GFS II, LLC, a Delaware limited liability company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of the Portland and Salt Lake City Communities.

        The accompanying combined statement of gross income and direct operating expenses was prepared in order to present the combined statement of gross income and direct operating expenses of the Portland and Salt Lake City Communities in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing the Portland and Salt Lake City Communities are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

        A summary of significant accounting policies follows.

        PRINCIPLES OF ACCOUNTING

        The combined statement of gross income and direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of the Portland and Salt Lake City Communities. A complete presentation of the Portland and Salt Lake City Communities financial statements in accordance with accounting principles generally accepted in the United States of America, which would have included a balance sheet and statement of cash flows, was not presented in order to follow prescribed reporting requirements by the SEC.

        PRINCIPLES OF COMBINATION

        The accompanying combined statement of gross income and direct operating expenses includes the accounts of the Portland and Salt Lake City Communities. All intercompany transactions were eliminated in the combination.

        USE OF ESTIMATES

        The preparation of the combined statement of gross income and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        RENTAL INCOME

        Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each community and tenants of each community are operating leases.

        INCOME TAXES

        No provision or benefit for income taxes has been included in the combined statement of gross income and direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners of each community individually.

        ACCOUNTS RECEIVABLE AND BAD DEBTS

        Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                            SUPPLEMENTAL INFORMATION

                   The Portland and Salt Lake City Communities

  COMBINING SCHEDULE OF GROSS INCOME AND DIRECT OPERATING EXPENSES BY COMMUNITY

                          Year Ended December 31, 2002


                                             BOULDER CREEK    BRIDGE CREEK     SETTLER'S POINT    ELIMINATING
                                               APARTMENTS      APARTMENTS         APARTMENTS        ENTRIES        TOTAL
                                             -------------    -------------    ---------------    -----------   -----------
Revenue
  Rents                                      $   2,242,169    $   2,452,750    $     2,986,886    $         -   $ 7,681,805
  Less:
    Vacancies                                     (220,320)        (278,036)          (410,120)             -      (908,476)
    Casualty loss                                        -                -               (357)             -          (357)
  Miscellaneous other income                                                                                -
    Late fees, deposit forfeitures, etc.           137,712          132,145            206,017              -       475,874
    Utility reimbursement                           83,459           90,419             67,361              -       241,239
    Nonrefundable move-in fees                      24,680           27,525             29,114              -        81,319
                                             -------------    -------------    ---------------    -----------   -----------
                                                 2,267,700        2,424,803          2,878,901              -     7,571,404
                                             -------------    -------------    ---------------    -----------   -----------
Expenses
  Repairs and maintenance                          412,245          420,761            869,661              -     1,702,667
  Payroll                                          233,427          282,752            420,828              -       937,007
  Utilities                                        301,051          239,964            130,006              -       671,021
  Taxes                                            226,283          229,462            127,052              -       582,797
  Management fees                                   91,298           97,115            115,691              -       304,104
  Advertising                                       42,670           42,208             54,769              -       139,647
  Insurance                                         37,164           39,552             52,224              -       128,940
  Administrative                                    16,798           16,704             18,336              -        51,838
                                             -------------    -------------    ---------------    -----------   -----------
                                                 1,360,936        1,368,518          1,788,567              -     4,518,021
                                             -------------    -------------    ---------------    -----------   -----------
    Net operating income                     $     906,764    $   1,056,285    $     1,090,334    $         -   $ 3,053,383
                                             =============    =============    ===============    ===========   ===========

                        See independent auditors' report

      COMBINED STATEMENT OF GROSS INCOME AND DIRECT OPERATING EXPENSES AND
                          INDEPENDENT AUDITORS' REPORT

                ALDERWOOD PARK APARTMENTS, RIDGEGATE APARTMENTS,
                 RIDGETOP APARTMENTS, AND WELLINGTON APARTMENTS
                            THE "SEATTLE COMMUNITIES"

                                DECEMBER 31, 2002

[LETTERHEAD OF REZNICK FEDDER & SILVERMAN]

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

        We have audited the accompanying Combined Statement of Gross Income and Direct Operating Expenses of the Seattle Communities as of and for the year ended December 31, 2002. This Combined Statement of Gross Income and Direct Operating Expenses is the responsibility of the management of the Seattle Communities. Our responsibility is to express an opinion on the Combined Statement of Gross Income and Direct Operating Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Statement of Gross Income and Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Gross Income and Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Combined Statement of Gross Income and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of the Seattle Communities revenues and expenses.

        In our opinion, the Combined Statement of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Seattle Communities for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        Our audit was made for the purpose of forming an opinion on the Combined Statement of Gross Income and Direct Operating Expenses. The supplemental information is presented for purposes of additional analysis and is not a required part of the Combined Statement of Gross Income and Direct Operating Expenses. Such information has been subjected to the auditing procedures applied in the audit of the Combined Statement of Gross Income and Direct Operating Expenses and, in our opinion, is fairly stated in all material respects in relation to the Combined Statement of Gross Income and Direct Operating Expenses.

/s/ Reznick Fedder & Silverman

Atlanta, Georgia
July 2, 2003

                             The Seattle Communities

                       COMBINED STATEMENT OF GROSS INCOME
                          AND DIRECT OPERATING EXPENSES

                                      FOR THE PERIOD FROM
                                        JANUARY 1, 2003
                                        TO MARCH 31, 2003    FOR THE YEAR ENDED
                                          (UNAUDITED)        DECEMBER 31, 2002
Revenue
  Rents                               $         1,655,738    $        6,762,559
  Less:
     Vacancies                                    (80,515)             (326,853)
     Casualty loss                                      -               (13,973)
  Miscellaneous other income
     Utility reimbursement                         68,848               303,546
     Tenant charges                               137,896               429,307
                                      -------------------    ------------------
                                                1,781,967             7,154,586
                                      -------------------    ------------------

Expenses
  Payroll                                         164,602               690,841
  Utilities                                       146,560               598,235
  Repairs and maintenance                         134,895               575,218
  Taxes                                           120,123               473,004
  Management fees                                  71,769               288,542
  Advertising                                      26,011               104,923
  Administrative                                   23,394                94,986
  Insurance                                        27,124                92,279
                                      -------------------    ------------------
                                                  714,478             2,918,028
                                      -------------------    ------------------
           Net operating income       $         1,067,489    $        4,236,558
                                      ===================    ==================

  See notes to combined statement of gross income and direct operating expenses

                             The Seattle Communities

                         NOTES TO COMBINED STATEMENT OF
                   GROSS INCOME AND DIRECT OPERATING EXPENSES

                                December 31, 2002

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accompanying combined statement of gross income and direct operating expenses consists of four market rate apartment complexes: a 188 unit apartment complex in Lynwood, Washington known as Alderwood Park Apartments, a 153 unit apartment complex in Kent, Washington known as Ridgegate Apartments, a 221 unit apartment complex in Silverdale, Washington known as Ridgetop Apartments, and a 240 unit apartment complex in Silverdale, Washington known as Wellington Apartments (herein referred to as the "Seattle Communities").

        Prior to December 16, 2002, the Seattle Communities were wholly owned subsidiaries of Equity Residential, a Maryland real estate investment trust. On December 16, 2002, The Communities were purchased by BC - GFS, LLC, a Delaware limited liability company to acquire, improve, fmance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of the Seattle Communities.

        The accompanying combined statement of gross income and direct operating expenses was prepared in order present the combined statement of gross income and direct operating expenses of the Seattle Communities in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing the Seattle Communities are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

        A summary of significant accounting policies follows.

        PRINCIPLES OF ACCOUNTING

        The combined statement of gross income and direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of the Seattle Communities.

        PRINCIPLES OF COMBINATION

        The accompanying combined statement of gross income and direct operating expenses includes the accounts of the Seattle Communities. No intercompany transactions were eliminated in the combination.

        USE OF ESTIMATES

        The preparation of the combined statement of gross income and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        RENTAL INCOME

        Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each community and tenants of each community are operating leases.

        INCOME TAXES

        No provision or benefit for income taxes has been included in the combined statement of gross income and direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners of each community individually.

        ACCOUNTS RECEIVABLE AND BAD DEBTS

        Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                            SUPPLEMENTAL INFORMATION

                             The Seattle Communities


  COMBINING SCHEDULE OF GROSS INCOME AND DIRECT OPERATING EXPENSES BY COMMUNITY

                          Year ended December 31, 2002

                                             ALDERWOOD PARK    RIDGEGATE        RIDGETOP           WELLINGTON
                                             APARTMENTS        APARTMENTS       APARTMENTS         APARTMENTS     TOTAL
                                             --------------    -------------    ---------------    -----------    -----------
Revenue
   Rents                                     $    1,518,630    $   1,324,955    $     1,858,436    $ 2,060,538    $ 6,762,559
   Less:
      Vacancies                                    (134,069)         (57,807)           (58,815)       (76,162)      (326,853)
      Casualty loss                                 (12,504)          (1,469)                 -              -        (13,973)
   Miscellaneous other income
      Utility reimbursement                          73,211           58,776             84,504         87,055        303,546
      Late fees, deposit forfeitures, etc.           76,381           49,264             65,577         68,283        259,505
      Nonrefundable move-in fees                     28,690           14,285             33,846         40,174        116,995
      Parking                                             -           17,948                  -         34,859         52,807
                                             --------------    -------------    ---------------    -----------    -----------
                                                  1,550,339        1,405,952          1,983,548      2,214,747      7,154,586
                                             --------------    -------------    ---------------    -----------    -----------
Expenses
   Payroll                                          170,351          167,062            178,385        175,043        690,841
   Utilities                                        119,068          124,084            180,117        174,966        598,235
   Repairs and maintenance                          147,567          130,162            144,197        153,292        575,218
   Taxes                                            102,083          100,304            126,773        143,844        473,004
   Management fees                                   65,020           56,258             78,849         88,415        288,542
   Advertising                                       28,615           32,825             24,837         18,646        104,923
   Administrative                                    24,835           19,479             23,543         27,129         94,986
   Insurance                                         21,637           17,611             25,421         27,610         92,279
                                             --------------    -------------    ---------------    -----------    -----------
                                                    679,176          647,785            782,122        808,945      2,918,028
                                             --------------    -------------    ---------------    -----------    -----------
Net income                                   $      871,163    $     758,167    $     1,201,426    $ 1,405,802    $ 4,236,558
                                             ==============    =============    ===============    ===========    ===========

                        See independent auditors' report

     SELECTED PROFORMA PORTFOLIO INFORMATION AND SCHEDULE OF UNDERLYING REIT
                                    EXPENSES

                                                                    PORTLAND AND    PORTLAND AND
                                    SEATTLE          SEATTLE         SALT LAKE        SALT LAKE      JACKSONVILLE    JACKSONVILLE
                                   PORTFOLIO     PORTFOLIO (1)(2)    PORTFOLIO      PORTFOLIO (2)     PORTFOLIO      PORTFOLIO (2)
                                  ------------   ----------------   ------------   ---------------   ------------   ---------------
                                   HISTORICAL       PRO FORMA        HISTORICAL       PRO FORMA       HISTORICAL       PRO FORMA
                                  MAY 15, 2003   JANUARY 1, 2003    MAY 30, 2003   JANUARY 1, 2003   MAY 22, 2003   JANUARY 1, 2003
                                    THROUGH          THROUGH          THROUGH          THROUGH         THROUGH          THROUGH
                                  DECEMBER 31,    DECEMBER 31,      DECEMBER 31,    DECEMBER 31,     DECEMBER 31,    DECEMBER 31,
                                      2003            2003              2003            2003             2003            2003
TOTAL REVENUE                     $  7,322,912   $      7,756,714   $  4,270,443   $     7,256,982   $  4,222,299   $     7,121,089
                                  ------------   ----------------   ------------   ---------------   ------------   ---------------
OPERATING COSTS
  Property operating costs           3,383,412          3,263,515      2,429,235         4,095,992      2,004,486         3,487,924
  General and administrative           293,583            295,726        247,438           278,446        225,966           260,334
  Depreciation and amortization      1,385,739          1,130,535        792,253         1,350,595        948,356         1,506,996
  Other expenses                        55,236            166,737        134,190           210,040              -            94,625
                                  ------------   ----------------   ------------   ---------------   ------------   ---------------

                                     5,117,970          4,856,513      3,603,106         5,935,073      3,178,798         5,349,879
                                  ------------   ----------------   ------------   ---------------   ------------   ---------------

    OPERATING INCOME                 2,204,942          2,900,206        667,337         1,321,909      1,043,501         1,771,210
                                  ------------   ----------------   ------------   ---------------   ------------   ---------------

INTEREST EXPENSE                     2,522,221          2,707,736        898,803         1,540,805        911,050         1,540,783
                                  ------------   ----------------   ------------   ---------------   ------------   ---------------

NET LOSS FROM PORTFOLIO
  OPERATIONS                          (317,279)           192,470       (231,466)         (218,896)       132,451           230,427

OTHER EXPENSES
  Interest expense on line of
    credit - affiliate (3)             430,479            708,774      1,223,398         2,120,079      1,399,027         2,370,637
  Organizational expenses              429,045            429,045        494,796           494,796        502,565           502,565
  Portfolio Management Fees            143,464            143,464         90,018            90,018         86,855            86,885
                                  ------------   ----------------   ------------   ---------------   ------------   ---------------

                                     1,002,988          1,281,283      1,808,212         2,704,893      1,988,447         2,960,057
                                  ------------   ----------------   ------------   ---------------   ------------   ---------------

NET INCOME / (LOSS)               $ (1,320,267)  $     (1,088,813)  $ (2,039,678)  $    (2,923,789)  $ (1,855,996)  $    (2,729,630)
                                  ============   ================   ============   ===============   ============   ===============

  REIT Adjustments
  Reverse interest expense on
    line of credit - affiliate                            708,774                        2,120,079                        2,370,637
  Reverse interest on mezzanine
    financing                                             818,886                                -                                -
  Reverse depreciation and
    amortization (4)                                    1,130,535                        1,350,595                        1,506,996
  Reverse organizational
    expenses (5)                                          429,045                          494,796                          502,565
  Reverse portfolio management
    fees (6)                                              143,464                           90,018                           86,855
  REIT management fees                                   (333,016)                        (458,720)                        (448,377)
  Deferral of REIT management
    fee (7)                                                     -                          453,130                                -
  Adjustments related to REIT
    ownership (8)                                               -                          451,944                          688,598
                                                 ----------------                  ---------------                  ---------------

ADJUSTED NET INCOME / (LOSS)                     $      1,808,875                  $     1,578,053                  $     1,977,644
                                                 ================                  ===============                  ===============

Projected shareholder equity (9)                 $     16,833,939                  $    26,300,872                  $    29,409,204
                                                 ================                  ===============                  ===============

Projected Dividend to Investors                              10.7%                             6.0%                             6.7%
                                                 ================                  ===============                  ===============

(1) Represents adjustment for the sale of Ridgegate Apartments which occurred in April 2004. All operating activity relating to Ridgegate has been deleted.

(2) Represents activity for the 12 month period ending December 31, 2003 of all operating revenues and expenses incurred.

(3) Represents interest expense assuming line of credit was outstanding for all of 2003.

(4)     Non cash item not used to calculate dividends.

(5)     To be paid from offering proceeds and not from operations.

(6)     To be replaced by REIT management fees.

(7) Represents deferral of REIT management fee necessary to achieve projected dividend.

(8) Represents repair and maintenance expenses paid from reserves established at the time the Company acquired the communities. These extraordinary costs were not paid from operating income and are not anticipated to re-occur in the near future.

PROPERTY SELECTION PROCESS

        When making investments in apartment communities, the Advisor considers relevant real property and financial factors, including the condition and location of the community, its income-producing capacity and the prospects for its long-term appreciation. The proper location, design and amenities are important to the success of a community.

        Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, the Advisor, as approved by our board of directors, applies the following minimum standards.

        - The apartment community is in what the Advisor considers to be a quality market area within locations that provide stability and upside potential.

        - The apartment community is projected to provide stockholders with at least a 6% annual distribution on their $10 per share investment, after all operating and other expenses of the property and the related expenses of our company, based on the Advisor's analysis.

        - We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% of our total net assets, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired.

        - For communities acquired before the minimum offering of $30 million has been raised, the communities have at least 18 months of stable operations and audited financial information for a recently-ended 12-month period; following such period, at least 90% of the communities will meet this standard.

1. The location considerations include characteristics of the surrounding area and the suitability of the neighborhood services and amenities available to the resident base. The Advisor considers accessibility to the community by both public and private transportation, and its visibility and curb appeal to prospective residents. Property considerations include physical aspects of the property, its condition, quality of design and materials and its amenities.

2. The market area is characterized as having current and long-term suitable demographic and economic conditions. The Advisor considers supply and demand factors and determines that the capture rates in the primary and secondary market areas are within appropriate standards for the resident base. The Advisor also considers the competitive advantage of the community as compared with competing properties in the same market area.

3. In determining the 6% annual distribution, the Advisor performs a detailed examination of the financing sources, the projected sources and use of funds, and the projected income and expenses. The Advisor must determine that the mortgage indebtedness on the property does not cause the aggregate mortgage indebtedness on our portfolio of communities to exceed 55% to 65% of the value of the entire portfolio.

4. In its determination of the stability of the property's operations, the Advisor considers the potential impact of rent growth, turnover, rent discounts, concessions and other factors that exist or may exist in the competitive environment.

5. The Advisor must determine, through an environmental assessment, that the property is not subject to any recognized environmental conditions that would impact the future marketability or salability of the property.

6. The community's management team, including any potential joint venture partners, must demonstrate substantial experience where applicable in the design, development and management of market rate apartment communities. The Advisor considers each individual's or entity's current financial position, past financial performance as well as performing credit checks, background checks and reference reviews.

PROPERTY MANAGEMENT

        SELECTION OF MANAGERS

        The selection of property managers by the Advisor, as approved by our board of directors, will be based on management capability. We intend to enter into property management agreements only with managers having substantial prior experience in the operation of apartment communities, who may also manage competing communities in the same geographic area. We plan to engage property managers that are not affiliated with our company or the Advisor. The managers of the communities we currently own interests in meet these criteria and the further standards described in items 1 through 5 below. All of our current property management agreements are the result of arm's-length negotiations.

        The property management agent for the Portland, Salt Lake City and Seattle Communities is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed these communities since their acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities.

        The property management agent for the Jacksonville communities is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed these communities since their acquisition and receives a property management fee equal to 3.5% of gross income.

        While we have no present plans to do so, we may in the future engage affiliates as property managers if a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to our company and on terms and conditions not less favorable to us than those available from an unaffiliated third party.

        While we have no present plans to do so, we may in the future decide to perform the property management function ourselves.

        PROPERTY MANAGEMENT AGREEMENTS AND PLANS

        In acquiring interests in apartment communities, the Advisor will use its best efforts to obtain favorable terms and will apply the following minimum standards to property management agreements, management plans and marketing plans.

        - The property manager is considered by the Advisor to possess suitable and substantial multifamily experience.

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        -       The form of property management agreement is considered by the
                Advisor to meet the standards required for successful management of the community.

        - The management and marketing plans are considered by the Advisor to be comprehensive and appropriate to the apartment community and its targeted resident base.

1. Substantial multifamily experience includes knowledge of the geographic area and experience in managing properties that target a similar resident base. The Advisor must consider the apartment community's management agreement, management plan and marketing plan to be appropriate to households like those targeted for the community.

2. Having applied the following guidelines, the Advisor must determine that the property manager possesses the experience and knowledge required for the successful management of the community:

        - Properties managed by the property manager are well maintained and employ knowledgeable and competent on-site personnel;

        - Effective written policies and procedures are used in lease-up marketing and promotion, qualifying prospective residents, maintaining records and books of account, training and supervising on-site staff, performing building and grounds maintenance and serving the needs of the targeted resident base;

        - The property manager maintains a central office with highly qualified personnel that regularly oversee on-site operations and provide professional training, seminars and assistance for site-located staff;

        - The property manager has in place a comprehensive system for reporting physical and economic occupancy on a regular basis;

        - An effective financial accounting system is maintained with a chart of accounts, and a reporting system that provides monthly ledgers, registers and operating statements of budgets, actual and variances. The property manager maintains a resident record system that contains necessary forms and documentation required for internal and external review and audit; and

        - The property manager demonstrates the skill and experience required to maintain effective resident relations, manage and facilitate programs suitable for the targeted resident base, and provide the support necessary for special resident services where applicable.

3. Having applied the following guidelines, the Advisor must determine that the form of property management agreement meets the standards required for successful management of the property:

        - The property management agreement will generally be limited to a period of one year;

        - Compensation is in the 3% to 5% range unless circumstances (size of property, special needs households, etc.) justify an exception;

        - The property manager is responsible for securing a renewing liability insurance at limits established by the Advisor;

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        -       The property manager is responsible for compliance with Fair
                Housing and other pertinent regulatory requirements;

        - The property manager is responsible for maintaining financial records suitable for annual audit and tax accounting;

        - The property manager carries a fidelity bond to insure against employee theft that covers an amount of at least two months of rent collections;

        - The agreement provides for the preparation of an annual budget, periodic reporting, owner approvals, and property manager expenditure limits;

        - Relationships with affiliates are acceptable to the Advisor as long as they are disclosed at the outset;

        - The Advisor is satisfied with the designation of the number and type of apartments and non-revenue rent arrangements provided for employees of the property manager; and

        - All site staff are employees of the management company and not of the controlling owner entity or our company.

4. The Advisor must determine that the form of management plan is comprehensive and includes the following:

        - There are descriptions of the property manager's role and lines of authority, staffing qualifications and responsibilities, job descriptions, personnel practices, hiring practices, staff training, hours of operation and operating procedures;

        - The property manager provides each of its on-site personnel with written procedures, forms and personnel manuals;

        - All on-site personnel are provided in-house training and participate in training seminars;

        - Bookkeeping and accounting records are prepared at the site location and with oversight and review at the home office;

        - The plan details the property manager's maintenance and repair program, rent collection procedures, resident services and management relations; and

        - The accounting and financial management procedures describe resident accounts, record keeping, procurement responsibilities and threshold limits, maintaining of separate bank accounts for security deposits and resident rents, and detained reporting requirements.

5. Having applied the following guidelines, the Advisor must determine that the form of marketing plan is comprehensive and includes the following:

        - The use of professionally designed media advertising, press releases, Yellow Page listings, apartment guides, direct mail, brochures and signage;

        - Professionally prepared display advertising scheduled for insertion in regional and local newspapers;

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        -       Grand opening promotional events and resident referral programs developed to promote awareness within the targeted market areas;

        - Lead generation and outreach efforts using an extensive list of employers of prospective residents and agencies and organizations including Chambers of Commerce, schools, churches, service organizations and neighborhood social and recreational centers; and

        - A description of the marketing practices that are to be used following stabilization including a sufficient number of trained on-site staff a leasing office open seven days a week with hours of operation appropriate for the area and for the targeted resident base.

PROPERTY DEVELOPMENT AND CONSTRUCTION

        We may in the future invest in properties on which improvements are to be constructed or completed. When we conclude it is necessary to help ensure performance by the builders of properties which are under construction, completion of properties under construction will be guaranteed at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors - Risks Related to Our Properties and Our Business.")

        We or the Advisor may employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly or indirectly by us.

JOINT VENTURE INVESTMENTS

        The Advisor has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. We generally intend to structure our investments in apartment communities as equity investments in the partnerships or limited liability companies that own the communities. A description of these arrangements with respect to each community in which we currently have an interest is contained in the section "Business and Properties - Properties" in this prospectus. While we have no present plans to do so, we may also enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties. We will not purchase minority or non-controlling interest in joint ventures with non-affiliates.

        If we enter into joint ventures with other affiliated programs for the acquisition of properties, we will only do so provided that:

        - a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to our company;

        - the investment by our company and such affiliate are on substantially the same terms and conditions; and

        - we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

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        In the event that a co-venturer were to elect to sell property held in any joint venture in which we have a right of first refusal to buy, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other affiliated programs will result in certain conflicts of interest. (See "Conflicts of lnterest - Joint Ventures with Affiliates of the Advisor.")

COMPETITION

        We intend to acquire interests in apartment communities in the United States wherever suitable communities are identified by the Advisor. We will compete with many other REITs, real estate partnerships, real estate operating companies and other investors, including banks and insurance companies, many of which will have greater financial resources than our company, in the acquisition and operation of apartment communities. All of our apartment communities will be located in developed areas that include other multifamily residential properties. The number of competitive properties in a particular area could have a material effect on our ability to lease units at our apartment communities and on the rents charged at the properties. While there are no dominant competitors in the industry, the market for acquiring apartment communities in the United States is extensive and local in nature. We may be competing with other entities that have greater resources than ours, including several with national portfolios valued at billions of dollars, and whose managers may have more experience than ours. In addition, other forms of housing, including manufactured housing community properties and single-family housing provide alternatives to potential residents of multifamily residential properties. We will seek to grow by acquiring apartment communities in selected targeted markets. We intend to compete for the acquisition of properties by identifying opportunities that other competitors do not appreciate and by offering the highest acquisition price possible within the parameters of our investment objectives and policies. We cannot predict how successful we will be in identifying and acquiring suitable apartment communities. In particular, we seek opportunities to add value through renovation and rehabilitation projects. Our presence in metropolitan areas in Florida, Utah and the northwest United States gives our initial portfolio geographic diversity while providing us with a competitive advantage in identifying and competing for acquisition and development opportunities in those target markets. We believe our management structure and our strategy of employing seasoned local property managers will allow us to grow in both our existing markets and in selected new markets without incurring substantial additional costs. Our strategy of providing a subordinated economic interest to established local operators also may give us a competitive advantage over buyers that may not provide such an incentive.

OFFICES

        We maintain our principal office in space leased by Boston Capital Holdings Limited Partnership, the parent of the Advisor, at One Boston Place, Suite 2100, in downtown Boston, Massachusetts. We do not pay rent for this space, although our advisory services agreement with the Advisor takes the Advisor's space costs into consideration.

LINE OF CREDIT

        We have entered into an initial non-recourse loan agreement and a related pledge agreement with BCP Funding, LLC, our affiliate and an affiliate of the Advisor. These agreements have been approved by a majority of our independent directors. We have borrowed approximately $54,768,797 under our loan agreement to acquire our interests in the communities described in this prospectus. Generally, interest on the loans accrues in arrears at an annual rate of 9.5%, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent not paid, will be added to

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principal. Further, additional interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating 9.5% interest. Accrued additional interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of 9.5% interest and additional interest for that quarter. Each time a closing under this offering occurs during the term of the loan agreement, we must apply the offering proceeds to the repayment of outstanding loan principal and any unpaid 9.5% interest. All outstanding additional interest is also due and payable at each closing, but only to the extent of cash available for debt service and not from the proceeds of this offering. In any event, all outstanding amounts under the loan agreement are due and payable on November 30, 2004, but if we do not have sufficient cash available for debt service to pay all accrued additional interest, the unpaid balance of the additional interest will not be due or payable by us.

        Initially, loans made under the loan agreement are secured by all our interests in the communities financed with the line of credit, and by the 20,000 shares of our common stock owned by Boston Capital Companion Limited Partnership, and are non-recourse to our company. If we repay the advances used to acquire our interest in an apartment community and accrued 9.5% interest using the proceeds of a closing under this offering, the lender will release its lien on our interest in that apartment community. Cash distributions from released apartment communities will no longer be available to the lender for debt service. The loan agreement provides that we cannot further encumber our interests in our properties during the term of the agreement without the lender's consent.

        The advances we have received under the loan agreement and the uses we have made of those funds are described above in the "Business and Properties -- Properties" section of this prospectus.

MORTGAGE INDEBTEDNESS

        To date, all the apartment communities in which we have invested are encumbered with mortgage indebtedness. These mortgages are described above in the "Business and Properties - Properties" section of this prospectus. We expect all apartment communities we invest in to be similarly encumbered. In addition to permanent mortgage financing, the Seattle communities are encumbered by approximately $6,474,054 of second mortgage debt bearing interest at 12% subordinated to the permanent mortgage financing on those communities. Assuming sufficient additional funds are raised after the $30,000,000 minimum is reached, a portion of the proceeds of this offering will be used to repay this second mortgage debt. The second mortgage debt matures on December 31, 2007, and can be repaid with a 1% penalty at any time on or after December 12, 2003, and with no penalty on or after December 12, 2004. The lender is an unaffiliated third party, Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.

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

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH THE FINANCIAL INFORMATION ON OUR APARTMENT COMMUNITIES, OUR FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN ANY SUPPLEMENT.

        The company was formed on May 2, 2003, and has limited operating history. To date our operations consist of acquiring interests in the apartment communities described in this prospectus. These interests have been purchased by means of the line of credit described below.

LIQUIDITY

        We have borrowed and may continue to borrow money to acquire interests in communities by obtaining one or more lines of credit. We do this in order to control suitable communities prior to sufficient funds being raised in this offering. We have entered into an initial $60,000,000 loan agreement with our affiliate BCP Funding, LLC, our affiliate and an affiliate of the Advisor. We have borrowed approximately $54,768,797 under this line to acquire our interests in the communities described in this prospectus, and the period during which we can make borrowings under the line has ended. This line of credit is non-recourse to the company and is secured by our interests in the communities acquired with the proceeds of the loan and by the 20,000 shares of our common stock owned by Boston Capital Companion Limited Partnership. We will repay a portion of our outstanding indebtedness under this line from the proceeds of this offering at an initial closing following completion of the minimum offering of 3,000,000 shares. Amounts repaid cannot be reborrowed. The balance of our outstanding borrowings under this line will be repaid as and when additional shares are sold and must in any case be repaid by November 30, 2004. The loan agreement provides that we cannot further encumber our interests in our communities during the term of the agreement without the lender's consent. The line of credit is further described under "Business and Properties - Line of Credit." If we do not raise the $30 million minimum offering by November 30, 2004, it is anticipated that BCP Funding LLC will exercise its security interests in the communities and take legal title to the communities. Since the line of credit is nonrecourse to the company, we will not be obligated to pay any additional amounts to BCP Funding LLC. In such an event, all investors' subscriptions would be returned, with interest, and the company would have minimal assets and liabilities.

        The communities that we have acquired interests in to date are also encumbered by mortgage indebtedness. The Jacksonville communities are encumbered by $35,374,000 of first mortgage debt; the Portland and Salt Lake City communities by $39,222,000 of first mortgage debt; and the Seattle communities by $30,430,000 of first mortgage debt, all as of March 1, 2004. These loans will not be repaid from the proceeds of this offering. The first mortgage loans are further described in the three charts containing information about the communities under "Business and Properties - Properties." The Seattle communities are also encumbered by approximately $6,474,054 of second mortgage debt as of March 1, 2004, which we will repay from the proceeds of this offering when we repay the line-of-credit loans related to those communities. This debt is further described under "Business and Properties - Mortgage Indebtedness."

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The table below provides information about our debt obligations:

                             EXPECTED MATURITY DATE

                                        2004      2005      2006        2007       2008      2009        2010       2011
                                       -------   -------   -------   ----------   -------   -------   ----------   -------
                                                                  (US%  EQUIVALENT IN MILLIONS)
                                                                  -----------------------------
               LIABILITIES
               Long-term Debt
Jacksonville   Fixed Rate ($US)        $     0   $     0   $     0   $        0   $     0   $     0   $   35.374   $     0
               Average Interest Rate         0%        0%        0%           0%        0%        0%        4.29%        0%

Seattle        Fixed Rate ($US)        $     0   $     0   $     0   $   52.896   $     0   $     0   $        0   $     0
               Average Interest Rate         0%        0%        0%        4.67%        0%        0%           0%        0%

Portland       Fixed Rate ($US)        $     0   $     0   $     0   $        0   $     0   $     0   $   39.333   $     0
               Average Interest Rate         0%        0%        0%           0%        0%        0%        4.58%        0%

                                         TOTAL     FAIR MARKET VALUE(2)
                                         -----     --------------------
                                         (US%  EQUIVALENT IN MILLIONS)
                                         -----------------------------
               LIABILITIES
               Long-term Debt
Jacksonville   Fixed Rate ($US)        $  35.374   $             34.683
               Average Interest Rate           -                   4.61%(1)

Seattle        Fixed Rate ($US)        $  52.896   $             51.366
               Average Interest Rate           -                   3.94%(1)

Portland       Fixed Rate ($US)        $  39.333   $             39.306
               Average Interest Rate           -                   4.61%(1)

Notes:

1) Estimated fair value rates represent estimated rates a borrower would receive under current market conditions. The individual estimated fair value rates were calculated using the interpolated treasury rate that coincides with the remaining time period on each note. In addition, a conservative spread of 1.65% to the lender for the Jacksonville community and 1.38% to the lender for the Seattle community was added to the interpolated treasury rates to come up with the estimated fair value rate for each portfolio.

2) Fair Market Value represents the net present value of the debt at the estimated fair value rates. Since the estimated fair value rates are higher than the actual interest rates on the debt for Portland and Jacksonville there is a premium (the difference between the principal balance and the Fair Market Value) that a potential buyer should pay if they were to assume the debt. This is evidenced by the lower principal amount that these cash flows support at the higher estimated fair value rates. Alternatively, in the event that estimated fair value rates were lower than the actual interest rates on these notes, as is the case with Seattle due to the much shorter term remaining on its debt, then a property buyer assuming the debt would expect to receive a discount, calculating Fair Market Value using the methodology shown above.

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        After the borrowings under our initial line of credit have been repaid, we will pursue one or both of two alternatives for acquiring interests in additional communities, depending upon which we determine to be more beneficial to our stockholders from time to time. One, our board of directors may determine to reborrow, either from BCP Funding, LLC, or under one or more new lines of credit that we may establish with one or more unaffiliated lenders, to purchase interests in additional communities as suitable communities are found, and to repay those borrowings as sufficient funds are raised from the sale of additional shares. Our board of directors may determine to repeat this reborrowing and repayment process until the maximum of 30,000,000 shares has been sold or this offering terminates. If our board determines to repeat this reborrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board, either after the initial line has been repaid or at some subsequent point during the offering period, may determine to acquire additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of that mortgage indebtedness on our communities that are no longer (or have not been) financed with our current or any replacement line of credit will not exceed 55% to 65% of the total net asset value of those communities and that our total indebtedness on those communities will not exceed 73% of the total net asset value of those communities.

        In addition to any line of credit and the proceeds of this offering, operating income generated by the communities will be available to increase our liquidity, if necessary.

CAPITAL RESOURCES

        We intend to purchase, or enter into binding commitments to purchase, interests in certain apartment communities prior to the completion of this offering. The communities we have acquired interests in to date are described in this prospectus, and any additional communities acquired during this offering will be described in a supplement to this prospectus. The proceeds of this offering and our current and any replacement lines of credit are anticipated to provide the source of funds needed to make such acquisitions and commitments. In the event insufficient offering proceeds are raised to repay the borrowings under our line of credit used to purchase interests in a particular community, the line-of-credit lender's remedy will be to take possession of our interest in the community financed with the line of credit. The line of credit is non-recourse to the company, and there is no provision for cross-collateralization between interests in communities which are no longer (or have not been) financed with the line of credit, and those that are still financed with it.

RESULTS OF OPERATIONS

        Since it is newly formed, the company has limited results of operations and there are no meaningful comparisons between previous periods. Currently, the interest expense incurred on the line of credit used to acquire communities is an operating expense of the company. It is anticipated that the line of credit will be repaid from offering proceeds, and if that occurs, the interest expense will be reduced or eliminated.

CRITICAL ACCOUNTING POLICIES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the company to make estimates and assumptions that affect the amounts reported in the financial statements. On a regular basis, the company reviews these estimates and assumptions including those related to revenue recognition, asset lives and depreciation and impairment of long-lived assets. These estimates are based on the company's historical experience and

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on various other assumptions believed to be reasonable under the circumstances.
Actual results may differ from these estimates under different assumptions or conditions. The company believes, however, that the estimates, including those for the above-listed items, are reasonable.

        The company believes the following critical accounting policies involve the most complex, difficult and subjective judgments and estimates used in the preparation of these financial statements:

BASIS OF ACCOUNTING

        The company's consolidated financial statements have been prepared using the accrual method of accounting.

        In June 2001, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that acquisitions be accounted for by the purchase method as well as other requirements. The company accounts for real estate acquisitions in accordance with SFAS No. 141. All in-place property-tenant leases are one year or less and are considered operating leases. Lease rental rates approximate market rents, therefore the purchase price is allocated to land and improvements and no contract-based intangible assets, liabilities, or commitments are recognized.

ACCOUNTS RECEIVABLE AND BAD DEBTS

        Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

REVENUE RECOGNITION

        Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Interest income is recorded on an accrual basis.

REAL ESTATE

        Real estate is carried at cost. Depreciation is computed under the straight-line method using service lives of seven years for personal property, 40 years for buildings and 20 years for land improvements.

        In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company reviews real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

INCOME TAXES

        The company will operate in a manner intended to qualify as a real estate investment trust for federal income tax purposes. A trust which distributes at least 90% of its real estate investment trust taxable income to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders. Therefore, federal income taxes

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are expected to be immaterial. The company is obligated for state taxes, generally consisting of franchise or gross receipts taxes in certain states and are expected to be immaterial.

USE OF ESTIMATES

        The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

        The company controls, through ownership and by agreement, the operating limited liability companies and their respective subsidiaries that own the apartment communities in which the company has an interest, all of which are consolidated within the Company for financial reporting purposes. All intercompany transactions have been eliminated in consolidation.

        The company controls BCMR Seattle, A Limited Partnership, which controls BC-GFS LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Seattle communities.

        The company is the sole member of BCMR Jacksonville, LLC, which controls BC-Bainbridge LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the Jacksonville communities.

        The company is the sole member of BCMR Portland, LLC, which controls BC-GFS II LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Portland/Salt Lake City communities.

OTHER

        In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003 and apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. The company controls the underlying real estate entities and already presents its financial statements on a consolidated basis; therefore, adoption of FIN No. 46 is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145," among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No. 30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The company adopted the standard effective January 1, 2003.

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

        In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on our financial position or results of operations.

        The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the company.

        The FASB has issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The company does not currently have stock based employee compensation.

        FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of lndebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The company has made the disclosures required by FIN 45.

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                                   MANAGEMENT

GENERAL

        We will operate under the direction of our board of directors, the members of which are accountable to our company as fiduciaries. The regulations of the North American Securities Administrators Association require review and ratification of our articles of incorporation by a majority vote of our directors and of our independent directors. All of our directors have reviewed and ratified our articles of incorporation and have adopted our bylaws. Our board of directors will be responsible for the management and control of our affairs; however, our board will retain the Advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of our board.

        The directors are not required to devote all of their time to our company and are only required to devote such of their time to the affairs of our company as their duties require. Our board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the directors, will have a fiduciary duty to our company.

        The directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of our company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, we will follow the policies on investments set forth in this prospectus. See "Investment Policies and Policies With Respect to Certain Other Activities."

        The independent directors are responsible for reviewing our fees and expenses at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. For purposes of this determination, net assets are our total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of our board of directors. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction with the Advisor or its affiliates. Our board of directors will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory services agreement. The independent directors will determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and will supervise the performance of the Advisor and the compensation paid to it by our company to determine that the provisions of the advisory services agreement are being carried out. Specifically, the independent directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of our investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business, the quality and extent of service and advice furnished by the Advisor, the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of our board of directors. Our board of directors must determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us.

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DIRECTORS AND EXECUTIVE OFFICERS

        Our board currently consists of five directors, three of whom are independent directors. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, directors will be elected by a plurality of the votes cast at that meeting.

        The following table sets forth information concerning the individuals who will be our directors and executive officers upon the consummation of this offering:

      NAME                    AGE   POSITION
      John P. Manning         55    Chairman, Chief Executive Officer and Director
      Jeffrey H. Goldstein    42    President, Chief Operating Officer and Director
      Kevin P. Costello       57    Executive Vice President
      Richard J. DeAgazio     59    Executive Vice President
      Daniel P. Petrucci      38    Senior Vice President
      Marc N. Teal            40    Senior Vice President, Chief Financial Officer, Treasurer and Secretary
      Mark W. Dunne           47    Senior Vice President
      Philip S. Cottone       63    Director
      W. Pearce Coues         62    Director
      Stephen Puleo           69    Director

        The following is a biographical summary of the experience of our executive officers and directors:

        Mr. Manning is also co-founder, President and Chief Executive Officer of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership ("Boston Capital") which owns 100% of the Advisor and 66 2/3% of the Dealer-Manager. At Boston Capital, he is primarily responsible for strategic planning and business development. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the industry. He served in 1990 as a member of the Mitchell-Danforth Task Force, which reviewed and suggested reforms to the Low Income Housing Tax Credit. He was the founding President of the Affordable Housing Tax Credit Coalition, is a former member of the board of the National Leased Housing Association and currently sits on the Executive Committees of the National Housing Conference and the National Multi Housing Council. During the 1980's he served as a member of the Massachusetts Housing Policy Committee as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee on the critical role of the private sector in the success of the Low Income Housing Tax Credit Program. In 1996, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton also appointed Mr. Manning to the President's Export Council, which is the premier committee comprised of major corporate CEOs that advise the President in matters of foreign trade and commerce. Mr. Manning sits on the Board of Directors of the John F. Kennedy Presidential Library in Boston, where he serves as Chairman of the Distinguished Visitors Program. He also serves as a member of the Advisory Board of the Woodrow Wilson Institute for International Scholars in Washington, D.C. Mr. Manning is a graduate of Boston College.

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        Mr. Goldstein is also Chief Operating Officer and Director of Real
Estate of Boston Capital Corporation. He directs Boston Capital's comprehensive real estate services, which include all aspects of origination, underwriting, due diligence and acquisition. As COO, Mr. Goldstein is responsible for the financial and operational areas of Boston Capital Corporation and assists in the design and implementation of business development and strategic planning objectives. Mr. Goldstein previously served as the Director of the Asset Management division as well as the head of the dispositions and troubled assets group. Utilizing his 16 years experience in the real estate syndication and development industry, Mr. Goldstein has been instrumental in the diversification and expansion of Boston Capital's businesses. Prior to joining Boston Capital in 1990, Mr. Goldstein was Manager of Finance for A.J. Lane & Co., where he was responsible for placing debt on all new construction projects and debt structure for existing apartment properties. Prior to that, he served as Manager for Homeowner Financial Services, a financial consulting firm for residential and commercial properties, and worked as an analyst responsible for budgeting and forecasting for the New York City Council Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.

        Mr. Costello is also Executive Vice President and Director of Institutional Investing for Boston Capital Corporation. Mr. Costello directs Boston Capital's institutional investment business. He has overseen this segment of Boston Capital's investment business, which encompasses investment activities for corporate institutional funding, private proprietary funds and state community reinvestment act funds, since its inception in 1992. Mr. Costello has over 20 years experience in the real estate syndication and investment services industry, including previous roles at Boston Capital leading the acquisition team and managing the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital in 1987, he held senior management positions with Reynolds Securities, Bache & Company and First Winthrop where he focused on real estate syndication. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

        Mr. DeAgazio is also Executive Vice President of Boston Capital Corporation, and is President of Boston Capital Securities, Inc., Boston Capital's NASD-registered broker/dealer. Mr. DeAgazio formerly served on the national Board of Governors of the NASD. He recently served as a member of the National Adjudicatory Council of the NASD. He was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee and the Direct Participation Program Committee. He is a founder and past President of the National Real Estate Investment Association and past President of the National Real Estate Securities and Syndication Institute (Massachusetts Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He has been a member of the Boston Stock Exchange since 1967. He is on the Board of Directors of FurnitureFind.com and Cognistar Corporation. He serves on the Board of Trustees of Bunker Hill Community College, the Business Leaders Council of the Boston Symphony, the Board of Trustees of Junior Achievement of Northern New England, the Board of Advisors for the Ron Burton Training Village and is on the Board of Corporators of Northeastem University. He graduated from Northeastern University.

        Mr. Petrucci is also Senior Vice President, Director of Structured Finance and Portfolio Management of Boston Capital Corporation, and is responsible for all corporate and retail fund portfolio management. Prior to accepting his current responsibilities, he performed duties in the areas of real estate origination, underwriting and acquisitions. Mr. Petrucci has more than 16 years of real estate, finance and syndication experience. Prior to joining Boston Capital in 1990, he was responsible for conducting all aspects of due diligence on commercial and multifamily acquisition candidates for the Krupp Companies,

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a leading real estate syndication, development and lending institution. He is a graduate of Marquette University, Milwaukee, Wisconsin.

        Mr. Teal is also Senior Vice President and Chief Financial Officer of Boston Capital Corporation. He oversees the accounting, financial reporting, SEC reporting, budgeting, audit, tax and compliance for Boston Capital, its affiliated entities and all Boston Capital-sponsored partnerships. Additionally, he is responsible for maintaining all banking and borrowing relationships of Boston Capital and for managing all working capital reserves. Mr. Teal has more than 18 years of finance and accounting experience. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Accountant for Cabot, Cabot & Forbes, a multifaceted real estate company, and prior to that was a Senior Accountant for Liberty Real Estate Corp. He graduated from Bentley College and received a Masters in Finance from Suffolk University.

        Mr. Dunne is Senior Vice President and Director of Market Rate Housing for Boston Capital Corporation. Capitalizing on his 20 years in real estate and finance, Mr. Dunne oversees market rate housing initiatives for Boston Capital. Working with the Originations and Acquisitions teams, Mr. Dunne and his staff identify experienced development partners with a solid track record in multifamily development seeking to acquire and construct low-rise to mid-rise properties with 150 to 400 units. Prior to joining Boston Capital in 2002, Mr. Dunne served from 1989 to 2002 as President of River Partners, Inc. a real estate services company in Boston, Massachusetts. In this capacity, he served from 1991 to 2002 as Head of Portfolio Management and Dispositions with PaineWebber Properties. In addition, Mr. Dunne served from 1998 to 2002 as Director of Asset Management for real estate equity investments for PaineWebber, Inc. Previously, he held positions in real estate development and commercial lending. He holds an AB from Syracuse University and an MS from MIT.

        Mr. Cottone is President of Property Trust Advisory Corporation, a real estate advisory company located in Devon, Pennsylvania; a Vice President of Rutherford Brown & Catherwood, a Philadelphia, Pennsylvania, broker-dealer; and a Vice President of Universal Field Services, a Tulsa, Oklahoma, right of way contract services firm, positions he has held since 1987. He has been Chairman of Ascott Investment Corporation and active in real estate investment, development and syndication since 1983. He is a director of Government Properties Trust, a public REIT in registration; of a subsidiary of Universal; and of RC Company, Inc., a Paoli, Pennsylvania, general contractor. He was General Counsel and a member of the Executive Committee of the International Right of Way Association from 1976 to 1983 and 1998 to 2002 and a trustee and Treasurer of the Right of Way International Education Foundation from 1983 to 1998. Mr. Cottone is a Counselor of Real Estate (CRE), was a 1999 Vice President of the Counselors, and is 2004 Chair. He was 1988 President of the Real Estate & Syndication Institute (RESSI). Mr. Cottone was Vice Chair of the Board of Governors of the NASD in 1993, Chair of the NASD National Business Conduct Committee in 1992 and Chair of the National Arbitration & Mediation Committee from 1995 to 1998. By invitation he has testified before the House, Senate and administrative agencies of the federal government on real estate securities, and he is a lecturer on the subject on the faculty of the Real Estate Institute of New York University. Mr. Cottone received an AB from Columbia College, an LLB from New York University School of Law and is a retired member of the New York bar.

        Mr. Coues has been Chief Executive Officer and a Trustee of the MGI Properties Liquidating Trust since its inception in September 2000 and was Chairman of the Board of Trustees and Chief Executive Officer of MGI Properties, Inc., a publicly traded REIT, from 1982 until its dissolution in September 2000. From 1992 to 2001 he was a member of CRE (the Counselors of Real Estate), a professional membership organization for individuals recognized for their achievements in real estate counseling. Mr. Coues has an associate's degree from Boston University and is a graduate of the Brown University Graduate School of Savings Banking.

        Mr. Puleo has since 1997 been engaged in business as a consultant and director. In 1997, he retired as a director of Coopers & Lybrand, an international accounting and consulting firm where he worked from 1995 to 1997 primarily servicing real estate industry clients. From 1993 to 1994, Mr. Puleo was a tax director for Deloitte & Touche. From 1984 to 1993, Mr. Puleo held the positions of Executive Vice President and Chief Financial Officer of a predecessor to The Berkshire Group, a multi-faceted real estate company and sponsor of REITs. Prior to that, Mr. Puleo was the Chairman of the National Real Estate Industry Group of Coopers & Lybrand where he provided various real estate services and was a senior tax partner in charge of the Northeast Region. He currently serves as director of Simpson Housing Limited Partnership of Denver, Colorado and as a trustee of Krupp Government Income Trust and Krupp Government Income Trust II. He is a graduate of McNeese State University and attended the Executive Development Program at the Tuck School of Business at Dartmouth College. He is a Certified Public Accountant.

INDEPENDENT DIRECTORS

        Under our articles of incorporation, a majority of our board of directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. The independent directors will nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with or serve as an officer or director of the Advisor or its affiliates, or serve as a director of more than three REITs organized by the Advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for our company. Messrs. Cottone, Coues and Puleo are our independent directors.

COMMITTEES OF THE BOARD OF DIRECTORS

        AUDIT COMMITTEE. The board has established an Audit Committee. A majority of the members of the Audit Committee must be independent directors, and all of its members must be directors. Currently, the members of the Audit Committee are Messrs. Cottone, Coues and Puleo and Mr. Puleo is its chairman.

        OTHER COMMITTEES. The board has established a Compensation Committee consisting entirely of directors. At least a majority of the members of this committee, and any other committee our board may establish, must be independent directors. Currently, the members of the Compensation Committee are Messrs. Cottone, Coues and Manning and Mr. Cottone is its chairman.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        Following completion of this offering, we anticipate that each independent director will receive an annual retainer of $18,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a board meeting attended in person, for which the director will receive $500. During the offering period, the annual retainer may be reduced, all or a part of it may be deferred, or all or a part of it may be paid in stock valued at $10 per share or in a combination of stock and cash. In addition, the independent directors receive, upon initial election to our board, an option to purchase 5,000 shares of our common stock, and annually each year after their initial election receive an option to purchase 5,000 shares of our common stock. The option exercise price is the fair market value of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. We will not pay any compensation to our officers and directors who also serve as officers of the Advisor. In connection with their election to our board, Messrs. Cottone, Coues and Puleo were each granted options to purchase 5,000 shares at $10 per share.

EQUITY INCENTIVE PLAN

        We have adopted the Boston Capital Real Estate Investment Trust, Inc. 2003 Equity Incentive Plan. The incentive plan is designed to enable the Advisor and its affiliates to obtain or retain the services of employees, and to enable us, the Advisor and its affiliates to retain or obtain the services of consultants, considered essential to our long-range success by offering such persons incentives under the plan. The incentive plan is administered by our compensation committee. The maximum number of shares available for issuance under the incentive plan is 2,400,000 shares of common stock, or approximately 8% of the total outstanding shares of our common stock if 30,000,000 shares are sold in this offering. Under the incentive plan, the maximum number of shares of common stock for which options may be granted to any person in any calendar year and the aggregate maximum number of shares subject to other awards which may be delivered (or the value of which may be paid) to any person in any calendar year under the incentive plan are each 100,000. No shares will be issued under the incentive plan with an exercise price less than 100% of the fair market value of the stock at the time of issuance. A copy of the incentive plan has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        NON-QUALIFIED STOCK OPTIONS

        The incentive plan permits the granting of "non-qualified" stock options to participants subject to the absolute discretion of our compensation committee and applicable limitations of the incentive plan. The option exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant.

     The term of each option is fixed by our compensation committee, but may not exceed ten years from the date of grant. If an optionee's employment or other association with our company, the Advisor or its affiliates is terminated, whether voluntarily or otherwise, any outstanding option of the optionee ceases to be exercisable not less than six months following the date of termination if termination is caused by death or disability and not less than 30 days from the date of termination if termination is caused by other than death or disability, unless employment is terminated for cause. Upon exercise of options, the option exercise price must be paid in full either in cash or, if our compensation committee permits, by delivery of shares of common stock already owned by the optionee.

        RESTRICTED STOCK

        Our compensation committee may also award shares of our common stock to participants, subject to such conditions and restrictions as our compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or consulting arrangement with our company, the Advisor or its affiliates through a specified restricted period. Performance goals could include our achievement of a certain level of financial performance or the achievement of goals more directly related to the property acquisition, managerial or financial services the person is providing to us. If the performance goals and other restrictions are not attained, the participants will forfeit their shares of restricted stock. The purchase price of shares of restricted stock, if any, will be determined by our compensation committee.

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

        UNRESTRICTED STOCK

        Our compensation committee may also grant shares of our common stock, at no cost, or for a purchase price determined by our compensation committee, which are free from any restrictions under the incentive plan. Shares of unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to those participants.

        PERFORMANCE SHARE AWARDS

        Our compensation committee may also grant performance share awards of our common stock to participants entitling the participants to receive shares of our common stock upon the achievement of individual or company performance goals and such other conditions as our compensation committee may determine.


INDEMNIFICATION

        Our articles contain a provision permitted under the Maryland General Corporation Law eliminating, with limited exceptions, each director's and officer's personal liability for monetary damages for breach of any duty as a director or officer. In addition, our charter documents require us to indemnify our directors and officers from specified liabilities and expenses, as well as to advance costs, expenses and attorneys' fees, to the fullest extent permitted under the Maryland General Corporation Law. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification.

        We have agreed to indemnify the Dealer-Manager against liabilities, including liabilities under the Securities Act, arising out of a breach or alleged breach by us of any of our representations and warranties or arising out of an untrue statement or alleged untrue statement of a material fact contained in this prospectus or the registration statement of which it is a part, or arising out of the omission or alleged omission to state in those documents a material fact required to be stated in those documents necessary to make the statements not misleading. The Dealer-Manager has agreed to indemnify us against liabilities arising out of the failure or alleged failure by the Dealer-Manager to perform under the Dealer-Manager Agreement or arising out of any untrue statement or alleged untrue statement of a material fact made by the Dealer-Manager to any offeree or purchaser of shares in this offering (other than any statement contained in this prospectus or in any sales literature authorized by us) or arising out of any omission or alleged omission by the Dealer-Manager to state to any offeree or purchaser a material fact necessary in order to make the statements made to such offeree or purchaser not misleading in light of the circumstances in which they were made (other than any such material fact omitted from this prospectus). Furthermore, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement between the Advisor and our company.

        Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

        Furthermore, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory services agreement between the Advisor and our company. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in these agreements.

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

THE ADVISOR AND THE ADVISORY SERVICES AGREEMENT

        OVERVIEW

        Our Advisor is Boston Capital REIT Advisors, LLC, a Delaware limited liability company that is a wholly owned subsidiary of Boston Capital. Some of our officers and directors are also officers of the Advisor. John P. Manning is the sole shareholder of Boston Capital Corporation, the general partner of Boston Capital and the manager of the Advisor. (See "Conflicts of Interest.") The Advisor has contractual responsibility to our company and our stockholders pursuant to an advisory services agreement. Our company has no employees of its own.

        While we have no present plans to do so, we may in the future decide to perform the advisory services function ourselves.

        The following table sets forth information concerning the individuals who are the directors and executive officers of the Advisor:

      NAME                    AGE   POSITION
      ----                    ---   --------
      John P. Manning         55    President
      Jeffrey H. Goldstein    42    Executive Vice President, Treasurer and Clerk
      Kevin P. Costello       57    Executive Vice President
      Richard J. DeAgazio     59    Executive Vice President
      Marc N. Teal            40    Senior Vice President, Assistant Treasurer and Assistant Clerk
      Mark W. Dunne           47    Senior Vice President
      Daniel P. Petrucci      38    Senior Vice President
      Theodore Trivers        49    Senior Vice President

        The backgrounds of Messrs. Manning, Goldstein, Costello, DeAgazio, Teal, Dunne and Petrucci are described in the "Management - Directors and Executive Officers" section of this prospectus. The following is a biographical summary of the experience of Mr. Trivers and of other persons who will be performing services to the Advisor.

        Frank L. Chandler, age 39, is Vice President and Director of Sales for Boston Capital Securities, Inc. He is in charge of the firm's sales force, key accounts and direct sales. Prior to joining Boston Capital in 1997, Mr. Chandler was the President and founder of a financial services video marketing company. Prior to that, he was a financial executive and Vice President at Bear Stearns & Company and a Registered Representative at both Drexel Burnham Lambert and Smith Barney. Mr. Chandler attended Syracuse University prior to receiving a BA from Skidmore College.

        Eileen P. O'Rourke, age 47, is Senior Vice President and Director of Taxation and Housing Compliance for Boston Capital Corporation. Ms. O'Rourke has over 20 years experience in taxation and accounting. Ms. O'Rourke's prior responsibilities at Boston Capital involved the management of the Asset Management Department. Prior to joining Boston Capital in 1995, she was the Partnership Tax Controller at First Data Investor Services Group, Inc., where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1s annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C., and as a Senior Auditor with the Internal Revenue Service. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant. She is Co-Chair of the Housing Credit Certified Professional Board of Governors and is a member of the American Institute of Certified Public Accountants, the

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

Massachusetts and North Carolina Societies of Certified Public Accountants, as well as New England Women in Real Estate.

        Steven M. Spall, age 40, is Senior Vice President and Director of Asset Management. Mr. Spall joined Boston Capital with previous experience as an Asset Manager with the Weissberg Development Corporation in Arlington, Virginia, and The Grossman Companies in Quincy, Massachusetts. For the past ten years he has worked in the Acquisitions Department and has been responsible for developing and maintaining successful relationships with many of the most important general partners of the public and private limited partnerships sponsored by Boston Capital. He has an MBA with a concentration in finance from Suffolk University and a BA in economics from the State University of New York at Oswego.

        Mr. Trivers is also Senior Vice President and Director of Real Estate for Boston Capital Corporation. He directs the underwriting and acquisition of properties for the Boston Capital portfolios and serves on Boston Capital's Investment Committee and its Disposition Committee. Mr. Trivers previously served as Chief Underwriter and Director of Underwriting Due Diligence. He has 23 years experience in real estate development, construction, finance and property management. Prior to joining Boston Capital in 1993, Mr. Trivers was Treasurer of New England Communities, Inc., a regional real estate acquisition, asset management and property management company located in Massachusetts. Mr. Trivers received a BS in business and an MBA from Babson College.

THE ADVISORY SERVICES AGREEMENT

        Many of the services to be performed by the Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory services agreement, the Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an affiliate, will, subject to the authority of our board:

        - find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

        - structure the terms and conditions of transactions pursuant to which acquisitions of communities will be made;

        - acquire communities on our behalf in compliance with our investment objectives and policies;

        -       arrange for financing and refinancing of communities; and

        - enter into property management contracts for the communities acquired.

        The initial term of the advisory services agreement ends on the first anniversary of the initial closing of shares in this offering and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory services agreement may be terminated without cause by a majority of our independent directors or the Advisor upon 60 days' written notice.

        The Advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory services

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agreement, the Advisor must devote sufficient resources to the administration of our company to discharge its obligations. The Advisor may assign the advisory services agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory services agreement to a successor entity.

        The Advisor may not make any acquisition of a community or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in communities will be determined in the sole discretion of the Advisor, subject at all times to such board approval.

        Pursuant to the advisory services agreement, we will pay the Advisor fees and reimbursements, as shown in "Compensation and Fees." The fees include:

        - a monthly asset management fee equal to 1/12th of .75% of the total amount invested in communities (exclusive of acquisition fees and acquisition expenses), including the original principal amounts of mortgages assumed on acquisition of the communities;

        - a subordinated disposition fee equal to the lesser of 3% of the contract price for communities sold or one-half of a competitive real estate commission, payable only after investors have received a return of 100% of their invested capital plus a 6% annual cumulative noncompounded return on their invested capital; and

        - a subordinated share of net sale proceeds equal to 15% of net sale proceeds, payable only after investors have received a return of 100% of their invested capital plus a 6% annual cumulative noncompounded return on their invested capital.

        We will also reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including:

        - organization and offering expenses in an amount up to 3% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the Advisor;

        - the annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

        - administrative services including personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that personnel are used in transactions for which the Advisor receives a separate fee; and

        - acquisition expenses, which are defined to include expenses related to the selection and acquisition of communities, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

        The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate communities before reserves for depreciation or bad debts, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for

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depreciation and bad debt. Such operating expenses do not include amounts payable out of capital fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

        In the event the advisory services agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, and a special termination payment equal to the projected asset management fee for the one-year period following termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

        The board of directors may in the future decide that our company should assume direct responsibility for some or all of the Advisor's duties and self-administer such duties. To facilitate the assumption of such responsibilities, the directors may determine to acquire all or a portion of the Advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with the Advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company. Depending on the circumstances and the nature and amount of the consideration, a shareholder vote may not be required to authorize such an acquisition.

OTHER AFFILIATED COMPANIES

        DEALER-MANAGER

        Boston Capital Securities, Inc., our Dealer-Manager, is a member firm of the NASD. The Dealer-Manager was organized in 1982 for the purpose of participating in and facilitating the distribution of securities of other programs sponsored by Boston Capital.

        The Dealer-Manager will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Selling and Escrow Arrangements.") The Dealer-Manager will also serve as reinvestment agent for our reinvestment plan. (See "Summary of Reinvestment Plan.")

        Boston Capital Holdings Limited Partnership and Richard J. DeAgazio are the stockholders of the Dealer-Manager. Mr. DeAgazio is the President, Jeffrey
H. Goldstein is the Treasurer and Clerk, and Mr. DeAgazio and John P. Manning are the directors of the Dealer-Manager. Mr. Manning is also the owner, President and Chief Executive Officer of the general partner of Boston Capital Holdings Limited Partnership. (See "Conflicts of Interest.")

MANAGEMENT DECISIONS

        The primary responsibility for the management decisions of the Advisor and its affiliates, including the selection of investment properties recommended to our board of directors, the negotiation for these investments, and the selection of property managers for these investment properties resides in an

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Investment Committee consisting of John P. Manning, Jeffrey H. Goldstein,
Theodore Trivers and Mark Dunne. Our board of directors must approve all acquisitions of real estate properties and all contracts with property managers.

                              COMPENSATION AND FEES

        The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by our company to the Advisor and its affiliates, exclusive of any distributions to which the Advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering.

        The following arrangements for compensation and fees to the Advisor and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its affiliates under more than one category.

                                                                                         ESTIMATED       ESTIMATED
    TYPE OF COMPENSATION                                                                  MINIMUM         MAXIMUM
        AND RECIPIENT                          METHOD OF COMPENSATION                    AMOUNT(1)       AMOUNT(1)
---------------------------------------------------------------------------------------------------------------------
                                                    OFFERING STAGE

SELLING COMMISSIONS - BOSTON    Up to 7.0% gross offering proceeds, including          $   2,100,000   $   22,050,000
CAPITAL SECURITIES              shares that may be sold pursuant to the dividend
                                reinvestment plan, before reallowance of
                                commissions earned by participating
                                broker-dealers. Boston Capital Securities, our
                                Dealer-Manager, intends to reallow 100% of
                                commissions earned to participating
                                broker-dealers.

DEALER-MANAGER FEE - BOSTON     Up to 2.5% of gross offering proceeds, including       $     750,000   $    7,875,000
CAPITAL SECURITIES              shares that may be sold pursuant to the dividend
                                reinvestment plan, before reallowance to
                                participating broker-dealers. Boston Capital
                                Securities, in its sole discretion, may reallow
                                up to 1.5% of its dealer-manager fee to be paid
                                to such participating broker-dealers as a
                                marketing fee and due diligence expense
                                reimbursement, based on such factors as the
                                volume of shares sold by such participating
                                broker-dealers and marketing support.

REIMBURSEMENT OF ORGANIZATION   Up to 3.0% of gross offering proceeds. All             $     900,000   $    9,000,000
AND OFFERING EXPENSES - THE     organization and offering expenses (excluding
ADVISOR OR ITS AFFILIATES       selling commissions and the dealer-manager fee)
                                will be advanced by the Advisor or its affiliates
                                and reimbursed by us up to 3.0% of

                                                                                         ESTIMATED       ESTIMATED
    TYPE OF COMPENSATION                                                                  MINIMUM         MAXIMUM
        AND RECIPIENT                          METHOD OF COMPENSATION                    AMOUNT(1)       AMOUNT(1)
---------------------------------------------------------------------------------------------------------------------
                                gross offering proceeds.

                                                  ACQUISITION STAGE

ACQUISITION FEES - THE          Up to 3.0% of gross offering proceeds for the          $     900,000   $    9,000,000
ADVISOR OR ITS AFFILIATES(2)    review and evaluation of real property
                                acquisitions.

REIMBURSEMENT OF ACQUISITION    Up to 0.5% of gross offering proceeds for              $     150,000   $   1,5000,000
EXPENSES - THE ADVISOR OR ITS   reimbursement of expenses related to real property
AFFILIATES(2)                   acquisitions, such as legal fees, travel expenses,
                                property appraisals, title insurance premium
                                expenses and other closing costs.

                                                  OPERATIONAL STAGE

ASSET MANAGEMENT FEES - THE     For the management of our affairs we will pay the      Based on the communities
ADVISOR                         Advisor a monthly asset management fee equal to        identified in this prospectus,
                                1/12th of 0.75% of the amount invested in              the estimated maximum amount
                                communities we wholly own (including the original      would be $103,027 per month.
                                principal amount of any mortgage indebtedness          This amount will increase if
                                assumed upon purchase), plus, in the case of           we acquire additional
                                communities in which we are a co-venturer or           comments.
                                partner, our portion of such amount with respect to
                                such communities, exclusive of acquisition fees and
                                acquisition expenses. The asset management fee,
                                which will not exceed fees which are competitive for
                                similar services in the same geographic area, may or
                                may not be taken, in whole or in part as to any
                                year, in the sole discretion of the Advisor. All or
                                any portion of the asset management fee not taken as
                                to any fiscal year will be deferred without interest
                                and may be taken in such other fiscal year as the
                                Advisor determines.

LOAN INTEREST - BCP FUNDING     9.5% per annum, payable quarterly to the extent of     Based on the $54,768,797
                                cash available for debt service for that quarter, to   balance prior to reaching the
                                the extent not paid added to principal; additional     minimum offering, the annual
                                interest payable quarterly to the extent of income     base interest paid is
                                from communities still subject to by BCP Funding's     $5,203,036. Any additional
                                encumbrances for that quarter after payment of 9.5%    interest will be equal to the
                                interest, to the extent not paid accrues without       distributable cash flow of the
                                interest                                               communities less of


                                                                                         ESTIMATED       ESTIMATED
    TYPE OF COMPENSATION                                                                  MINIMUM         MAXIMUM
        AND RECIPIENT                          METHOD OF COMPENSATION                    AMOUNT(1)       AMOUNT(1)
---------------------------------------------------------------------------------------------------------------------
                                and is not added to principal or considered in         9.5% base interest. No such
                                calculating 9.5% interest; additional interest         additional interest was in
                                payable only to the extent of income from              2003.
                                communities still subject to BCP Funding's
                                encumbrances and not from the proceeds of this
                                offering.

SUBORDINATED DISPOSITION FEE    In connection with the sale of communities, an         Actual amounts are dependent
- THE ADVISOR OR ITS            amount not exceeding the lesser of: (A) 50% of the     upon results of operations and
AFFILIATES                      reasonable, customary and competitive real estate      therefore cannot be determined
                                brokerage commissions customarily paid for the sale    at the present time.
                                of a comparable property in light of the size, type
                                and location of the property, or (B) 3.0% of the
                                contract price of each community sold, subordinated
                                to distributions to investors from sale proceeds of
                                an amount which, together with prior distributions
                                to the investors, will equal (1) 100% of their
                                invested capital plus (2) 6.0% annual cumulative
                                noncompounded return on their invested capital.

SUBORDINATED SHARE OF NET       After investors have received a return of their        Actual amounts are dependent
SALE PROCEEDS - THE             invested capital and a 6.0% annual cumulative          upon results of operations and
ADVISOR(3)                      noncompounded return on their invested capital, the    therefore cannot be determined
                                Advisor is entitled to receive 15% of remaining net    at the present time.
                                sale proceeds. This is payable only if we are not
                                listed on an exchange.

SUBORDINATED INCENTIVE          Upon listing on a national securities exchange or      Actual amounts are dependent
LISTING FEE-- THE               national securities market, a fee equal to 10.0% of    upon results of operations and
ADVISOR(4)(5)                   the amount by which (1) the market value of our        therefore cannot be determined
                                outstanding stock plus distributions paid by us        at the present time.
                                prior to listing exceeds (2) the sum of the total
                                amount of investors' aggregate invested capital and
                                the amount of a 6.0% annual cumulative noncompounded
                                return on invested capital.

                  WE MAY NOT REIMBURSE ANY ENTITY FOR OPERATING
                 EXPENSES IN EXCESS OF THE GREATER OF 2% OF OUR
                AVERAGE INVESTED ASSETS OR 25% OF OUR NET INCOME
                                  FOR THE YEAR.

----------
(Footnotes to "Compensation and Fees")

(1) The estimated minimum dollar amounts are based on the sale of a minimum of 3,000,000 shares to the public at $10 per share. The estimated maximum dollar amounts are based on the sale of a maximum of 30,000,000 shares to the public at $10 per share. Except as noted, the sale of up to 1,500,000 shares at $10 per share pursuant to our dividend reinvestment plan is excluded from those amounts.

(2) Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines.

(3) The subordinated share of net sale proceeds and the subordinated incentive listing fee to be received by the Advisor are mutually exclusive of each other. In the event that we become listed and the Advisor receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, the Advisor will not be entitled to any such participation in net sale proceeds.

(4) If at any time the shares become listed on a national securities exchange or national securities market, or, notwithstanding the absence of such listing, our stockholders elect to continue our company's existence after ___________, 2014, we will negotiate in good faith with the Advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with the Advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:

        - The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

        - The success of the Advisor in generating opportunities that meet our investment objectives;

        - The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

        -       Additional revenues realized by the Advisor;

        - The quality and extent of service and advice furnished by the Advisor;

        - The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

        - The quality of our portfolio in relationship to the investments generated by the Advisor for the account of other clients.

        The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.

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

(5) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to the Advisor as a result of the listing of our shares, we will not be required to pay the Advisor any further subordinated participation in net sale proceeds.

        In addition, the Advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse the Advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

        Since the Advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management -- The Advisor - The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or its affiliates by reclassifying them under a different category.

                              CONFLICTS OF INTEREST

        The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its affiliates, as described below.

THERE ARE CERTAIN RELATIONSHIPS BETWEEN OUR COMPANY AND OTHER ENTITIES PROVIDING SERVICES TO US

        The Advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership. Boston Capital Holdings Limited Partnership also owns 66 2/3% of the Dealer-Manager. Boston Capital Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.

PRIOR AND FUTURE PROGRAMS

        In the past, affiliates of the Advisor have organized approximately 370 other real estate investment programs, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to our company, and make additional real estate investments. Currently, no affiliate of the Advisor owns, operates, leases or manages properties that would be suitable for our company, although future real estate programs may involve affiliates of the Advisor in the ownership, financing, operating, leasing, and management of properties that may be suitable for us. Such conflicts between our company and affiliated programs may affect the value of our investments as well as our net income. We believe that the Advisor has established guidelines to minimize such conflicts.

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

COMPETITION TO ACQUIRE PROPERTIES

        Affiliates of the Advisor may compete with us to acquire properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions. A purchaser who wishes to acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition.

        The Advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property that also would be a suitable investment for an affiliate of the Advisor. Affiliates of the Advisor serve as directors of our company and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as general partners or directors of affiliates of the Advisor, to act in the best interests of the investors in other entities or programs with investments that may be similar to those of our company, and will use their best efforts to assure that we will be treated as favorably as any other entity or program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties between our company and certain of its affiliates. See "Conflicts of Interest - Certain Conflict Resolution Procedures" below.

SALES OF PROPERTIES

        A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its affiliates may be entitled upon the sale of a property. See "Conflicts of Interest - Compensation of the Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, our board of directors will be required to approve each sale of a property.

COMPETITION FOR MANAGEMENT TIME

        The officers of the Advisor and the directors and officers of our company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates of the Advisor. They will devote only as much of their time to the business of our company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and directors of the company may experience conflicts of interest in allocating management time, services, and functions among the company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Currently, in addition to their involvement with our company, these persons are involved in the management of approximately 1,130 limited partnerships with interests in low-income residential apartment communities.

COMPENSATION OF THE ADVISOR

        Pursuant to an advisory services agreement, we have engaged the Advisor to perform various services for us, and the Advisor will receive fees and compensation for such services. The advisory services agreement was not the result of arm's-length negotiations. The advisory services agreement was approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to our company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Any future agreements with the Advisor, including any amendment or restatement of the advisory services agreement, will require the same approval. The timing and nature of fees and compensation to the

Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase or sale of any community by our company may result in the immediate realization by the Advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the advisory services agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, our board of directors must approve all of the company's acquisitions and sales of communities. Potential conflicts may arise in connection with the determination by the Advisor on our behalf of whether to hold or sell a community as such determination could affect the timing and amount of fees payable to the Advisor. See "Management - The Advisor - The Advisory Services Agreement."

RELATIONSHIP WITH DEALER-MANAGER

        The Dealer-Manager is Boston Capital Securities, Inc., an affiliate of the Advisor and our company. Certain of our officers and directors are also officers, directors, and registered principals of the Dealer-Manager. This relationship may create conflicts in connection with the fulfillment by the Dealer-Manager of its due diligence obligations under the federal securities laws. Although the Dealer-Manager has examined the information in this prospectus for accuracy and completeness, the Dealer-Manager is an affiliate of the Advisor and our company and will not make an independent review of our company or the offering. Accordingly, the investors do not have the benefit of such independent review. The Dealer-Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of our company and is expected to participate in other offerings sponsored by one or more of our officers or directors.

RELATIONSHIP WITH BCP FUNDING, LLC

        Our current lender is BCP Funding, LLC, an affiliate of the Advisor and our company. Subject to oversight by our board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of our borrowings from BCP Funding. Our board may encounter conflicts of interest in enforcing our rights or invoking our powers under our loan agreement with BCP Funding. A majority of our independent directors must approve any agreement with BCP Funding as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from an unaffiliated third party.

JOINT VENTURES WITH AFFILIATES OF THE ADVISOR

        While we have no present plans to do so, we may in the future enter into one or more joint venture agreements with other affiliated programs for the acquisition, development or improvement of properties. (See "Business and Properties - Joint Venture Investments.") The Advisor and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since the Advisor and its affiliates will control both our company and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors - Risks Related to Our Properties and Our Business.") We will not purchase minority or non-controlling interest in joint ventures with non-affiliates.

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

LEGAL REPRESENTATION

        Nixon Peabody LLP, which serves as our securities and tax counsel in this offering, also serves as securities and tax counsel for certain of our affiliates, including other real estate programs, in connection with other matters. Neither we nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of our company appear to be in conflict with those of the Advisor or its affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

        In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (i) transactions we enter into with the Advisor and its affiliates, (ii) certain future offerings, and (iii) allocation of properties among affiliated entities. These restrictions include, among others, the following:

        - We will not accept goods or services from the Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        - We will not purchase or lease properties in which the Advisor or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to the Advisor or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to our company.

        - We will not make any loans to the Advisor or its affiliates or to our directors. Any loans made to us by the Advisor or its affiliates or to our directors must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. The Advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management - The Advisor - The Advisory Services Agreement" section of this prospectus.

        - In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by the Advisor, for our company and one or more other public or private entities affiliated with the Advisor and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors:

        -       The cash requirements of each program;

        - The effect of the acquisition on diversification of each program's investments by type of apartment community and geographic area;

        -       The policy of each program relating to leverage of properties;

        -       The anticipated cash flow of each program;

        -       The income tax effects of the purchase of each program;

        -       The size of the investment; and

        - The amount of funds available to each program and the length of time such funds have been available for investment.

        If a subsequent development, such as a delay in the closing of a property, causes any such investment, in the opinion of our board of directors and the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

CONFLICT PROVISIONS OF MARYLAND LAW

        In addition to the policies that we have adopted to reduce or eliminate potential conflicts of interest (see "Conflicts of Interest - Certain Conflict Resolution Procedures" above), our board is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will be successful in eliminating the influence of these conflicts.

        Under Maryland law, a contract or other transaction between us and any of our directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

        - The fact of the common directorship or interest is disclosed to our board or a committee of our board, and our board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

        - The fact of the common directorship or interest is disclosed to our stockholders entitled to vote, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

        -       The contract or transaction is fair and reasonable to us.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

        The following is a discussion of our investment policies and our policies with respect to certain other activities. These policies may be amended or revised from time to time at the discretion of our board of directors without a vote of our stockholders. Any change to any of these policies would be made by our directors, however, only after a review and analysis of that change, in light of then existing business and other circumstances, and then only if, in the exercise of their business judgment, they believe that it is advisable to do so in our and our stockholders' best interest. We cannot assure you that our investment objectives will be attained.

INVESTMENTS IN REAL ESTATE

        We are a REIT that will own interests in, lease and maintain multifamily apartment communities in the United States, typically multifamily garden apartments and selected mid-rise properties having 150 or more rental units. We intend to invest in properties which our Advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We invest primarily in suburban and metropolitan areas.

        Our policy is to invest in assets primarily for current income generation. In general, our investment objectives are:

        - To provide quarterly cash dividends, as well as to provide growth in dividends over time.

                - There is no assurance that any dividend will be paid. Rising operating expenses could reduce our cash flow and funds available for future distribution.

        - To increase our value through increases in the cash flows and values of our communities.

                - The performance of our properties may not meet our expectations. Adverse economic conditions and competition may impede our ability to renew leases, which could affect our operating results.

        - To achieve long-term capital appreciation, and preserve and protect the value of our interest in our communities.

                - There is no assurance of capital appreciation. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price.

        There are no limitations on the amount or percentage of our total net assets that may be invested in any one community. Additionally, no limits have been set on the concentration of investments in any one location. However, the Advisor does plan to diversify its acquisitions to mitigate risk.

        Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, the Advisor, as approved by our board of directors, applies the following minimum standards.

        - The apartment community is in what the Advisor considers to be a quality market area within locations that provide stability and upside potential.

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

        - The apartment community is projected to provide stockholders with at least a 6% annual distribution on their $10 per share investment, after all operating and other expenses of the property and the related expenses of our company, based on the Advisor's analysis.

        - We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% of our total net assets, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired.

        - For communities acquired before the initial closing, the communities have at least 18 months of stable operations and audited financial information for a recently-ended 12-month period; following the initial closing, at least 90% of the communities will meet this standard.

        Generally, we will acquire our interests in our communities by forming a limited liability company which will be controlled by a wholly owned subsidiary of our company and in which an unaffiliated third party will have an economic interest. A wholly owned subsidiary of this limited liability company will in turn own title to the community.

BORROWING POLICIES

        While we strive for diversification, the number of different communities we can acquire interests in will be affected by the amount of funds available to us. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of an interest in any property subject to the limitation that we cannot borrow in excess of 300% of our net assets. However, we currently intend to limit the aggregate mortgage debt on our communities that are no longer (or have not been) financed with our current or any replacement line of credit to no more than 55% to 65% of the total net asset value of those communities and our total debt on those communities to no more than 73% of the total net asset value of those communities, unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report.

        We will, at least initially, borrow money to acquire interests in communities and to pay certain related fees. We plan to maintain one or more lines of credit for the purpose of acquiring interests in communities. We intend to encumber our assets in connection with the borrowing. Initially, we intend to repay any line of credit with offering proceeds. We also plan to obtain permanent mortgage financing for all of our communities, or to continue the existing mortgage indebtedness on the communities.

        Management believes that any financing obtained during the offering period will allow us to make investments in communities that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, affiliates of the Advisor could make such investments, pending receipt by us of sufficient offering proceeds in order to preserve the investment opportunities for us. However, interests in communities acquired by us in this manner could be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of communities and reduce the amount of offering proceeds available for investment in other income-producing assets.

        While we have no present plans to do so, we may in the future establish a line of credit principally to finance capital improvement projects and for working capital purposes, such as the costs of renovating, repairing, and marketing our communities. We may also borrow funds for the purpose of preserving our status as a REIT. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to our stockholders unless necessary to eliminate corporate level tax to our company.

        We expect that all of our communities will also be encumbered with mortgage debt. By operating on a leveraged basis, we will have more funds available for investment in communities. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although any liability for the repayment of mortgage indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors - Risks Related to Our Organization and Structure.") To the extent that mortgage loans are not maintained on our communities, our ability to acquire additional communities will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

        The Advisor may refinance communities during the term of a loan when it deems it is in the best interests of our company, for example, when a decline in interest rates makes it beneficial to prepay an existing mortgage or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

        Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our assets and will be reviewed by our board of directors at least quarterly.

        Any loans from any of our directors or from the Advisor and its affiliates must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We will not make loans to the directors, officers, the Advisor or their affiliates.

DISPOSITIONS

        Although we generally will not seek to dispose of our interests in communities in our portfolio, we will consider doing so, subject to REIT qualification rules, if our management determines that a sale of our interest in a community would be in our best interests based on the price being offered for the community, the operating performance of the community, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. We may consider offering purchase money financing in connection with the sale of communities where the provision of that financing would increase the value to be received by us for the community sold.

EQUITY CAPITAL POLICIES

        Our board has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on those terms and for that consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to shares of common stock or other shares of our capital stock issued in any offering, and any offering might cause a dilution of a stockholder's investment in us. Although we have no current plans to do so, other than in connection with our dividend reinvestment plan, we may in the future issue common stock.

        We may, in certain circumstances, purchase shares of our common stock in private transactions with our stockholders, if those purchases are approved by our board. Our board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

REPORTING POLICIES

        After this offering, we will become subject to the full information reporting requirements of the Securities Exchange Act of 1934, as amended. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including certified financial statements, with the Securities and Exchange Commission. See "Where You Can Find More Information." We will also establish an internet-accessible area for our company on the Web site of Boston Capital Corporation, www.bostoncapital.com.

INVESTMENT LIMITATIONS

        We do not intend to invest in the securities of other issuers for the purpose of exercising control (except to the extent that we may acquire the controlling securities of an entity holding real property that meets our investment criteria), to underwrite securities of other issuers, or to engage in the purchase and sale (or turnover) of investment securities in exchange for property, nor do we have any present intention of offering securities in exchange for property or to invest in real estate mortgages, although our board may determine to authorize an exchange of securities for property or an investment in mortgages in the future.

                  PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT

OVERVIEW

        During their more than 30-year history, the Advisor and its affiliates and their respective predecessors in interest have raised approximately $3.5 billion in real estate equity from approximately 85,000 investors in approximately 382 investment programs to acquire interests in approximately 2,485 properties containing approximately 130,000 apartment units in 48 states and territories, representing approximately $9.28 billion in original development and acquisition costs. Of the properties acquired, 129 were apartment complexes that included 3,189 market rate units out of a total of 15,281 units located in 35 states and representing $330,243,518 of investor equity.

        During the ten-year period from January 1, 1994 to December 31, 2003, the Advisor and its affiliates and their respective predecessors in interest have served as general partners of one public limited partnership and 42 private limited partnerships including 27 corporate limited partnerships and fifteen direct placement corporate limited partnerships for a total of 43 real estate programs. None of these programs had investment objectives similar to our company's. All of these programs involved residential apartment communities, and although none of them were 100% market rate communities, approximately 3,189 units in these residential apartment communities were market rate units. The residential apartment communities invested in by the previous programs are affordable housing communities subject to certain rent and tenant restrictions, of which a component is market rate units. Typically, the market rate units (if any), are less than 50% of the total units in the community.

        The Advisor and its affiliates and their respective predecessors in interest raised $2,578,886,771 in subscriptions from 43,919 investors during this ten-year period. A total of 1,062 properties(1), with a total development cost of $4,463,726,825 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 11% in the Mid-Atlantic, 29% in the Southeast, 25% in the Midwest, 14% in the Southwest, and 9% in the West.

        The foregoing information covering the period from January 1, 1994 to December 31, 2003, can be summarized as follows:

PROGRAMS                 PROPERTIES                     INVESTORS
--------                 ----------                     ---------
                                     TOTAL                                             AVERAGE CAPITAL
                                     DEVELOPMENT                                       INVESTED PER
TYPE         NUMBER      NUMBER      COST               NUMBER      CAPITAL            PROPERTY
----         ------      ------      ---                -------     -------            --------
Public             1         495     $  1,551,712,226      43,715   $    836,177,880   $      1,689,248
Private           42         567        2,912,014,599         204      1,742,708,891          3,073,561
                  --       -----        -------------      ------   ----------------   ----------------
   Total          43       1,062        4,463,726,825      43,919   $  2,578,886,771   $      4,762,809

REGIONS
          NORTHEAST     MID-ATLANTIC     SOUTHEAST     MIDWEST     SOUTHWEST   WEST
          ---------     ------------     ---------     -------     ---------   ----
Public           6%               5%           13%         13%          6%       3%
Private          6%               6%           16%         12%          8%       6%
                --               --            --          --          --        -
   Total        12%              11%           29%         25%         14%       9%

        All these 43 prior limited partnerships have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows:(2)

Alabama                           10
Arizona                           18
Arkansas                           5
California                       514
Colorado                          27
Connecticut                       17
Delaware                           2
District of Columbia               3
Florida                           18
Georgia                           53
Idaho                              1
Illinois                          16
Indiana                           12
Iowa                               6
Kansas                            16
Kentucky                          54
Louisiana                         95
Maine                             10
Maryland                          16
Massachusetts                     15
Michigan                          52
Minnesota                          5
Mississippi                       52
Missouri                          41
Montana                            2
Nebraska                          34
Nevada                             3
New Hampshire                      5
New Jersey                        15
New Mexico                         6
New York                          57
North Carolina                    18
North Dakota                      17
Ohio                               4
Oklahoma                          31
Oregon                             1
Pennsylvania                      17
Puerto Rico                        4
Rhode Island                       1
South Carolina                     7
South Dakota                       2
Tennessee                         15
Texas                             85
Utah                              24
Vermont                            4
Virginia                          44
Virgin Islands                    11
Washington                         2
West Virginia                      7
Wisconsin                          8
Wyoming                            0

(1) Includes 84 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 96 shared investments.
(2) The total number of properties by state does not reflect the 96 shared investments of 84 operating partnerships. The net number of properties reflected is 966.

        The 43 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

        The investment objectives of the 43 prior partnerships were, in order of priority: (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

PRIVATE PLACEMENTS

        Interests in 1 of the 43 limited partnerships described above were sold to approximately 192 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $1,742,708,891 in subscriptions was raised. Interests were acquired in a total of 567 properties, with total development costs of $2,912,014,599.

        The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $1,530,629,020 in addition to the equity investment of the prior limited partnerships of $1,742,708,791. The purchased properties equaled 100% of the total development cost of all non-conventional properties invested in by private limited partnerships.

PUBLIC OFFERINGS

        Interests in 27 of the 43 limited partnerships described above were sold to approximately 43,715 investors in public offerings registered under the Securities Act of 1933. A total of $836,177,880 in subscriptions was raised. A total of 495 properties were purchased at a total development cost of $1,551,712,226.

        Information regarding the public offerings is summarized as follows as of December 31, 2003:

                         INVESTORS                     PROPERTIES                    TYPE OF PROPERTIES
                         ---------                     ----------                    ------------------
                                                                 TOTAL                                          HISTORIC
                                                                 DEVELOPMENT         RECENTLY    UNDER          TAX
PROGRAM                  NUMBER      CAPITAL           NUMBER    COST                COMPLETED   CONSTRUCTION   CREDIT
Boston Capital Tax
Credit Fund IV L.P.      43,715      $   836,177,880   495       $   1,551,712,226   476         15             4
(Series 20 through 46)

        During the four-year period ending December 31, 2003, affiliates of our management sponsored one public investment partnership with investment objectives similar to the 43 described above. This public limited partnership owns interests in 134 operating partnerships which include 13 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 14 shared investments. The total number of properties by state does not duplicate the 13 shared investments. The net number of properties reflected is 120 located in:

Alabama                           0
Arizona                           2
Arkansas                          0
Maryland                          1
Massachusetts                     1
Michigan                         13
Ohio                              0
Oklahoma                          4
Oregon                            0

California                        2
Colorado                         13
Connecticut                       0
Florida                           0
Georgia                           4
Illinois                          4
Indiana                           2
Iowa                              0
Kansas                            6
Kentucky                         14
Louisiana                         9
Maine                             0
Minnesota                         0
Mississippi                       4
Missouri                          5
Montana                           0
Nebraska                          0
Nevada                            0
New Hampshire                     2
New Jersey                        0
New Mexico                        1
New York                          7
North Carolina                    0
North Dakota                      1
Pennsylvania                      1
Puerto Rico                       0
Rhode Island                      0
South Carolina                    0
South Dakota                      1
Tennessee                         1
Texas                            10
Utah                              0
Vermont                           0
Virginia                          5
Virgin Islands                    2
Washington                        1
West Virginia                     3
Wisconsin                         1

        All of the operating partnership acquisitions of the public limited partnership involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgaged indebtedness aggregating approximately $264,333,380 in addition to the equity investment of the investing partnerships of $208,450,763. These properties equaled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2003.

        Information regarding public limited partnerships organized with investment objectives not similar to ours is contained in Appendix I - Tabular Information Concerning Prior Limited Partnerships.

        Any investor or prospective investor may view and/or obtain a copy of the most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings at the Web site of Boston Capital Corporation, www.bostoncapital.com.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock before and after this offering. The principal address of each person and entity named below is c/o Boston Capital Real Estate Investment Trust, Inc., c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, MA 02108-4406.


                                                             NUMBEROF
                                                             SHARES          PERCENT OF   NUMBEROF      PERCENT OF
                                                             OWNED           ALL SHARES   SHARES        ALL SHARES
NAME AND BUSINESS ADDRESS                                    PRIOR TO        PRIOR TO     OWNED AFTER   AFTER
OF BENEFICIAL OWNER                                          OFFER1NG(1)     OFFERING     OFFERING(1)   OFFERING(2)
-------------------                                          -----------     --------     -----------   -----------
Boston Capital Companion Limited Partnership                 20,000          87%          20,000        *(3)
John P. Manning                                                None           -                -        *
Jeffrey H. Goldstein                                           None           -                -        *
Kevin P. Costello                                              None           -                -        *
Richard J. DeAgazio                                            None           -                -        *
Daniel P. Petrucci                                             None           -                -        *
Marc N. Teal                                                   None           -                -        *
Mark W. Dunne                                                  None           -                -        *
Philip S. Cottone                                             1,000(4)        -            l,000(4)     *
W. Pearce Coues                                               1,000(4)        -            1,000(4)     *
Stephen Puleo                                                 1,000(4)        -            1,000(4)     *

Directors and Executive Officers as a group (10               3,000           3%           3,000        *

                                       128

persons)

----------
* Less than 1%

(1) In accordance with 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names. In addition, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person, and only by that person, by reason of that acquisition right. As a result, the percentage of outstanding shares of any person as shown on the preceding table does not necessarily reflect the person's actual voting power at any particular date.

(2)     Assumes 30,000,000 shares are sold in offering.
(3)     Approximately 1% if no more than the 2,000,000-share minimum is sold.

(4)     Currently exercisable options.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter, or our articles, and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

AUTHORIZED STOCK

        Our articles provide that we may issue up to 350,000,000 shares of common stock, par value $.001 per share, 50,000,000 shares of preferred stock, par value $.001 per share, and 100,000 shares of "excess stock," par value $.00l per share, which would be issued only in the event we have purchases in excess of the ownership limits described below. At the commencement of this offering, 20,000 shares of our common stock were issued and outstanding, all of which were owned by an affiliate of the Advisor, and no shares of preferred stock or excess shares were issued and outstanding.

        We will not issue stock certificates except to stockholders who make a written request to us. Each stockholder's investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with the issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send only an executed form to us, and we will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by us on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in our articles of incorporation, transfers of shares will be effective, and the transferee of the shares will be recognized as the holder of such shares, as of the first day of the following month on which we receive properly executed documentation.

COMMON STOCK

        In the opinion of Nixon Peabody LLP, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part, all of the shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock, holders of shares of common stock will be entitled to receive distributions if, as and when

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authorized and declared by our board out of assets legally available for such payments and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

        Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

PREFERRED STOCK; OTHER EQUITY SECURITIES

        Upon completion of this offering, no shares of preferred stock will be outstanding. Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board without further action by our stockholders, unless action by our stockholders is required by applicable law or by the rules of any securities exchange or market on which our shares may be listed in the future. Prior to the issuance of shares of each series, our board is required by the MGCL and our articles to fix for each series, subject to the provisions of our articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of shares of our common stock as the consideration paid to our company for each share of preferred stock bears to the book value of shares of our common stock on the date that such preferred stock is issued. The issuance of preferred stock could have the effect of delaying or preventing a change of control of our company that might involve a premium price for holders of shares or otherwise be in their best interest. Our board has no present plans to issue any preferred stock.

        The voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to our company for each privately offered share bears to the book value of each outstanding publicly held equity security. Our board of directors has no present plans to offer equity securities of our company in a private offering.

RESTRICTIONS ON OWNERSHIP

        For us to remain qualified as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. See "Material United States Federal Income Tax Considerations." To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

        The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 9.8% of our stock. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be deemed to be owned by one individual or

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entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

        Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board has the right to refuse to permit the transfer of that stock.

        A transfer of our common stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock most recently acquired by that person that are in excess of the ownership limit being converted into "excess shares." These excess shares will then be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

        The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, or adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of our board.

        All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

INSPECTION OF BOOKS AND RECORDS

        The Advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of our company, including a copy of our articles of incorporation and bylaws and any amendments thereto, will at all times be maintained at our principal

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office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

        As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her agent upon such stockholder's request. Such list also will be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

        If the Advisor or our directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It will be a defense that the actual purpose and reason for requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using them for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in our company. The remedies provided by our articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law or the law of any state.

RESTRICTION ON "ROLL-UP" TRANSACTIONS

        In connection with any proposed "Roll-Up Transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity (a "Roll-Up Entity") that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with the Advisor or our directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. The properties must be appraised on a consistent basis, and the appraisal must be based on the evaluation of all relevant information and indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal must assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction must offer to stockholders who vote against the proposal the choice of:

        (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

        (ii)    one of the following:

                (A) remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

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                (B)     receiving cash in an amount equal to the stockholder' s
                        PRO RATA share of the appraised value of our net assets.

        We are prohibited from participating in any proposed Roll-Up
        Transaction:

        (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation and by-laws and described elsewhere in this section of the prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

        (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

        (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in our articles of incorporation and described in this section of the prospectus under the heading " -- Inspection of Books and Records," above; or

        (iv) in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES AND BYLAWS

        The following paragraphs summarize certain provisions of Maryland law and of our articles and bylaws. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of our bylaws, could have the affect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in our stockholders' best interest.

        TERMINATION OF OUR COMPANY AND REIT STATUS

        Our articles provide for us to have a perpetual existence. If our shares are not listed on a national securities exchange or national securities market by ________, 2014, however, we will liquidate and dissolve if stockholders holding a majority of our shares vote to authorize us to do so. Our articles further provide for the voluntary termination or dissolution of our company by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles permit the stockholders to terminate our status as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

        AMENDMENT OF ARTICLES AND BYLAWS

        Our articles may be amended by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote except in the case of amendments to the provisions regarding amending our articles or reorganizing our company, which require a two-thirds vote. The stockholders may vote to amend our articles, terminate or dissolve our company or remove one or more directors without necessity for concurrence by our board of directors. However, if within 60 days of the meeting at which a vote will take place with respect to an amendment to our articles, there is an interested stockholder (i.e., a

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stockholder who has acquired 9.8% of our stock, other than a "look-through entity"), that amendment must be approved in advance by an affirmative vote of a majority of our "continuing directors" (i.e., those directors who are not affiliated with the interested stockholder and who were in office prior to the time the stockholder became an interested stockholder).

        Unless otherwise required by law, our board may amend our bylaws by the affirmative vote of a majority of the directors then in office. However, if at the time of the action, there is an "interested stockholder," the amendment must be approved in advance by an affirmative vote of a majority of the continuing directors.

        MEETINGS OF STOCKHOLDERS

        Under our bylaws, annual meetings of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called by a majority of the independent directors or by the Chairman or the President. Special meetings must be called by the Secretary upon the written request of the holders of not less than 10% of the shares of our common stock entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.

        At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding will constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all our stockholders.

        ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

        Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Any stockholder nomination or proposal for action at an upcoming stockholder meeting must be delivered to our Secretary not less than 90 days nor more than 150 days prior to the scheduled meeting of stockholders and must comply with other procedural requirements described in our bylaws. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although the bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

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        THE BOARD OF DIRECTORS

        Our articles provide that our board will initially consist of five directors and thereafter the number of directors may be established by our board or by a majority vote of the stockholders, but the total cannot be less than three or more than 15. A majority of our board of directors will be independent directors. See "Management -- Independent Directors." Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. However, if there is an interested stockholder, the filling of the vacancy must also be approved by the affirmative vote of a majority of those directors who are not affiliated with the interested stockholder and who were in office prior to the time the stockholder became an interested stockholder. Independent directors will nominate replacements for vacancies among the independent directors. Under our articles, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles prohibits a director from being reelected by the stockholders. The directors may not, without concurrence of a majority of the outstanding shares, (a) amend our articles, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of our company; or (d) dissolve or liquidate our company, other than before the initial closing. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).

        Under our articles, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock outstanding and entitled to vote.

        BUSINESS COMBINATIONS

        As permitted by Maryland law, our articles provide that any merger, consolidation or sale of substantially all of our assets or voluntary dissolution or liquidation must be approved by our directors and the holders of at least a majority of the outstanding shares of our common stock. In addition, any such transaction involving an affiliate of our company or the Advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to our company and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        In addition, under the MGCL, particular business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and specified insiders or any stockholder who beneficially owns, directly or indirectly, 10% or more of our stock, are prohibited for five years. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of our outstanding voting stock, and (b) two-thirds of the votes entitled to be cast by holders of our outstanding voting stock, other than shares held by the parties with whom the business combination is to be effected. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the insider or 10% stockholder becomes an insider or 10% stockholder.

        CONTROL SHARE ACQUISITION

        With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person

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or by our officers or directors who are our employees, and may be redeemed by
us. "Control Shares" are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the "Control Shares" in question. If no request for a meeting is made, we may present the question at any stockholders' meeting.

        Our bylaws contain a provision exempting any and all acquisitions of our capital stock from the control shares provision of Maryland law. Nothing prevents our board from amending or repealing this provision in the future.

        ANTI-TAKEOVER LEGISLATION

        Maryland law allows publicly-held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its articles or bylaws or by resolution adopted by its board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

        -       officers or employees of the corporation;

        -       persons seeking to acquire control of the corporation;

        - directors, officers, affiliates or associates of any person seeking to acquire control; or

        - nominated or designated as directors by a person seeking to acquire control.

        Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of articles supplementary.

        The Maryland legislation provides that a corporation can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that corporation's existing charter documents:

        - CLASSIFIED BOARD: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will, after their initial terms, expire at the third annual meeting of stockholders after the election of each class;

        -       TWO-THIRDS STOCKHOLDER VOTE TO REMOVE DIRECTORS ONLY FOR CAUSE:
                The stockholders may remove any director only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors, but a director on a classified board may not be removed without cause;

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        -       SIZE OF BOARD FIXED BY VOTE OF BOARD: The number of directors will be fixed only by resolution of the board;

        -       BOARD VACANCIES FILLED BY THE BOARD FOR THE REMAINING TERM:
                Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualifies; and

        - STOCKHOLDER CALLS OF SPECIAL MEETINGS: Special meetings of stockholders may be called by the secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the MGCL.

        We have not elected to be governed by this legislation. We can elect to be governed by any or all of the provisions of the Maryland legislation at any time in the future.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

        The following general discussion of material United States federal income tax considerations relevant to investors in our common stock has been prepared by our tax counsel, Nixon Peabody LLP, which has also delivered an opinion supporting this discussion, a copy of which is an exhibit to the registration statement of which this prospectus is a part. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to our qualification and taxation as a REIT, or to the acquisition, ownership, and disposition of our common stock. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

        Congress recently passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "New Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations: (1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

        Except as specifically discussed below with respect to non-U.S. Stockholders this summary applies only to U.S. Stockholders who hold our common stock as a "capital asset" (within the meaning of Section 1221 of the Code). For purposes of this summary, a U.S. Stockholder is:

        - a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States;

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        -       a corporation (including any entity treated as a corporation for
                United States federal income tax purposes) formed under the laws of the United States or any political subdivision of the United States;

        - an estate the income of which is subject to United States federal income taxation regardless of its source; or

        - a trust if a United States court is able to exercise primary supervision over the administration of that trust and if one or more United States persons has the authority to control all substantial decisions with respect to that trust.

Persons other than U.S. Stockholders, referred to below as Non-U.S. Stockholders, are subject to special United States federal income tax considerations, some of which are discussed below.

        This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of that investor's individual circumstances. In addition, this discussion does not address the federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, REITs, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that have a functional currency other than the United States dollar, persons holding our common stock in a tax deferred or tax advantaged account, persons who are partners, shareholders or beneficiaries of an entity that holds our common stock, persons who are former United States citizens or long-term residents subject to taxation as expatriates, persons who acquire our common stock as compensation for the performance of services, persons that are subject to the alternative minimum tax, persons holding our common stock as part of a hedging transaction, a straddle or a conversion transaction, persons having entered into a "constructive ownership transaction" (as defined in the Code) with respect to our common stock, persons deemed to sell our common stock under the constructive sale provisions of the Code, Non-U.S. Stockholders (except to the extent specifically described below), and tax-exempt organizations (except to the extent specifically described below).

        We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

        Prospective investors considering the purchase of our common stock should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our common stock, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

TAXATION OF THE COMPANY

        GENERAL

        We will make an election to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to operate in such a manner. No assurance, however, can be given that we will operate in a manner so as to qualify as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing

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importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "-- Failure to Qualify," below.

        So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation by a U.S. Stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

        - we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

        - under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

        - if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

        - if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

        - if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 90% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability; if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and
                (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

        - if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of that asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis

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                in the asset as of the beginning of the Recognition Period (the
                "Built-In Gain" ), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

        - we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

        GENERAL REQUIREMENTS FOR QUALIFICATION

        The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and --

        (i)     is managed by one or more trustees or directors;

        (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

        (iii) would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

        (iv) is neither a financial institution nor an insurance company subject to certain provisions of the Code;

        (v)     has the calendar year as its taxable year;

        (vi) the beneficial ownership of which is held by 100 or more persons;

        (vii) at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

        (viii) that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (in our case, our initial taxable year, which will end December 31, 2003).

        The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the

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Code and exempt from federal income taxation under Section 501(a) of the Code.
Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself.

        QUALIFIED REIT SUBSIDIARIES

        We may in the future have one or more qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, qualified REIT subsidiaries are ignored, and all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT. Qualified REIT subsidiaries are therefore not subject to federal corporate income taxation, although they may be subject to state and local taxation. We currently have no qualified REIT subsidiaries.

        TAXABLE REIT SUBSIDIARIES

        We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

        PARTNERSHIPS AND DISREGARDED ENTITIES

        We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below. We will not hold any properties through a Partnership Entity unless we have been advised by our counsel, Nixon Peabody LLP, that such entity will be treated as a partnership for federal income tax purposes and that the allocations of income and loss in such Partnership Entity's partnership agreement will be respected for federal income tax purposes. Similarly, we will not hold any property through a Disregarded Entity unless we have been advised by our counsel that such entity will be disregarded for federal income tax purposes.

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        INCOME TESTS

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file additional information with our tax return for that taxable year. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

        Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

        - First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

        - Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property." Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

        - Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

        - Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. However, in order for rents received with respect to a property and these charges to

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                qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

        We do not anticipate charging rent that is based in whole or in part on the income or profits of any person. We do not anticipate receiving a material amount of rents from any tenants that are related parties as described above. We do not anticipate receiving rent attributable to personal property leased in connection with real property.

        We do not anticipate providing services with respect to our properties. Rather, we will employ adequately compensated independent contractors for that purpose.

        ASSET TESTS

        To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

        - at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

        - not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

        - of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test. Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

        Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual, (ii) the only securities of the issuer that we hold are straight debt, or (iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

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        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

        ANNUAL DISTRIBUTION REQUIREMENTS

        In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "--Taxation of the Company--General," above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to stockholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of
(i) 85% of our ordinary income (as defined in Code Section 4981) for such year,
(ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

        We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. See also "--Taxation of Taxable U.S. Stockholders--General" below.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income."

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

        FAILURE TO QUALIFY

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        If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable to them as dividend income and, subject to some limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction." Our failure to qualify as a REIT could substantially reduce the cash available for distributions to stockholders. Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

        GENERAL

        Congress recently passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "New Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations: (1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

        As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or otherwise eligible for the maximum tax rate of 15% described above), or otherwise treated by us as a dividend, will constitute dividends taxable at ordinary income tax rates. No dividends received deduction will be allowed with respect to our dividend distributions.

        Distributions that we designate as capital gain dividends will be taxed as long-term gains from the sale or exchange of a capital asset (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. In the event we designate any portion of a dividend as a capital gain dividend, a stockholder's share of that capital gain dividend will be an amount which bears the same ratio to the total amount of dividends paid to that stockholder for the taxable year as the total amount of capital gain dividends bears to the total amount of all dividends paid on all classes of stock for that taxable year. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. We may elect to retain and pay income tax on any net long-term capital gain, in which case our U.S. Stockholders would include in their income as long-term capital gain their proportionate share of that undistributed net long-term capital gain. A U.S. Stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on any retained net long-term capital gains and an increase in its basis in our stock in an amount equal to the difference between the undistributed net long-term capital gains and the amount of tax paid by us. See "--Capital Gains and Losses," below. If we should elect to retain any net long-term capital gains in this fashion, we will notify each U.S. Stockholder of the relevant tax information within 60 days after the close of the applicable taxable year.

        Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of that stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that those

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distributions exceed the adjusted basis of a stockholder's stock, they will be treated as a capital gain realized from the taxable disposition of those shares and will be included in income as short-term or long-tern capital gain, depending on the length of time those shares have been held. In addition, as previously noted, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year.

        U.S. Stockholders may not include any of our net operating losses or capital losses in their individual income tax returns. Instead, we will carry those losses forward for potential offset against future income, subject to some limitations. Our distributions and gain realized by stockholders from the sale or exchange of shares of our common stock will not be treated as passive activity income, and, as a result, U.S. Stockholders that are individuals, estates, trusts, personal service corporations, or closely held C corporations generally will not be able to apply any "passive losses" against that income and gain.

        U.S. Stockholders other than corporations who borrow funds to finance their acquisition of our common stock may be limited in the amount of deductions allowed for the interest paid on the indebtedness so incurred. Interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. Our ordinary dividend distributions generally will be treated as investment income for this purpose. Capital gain dividends and capital gains realized by a stockholder from the disposition of shares of our common stock (including distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case the capital gains will be taxed at ordinary income rates. Distributions treated as a nontaxable return of the U.S. Stockholder's investment in our common stock and that reduce the U.S. Stockholder's basis in our common stock will not enter into the computation of net investment income. We will notify stockholders after the close of our taxable year as to the portions of distributions attributable to that year that constitute ordinary dividend income, return of capital, capital gain and dividends subject to the maximum 15% tax rate.

        CAPITAL GAINS AND LOSSES

        In general, a U.S. Stockholder will recognize capital gain or loss on the taxable sale or exchange of shares of our common stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in that sale or exchange, and (ii) the stockholder's adjusted basis in the shares of our common stock sold or exchanged. That gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held those shares for more than one year and long-term capital gain or loss if the stockholder has held those shares for more than one year. In general, loss realized upon a sale or exchange of shares of our common stock by a stockholder who has held the common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions received from us required to be treated by that stockholder as long-term capital gain and allocations to the stockholder of our undistributed long-term capital gains. Any loss realized upon a disposition of shares may also be disallowed under the rules relating to wash sales.

        The New Tax Act reduced the maximum marginal ordinary income tax rate applicable to individuals, estates and trusts to 35% commencing with calendar year 2003. The maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 15% by the New Tax Act. The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to the property. In addition, the

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characterization of gross income as either capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at regular corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

        IRS Notice 97-64 provides temporary guidance with respect to the taxation of distributions by REITs that are designated as capital gain dividends. According to Notice 97-64, forthcoming temporary Treasury Regulations will provide that capital gains allocated to a stockholder by us may be designated as a 15% rate gain distribution or a 25% rate gain distribution. Unless we specifically designate otherwise, a distribution designated as a capital gain dividend is presumed to be a 15% rate gain distribution. If we elect to retain any net long-term capital gain, as discussed above, the undistributed net long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64. Furthermore, Notice 97-64 provides that our designations of capital gain dividends will only be effective to the extent that the distributions with respect to our different classes of stock are composed proportionately of ordinary dividends and capital gain dividends.

        INFORMATION REPORTING AND BACKUP WITHHOLDING

        A U.S. Stockholder may be subject to "backup withholding" with respect to certain "reportable payments," including dividend payments and, under certain circumstances, proceeds from the sale or other disposition of our common stock. The backup withholding rate has been reduced to 28%. Backup withholding generally will not apply, however, to a U.S. Stockholder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding, such as a corporation. Generally, a U.S. Stockholder will provide this information on Form W-9. In addition, we may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See "--Taxation of Non-U.S. Stockholders," below. Any amounts withheld under the foregoing rules will be creditable against the U.S. Stockholder's federal income tax liability provided that the proper information is timely furnished to the IRS. We will report to U.S. Stockholders and to the IRS the amount of any "reportable payments" we make each calendar year and the amount of tax we withhold, if any, with respect to such payments.

TAXATION OF TAX-EXEMPT U.S. STOCKHOLDERS

        U.S. Stockholders otherwise exempt from United States federal income taxation are nevertheless taxable on their unrelated business taxable income, or UBTI to the extent that UBTI from all sources exceeds $1,000 in any taxable year. Dividends (including REIT distributions treated as dividends) and gains realized from the sale or disposition of stock (other than stock held as inventory, stock held primarily for sale to customers in the ordinary course of business, or stock otherwise used in an unrelated trade or business) are generally not treated as UBTI. However, dividends and gains that would otherwise be exempt will, with limited exceptions, be included in UBTI to the extent that the property generating that income is subject to "acquisition indebtedness" (i.e., indebtedness that would not have been incurred but for the acquisition or improvement of the property). Thus, a portion of the dividends received and gains realized by a tax-exempt investor with respect to our common stock may be treated as UBTI if the tax-exempt investor incurs indebtedness to purchase or carry our shares or if the tax-exempt investor holds the shares for sale to customers or as inventory, or otherwise uses the shares in an unrelated trade or business.

        Qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply

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only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(l) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of shares in our articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our shares, absent a waiver of the restrictions by our board of directors. See "Description of capital Stock -- Restrictions on Ownership."

        The tax discussion of distributions to qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

TAXATION OF NON-U.S. STOCKHOLDERS GENERAL

        The rules governing the United States federal income taxation of the ownership and disposition of our common stock by Non-U.S. Stockholders are complex and this discussion does not purport to provide more than a summary of those rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN SHARES OF OUR COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THE LAWS OF NON-U.S. JURISDICTIONS.

        In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of our common stock in the same manner as a U.S. Stockholder if the investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of our common stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the "branch profits tax" imposed under the Code, which is payable in addition to the regular federal corporate income tax. The branch profits tax is imposed at a rate of 30%, subject to reduction in some cases by applicable income tax treaties. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders whose investment in shares of our common stock is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of our common stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences of that investment.

        Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by us as capital gains dividends will, to the extent that they are made out of our current or accumulated earnings and profits or are otherwise treated as dividends, ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements; a Non-U.S. Stockholder ordinarily will provide that certification on Form W-8BEN. Distributions that we make in

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excess of our current and accumulated earnings and profits and that are not otherwise treated as dividends will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of the shares (but not below zero). However, distributions in excess of our current and accumulated earnings and profits will be subject to withholding at a rate of 10%. To the extent that the distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if such Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

        A distribution in excess of our current and accumulated earnings and profits may be subject to withholding at the 30% rate (or at a lower rate prescribed by an applicable treaty) if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current and accumulated earnings and profits. If it is subsequently determined that the distribution is, in fact, in excess of our current and accumulated earnings and profits and the distribution is not otherwise treated as a dividend, the Non-U.S. Stockholder may seek a refund from the IRS if the amount withheld exceeded the Non-U.S. Stockholder's federal income tax liability, if any, with respect to the distribution.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders, without regard as to whether such distributions are designated by us as capital gain dividends. Also, these distributions may be subject to a branch profits tax at a rate of up to 30% in the hands of a corporate Non-U.S. Stockholder. We are required to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends. The amount of any tax so withheld is creditable against the Non-U.S. Stockholder's federal income tax liability.

        Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be subject to United States federal income taxation so long as, at all times during a specified testing period, less than 50% of the value of our stock is held directly or indirectly by Non-U.S. Stockholders. We believe that we will meet this test following the completion of the offering and, therefore, that gain from the sale of our common stock by a Non-U.S. Stockholder will not be subject to taxation under these rules. Even if we do meet this test, gain from the sale or exchange of our shares of stock nonetheless will be subject to a 30% tax if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

        If we do not meet the ownership test described in the preceding paragraph, whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of our common stock would be subject to federal income taxation will depend on whether our shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of our common stock were to be subject to federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to the gain (subject to the possible application of the branch profits tax in the case of a corporate Non-U.S. Stockholder), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

        INFORMATION REPORTING AND BACKUP WITHHOLDING

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        Non-U.S. Stockholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8BEN or otherwise comply with the applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Stockholder's federal income tax liability.

OTHER TAX CONSIDERATIONS

        STATE, LOCAL AND NON-U.S. TAXES

        We and our stockholders may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we or they transact business or reside. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS ON ANY INVESTMENT IN OUR COMMON STOCK.

                              ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with an investment in us by a pension, profit sharing or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Code. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF AN EMPLOYEE PLAN IN OUR COMPANY AND TO MAKE THEIR OWN INDEPENDENT DECISIONS.

PLAN CONSIDERATIONS

        A fiduciary considering investing assets of an employee plan in us should consult its legal advisor about ERISA, fiduciary and other legal considerations before making such an investment. Specifically, before investing in us, any fiduciary should, after considering the employee plan's particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code. See "An Investment in Our Common Stock May Not be Suitable for Every Employee Benefit Plan." In making those determinations, you should take into account, among the other factors described in this prospectus that, as described below, we do not expect that our assets will constitute the "plan assets" of any investing employee plan, so that neither we nor any of our principals, agents, employees, or affiliates will be a fiduciary as to any investing employee plan.

        ERISA and the Code do not define "plan assets." However, regulations promulgated under ERISA by the United States Department of Labor, or the "DOL Plan Asset Regulations," generally provide that when an employee plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the employee plan's assets include both the equity interest in the entity and an undivided interest in each of the underlying assets of the entity, unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the DOL Plan Asset Regulations.

        Under the DOL Plan Asset Regulations, a security is a "publicly-offered security" if it is freely transferable, part of a class of securities that is widely-held, and either (i) part of a class of securities

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registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934
or (ii) sold to an employee plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which that security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or that later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred. "Widely-held" for this purpose means the security is of a class owned by 100 or more investors independent of the issuer and of one another. "Freely transferable," again for purposes of the DOL Plan Asset Regulations, is a question to be determined on the basis of all relevant facts and circumstances but, where the minimum investment is $10,000 or less, is ordinarily not adversely affected by some enumerated restrictions including restrictions against any transfer which would result in a termination or reclassification of the issuer for federal tax purposes.

        For purposes of the DOL Plan Asset Regulations, equity participation in an entity by benefit plan investors is not "significant" if their aggregate interest is less than 25% of the value of each class of equity securities in the entity, disregarding, for purposes of such determination, any interests held by persons, and their affiliates, who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee with respect to such assets. Benefit plan investors, for these purposes, include employee plans and certain other types of plans, such as governmental plans, not subject to Title I of ERISA.

        The definition of "operating company" in the DOL Plan Asset Regulations includes, among other things, a "real estate operating company," or a REOC. In general, an entity may qualify as a REOC if (i) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment or distribution to investors are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities.

        If our assets were deemed to be "plan assets" of employee plans whose assets were invested in us, whether as a result of the application of the DOL Plan Asset Regulations or otherwise, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code would extend to our investments. This would result, among other things, in (i) the application of the prudence and other fiduciary standards of ERISA, which impose liability on fiduciaries, to investments made by us, which could materially affect our operations, (ii) potential liability of persons having investment discretion over the assets of the employee plans investing in us should our investments not conform to ERISA's prudence and fiduciary standards under Part 4 of Subtitle B of Title I of ERISA, unless certain conditions are satisfied, and (iii) the possibility that certain transactions that we might enter into in the ordinary course of our business and operation might constitute "prohibited transactions" under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of the employee plans, may also result in the imposition of an excise tax under the Code upon the "party in interest," as defined in ERISA, or "disqualified person," as defined in the Code, with whom the employee plan engaged in the transaction, and correction or unwinding of the transaction.

        Subject to the following, although we will not be obtaining an opinion of counsel, we believe that after this offering our stock should qualify as a "publicly offered security" under the DOL Plan Asset Regulations.

        While there are restrictions imposed on the transfer of our stock, we believe they are the type of restrictions on transfer generally permitted under the DOL Plan Asset Regulations or are not otherwise material and should not result in the failure of our stock to be "freely transferable" within the meaning of the DOL Plan Asset Regulations. We also believe that certain restrictions on transfer that derive from the

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securities laws in connection with this offering should not result in the failure of our stock to be "freely transferable." Furthermore, we are not aware of any other facts or circumstances limiting the transferability of our stock that are not included among those enumerated as not affecting their free transferability under the DOL Plan Asset Regulations, and we do not expect to impose in the future (or to permit any person to impose on our behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

        Assuming that our stock is "widely held" within the meaning of the DOL Plan Asset Regulations and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our stock, we believe that, under the DOL Plan Asset Regulations, our stock should be considered "publicly offered securities" after this offering, and, therefore, that our underlying assets should not be deemed to be plan assets of any benefit plan investors that choose to invest in us.

ANNUAL VALUATION

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination was made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and general fiduciary standards of ERISA.

        Unless and until our shares are listed on a national securities exchange or over-the-counter market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until this offering terminates, we intend to use the offering price of shares as the per share net asset value. After this offering terminates, the value of our assets will be based on a valuation that we will perform internally.

        We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year and (2) to other benefit plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

        Plan and IRA fiduciaries will remain responsible to determine in their own judgment fair market value for applicable reporting purposes, taking into account the information we provide. We cannot assure you:

        - that the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

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        -       that stockholders could realize this value if they were to attempt to sell their shares; or

        - that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

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                          SUMMARY OF REINVESTMENT PLAN

        We currently have a dividend reinvestment plan available that allows you to purchase additional shares from the dividends otherwise distributable to you. A copy of our reinvestment plan as currently in effect is included as Exhibit A to this prospectus. A Reinvestment Agent, currently Boston Capital Securities, Inc., the Dealer-Manager, will act on behalf of the participants in the reinvestment plan.

        ELIGIBILITY. Stockholders may elect to participate in the dividend reinvestment plan by completing the subscription agreement, or by other written notice to the Reinvestment Agent. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the reinvestment plan.

        PARTICIPATION. Participation in the dividend reinvestment plan will begin with the next distribution made after receipt of the participant's written notice. We will provide you with a copy of our then current prospectus before you can agree to participate in the reinvestment plan. An election to participate in the reinvestment plan will apply to all distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the plan and to all fiscal quarters or months thereafter. Participants must elect to have all of their dividends reinvested in the plan. You cannot elect to have only a portion of your dividends reinvested in the plan.

        Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each participant a participation agreement in which the participant must represent that there has been no material change in the participant's financial condition and confirm that the representations made by the participant in the subscription agreement (a form of which will be attached to the participation agreement) are true and correct. In the event that a participant fails to return the completed participation agreement on or before the 15th day after the beginning of the fiscal year following receipt of the participation agreement, the participant's dividend distribution for the first fiscal quarter of that year will be sent directly to the participant and no shares will be purchased on behalf of the participant until the Reinvestment Agent receives an executed participation agreement.

        We may terminate the reinvestment plan for any reason at any time upon ten days' prior written notice to participants. A participant's participation in the plan will also be terminated to the extent that a reinvestment of the participant's dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, participants may terminate their participation in the reinvestment plan at any time by providing us with written notice.

        COSTS AND FEES. Stockholders may purchase shares under our dividend reinvestment plan for $10 per share until all of the shares registered as part of this offering have been sold or this offering otherwise terminates. After that time, shares will be available for the reinvestment plan either through purchases made by the plan administrator on the open market, if a market then exists, or through additional issuances of shares. At any time that we are not engaged in an offering, and until our shares are listed on a national securities exchange or market, the price per share purchased pursuant to the plan will be the fair market value of the shares as determined by the Advisor in its sole discretion, based on quarterly appraisal updates of our properties. (Following the termination of this offering, the per share fair market value of our properties, at least initially, may be less than the $10 per share offering price.) After listing, if any, the price per share will be equal to the then prevailing market price on the national securities exchange or market on which the shares are listed at the date of purchase. In connection with shares purchased by participants in the dividend reinvestment plan, we will pay the Dealer-Manager selling commissions of seven percent and a dealer-manager fee of two and one-half percent of the purchase price of the shares. Up to seven percent of the selling commissions and up to one and one-half percent of the dealer-manager fee may be reallowed by the Dealer-Manager to participating broker-dealers. In the event that proceeds from the sale of shares to participants are used to acquire interests in communities, we will pay the

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Advisor or its affiliates acquisition and advisory fees and expenses of three and one-half percent of the purchase price of the shares. The administrative charge for each plan participant for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

        ADVANTAGES. Stockholders will not receive any discount from the offering price if they participate in the reinvestment plan during the offering period. The main advantage of participating in the reinvestment plan is the relative ease of acquiring additional shares.

        REPORTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each participant a statement of account describing the dividend distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge to such participant, and the total shares purchased on behalf of the participant. Statements shall also advise the participants that they are required to notify the Reinvestment Agent in the event that there is any material change in their financial condition or if any representation under the subscription agreement becomes inaccurate. Tax information for income earned on shares under the Reinvestment Plan will be sent to each participant at least annually.

        TAX CONSIDERATIONS. If a stockholder elects to participate in the reinvestment plan and is subject to federal income taxation, the stockholder will incur a tax liability for dividends allocated to him or her even though the stockholder has elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the plan. Specifically, the stockholder will be treated as if he or she has received the dividend from us in cash and then applied such dividend to the purchase of additional shares. The stockholder will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend or the dividend is eligible for the maximum 15% tax rate. See "Material United States Federal Income Tax Considerations -- Taxation of Taxable U.S. Stockholders."

                            SHARE REDEMPTION PROGRAM

        Prior to the time that our shares are listed on a national securities exchange or market, stockholders (other than Boston Capital Holdings Limited Partnership and its affiliates) who have held their shares for at least one year, and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

        If you have held your shares for the required one-year period, and we are engaged in an offering, the redemption price will equal the lesser of (i) $9.15 per share or (ii) the purchase price per share you actually paid for your shares. During the offering the redemption price will be equal to or below the price of the shares offered in this offering. During periods when we are not engaged in an offering, the per share price of our common stock, for purposes of repurchase, will be based on periodic updates on the value of our properties, as the board of directors determines based upon the Company's audited financial statements. Accordingly, the repurchase prices paid to stockholders for shares of common stock repurchased by us during periods when we are not engaged in an offering may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders.

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        Shareholders may present us with shares for redemption at any time after you have held your shares for over one year by providing us with a written request stating the name of the entity owning the shares, the date the shares were purchased and the number of shares to be redeemed. Generally, within one week of submitting the written request, we will send an assignment form for execution by the shareholder. We have also provided participants with withdrawal rights at any time prior to the redemption

        The Company will redeem its common stock at the end of the calendar quarter in which such shares are presented, provided that the requisite redemption documents from shareholders are received by the reinvestment agent and we have received confirmation pursuant to a Uniform Commercial Code search that that no liens are held against the shares (at the cost of $100 to the shareholder, which will be deducted from the proceeds of the redemption).

        We are only allowed to use the proceeds from the dividend reinvestment plan to redeem shares under the redemption plan. In the event the proceeds from the dividend reinvestment plan exceeds the amount needed to redeem the shares for which redemption requests have been submitted, we would be permitted to carry such excess amount over to the next succeeding calendar quarter for use in addition to the amount of proceeds from the dividend reinvestment plan otherwise available for redemptions during that calendar quarter.

        In the event the amount of the proceeds from the dividend reinvestment plan is insufficient to redeem all of the shares for which redemption requests have been submitted, we will redeem the shares on a pro rata basis at the end of each quarter. A shareholder, whose entire request is not honored, due to insufficient available funds in that quarter, can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient available funds. In such case, the redemption request will be retained and such shares will be redeemed, again on a pro rata basis, at the end of the next quarter. Alternatively, a shareholder whose shares are not redeemed may withdraw his or her repurchase request at any time. We can make no guarantee that there will be sufficient funds to redeem the shares for which a redemption request is received.

        Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (i) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (ii) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion and after 30 days' written notice to stockholders, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors -- Risks Related to this Offering.")


        Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market currently exists, and we cannot assure you that any market for your shares will ever develop. The share redemption program will terminate if a secondary market develops for the shares.

        The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the

Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

                         SELLING AND ESCROW ARRANGEMENTS

SELLING ARRANGEMENTS

        We are offering a maximum of 30,000,000 shares at $10 per share on a "best efforts" basis through Boston Capital Securities, Inc., the Dealer-Manager. "Best efforts" means generally that the Dealer-Manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to an additional 1,500,000 shares to be issued pursuant to our dividend reinvestment plan at $10 per share. No shares will be sold unless subscriptions from the public for at least 3,000,000 shares are received and accepted by November 30, 2004.

        The Dealer-Manager is a registered broker-dealer affiliated with our management and with the Advisor. If the minimum offering is sold, we will pay the Dealer-Manager as compensation selling commissions of seven percent of the public offering price of the shares sold in this offering ($0.70 per share). We will also pay the Dealer-Manager a dealer-manager fee of two and one-half percent of the public offering price of the shares sold as compensation for acting as the Dealer-Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer-manager fees on shares purchased pursuant to the dividend reinvestment plan.

        The Dealer-Manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the Dealer-Manager may reallow its commissions in the amount of up to seven percent of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer-Manager, in its sole discretion, may reallow to broker-dealers participating in the offering its dealer-manager fee in the amount of up to one and one-half percent of gross offering proceeds to be paid to such participating broker-dealers as marketing fees and as reimbursement of BONA FIDE due diligence expense, based on such factors as the number of shares sold by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering.

        We anticipate that the total underwriting compensation, including sales commissions, the dealer-manager fee and underwriting expenses, will not exceed nine and one-half percent of gross offering proceeds.

        We have agreed to indemnify the participating broker-dealers, including the Dealer-Manager, against certain liabilities arising under the Securities Act of 1933, as amended. The Dealer-Manager and the participating broker-dealers may be deemed underwriters as that term is defined in the Securities Act of 1933.

        The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

        Our executive officers and directors, as well as officers and employees of the Advisor or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.30 per share reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Any purchases of shares by our executive officers or directors or by officers or employees of the Advisor or other affiliates will not be considered in order to meet the minimum offering. The Advisor and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

        If you choose to buy shares in this offering, you must complete a subscription agreement like the one attached to this prospectus as Exhibit B. In completing the subscription agreement, you will be making certain acknowledgments -- that you received a copy of this prospectus not less than five business days prior to your signing the subscription agreement, that you meet the investor suitability standards described in the "Investor Suitability Standards" section of this prospectus, that you are purchasing the shares for your own account, that the shares are not liquid and that there are restrictions on their assignability and transferability. We ask you to make these acknowledgments to further our obligations under federal and state securities laws not to sell the shares to investors for whom an investment in our company would be unsuitable, and to evidence our efforts to fulfill those obligations if any of the acknowledgments you make turns out to be untrue.

        You should pay for your shares by check payable to "Boston Private Bank & Trust Company Escrow Account." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our dividend reinvestment plan, all accepted subscriptions must be for whole shares and for not less than 100 shares ($1,000). (See "Investor Suitability Standards.") After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our dividend reinvestment plan.

        Investors who desire to establish an IRA for purposes of investing in shares may do so by having Boston Private Bank & Trust Company, an independent, qualified bank IRA custodian, act as their IRA custodian. In the event that an IRA is established having Boston Private Bank & Trust Company as the IRA custodian, the authority of Boston Private Bank & Trust Company will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Boston Private Bank & Trust Company will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

        The offering of shares will terminate no later than May 1, 2006. We reserve the right to terminate this offering at any time prior to such termination date.

        The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to the rejected subscribers within ten business days.

        We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

        In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his or her sole discretion to reduce the amount of his or her selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                                       SALES COMMISSIONS
DOLLAR VOLUME                                                         PURCHASE PRICE       DEALER-MANAGER       NET PROCEEDS
SHARES PURCHASED                       PERCENT         PER SHARE      PER SHARE            FEE PER SHARE        PER SHARE
----------------                       -------         ---------      ---------            -------------        ---------
Under $500,000                         7.0%            $  0.7000      $      10.0000       $         0.25       $      9.05
$500,000 - $999,999                    5.0%            $  0.4895      $       9.7895       $         0.25       $      9.05
$1,000,000 and Over                    3.0%            $  0.2876      $       9.5876       $         0.25       $      9.05

        For example, if an investor purchases 100,000 shares, he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer-manager fee, we would receive net proceeds of $905,000 ($9.05 per share). The net proceeds to us will not be affected by volume discounts.

        Because all investors will be deemed to have contributed the same amount per share to our company for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

        Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the Advisor that all of such subscriptions were made by a single "purchaser."

        For purposes of such volume discounts, the term "purchaser" includes:

        - an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

        - a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

        - an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

        -       all commingled trust funds maintained by a given bank.

        In addition, in order to encourage purchases in the amount of 500,000 or more shares, the Advisor and the Dealer-Manager may in their discretion agree with a potential purchaser who proposes to purchase at least 500,000 shares to further reduce the selling commissions payable with respect to the sale of such shares. All such sales must be made through registered broker-dealers.

        California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

        - there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

        - all purchasers of the shares must be informed of the availability of quantity discounts;

        - the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

        - the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

        - the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

        -       no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

        Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the Dealer-Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

        Neither the Dealer-Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

        In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer-Manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, or longer if required to satisfy outstanding deferred commission obligations, $0.10 per share shall will be deducted on an annual basis from cash distributions otherwise payable to the stockholders and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. The foregoing commission amounts may be adjusted with approval of the Dealer-Manager by application of the volume discount provisions described previously. In the event the stockholder sells or assigns his or her shares before all outstanding deferred commissions are paid, the stockholder will be required to pay all remaining deferred commissions as a condition to the sale or assignment of the shares.

        Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy sales commission obligations.

        Investors who wish to elect the deferred commission option should make the election on their subscription agreement signature page. Election of the deferred commission option will authorize us to withhold cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option, provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such cash distributions otherwise payable to stockholders may be pledged by us or by the Dealer-Manager or its affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

        In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In either such event, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, our obligation and that of our stockholders to make any further payments of deferred commissions under the deferred commission option will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by us out of distributions or net sale proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

ESCROW ARRANGEMENTS

        During the course of the offering, subscription payments will be deposited and held in trust for the benefit of the purchasers of shares in an escrow account or accounts with Boston Private Bank & Trust Company as escrow agent. These proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Offering proceeds deposited may not be withdrawn by purchasers, except that after the initial closing, subscriptions may be withdrawn by purchasers if such subscription payments are not released within six months after they are received by the escrow agent.

        If investors subscribe for at least 3,000,000 shares by November 30, 2004, we will have an initial closing of this offering and the funds in escrow will be released to our company. If subscriptions for fewer than 3,000,000 shares are received and accepted by November 30, 2004, the offering will be terminated and all subscription payments will be returned to the subscribers. Following the initial closing, the escrow agent will, at our direction, release subscription payments with respect to subscriptions subsequent to completion of the minimum offering to our company as soon as we have raised sufficient additional funds to purchase additional communities. If we have not identified additional communities to purchase, we will not release subscription payments from escrow until we have identified additional communities.

        Upon each closing (including the initial closing) of the offering (or its termination, if subscriptions for at least 3,000,000 shares are not received and accepted by November 30, 2004), a subscriber for shares will be entitled to receive an amount equal to the amount of the interest earned on his or her subscription proceeds held in the escrow account from the date after such proceeds were received in the escrow account until but not including the closing (or termination) date or the date after which purchasers exercise any withdrawal rights. Such interest distribution will be made within 75 days of the end of the fiscal quarter following the relevant closing date, and will be made prior to, and without regard to, any distributions from our company to which stockholders are entitled as described under "Distribution Policy." In the case of interest due to subscribers upon termination of this offering because the minimum has not been met or withdrawn because a closing has not occurred within six months after the subscription has been received by the escrow agent, such distributions will be made promptly following such termination/withdrawal. The current interest rate is 1.25%.

MARKET FOR OUR STOCK

        Before this offering, there has been no public market for our common stock. The initial public offering price was determined by our board of directors after consultation with the Dealer-Manager. In addition to prevailing market conditions, the factors considered in determining the initial public offering price were

        - the prospects for our company and the industry in which we compete,

        - an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

        -       the present state of our development, and

        - the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Following this offering, our shares will not be listed on any securities exchange, and there are no assurances that any market for the shares will develop. Therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received for any shares sold will be less than the initial public offering price.

                           SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may use certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, this sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        This offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference into this prospectus or such registration statement or as forming the basis of the offering of the shares.

                                     EXPERTS

        Certain of the financial statements appearing in this prospectus and the registration statement of which it is a part have been audited by Reznick Fedder & Silverman, independent certified public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement and are included in reliance upon that report, given upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

        The legality of the shares offered by this prospectus has been passed upon for us by Nixon Peabody LLP. The statements under the caption "Material United States Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Nixon Peabody LLP. Nixon Peabody LLP has represented the Advisor and the Dealer-Manager, as well as their affiliates, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act of 1933 with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, as well as periodic reports and other information filed by us in the future, may be examined without charge at the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at l-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. In addition, the Securities and Exchange Commission maintains a Web site at www.sec.gov that contains reports and other information filed electronically with the Commission, including our registration statement.

        We will establish an internet-accessible area for our company on the Web site of Boston Capital Corporation, www.bostoncapital.com.

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                                TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT                                                                                 F -2

FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2003                                                        F -3

   CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD MAY 15, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003    F -4

   CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY FOR THE PERIOD MAY 15, 2003 (INCEPTION)         F -5
   THROUGH DECEMBER 31, 2003

   CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD MAY 15, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003    F-6

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003                                        F -7

   SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION                                                   F-18

   SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE                                                               F-19

[LETTERHEAD OF REZNICK FEDDER & SILVERMAN]

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
of Boston Capital Real Estate Investment Trust, Inc.

        We have audited the accompanying consolidated balance sheet of Boston Capital Real Estate Investment Trust, Inc. (a Maryland corporation) and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for the period from May 15, 2003 (inception) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the period from May 15, 2003 (inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

        We have also audited Schedules III and IV for the period from May 15, 2003 (inception) through December 31, 2003. In our opinion, these schedules present fairly, when considered in relation to the basic financial statements taken as a whole, in all material respects, the information therein.

/s/ Reznick Fedder & Silverman

Bethesda, Maryland
March 9, 2004

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2003

ASSETS

REAL ESTATE
   Land                                                                                 $    29,033,719
   Buildings and improvements                                                               128,517,858
   Personal property                                                                          4,253,501
   Construction in progress                                                                   1,699,646
                                                                                        ---------------
                                                                                            163,504,724
   Less accumulated depreciation                                                              2,894,310
                                                                                        ---------------
                                                                                            160,610,414

OTHER ASSETS
   Cash                                                                                         802,131
   Accounts receivable - tenants                                                                171,764
   Due from related party                                                                       309,686
   Prepaid expenses                                                                             264,162
   Utility deposits                                                                              40,900
   Tenants' security deposits                                                                   443,174
   Reserve account                                                                            1,056,463
   Real estate tax and insurance escrows                                                        442,733
   Financing costs, net of accumulated amortization of $279,941                               1,749,729
   Replacement reserve                                                                          314,345
   Portfolio reserve                                                                            637,763
   Capital improvements escrow                                                                8,293,186
   Other assets                                                                                 964,303
                                                                                        ---------------

                                                                                        $   176,100,753
                                                                                        ===============

LIABILITIES AND SHAREHOLDER'S EQUITY

Line of credit - affiliate                                                              $    56,596,665
Interest payable on line of credit - affiliate                                                1,374,041
Mortgage notes payable                                                                      120,638,185
Accounts payable and accrued expenses                                                         1,749,941
Due to related party                                                                            159,238
Management fee payable                                                                          127,681
Real estate taxes payable                                                                        82,545
Unearned rental revenue                                                                         107,643
Tenant security deposits                                                                        364,711
                                                                                        ---------------

                                                                                            181,200,650
                                                                                        ---------------
MINORITY INTEREST                                                                                     -
                                                                                        ---------------
SHAREHOLDER'S EQUITY
   Common stock, $.00l par value, 20,000 shares authorized, issued and outstanding                   20
   Additional paid-in capital                                                                   199,980
   Accumulated deficit                                                                       (5,299,897
                                                                                        ---------------
                                                                                             (5,099,897)
                                                                                        ---------------

                                                                                        $   176,100,753
                                                                                        ===============

                 See notes to consolidated financial statements

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                      CONSOLIDATED STATEMENT OF OPERATIONS

     For the period from May 15, 2003 (inception) through December 31, 2003

TOTAL REVENUE                                                                           $    15,815,654
                                                                                        ---------------
OPERATING COSTS
   Property operating costs                                                                   8,109,702
   General and administrative                                                                   766,987
   Depreciation and amortization                                                              3,126,328
   Organizational costs                                                                       1,426,406
   Other expenses                                                                               217,194
                                                                                        ---------------

                                                                                             13,646,617
                                                                                        ---------------

        OPERATING INCOME                                                                      2,169,037
                                                                                        ---------------

INTEREST EXPENSE
   Interest expense on line of credit - affiliate                                             3,052,904
   Interest expense - third party                                                             4,332,074
                                                                                        ---------------

                                                                                              7,384,978
                                                                                        ---------------

LOSS BEFORE ALLOCATION TO MINORITY INTEREST                                                  (5,215,941)

INCOME (LOSS) ALLOCATION TO MINORITY INTEREST                                                    83,956
                                                                                        ---------------

        NET LOSS                                                                        $    (5,299,897)
                                                                                        ===============

                 See notes to consolidated financial statements

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

     For the period from May 15, 2003 (inception) through December 31, 2003

                                                    COMMON STOCK
                                                    -----------------------
                                                                              ADDITIONAL        ACCUMULATED
                                                    SHARES     AMOUNT         PAID-IN CAPITAL   DEFICIT            TOTAL
                                                    ---------------------------------------------------------------------------
Shares issued                                         20,000   $         20   $       199,980   $             -    $    200,000

Net income (loss)                                          -              -                 -        (5,299,897)     (5,299,897)
                                                    ---------------------------------------------------------------------------

Balance as of December 31, 2003                       20,000   $         20   $       199,980   $    (5,299,897)   $ (5,099,897)
                                                    ===========================================================================

                 See notes to consolidated financial statements

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

     For the period from May 15, 2003 (inception) through December 31, 2003

Cash flows from operating activities
   Net loss                                                                             $    (5,299,897)
   Adjustments to reconcile net loss to net cash provided by operating activities
       Depreciation and amortization                                                          3,126,328
       Minority interest                                                                         83,956
       (Increase) decrease in accounts receivable - tenants                                    (171,764)
       (Increase) decrease in prepaid expenses                                                 (264,162)
       (Increase) decrease in due from related party                                           (309,686)
       (Increase) decrease in utility deposits                                                  (40,900)
       (Increase) decrease in tenants' security deposits - asset                               (443,174)
       (Increase) decrease in reserve account                                                   532,836
       (Increase) decrease in real estate taxes and insurance escrows                           686,229
       (Increase) decrease in replacement reserve                                               (57,992)
       (Increase) decrease in portfolio reserve                                                 165,305
       (Increase) decrease in capital improvements escrow                                       390,731
       (Increase) decrease in other reserves                                                    156,787
       Increase (decrease) in accounts payable and accrued expenses                              71,078
       Increase (decrease) in interest payable on line of credit - affiliate                  3,052,904
       Increase (decrease) in due to related party                                              159,238
       Increase (decrease) in management fee payable                                            127,681
       Increase (decrease) in real estate taxes payable                                          82,545
       Increase (decrease) in unearned rental revenue                                           107,643
       Increase (decrease) in tenants' security deposits - liability                            364,711
                                                                                        ---------------

           Net cash provided by operating activities                                          2,520,397
                                                                                        ---------------
Cash flows from investing activities
   Increase in construction in progress                                                      (1,699,646)
                                                                                        ---------------

           Net cash used in investing activities                                             (1,699,646)
                                                                                        ---------------
Cash flows from financing activities
   Payment of mortgage notes payable                                                            (38,815)
   Financing costs paid                                                                         (95,849)
   Proceeds from sale of common stock                                                           200,000
   Distributions to minority interest                                                           (83,956)
                                                                                        ---------------

           Net cash used in financing activities                                                (18,620)
                                                                                        ---------------

           NET INCREASE IN CASH                                                                 802,131

Cash, beginning                                                                                       -
                                                                                        ---------------

Cash, end                                                                               $       802,131
                                                                                        ===============

   Interest paid                                                                        $     5,884,543
                                                                                        ===============
NON-CASH INVESTING AND FINANCING ACTIVITIES
   Real estate assets acquired                                                          $   161,757,155
   Escrows funded                                                                            13,582,689
   Financing costs incurred                                                                   1,933,821
   Debts assumed                                                                           (177,273,665)
                                                                                        ---------------
   Net                                                                                  $             -
                                                                                        ===============

                 See notes to consolidated financial statements

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

        Boston Capital Real Estate Investment Trust, Inc. (the "Company"), a Maryland corporation, was formed on May 15, 2003. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. The Company has elected to be taxed as a real estate investment trust. The Company was initially capitalized by issuing 20,000 shares of $.001 par value common stock to an affiliated entity. The offer price of $10 per share resulted in initial proceeds of $200,000.

        The Company is registering with the Securities and Exchange Commission to offer up to 30,000,000 shares of its common stock. These shares are on a best efforts basis, however no shares will be sold unless at least 3,000,000 shares are sold. The Company will begin selling shares on the effective date of the prospectus and the offering will terminate no later than __________, 2005, with the Company having the right to terminate the offering at any time prior to that date. All monies raised by the offering prior to selling the minimum shares will be placed in an escrow account and earn interest at savings account rates, currently .56% per annum. If the minimum shares is not met by the termination date, the escrowed funds along with accrued interest will be returned to the investors.

        As of December 31, 2003, the Company owned three portfolios of properties as follows:

        The Seattle Portfolio consists of four apartment communities containing 802 apartment units as follows:

                                                                                                       OCCUPANCY
                                                                                                         AS OF
                                                                  NUMBER                              DECEMBER 31,
              PROPERTY NAME                  CITY, STATE         OF UNITS       DATE ACQUIRED            2003
              -------------                  -----------         --------       -------------         ------------
        Alderwood Park Apartments           Lynwood, WA            188          May 15, 2003              95%
        Ridgegate Apartments                Kent, WA               153          May 15, 2003              93%
        Ridgetop Apartments                 Silverdale, WA         221          May 15, 2003              94%
        Wellington Apartments               Silverdale, WA         240          May 15, 2003              95%

        The Portland Portfolio consists of three apartment communities containing 1,027 apartment units as follows:

                                                                                                       OCCUPANCY
                                                                                                         AS OF
                                                                  NUMBER                              DECEMBER 31,
              PROPERTY NAME                  CITY, STATE         OF UNITS       DATE ACQUIRED            2003
              -------------                  -----------         --------       -------------         ------------
        Boulder Creek Apartments            Portland, OR           296          May 30, 2003              90%
        Bridge Creek Apartments             Portland, OR           228          May 30, 2003              89%
        Settler's Point Apartments          Salt Lake City, UT     416          May 30, 2003              94%

        The Jacksonville Portfolio consists of three apartment communities containing 1,040 apartment units as follows:

                                                                                                       OCCUPANCY
                                                                                                         AS OF
                                                                  NUMBER                              DECEMBER 31,
              PROPERTY NAME                  CITY, STATE         OF UNITS       DATE ACQUIRED            2003
              -------------                  -----------         --------       -------------         ------------
        Bay Pointe Apartments               Jacksonville, FL       300          May 22, 2003              86%
        Oaks at Timuquana Apartments        Jacksonville, FL       228          May 22, 2003              90%
        Spicewood Springs Apartments        Jacksonville, FL       512          May 22, 2003              89%

        A summary of significant accounting policies follows.

        BASIS OF ACCOUNTING

        The consolidated financial statements have been prepared using the accrual method of accounting.

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that acquisitions be accounted for by the purchase method as well as other requirements. The Company accounts for real estate acquisitions in accordance with SFAS No. 141.

        PRINCIPLES OF CONSOLIDATION

        The Company controls, through ownership and by agreement, the Operating Limited Liability Companies and their respective subsidiaries, all of which are consolidated within the Company for financial reporting purposes. All intercompany accounts and transactions have been eliminated in consolidation.

        Boston Capital Real Estate Investment Trust, Inc. controls BCMR Seattle, a Limited Partnership, which controls BC-GFS LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Seattle Portfolio Communities.

        Boston Capital Real Estate Investment Trust, Inc. is the sole member of BCMR Jacksonville, LLC, which controls BC-Bainbridge LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the Jacksonville Portfolio Communities.

        Boston Capital Real Estate Investment Trust, Inc. is the sole member of BCMR Portland, LLC, which controls BC-GFS II LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Portfland Portfolio Communities.

        ACCOUNTS RECEIVABLE

        Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

        REVENUE RECOGNITION

        Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

        REAL ESTATE AND ACQUISITIONS

        Real estate is carried at cost. Depreciation is computed under the straight-line method using service lives of seven years for personal property and 40 years for buildings and improvements. Depreciation expense for the period from May 15, 2003 (inception) through December 31, 2003 was $2,804,515.

        On May 15, 2003, the Company acquired all assets, liabilities, contracts, leases, rights, and titles to the Seattle portfolio from BCMR Seattle, Inc., who is the predecessor for accounting purposes. Assets and liabilities were recorded by the Company at fair value, which is not materially different than the predecessor's historical cost, established at the original purchase during December 2002.

        The Company accounts for real estate acquisitions using the purchase method of accounting. The purchase price is allocated to land, buildings and improvements, and personal property, based on consideration of the assessed value of the property at the time of acquisition, valuations of comparable properties, and market replacement costs considerations. All in-place property-tenant leases are one year or less and are considered operating leases. Lease rental rates approximate market rents, therefore the purchase price is allocated to land and improvements and no contract-based intangible assets, liabilities, or commitments are recognized. The results of operations of the acquired properties are included in the statement of operations as of the acquisition date.

        In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted.

        For long-lived assets to be held and used, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

        For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition.

        The Company has not recognized an impairment loss in the period from May 15, 2003 (inception) through December 31, 2003 on any of its communities.

        INCOME TAXES

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

        AMORTIZATION

        Financing costs are amortized over the term of the respective mortgage loans using the effective interest method.

        USE OF ESTIMATES

        The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        MINORITY INTEREST

        The Company reflects minority interests in partially owned properties on the consolidated balance sheet for the portion of properties consolidated by the Company that are not wholly owned by the Company. The earnings or losses from the properties attributable to the minority interests are reflected as income (loss) allocation to minority interest on the consolidated statement of operations.

        RECENT ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS

        In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued a revised Interpretation (FIN 46R), which replaces the original FIN 46. FIN 46R clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of expected losses from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46R apply immediately to variable interest entities created after December 31, 2003 and apply to older entities in the first annual period beginning after December 15, 2004. The Company controls the underlying real estate entities and already presents its financial statements on a consolidated basis; therefore, adoption of FIN 46R is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

        In April 2002, the FASB issues SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No. 30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted the standard effective January 1, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on our financial position or results of operations.

        The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

        The FASB has issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have stock based employee compensation.

        FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

NOTE B - ACQUISITIONS

        During the period from May 15, 2003 (inception) through December 31, 2003, the Company acquired the Seattle, Portland, and Jacksonville portfolios through non-cash transactions as follows:

                                               SEATTLE           PORTLAND       JACKSONVILLE          TOTAL
                                               -------           --------       ------------          -----
        Real estate acquired and
        escrows funded                     $    53,988,796   $    60,582,110   $    59,274,398   $   173,845,304
        Financing costs                          1,307,187         1,067,506         1,053,668         3,428,361
                                           ---------------------------------------------------------------------

        Total assets                       $    55,295,983   $    61,649,616   $    60,328,066   $   177,273,665
                                           =====================================================================
        Debt
        Notes payable                      $    45,970,000   $    39,333,000   $    35,374,000   $   120,677,000
        Affiliated debt                          9,325,983        22,316,616        24,954,066        56,596,665
                                           ---------------------------------------------------------------------

        Total liabilities                  $    55,295,983   $    61,649,616   $    60,328,066   $   177,273,665
                                           =====================================================================

NOTE C - MORTGAGE NOTES PAYABLE

        Mortgage notes payable to Berkshire Mortgage Finance Limited
        Partnership. The notes bear interest at 4.67% and mature on January 1,
        2008. Monthly interest only payments of $147,300 are required beginning
        February 1, 2003. The notes are secured by first mortgages and deeds of
        trust on the Communities in the Seattle portfolio.                                       $    37,850,000

        Mortgage notes payable to Berkshire/WAFRA Mezzanine Debt Investors
        Foreign Fund. The notes bear interest at 12% and mature on December 31,
        2007. Monthly principal and interest payments of $85,522 are required beginning February 1, 2003 with a balloon payment due at maturity.
        Amortization is calculated based on a 25 year term. Upon maturity, the
        Company can either make a balloon payment for any unpaid principal or convert the note to a fixed or floating interest rate term loan. The notes are secured by second mortgages and deeds of trust on the
        Communities in the Seattle portfolio.                                                          8,081,185

        Mortgage notes payable to Berkshire Mortgage Finance Limited
        Partnership. The notes bear interest at rates from 4.26% to 4.32% and mature on June 1, 2010. Monthly interest only payments of $126,391 are required beginning July 1, 2003. The notes are secured by mortgages and
        deeds of trust on the Communities in the Jacksonville portfolio.                              35,374,000

        Mortgage notes payable to Berkshire Mortgage Finance Limited
        Partnership. The notes bear interest at 4.52% and mature on June 1,
        2010. Monthly interest only payments of $148,154 are required beginning
        July 1, 2003. The notes are secured by mortgages and deeds of trust on
        the Communities in the Portland portfolio.                                                    39,333,000
                                                                                                 ---------------

                                                                                                 $   120,638,185
                                                                                                 ===============

        Aggregate maturities of the above mortgage notes payable for the next five years and thereafter are as follows:

                                          December 31, 2004   $      43,105
                                                       2005          51,632
                                                       2006          58,276
                                                       2007          65,775
                                                       2008       7,860,382
                                                 Thereafter     112,559,015
                                                              -------------
                                                      Total   $ 120,638,185
                                                              =============

NOTE D - LINE OF CREDIT

        The Company has a $60,000,000 line of credit with BCP Funding LLC, a related party. The line bears "base" interest at 9.5% and "bonus" interest at 5.3% and matures on May 31, 2004 with the option of an additional six-month extension. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. Base interest shall accrue in arrears and any unpaid base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. The Company does not believe that sufficient cash flow will exist to pay bonus interest therefore no accrual has been made in these financial statements. The line is secured by the Company's interest in BCMR Seattle, a Limited Partnership, BCMR Jacksonville, LLC and BCMR Portland,

        LLC and the outstanding shares of the Company. As of December 31, 2003, $56,596,665 was outstanding on the line. During the period from May 15, 2003 (inception) through December 31, 2003, base interest of $3,052,904 was incurred and $1,374,041 remains payable.

NOTE E - INCOME TAXES

        During 2003, the Company incurred a pre-tax loss of approximately $9.5 million, which is available to offset future income. A deferred tax asset of $3.8 million was established at December 31, 2003 based on the net operating loss available to be carried forward using a federal tax rate of 34% and a state and local tax rate of 6%. However, a valuation allowance of $3.8 million was established because of the uncertainty as to whether the Company will be able to use the tax loss carryforward.

NOTE F - RELATED PARTY TRANSACTIONS

        On May 15, 2003 Boston Capital Real Estate Investment Trust, Inc. acquired all assets, liabilities, contracts, leases, rights, and titles previously held by BCMR Seattle, Inc., which ceased operations. Boston Capital Real Estate Investment Trust, Inc. executed a note payable of $9,325,983 payable to BCP Funding LLC, a related party, in order to complete this transaction.

        On May 28, 2003, the Company executed notes payable of $24,954,066 and $22,316,616 payable to BCP Funding, LLC, a related party, in order to purchase the properties in the Jacksonville and Portland communities, respectively.

        During the period from May 15, 2003 (inception) through December 31, 2003, property management fees of $659,901 were paid to an affiliate of Boston Capital Real Estate Investment Trust, Inc. in connection with management of the Seattle and Portland portfolios. These fees are included in property operating costs on the consolidated statement of operations. The Jacksonville portfolio is managed by an unaffiliated property manager.

        As of December 31, 2003, $56,596,665 was outstanding on the line of credit with BCP Funding, an affiliate of the company (see note D). During the period from May 15, 2003 (inception) through December 31, 2003, interest of $3,052,904 was incurred and $1,374,041 remains payable.

        The Company incurred acquisition and capitalization fees of $421,144 and $470,908, relating to the acquisition of the Portland and Jacksonville portfolios, respectively. These amounts were paid to a related party and are included in the cost of rental property on the consolidated balance sheet as of December 31, 2003.

NOTE G - GUARANTEES

        John A. Goodman ("Guarantor"), an affiliate of the Operator of the Seattle portfolio, has irrevocably and unconditionally guaranteed payment of the $37,850,000 note payable related to the Seattle portfolio, whether at maturity or earlier, by reason of acceleration or otherwise.

        Boston Capital Companion Limited Partnership ("Guarantor"), an affiliate of the Company, has irrevocably and unconditionally guaranteed payment of the line of credit with BCP Funding, LLC, whether at maturity or earlier, by reason of acceleration or otherwise.

        Richard A. Schechter and Sheila Mead ("Guarantors"), affiliates of the Operator of the Jacksonville portfolio, have irrevocably and unconditionally guaranteed payment of the $35,374,000 note payable related to the Jacksonville portfolio, whether at maturity or earlier, by reason of acceleration or otherwise.

NOTE H - FAIR VALUE OF FINANCIAL INSTRUMENTS

        In determining fair value of its financial instruments, the Company uses available market information and appropriate valuation methodologies, such as discounted cash flow analysis. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

        Cash, accounts receivable - tenants and due from related party are financial assets with carrying values that approximate fair value. Line of credit - affiliate, interest payable on line of credit - affiliate, notes payable, accounts payable and accrued expenses, due to related party, yield payable, management fee payable, and real estate taxes payable are financial liabilities with carrying values that approximate fair value.

NOTE I - SUBSEQUENT EVENT

        In February 2004, management committed to a plan to see Ridgegate Apartments from the Seattle Portfolio. The Company plans to transfer the property and associated debt during 2004 to a related party at net book value, resulting in no gain or loss.

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                                  SCHEDULE III

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 2003

           COLUMN A                       COLUMN B                   COLUMN C                  COLUMN D
           --------                   ---------------   ---------------------------------   ---------------
                                                                                                 COST
                                                                                             CAPITALIZED
                                                                                             SUBSEQUENT TO
                                                              INITIAL COST TO COMPANY         ACQUISITION
                                                        ---------------------------------   ---------------
                                                                           BUILDINGS AND
         DESCRIPTION                   ENCUMBRANCES          LAND          IMPROVEMENTS      IMPROVEMENTS
         -----------                  ---------------   ---------------   ---------------   ---------------
Seattle portfolio
   Alderwood Park Apts                $    11,180,535   $     3,357,986   $     9,503,813   $             -
   Ridgegate Apts                           9,002,400         2,212,672         8,231,255                 -
   Ridgetop Apts                           11,760,057         1,523,283        12,199,252                 -
   Wellington Apts                         13,988,193         1,720,278        14,545,701                 -
                                      ---------------   ---------------   ---------------   ---------------
                                           45,931,185         8,814,219        44,480,021                 -
                                      ---------------   ---------------   ---------------   ---------------

Portland Portfolio
   Boulder Creek Apts                      11,375,000         2,558,440        14,492,109                 -
   Bridge Creek Apts                       12,958,000         2,970,210        15,509,726                 -
   Settler's Point Apts                    15,000,000         3,996,850        17,954,457                 -
                                      ---------------   ---------------   ---------------   ---------------
                                           39,333,000         9,525,500        47,956,292                 -
                                      ---------------   ---------------   ---------------   ---------------

Jacksonville portfolio
   Bay Pointe Apts                          9,800,000         3,000,000         8,353,286                 -
   Oaks at Timuquana Apts                   6,474,000         1,550,000         6,540,469                 -
   Spicewood Springs Apts                  19,100,000         6,144,000        21,187,790                 -
                                      ---------------   ---------------   ---------------   ---------------
                                           35,374,000        10,694,000        36,081,545                 -
                                      ---------------   ---------------   ---------------   ---------------
                                      $   120,638,185   $    29,033,719   $   128,517,858   $             -
                                      ===============   ===============   ===============   ===============

           COLUMN A                                        COLUMN E                            COLUMN F
           --------                   ---------------------------------------------------   ---------------
                                                     GROSS AMOUNT AT WHICH
                                                  CARRIED AT CLOSE OF PERIOD
                                      ---------------------------------------------------
                                                        BUILDINGS AND                         ACCUMULATED
         DESCRIPTION                        LAND        IMPROVEMENTS           TOTAL          DEPRECIATION
         -----------                  ---------------   ----------------  ---------------   ---------------
Seattle portfolio
   Alderwood Park Apts                $     3,357,986   $     9,503,813   $    12,861,799   $       277,642
   Ridgegate Apts                           2,216,672         8,231,255        10,443,927           234,467
   Ridgetop Apts                            1,523,283        12,199,252        13,722,535           348,763
   Wellington Apts                          1,720,278        14,545,701        16,265,979           416,821
                                      ---------------   ---------------   ---------------   ---------------
                                            8,814,219        44,480,021        53,294,240         1,277,693
                                      ---------------   ---------------   ---------------   ---------------

Portland Portfolio
   Boulder Creek Apts                       2,558,440        14,492,109        17,050,549           213,521
   Bridge Creek Apts                        2,970,210        15,509,726        18,479,936           231,962
   Settler's Point Apts                     3,996,850        17,954,457        21,951,307           271,351
                                      ---------------   ---------------   ---------------   ---------------
                                            9,525,500        47,956,292        57,481,792           716,834
                                      ---------------   ---------------   ---------------   ---------------

Jacksonville portfolio
   Bay Pointe Apts                          3,000,000         8,353,286        11,353,286           228,780
   Oaks at Timuquana Apts                   1,550,000         6,540,469         8,090,469           176,562
   Spicewood Springs Apts                   6,144,000        21,187,790        27,331,790           494,441
                                      ---------------   ---------------   ---------------   ---------------
                                           10,694,000        36,081,545        46,775,545           899,783
                                      ---------------   ---------------   ---------------   ---------------
                                      $    29,033,719   $   128,517,858   $   157,551,577   $     2,894,310
                                      ===============   ===============   ===============   ===============

           COLUMN A                     COLUMN G          COLUMN H           COLUMN I
           --------                   ------------      -------------     ---------------
                                                                              LIFE ON
                                                                               WHICH
                                                                           DEPRECIATION
                                                                            IN LATEST
                                                                              INCOME
                                          DATE OF                          STATEMENT IS
         DESCRIPTION                   CONSTRUCTION      DATE ACQUIRED       COMPUTED
         -----------                  ---------------   ---------------   ---------------
Seattle portfolio
   Alderwood Park Apts                     1982             05/15/03          40 yrs.
   Ridgegate Apts                          1990             05/15/03          40 yrs.
   Ridgetop Apts                           1989             05/15/03          40 yrs.
   Wellington Apts                         1988             05/15/03          40 yrs.

Portland Portfolio
   Boulder Creek Apts                      1990             05/30/03          40 yrs.
   Bridge Creek Apts                       1987             05/30/03          40 yrs.
   Settler's Point Apts                    1985             05/30/03          40 yrs.

Jacksonville portfolio
   Bay Pointe Apts                         1974             05/22/03          40 yrs.
   Oaks at Timuquana Apts                  1971             05/22/03          40 yrs.
   Spicewood Springs Apts                  1985             05/28/03          40 yrs.

Reconciliation of total cost:
   Balance at December 31, 2002       $             -
     Additions during the period:
       Acquisitions                       157,551,577
                                      ---------------
   Balance at December 31, 2003       $   157,551,577
                                      ===============

Reconciliation of accumulated
 depreciation:
   Balance at December 31, 2002       $            -
     Additions during the period:
       Depreciation expense                 2,894,310
                                      ---------------
   Balance at December 31, 2003       $     2,894,310
                                      ===============

                Boston Capital Real Estate Investment Trust, Inc.
                                  successor to
                               BCMR Seattle, Inc.

                                   SCHEDULE IV

                          MORTGAGE LOANS ON REAL ESTATE

                                December 31, 2003

          COLUMN A                 COLUMN B        COLUMN C
          --------                 --------        --------

        DESCRIPTION                INTEREST RATE   FINAL MATURITY DATE
        -----------                -------------   -------------------
First mortgages
   Seattle portfolio
      Alderwood Park Apts.             4.67%       January 1, 2008
      Ridgegate Apts.                  4.67%       January 1, 2008
      Ridgetop Apts.                   4.67%       January 1, 2008
      Wellington Apts.                 4.67%       January 1, 2008

   Portland portfolio
      Boulder Creek Apts.              4.52%       June 1, 2010
      Bridge Creek Apts.               4.52%       June 1, 2010
      Settler's Point Apts.            4.52%       June 1, 2010

   Jacksonville portfolio
      Bay Pointe Apts.                 4.32%       June 1, 2010
      Oaks at Timuquana Apts.          4.32%       June 1, 2010
      Spicewood Springs Apts.          4.26%       June 1, 2010

Second mortgages
   Seattle portfolio
      Alderwood Park Apts.               12%       December 31, 2007
      Ridgegate Apts.                    12%       December 31, 2007
      Ridgetop Apts.                     12%       December 31, 2007
      Wellington Apts.                   12%       December 31, 2007

          COLUMN A                                                          COLUMN D
          --------                                                          --------
        DESCRIPTION                                                  PERIODIC PAYMENT TERMS
        -----------                                                  ----------------------
First mortgages
   Seattle portfolio
      Alderwood Park Apts.      Fixed monthly interest only payments of $35,842. Principal due on maturity date.
      Ridgegate Apts.           Fixed monthly interest only payments of $28,877. Principal due on maturity date.
      Ridgetop Apts.            Fixed monthly interest only payments of $37,710. Principal due on maturity date.
      Wellington Apts.          Fixed monthly interest only payments of $44,871. Principal due on maturity date.

   Portland portfolio
      Boulder Creek Apts.       Fixed monthly interest only payments of $42,845. Principal due on maturity date.
      Bridge Creek Apts.        Fixed monthly interest only payments of $48,809. Principal due on maturity date.
      Settler's Point Apts.     Fixed monthly interest only payments of $56,500. Principal due on maturity date.

   Jacksonville portfolio
      Bay Pointe Apts.          Fixed monthly interest only payments of $35,280. Principal due on maturity date.
      Oaks at Timuquana Apts.   Fixed monthly interest only payments of $23,306. Principal due on maturity date.
      Spicewood Springs Apts.   Fixed monthly interest only payments of $67,805. Principal due on maturity date.

Second mortgages
   Seattle portfolio
      Alderwood Park Apts.      Fixed monthly interest only payments of $20,991. Balloon payment at maturity of $1,917,731. (1)(3).
      Ridgegate Apts.           Fixed monthly interest only payments of $16,856. Balloon payment at maturity of $1,539,997. (1)(3).
      Ridgetop Apts.            Fixed monthly interest only payments of $22,051. Balloon payment at maturity of $2,014,587. (1)(3).
      Wellington Apts.          Fixed monthly interest only payments of $26,186. Balloon payment at maturity of $2,392,321. (1)(3).

          COLUMN A                   COLUMN E          COLUMN F          COLUMN G
          --------                   --------       --------------  ------------------
                                                    FACE AMOUNT OF  CARRYING AMOUNT OF
        DESCRIPTION                 PRIOR LIENS       MORTGAGES        MORTGAGES (2)
        -----------                ------------     --------------  ------------------
First mortgages
   Seattle portfolio
      Alderwood Park Apts.         $          -     $    9,210,000  $        9,210,000
      Ridgegate Apts.                         -          7,420,000           7,420,000
      Ridgetop Apts.                          -          9,690,000           9,690,000
      Wellington Apts.                        -         11,530,000          11,530,000
                                   ---------------------------------------------------
                                              -         37,850,000          37,850,000
                                   ---------------------------------------------------

   Portland portfolio
      Boulder Creek Apts.                     -         11,375,000          11,375,000
      Bridge Creek Apts.                      -         12,958,000          12,958,000
      Settler's Point Apts.                   -         15,000,000          15,000,000
                                   ---------------------------------------------------
                                              -         39,333,000          39,333,000
                                   ---------------------------------------------------

   Jacksonville portfolio
      Bay Pointe Apts.                        -          9,800,000           9,800,000
      Oaks at Timuquana Apts.                 -          6,474,000           6,474,000
      Spicewood Springs Apts.                 -         19,100,000          19,100,000
                                   ---------------------------------------------------
                                              -         35,374,000          35,374,000
                                   ---------------------------------------------------
Second mortgages
   Seattle portfolio
      Alderwood Park Apts.                    -          1,980,000           1,970,535
      Ridgegate Apts.                         -          1,590,000           1,582,400
      Ridgetop Apts.                          -          2,080,000           2,070,057
      Wellington Apts.                        -          2,470,000           2,458,193
                                   ---------------------------------------------------
                                                         8,120,000           8,081,185
                                   ---------------------------------------------------

                                   $          -     $  120,677,000  $      120,638,185
                                   ===================================================

(1) Prepayment fee of 1% of amount prepaid, if prepayment is made between the first and second anniversary of the date of the note. No prepayment fee if prepayment occurs after second anniversary of the date of the note. Prepayment not allowed prior to first anniversary.

(2)     As of December 31, 2003 no payments are delinquent on these mortgages.

(3) Upon maturity, the company has the option to make a balloon payment for any unpaid principal or they can convert the unpaid principal into a fixed or variable rate term loan.

Reconciliation of carrying amount:
   Balance at December 31, 2002            $           -
     Additions during the period:
       New Mortgage Loans                    120,677,000
     Deductions during the period:
       Collections of Principal                  (38,815)
                                           -------------

   Balance at December 31, 2003            $ 120,638,185
                                           =============

                               BCMR Seattle, Inc.

                                TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT                                                                     F -21

FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEET AS OF MAY 15, 2003 AND DECEMBER 31, 2002                           F -22

   CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE PERIOD JANUARY 1, 2003
   THROUGH MAY 15, 2003 (CESSATION) AND FOR THE PERIOD NOVEMBER 1, 2002
   (INCEPTION) THROUGH DECEMBER 31, 2002                                                         F -23

   CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY FOR THE PERIOD
   JANUARY 1, 2003 THROUGH MAY 15, 2003 (CESSATION) AND FOR THE PERIOD NOVEMBER 1, 2002
   (INCEPTION) THROUGH DECEMBER 31, 2002                                                         F -24

   CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE PERIOD JANUARY 1, 2003
   THROUGH MAY 15, 2003 (CESSATION) AND FOR THE PERIOD NOVEMBER 1, 2002
   (INCEPTION) THROUGH DECEMBER 31, 2002                                                         F -25

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                                    F -26

[LETTERHEAD OF REZNICK FEDDER & SILVERMAN]

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
of BCMR Seattle, Inc.

        We have audited the accompanying consolidated balance sheet of BCMR Seattle, Inc. (a Maryland corporation) and subsidiaries as of May 15, 2003 (cessation) and December 31, 2002, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for the period from January 1, 2003 through May 15, 2003 and from November 1, 2002 (inception) through December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BCMR Seattle, Inc. as of May 15, 2003 (cessation) and December 31, 2002, and the consolidated results of its operations and its cash flows for the period from January 1, 2003 through May 15, 2003 and from November 1, 2002 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland

March 9, 2004

                               BCMR Seattle, Inc.

                           CONSOLIDATED BALANCE SHEETS

                       May 15, 2003 and December 31, 2002

                                                            MAY 15, 2003   DECEMBER 31, 2002
                                                            --------------------------------
     ASSETS

REAL ESTATE
   Land                                                     $          -   $       8,814,219
   Buildings and improvements                                          -          43,766,927
   Personal property                                                   -             435,127
                                                            --------------------------------
                                                                       -          53,016,273
   Less accumulated depreciation                                       -              47,923
                                                            --------------------------------

                                                                       -          52,968,350

OTHER ASSETS
   Cash                                                                -              25,425
   Accounts receivable - tenants                                       -              39,066
   Deferred tax asset                                                  -              53,268
   Tenants' security deposits                                          -             124,564
   Reserve account                                                     -             140,571
   Real estate tax and insurance escrows                               -             131,729
   Financing costs, net of accumulated amortization of $0              -             753,844
   Capital improvements escrow                                         -           1,058,925
   Other assets                                                        -              99,268
                                                            --------------------------------

                                                                       -   $      55,395,010
                                                            ================================

LIABILITIES AND SHAREHOLDER'S EQUITY

Notes payable                                                          -   $      45,970,000
Accounts payable and accrued expenses                                  -              25,259
Unearned rental revenue                                                -              33,479
Tenants' security deposits                                             -             124,567
                                                            --------------------------------

                                                                       -          46,153,305
                                                            --------------------------------
SHAREHOLDER'S EQUITY
   Common stock, $.01 par value, 100 shares authorized,
   issued and outstanding                                              1                   1
   Additional paid-in capital                                          -           9,325,983
   Accumulated deficit                                                (1)            (84,279)
                                                            --------------------------------

                                                                       -           9,241,705
                                                            --------------------------------

                                                            $          -   $      55,395,010
                                                            ================================

                 See notes to consolidated financial statements

                               BCMR Seattle, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                FOR THE PERIOD FROM   FOR THE PERIOD FROM
                                                JANUARY 1, 2003       NOVEMBER 1, 2002
                                                THROUGH MAY 15,       (INCEPTION) THROUGH
                                                2003 (CESSATION)      DECEMBER 31, 2002
                                                -----------------------------------------
TOTAL REVENUE                                   $         2,657,943   $           338,218
                                                -----------------------------------------

OPERATING COSTS
   Property operating costs                                 888,129                48,822
   General and administrative                               101,312                 2,054
   Depreciation and amortization                            497,664                73,918
   Other expenses                                           119,557               229,103
                                                -----------------------------------------

                                                          1,606,662               353,897
                                                -----------------------------------------

      OPERATING INCOME (LOSS)                             1,051,281               (15,679)

   Interest expense                                        (913,735)             (121,868)
                                                -----------------------------------------

      INCOME (LOSS) BEFORE INCOME TAXES                     137,546              (137,547)

   Benefit from (provision for) income taxes                (53,268)               53,268
                                                -----------------------------------------

      NET INCOME (LOSS)                         $            84,278   $           (84,279)
                                                =========================================

                 See notes to consolidated financial statements

                               BCMR Seattle, Inc.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

  For the period from January 1, 2003 through May 15, 2003 (cessation) and for the period from November 1, 2002 (inception) through December 31, 2002

                                         COMMON STOCK
                                         ---------------   ADDITIONAL        ACCUMULATED
                                         SHARES   AMOUNT   PAID-IN CAPITAL   DEFICIT       TOTAL
                                         ---------------------------------------------------------------
Shares issued                               100   $    1   $     9,325,983   $         -   $   9,325,984

Net loss                                      -        -                 -       (84,279)        (84,279)
                                         ---------------------------------------------------------------

Balance as of December 31, 2002             100        1   $     9,325,983       (84,279)      9,241,705

Net income                                    -        -            84,278        84,278

Return of capital                             -        -        (9,325,983)            -      (9,325,983)
                                         ---------------------------------------------------------------

Balance as of May 15, 2003 (cessation)      100   $    1                 -            (1)  $           -
                                         ===============================================================

                 See notes to consolidated financial statements

                               BCMR Seattle, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                                           JANUARY 1, 2003       NOVEMBER 1, 2002
                                                                         THROUGH MAY 15, 2003   (INCEPTION) THROUGH
                                                                             (CESSATION)         DECEMBER 31, 2002
Cash flows from operating activities
   Net income (loss)                                                     $             84,278   $           (84,279)
   Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities
       Depreciation and amortization                                                  497,664                73,918
       Gain on sale of net real estate assets                                         (43,192)                    -
       Deferred taxes                                                                  53,268               (53,268)
       (Increase) decrease in accounts receivable - tenants                                35               (39,066)
       (Increase) decrease in prepaid expenses                                       (164,949)                    -
       (Increase) decrease in tenants' security deposits - asset                       15,805              (124,564)
       (Increase) decrease in reserve account                                               -              (140,571)
       (Increase) decrease in real estate taxes and insurance escrows                  (9,328)             (131,729)
       (Increase) decrease in other assets                                           (483,835)              (99,268)
       Increase (decrease) in accounts payable and accrued expenses                   158,100                25,259
       Increase (decrease) in unearned rental revenue                                  (7,144)               33,479
       Increase (decrease) in tenants' security deposits - liability                  (13,846)              124,567
                                                                         ------------------------------------------

           Net cash provided by (used in) operating activities                         86,856              (415,522)
                                                                         ------------------------------------------

Cash flows from investing activities
   (Increase) decrease in capital improvements escrow                                (112,281)             (211,785)
   Proceeds from sale of net real estate assets                                     9,325,983                     -
   Real estate acquisition costs                                                            -            (7,893,413)
                                                                         ------------------------------------------

           Net cash provided by (used in) investing activities                      9,213,702            (8,105,198)
                                                                         ------------------------------------------

   Cash flows from financing activities
   Paid in capital                                                                          -             9,325,984
   Distributions                                                                   (9,325,983)                    -
   Financing fees paid                                                                      -              (779,839)
                                                                         ------------------------------------------

           Net cash provided by (used in) financing activities                     (9,325,983)            8,546,145
                                                                         ------------------------------------------

           NET INCREASE (DECREASE) IN CASH                                            (25,425)               25,425

Cash, beginning                                                                        25,425                     -
                                                                         ------------------------------------------

Cash, end                                                                $                  -   $            25,425
                                                                         ==========================================

   Interest paid                                                         $            913,735   $           121,868
                                                                         ==========================================

NON-CASH INVESTING AND FINANCING ACTIVITIES
   Acquisition of real estate through debt assumption                    $                  -   $        45,122,860
                                                                         ==========================================

   Funding of capital improvements escrow through debt assumption        $                  -               847,140
                                                                         ==========================================

   Sale of net assets
   Real estate and other assets sold                                     $         55,295,983   $                 -
   Debts assumed                                                                  (45,970,000)                    -
                                                                         ------------------------------------------

                                                                         $          9,325,983   $                 -
                                                                         ==========================================

                 See notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       May 15, 2003 and December 31, 2002

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

        BCMR Seattle, Inc. (the Company), a Maryland corporation, was formed on November 1, 2002. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties throughout the United States. The Company was capitalized by issuing 100 shares of $.01 par value common stock with a price of $93,259.84 which resulted in initial proceeds of $9,235,984.

        On December 16, 2002, the Company acquired four properties (the "Communities") in Washington, consisting of 802 units.

                                                                   OCCUPANCY
                                                       # OF          AS OF
              PROPERTY NAME           CITY, STATE      UNITS    APRIL 30, 2003
              -------------           -----------      -----    --------------
        Alderwood Park Apartments    Lynwood, WA        188          86%
        Ridgegate Apartments         Kent, WA           153          96%
        Ridgetop Apartments          Silverdale, WA     221          95%
        Wellington Apartments        Silverdale, WA     240          95%

        On May 15, 2003 BCMR Seattle, Inc. ceased operations and Boston Capital Real Estate Investment Trust, Inc., a related party, acquired all assets, liabilities, contracts, leases, rights, and titles previously held by the Company.

        A summary of significant accounting policies follows.

        BASIC OF ACCOUNTING

        The financial statements have been prepared using the accrual method of accounting. As such, revenue is recorded when earned and expenses are recognized when incurred.

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that acquisitions be accounted for by the purchase method as well as other requirements. The Company accounts for real estate acquisitions in accordance with SFAS No. 141. All in-place property-tenant leases are one year or less and are considered operating leases. Lease rental rates approximate market rents; therefore, the purchase price is allocated to land and improvements and no contract-based intangible assets, liabilities, or commitments are recognized.

        PRINCIPLES OF CONSOLIDATION

        The Company controls, through ownership and by agreement, BCMR Seattle, a Limited Partnership, which controls BC-GFS, LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the communities, all of which are consolidated within the Company for financial reporting purposes. All intercompany accounts and transactions have been eliminated in consolidation.

        ACCOUNTS RECEIVABLE

        Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

        REVENUE RECOGNITION

        Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different than on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

        REAL ESTATE

        Real Estate is carried at cost. Depreciation is computed under the straight-line method using service lives of 7 years for personal property and 40 years for buildings and improvements.

        In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted.

        For long-lived assets to be held and used, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

        For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition.

        The Company has not recognized an impairment loss in the periods from November 1, 2002 (inception) through December 31, 2002 or January 1, 2003 through May 15, 2003 (cessation) on any of its communities.

        AMORTIZATION

        Financing costs are amortized over the term of the respective mortgage loans using the effective interest method.

        INCOME TAXES

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        ORGANIZATION COSTS

        Organization costs are expensed in the period incurred.

        RECENT ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS

        In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued a revised Interpretation (FIN 46R), which replaces the original FIN 46. FIN 46R clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN No. 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of expected losses from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46R apply immediately to variable interest entities created after December 31, 2003 and apply to older entitles in the first annual period beginning after December 15, 2004. The Company controls the underlying real estate entitles and already presents its financial statements on a consolidated basis; therefore, adoption of FIN No. 46R is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No. 30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted the standard effective January 1, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

        The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

        The FASB has issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have stock-based employee compensation.

        FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognized, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issued the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of he guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

NOTE B - NOTES PAYABLE

                                                                AS OF MAY 15, 2003    AS OF DECEMBER 31, 2002
                                                                ------------------    -----------------------
        Note payable to Berkshire Mortgage Finance Limited
        Partnership. The note bears interest at 4.67% and
        matures on January 1, 2008. Monthly interest only
        payments of $147,300 are required beginning February
        1, 2003. The note is secured by a first mortgage on
        the Communities and an interest in BC GFS, LLC.         $                     $            37,850,000

        Note payable to Berkshire/WAFRA Mezzanine Debt
        Investors Foreign Fund. The note bears interest at
        12% and matures on December 31, 2007. Monthly
        principal and interest payments of $86,084 are
        required beginning February 1, 2003 with a balloon
        payment due at maturity. Amortization is calculated
        based on a 25-year term. Upon maturity, the Company
        can either make a balloon payment for an unpaid
        principal or convert the note to a fixed or floating
        interest rate term loan. The note is secured by a
        second mortgage on the Communities and interest in
        the BC GFS, LLC.                                        $                -    $             8,120,000
                                                                ------------------    -----------------------

                                                                $                -    $            54,090,000
                                                                ==================    =======================

        As of May 15, 2003, the Company had no notes payable.

NOTE C - RELATED PARTY TRANSACTIONS

        During the period from January 1, 2003 through May 15, 2003, property management fees of $82,918 were paid to an affiliate of BC GFS, LLC; no management fees were paid during the period from November 1, 2002 through December 31, 2002.

        On May 15, 2003, Boston Capital Real Estate Investment Trust, Inc. acquired all assets, liabilities, contracts, leases, rights, and titles previously held by BCMR Seattle, Inc., which ceased operations. Boston Capital Real Estate Investment Trust, Inc. executed a note payable of $9,325,983 payable to BCP Funding LLC, a related party, in order to complete this transaction. BCMR Seattle, Inc. recognized a gain of $43,192 upon the sale and returned all capital to its shareholder. The gain is included in total revenue on the consolidated statements of operations.

NOTE D - INCOME TAXES

        The components of income tax expense are as follows:

                                              2003             2002
                                          ------------------------------
            Current                       $          -     $           -
            Deferred                      $     53,268     $     (53,268)
                                          ------------------------------

                                          $     53,268     $     (53,268)
                                          ==============================

        In 2002, the Company incurred a net operating loss of approximately $138,000, which is available to offset future income. A deferred tax asset of $53,268 was established at December 31, 2002 based on the net operating loss available to be carried forward, a federal tax rate of 34% and a state tax rate of 7%. The deferred tax asset was fully used in 2003.

                                                                      APPENDIX I


            TABULAR INFORMATION CONCERNING PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this prospectus under "Prior Performance of Affiliates of Management" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 2001, and ending December 31, 2003 (five-year period ending March 31, 2003 for Table III) RELATING TO PUBLIC PROGRAMS IN THE AGGREGATE SPONSORED OUR AFFILIATES WHICH DID NOT HAVE SIMILAR INVESTMENT OBJECTIVES TO THOSE OF THE COMPANY. OUR AFFILIATES HAVE NOT SPONSORED PRIOR PROGRAMS, PUBLIC OR NON-PUBLIC, WITH INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. The programs described in these tables are programs receiving Government Assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations.

The programs listed in these Tables were organized our affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives Government Assistance. Any market rate communities included in these programs were neither evaluated nor acquired in connection with programs that have investment objectives similar to ours. In the three-year period ending December 31, 2003, our affiliates sponsored one public partnership. The following table identifies the number of operating partnership interests acquired in programs sponsored by our affiliates as of December 31, 2003:

                                           % EQUITY    # OF OPERATING                 AVERAGE EQUITY
                                           COMMITTED   PARTNERSHIPS                   PER OPERATING
PROGRAM                                    12/31/02    ACQUIRED         # OF STATES   PARTNERSHIP
Boston Capital Tax Credit Fund IV L.P.:
Series 40                                      100.0%        16             11        $    1,576,446
Series 41                                      100.0%        23             15        $    1,225,263
Series 42                                       96.6%        21             13        $    1,256,607
Series 43                                       96.9%       214              9        $    1,610,470
Series 44                                       79.2%         8              8        $    2,651,997
Series 45                                       67.8%        22             12        $    1,234,665
Series 46                                       26.7%         4              3        $    1,987,266

In 1993, our affiliates formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in the company will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108-4406
Attn: Richard DeAgazio

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

Table I includes information concerning the experience of the our affiliates in raising and investing funds for public limited partnerships not having similar investment objectives to the company. Information is included for the sole public offering organized between January 1, 2001 and December 31, 2003, which invested in 115 operating partnerships. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2001 THROUGH DECEMBER 31, 2003

                                       PUBLIC OFFERINGS
                                       BCTC IV L.P.      BCTC IV L.P.      BCTC IV L.P.      BCTC IV L.P.
                                       (SERIES 40)       (SERIES 41)       (SERIES 42)       (SERIES 43)
                                       2001              2001              2002              2002
Dollar amount offered(1)               $    26,269,250   $    28,916,260   $    27,442,620   $    36,379,870
Dollar amount raised (100%)                                          100%              100%              100%
Less: Offering expenses
Selling commissions and
reimbursements retained by
affiliates(2)                                     2.00%             2.00%             2.00%             2.00%
Selling commissions and
reimbursements to nonaffiliates(3)                8.00%             8.00%             8.00%             8.00%
Legal and organizational                          2.50%             2.50%             2.50%             2.50%
Total offering expenses                          12.50%            12.50%            12.50%            12.50%
Working capital reserves                          4.00%             4.00%             4.00%             4.00%
Amount available for investment
from limited partners                            87.50%            87.50%            87.50%            87.50%
Acquisition fees(4)                               8.50%             8.50%             8.50%             8.50%
Acquisition expenses(5)                           2.00%             2.00%             2.00%             2.00%
Cash payments to operating
partnerships(6)                                  73.00%            73.00%            73.00%            73.00%
Total acquisition costs                          87.50%            87.50%            87.50%            87.50%
Mortgage financing                     $    20,950,052   $    35,425,576   $    25,849,606   $    32,696,020
Additional capital(7)                  $       230,113   $       243,351   $     1,637,155   $     2,611,199
Total other sources                    $    21,180,165   $    35,668,927   $    27,486,762   $    35,307,219
Amount available for investment
from offering proceeds                 $    22,985,594   $    25,301,728   $    24,012,293   $    31,832,386
Total development costs                $    44,165,759   $    60,970,655   $    51,499,054   $    67,139,605
Percentage leverage(8)                           47.44%            58.10%            50.19%            48.70%
Date offering began                           Feb 2001          Aug 2001          Feb 2002          Aug 2002
Average length of offering (days)                  181               153               181               122
Months to invest 90% of
amount available                                     3                 5                 1                 9

                                       BCTC IV L.P.      BCTC IV L.P.      BCTC IV L.P.
                                       (SERIES 44)       (SERIES 45)       (SERIES 46)
                                       2003              2003              2003
Dollar amount offered(1)               $    27,019,730   $    40,143,670   $    29,809,980
Dollar amount raised (100%)                        100%              100%              100%
Less: Offering expenses
Selling commissions and
reimbursements retained by
affiliates(2)                                     2.00%             2.00%             2.00%
Selling commissions and
reimbursements to nonaffiliates(3)                8.00%             8.00%             8.00%
Legal and organizational                          2.50%             2.50%             2.50%
Total offering expenses                           12.5%            12.50%            12.50%
Working capital reserves                          4.00%             4.00%             4.00%
Amount available for investment
from limited partners                             87.5%            87.50%            87.50%
Acquisition fees(4)                                8.5%              5.4%              5.4%
Acquisition expenses(5)                           2.00%             2.00%             2.00%
Cash payments to operating
partnerships(6)                                  73.00%            76.10%            76.10%
Total acquisition costs                           87.5%            87.50%            87.50%
Mortgage financing                     $    26,439,744   $    33,810,764   $     9,285,042
Additional capital(7)                  $       115,639   $     1,174,494   $     1,054,193
Total other sources                    $    26,555,383   $    34,985,259   $    10,339,235
Amount available for investment
from offering proceeds                 $    23,642,264   $    35,125,711   $    26,083,733
Total development costs                $    50,197,647   $    70,110,970   $    36,422,968
Percentage leverage(8)                           52.67%            48.22%            25.49%
Date offering began                           Jan 2003         July 2003         Sept 2003
Average length of offering (days)                  104                78                87
Months to invest 90% of
amount available                                   N/A               N/A               N/A

----------
NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Includes only 1.0% of the Dealer-Manager Fee as the remaining 1.0% was re-allotted to unaffiliated brokers. In addition, included is the 1.0% nonaccountable expense allowance which is considered an offering expense.

Note 3: Includes selling commissions of 7% and the re-allotment by Boston Capital Securities, Inc. of 1.0% of its Dealer-Manager Fee.

Note 4: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition ofoperating partnership interests.

Note 5: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 6: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown for 2003 includes 20.37% of public partnerships' funds not yet committed.

Note 7: Additional capital represents funds contributed by the operating general partners. Some properties financed with governmental assistance after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 8: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

                                    TABLE II

                           COMPENSATION TO AFFILIATES

                    JANUARY 1, 2001 THROUGH DECEMBER 31, 2003

Table II sets forth the aggregate amount of all compensation earned by or paid to the our Affiliates between January 1, 2001 and December 31, 2003 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

                                       PUBLIC OFFERINGS
                                       BCTC IV           BCTC IV           BCTC IV           BCTC IV
                                       L.P.              L.P.              L.P.              L.P.
                                       (SERIES 40)       (SERIES 41)       (SERIES 42)       (SERIES 43)
                                       2001              2001              2002              2002

Date offering commenced                       Feb 2001          Aug 2001          Feb 2002          Aug 2002
Dollar amount raised (1)               $    26,269,250   $    28,916,260   $    27,442,620   $    36,379,870
Amounts paid and/or payable to
sponsor and affiliates from
proceeds (1):
Underwriting fees (2)                          919,424         1,012,069           960,492   $     1,273,295
Acquisition fees                             2,232,886         2,457,882         2,332,623         3,092,289
Acquisition expense reimbursement              525,385           578,325           548,852           727,597
Assess management fee                          484,744           385,731           109,292           139,760
Dollar amount of cash generated
from operating partnerships before
payments to sponsors (3)                         5,400             4,498                 0               454
Amount paid to sponsors from
operations (4)                                       0                 0                 0                 0

                                       BCTC IV           BCTC IV           BCTC IV
                                       L.P.              L.P.              L.P.
                                       (SERIES 44)       (SERIES 45)       (SERIES 44)
                                       2003              2003              2003
Date offering commenced                       Jan 2003         July 2003         Sept 2003
Dollar amount raised (1)               $    27,019,730   $    40,143,670   $    29,809,980
Amounts paid and/or payable to
sponsor and affiliates from
proceeds (1):
Underwriting fees (2)                  $       945,691   $     1,405,028   $     1,043,349
Acquisition fees                       $     2,296,677   $     2,167,758   $     1,609,739
Acquisition expense reimbursement      $       540,395   $       802,873   $       596,200
Assess management fee                  $       184,632   $        92,149   $        12,933
Dollar amount of cash generated
from operating partnerships before
payments to sponsors (3)                             0                 0                 0
Amount paid to sponsors from
operations (4)                                       0                 0                 0

----------
NOTES TO TABLE II

Note 1: Table II is presented as ifall capital contributions were received and all fees payable from offering proceeds to our affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The Acquisition Fee is a flat fee calculated as a percentage of each certificate sold. It is earned for selecting, evaluating, negotiating and closing series' investments in apartment complexes.

Note 4: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 2003 would include 2001-2003 cash distributions for the partnership organized in 2001. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 5: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results ofprior partnerships not having similar investment objectives to the company which were closed between January 1, 1999 and December 31, 2003. The public investment partnerships own interests in 163 operating partnerships.

Table III includes the actual tax credits received on a $1,000 investment. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis," which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1999

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 35)

                                                          FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                                          1999           2000         2001          2002          2003
Gross Revenues                                                 1,803       567,711       236,430        81,661        56,678
Profit on sale of properties                                       0             0             0             0             0
Less:
Losses from operating partnerships (1)                             0      (194,048)   (1,875,497)     (875,205)   (1,198,689)
Operating Expenses (3)                                        (8,570)     (410,088)     (338,492)     (288,877)     (259,102)
Interest Expense                                                   0             0             0             0             0
Depreciation (2)                                                   0      (225,179)     (128,479)     (129,251)     (129,236)
Net Income--GAAP Basis                                        (6,767)     (261,604)   (2,106,038)   (1,211,672)   (1,530,349)
Taxable Income from operations (4)                                 0      (309,302)   (2,632,426)   (1,573,175)   (2,093,874)
gain on sale                                                       0             0             0             0             0
Cash generated from operations (6)                        (2,095,601)    1,894,591      (188,620)     (114,631)     (191,844)
Cash generated from sales                                          0             0             0             0             0
Cash generated from refinancing                                    0             0             0             0             0
Cash generated from operations, sales and refinancing     (2.095,601)    1,894,591      (188,620)     (114,631)     (191,844)
Less: Cash distributions to investors from operating
cash flow                                                          0             0             0             0             0
from sales and refinancing                                         0             0             0             0             0
from other                                                         0             0             0             0             0
Cash generated (deficiency) after cash distributions      (2,095,601)    1,894,591      (188,620)     (114,631)     (191,844)
Less: Special items (not including sales and
refinancing) (identify and quantify)                               0             0             0             0             0
Cash generated (deficiency) after cash distributions
and special items                                         (2,095,601     1,894,591      (188,620)     (114,631)     (191,844)

TAX & DISTRIBUTION DATA                                   FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                   1999           2000         2001          2002          2003
Federal Income Tax Results
Federal Credit (5)                                                 4            39            88            95            97
State Credit                                                       0             0             0             0             0
Ordinary Income (loss)                                            (9)          (75)          (49)          (63)          (56)
from operations                                                   (9)          (75)          (49)          (63)          (56)
from recapture                                                     0             0             0             0             0
Capital gain (loss)                                                0             0             0             0             0
Cash Distributions to investors:                                   0             0             0             0             0
Source (on GAAP basis)                                             0             0             0             0             0
Investment income                                                  0             0             0             0             0
Return of capital                                                  0             0             0             0             0
Source (on cash basis):                                            0             0             0             0             0
Sales                                                              0             0             0             0             0
Refinancing                                                        0             0             0             0             0
Operations                                                         0             0             0             0             0
Other                                                              0             0             0             0             0
Amount remaining invested in program properties                                                                        99.36%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1999

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 36)

                                                                          FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                                                          2000        2001          2002          2003
Gross Revenues                                                             175,394        83,521         9,428         9,488
Profit on sale of properties                                                     0             0             0             0
Less:
Losses from operating partnerships (1)                                    (160,352)     (457,746)   (1,268,122)     (982,302)
Operating Expenses (3)                                                    (240,981)     (231,839)     (182,579)     (189,293)
Interest Expense                                                                 0             0             0             0
Depreciation (2)                                                           (78,850)      (86,996)      (88,463)      (88,463)
Net Income--GAAP Basis                                                    (304,789)     (693,060)   (1,529,736)   (1,250,570)
Taxable Income from operations (4)                                        (149,757)   (1,901,563)     (508,805)   (1,616,793)
gain on sale                                                                     0             0             0             0
Cash generated from operations (6)                                        (119,222)       38,217       (76,103)       50,551
Cash generated from sales                                                        0             0             0             0
Cash generated from refinancing                                                  0             0             0             0
Cash generated from operations, sales and refinancing                     (119,222)       38,217       (76,103)       50,551
Less: Cash distributions to investors from operating
cash flow                                                                        0             0             0             0
from sales and refinancing                                                       0             0             0
from other                                                                       0             0             0             0
Cash generated (deficiency) after cash distributions                      (119,222)       38,217       (76,103)       50,551
Less: Special items (not including sales and
refinancing) (identify and quantify)                                             0             0             0             0
Cash generated (deficiency) after cash distributions
and special items                                                         (119,222)       38,217       (76,103)       50,551

TAX & DISTRIBUTION DATA                                      FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                      1999         2000        2001          2002          2003
Federal Income Tax Results                                         2            64            99            98            98
Federal Credit (5)                                                 0             0             0             0             0
State Credit                                                      (8)          (85)          (24)          (76)          (62)
Ordinary Income (loss)                                            (8)          (85)          (24)          (76)          (62)
from operations                                                    0             0             0             0             0
from recapture                                                     0             0             0             0             0
Capital gain (loss)                                                0             0             0             0             0
Cash Distributions to investors:                                   0             0             0             0             0
Source (on GAAP basis)                                             0             0             0             0             0
Investment income                                                  0             0             0             0             0
Return of capital                                                  0             0             0             0             0
Source (on cash basis):                                            0             0             0             0             0
Sales                                                              0             0             0             0             0
Refinancing                                                        0             0             0             0             0
Operations                                                         0             0             0             0             0
Other                                                              0             0             0             0             0
Amount remaining invested in program properties                                                                        99.91%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 1999

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 37)

                                                                          FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                                                          2000          2001        2002          2003
Gross Revenues                                                             145,974       331,766        11,642         3,813
Profit on sale of properties                                                     0             0             0             0
Less:
Losses from operating partnerships (1)                                     (44,958)     (318,507)     (750,493)   (1,337,643)
Operating Expenses (3)                                                    (154,532)     (237,477)     (217,896)     (215,182)
Interest Expense                                                                 0             0             0             0
Depreciation (2)                                                                 0       (91,645)      (94,713)      (94,823)
Net Income--GAAP Basis                                                     (53,516)     (315,863)   (1,051,460)   (1,643,835)
Taxable Income from operations (4)                                          (9,645)     (390,505)     (911,637)   (2,021,202)
gain on sale                                                                     0             0             0             0
Cash generated from operations (6)                                          (4,554)       96,442      (131,190)      (93,768)
Cash generated from sales                                                        0             0             0             0
Cash generated from refinancing                                                  0             0             0             0
Cash generated from operations, sales and refinancing                       (4,554)       96,442      (131,190)      (93,768)
Less: Cash distributions to investors from operating
cash flow                                                                        0             0             0             0
from sales and refinancing                                                       0             0             0             0
from other                                                                       0             0             0             0
Cash generated (deficiency) after cash distributions                        (4,554)       96,442      (131,190)      (93,768)
Less: Special items (not including sales and
refinancing) (identify and quantify)                                             0             0             0             0
Cash generated (deficiency) after cash distributions
and special items                                                           (4,554)       96,442      (131,190)      (93,768)

TAX & DISTRIBUTION DATA                                      FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                      1999         2000          2001        2002          2003
Federal Income Tax Results
Federal Credit (5)                                                 0            14            71            91            97
State Credit                                                       0             0             0             0             0
Ordinary Income (loss)                                            (1)           (9)          (37)          (80)          (33)
from operations                                                   (1)           (9)          (37)          (80)          (33)
from recapture                                                     0             0             0             0             0
Capital gain (loss)                                                0             0             0             0             0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income                                                  0             0             0             0             0
Return of capital                                                  0             0             0             0             0
Source (on cash basis):
Sales                                                              0             0             0             0             0
Refinancing                                                        0             0             0             0             0
Operations                                                         0             0             0             0             0
Other                                                              0             0             0             0             0
Amount remaining invested in program properties                                                                        99.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2000

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 38)

                                                                           FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                                                           2000         2001        2002          2003
Gross Revenues                                                               1,437       207,525        92,319        14,985
Profit on sale of properties                                                     0             0             0             0
Less:
Losses from operating partnerships (1)                                           0      (133,908)   (1,230,809)     (892,478)
Operating Expenses (3)                                                     (83,131)     (219,590)     (216,080)     (194,567)
Interest Expense                                                                 0             0             0             0
Depreciation (2)                                                                 0             0       (50,939)      (98,914)
Net Income--GAAP Basis                                                     (81,694)     (145,973)   (1,405,509)   (1,170,974)
Taxable Income from operations (4)                                               0      (151,741)   (1,685,712)   (1,415,038)
gain on sale                                                                     0             0             0             0
Cash generated from operations (6)                                         361,642       156,853      (161,584)      110,534
Cash generated from sales                                                        0             0             0             0
Cash generated from refinancing                                                  0             0             0             0
Cash generated from operations, sales and refinancing                      361,642       156,853      (161,584)      110,534
Less: Cash distributions to investors from operating
cash flow                                                                        0             0             0             0
from sales and refinancing                                                       0             0             0             0
from other                                                                       0             0             0             0
Cash generated (deficiency) after cash distributions                       361,642       156,853      (161,584)      110,534
Less: Special items (not including sales and
refinancing) (identify and quantify)                                             0             0             0             0
Cash generated (deficiency) after cash distributions
and special items                                                          361,642       156,853      (161,584)      110,534

TAX & DISTRIBUTION DATA                                                    FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                                    2000         2001        2002          2003
Federal Income Tax Results
Federal Credit (5)                                                              11            45            90            94
State Credit                                                                     0             0
Ordinary Income (loss)                                                         (30)          (67)          (55)          (59)
from operations                                                                (30)          (67)          (55)          (59)
from recapture                                                                   0             0             0             0
Capital gain (loss)                                                              0             0             0             0
Cash Distributions to investors:
Source (on GAAP basis):
Investment income                                                                0             0             0             0
Return of capital                                                                0             0             0             0
Source (on cash basis):
Sales                                                                            0             0             0             0
Refinancing                                                                      0             0             0             0
Operations                                                                       0             0             0             0
Other                                                                            0             0             0             0
Amount remaining invested in program properties                                                                        99.39%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2000

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 39)

                                                               FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                                                     2001             2002          2003
Gross Revenues                                                         49,735            116,518         2,441
Profit on sale of properties                                                0                  0             0
Less:
Losses from operating partnerships (1)                                  3,760           (996,269)   (1,093,075)
Operating Expenses (3)                                               (196,332)          (222,619)     (159,861)
Interest Expense                                                            0                  0             0
Depreciation (2)                                                            0            (24,477)      (90,324)
Net Income--GAAP Basis                                               (142,837)        (1,126,847)   (1,340,819)
Taxable Income from operations (4)                                     69,342         (1,165,268)   (1,639,228)
gain on sale                                                                0                  0             0
Cash generated from operations (6)                                   (147,183)           (71,182)      (16,079)
Cash generated from sales                                                   0                  0             0
Cash generated from refinancing                                             0                  0             0
Cash generated from operations, sales and refinancing                (147,183)           (71,182)      (16,079)
Less: Cash distributions to investors from operating
cash flow                                                                   0                  0             0
from sales and refinancing                                                  0                  0             0
from other                                                                  0                  0             0
Cash generated (deficiency) after cash distributions                 (147,183)           (71,182)      (16,079)
Less: Special items (not including sales and
refinancing) (identify and quantify)                                        0                  0             0
Cash generated (deficiency) after cash distributions
and special items                                                    (147,183)           (71,182)      (16,079)

TAX & DISTRIBUTION DATA                                      FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                      2000         2001         2002         2003
Federal Income Tax Results
Federal Credit (5)                                                 0            22            84            93
State Credit                                                       0             0             0             0
Ordinary Income (loss)                                            11           (55)          (71)          (66)
from operations                                                   11           (55)          (71)          (66)
from recapture                                                     0             0             0             0
Capital gain (loss)                                                0             0             0             0
Cash Distributions to investors:
Source (on GAAP basis)                                             0             0
Investment income                                                  0             0             0             0
Return of capital                                                  0             0             0             0
Source (on cash basis):
Sales                                                              0             0             0             0
Refinancing                                                        0             0             0             0
Operations                                                         0             0             0             0
Other                                                              0             0             0             0
Amount remaining invested in program properties                                                          98.18%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                             FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                                                        2001            2002         2003
Gross Revenues                                                               2,317       147,345       119,938
Profit on sale of properties                                                     0             0             0
Less:
Losses from operating partnerships (1)                                           0      (438,656)     (986,508)
Operating Expenses (3)                                                    (113,781)     (306,075)     (222,136)
Interest Expense                                                                 0             0             0
Depreciation (2)                                                                 0             0       (32,319)
Net Income--GAAP Basis                                                    (111,464)     (597,386)   (1,121,025)
Taxable Income from operations (4)                                               0      (586,896)   (1,086,143)
gain on sale                                                                     0             0             0
Cash generated from operations (6)                                      (1,922,962)      836,927       209,484
Cash generated from sales                                                        0             0             0
Cash generated from refinancing                                                  0             0             0
Cash generated from operations, sales and refinancing                   (1,922,962)      836,927       209,484
Less: Cash distributions to investors from operating
cash flow                                                                        0             0             0
from sales and refinancing                                                       0             0             0
from other                                                                       0             0             0
Cash generated (deficiency) after cash distributions                    (1,922,962)      836,927       209,484
Less: Special items (not including sales and
refinancing) (identify and quantify)                                             0             0             0
Cash generated (deficiency) after cash distributions
and special items                                                       (1,922,962)      836,927       209,484

TAX & DISTRIBUTION DATA                                                   FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                                   2001           2002          2003
Federal Income Tax Results
Federal Credit (5)                                                              14            79            93
State Credit                                                                     0             0             0
Ordinary Income (loss)                                                         (19)          (42)          (62)
from operations                                                                (19)          (42)          (62)
from recapture                                                                   0             0             0
Capital gain (loss)                                                              0             0             0
Cash Distributions to investors:
Source (on GAAP basis)                                                           0
Investment income                                                                0             0             0
Return of capital                                                                0             0             0
Source (on cash basis):
Sales                                                                            0             0             0
Refinancing                                                                      0             0             0
Operations                                                                       0             0             0
Other                                                                            0             0             0
Amount remaining invested in program properties                                                          99.42%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 41)

                                                                                      FOR THE FINANCIAL STATEMENT PERIOD
                                                                                      ENDED MARCH 31,
                                                                                      2002        2003
Gross Revenues                                                                          52,147        74,991
Profit on sale of properties                                                                 0             0
Less:
Losses from operating partnerships (1)                                                 (94,125)   (1,443,650)
Operating Expenses (3)                                                                (241,945)     (346,349)
Interest Expense                                                                             0             0
Depreciation (2)                                                                             0      (133,377)
Net Income--GAAP Basis                                                                (283,923)   (1,848,385)
Taxable Income from operations (4)                                                    (120,068)   (2,867,903)
gain on sale                                                                                 0             0
Cash generated from operations (6)                                                     (47,951)      (48,190)
Cash generated from sales                                                                    0             0
Cash generated from refinancing                                                              0             0
Cash generated from operations, sales and refinancing                                  (47,951)      (48,190)
Less: Cash distributions to investors from operating cash flow                               0             0
from sales and refinancing                                                                   0             0
from other                                                                                   0             0
Cash generated (deficiency) after cash distributions                                   (47,951)      (48,190)
Less: Special items (not including sales and refinancing) (identify and quantify)            0             0
Cash generated (deficiency) after cash distributions and special items                 (47,951)      (48,190)

                                                                       FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                DECEMBER 31,
PER $1,000 INVESTED (7)                                 2001           2002          2003
Federal Income Tax Results
Federal Credit (5)                                               1             45           104
State Credit                                                     0              0             0
Ordinary Income (loss)                                          (7)           (95)          (55)
from operations                                                 (7)           (95)          (55)
from recapture                                                   0              0             0
Capital gain (loss)                                              0              0             0
Cash Distributions to investors:
Source (on GAAP basis)                                           0
Investment income                                                0              0             0
Return of capital                                                0              0             0
Source (on cash basis):
Sales                                                            0              0             0
Refinancing                                                      0              0             0
Operations                                                       0              0             0
Other                                                            0              0             0
Amount remaining invested in program properties                                           99.62%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                                                      FOR THE FINANCIAL STATEMENT PERIOD
                                                                                      ENDED MARCH 31,
                                                                                      2002               2003
Gross Revenues                                                                                    986            121,043
Profit on sale of properties                                                                        0                  0
Less:
Losses from operating partnerships (1)                                                              0           (404,748)
Operating Expenses (3)                                                                       (111,253)          (237,706)
Interest Expense                                                                                    0                  0
Depreciation (2)                                                                                    0                  0
Net Income--GAAP Basis                                                                       (110,267)          (521,411)
Taxable Income from operations (4)                                                                  0           (755,961)
gain on sale                                                                                        0                  0
Cash generated from operations (6)                                                         (1,322,182)         1,306,517
Cash generated from sales                                                                           0                  0
Cash generated from refinancing                                                                     0                  0
Cash generated from operations, sales and refinancing                                      (1,322,182)         1,306,517
Less: Cash distributions to investors from operating cash flow                                      0                  0
from sales and refinancing                                                                          0                  0
from other                                                                                          0                  0
Cash generated (deficiency) after cash distributions                                       (1,322,182)         1,306,517
Less: Special items (not including sales and refinancing) (identify and quantify)                   0                  0
Cash generated (deficiency) after cash distributions and special items                     (1,322,182)         1,306,517

                                                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                               DECEMBER 31,
PER $1,000 INVESTED (7)                                                               2002               2003
Federal Income Tax Results
Federal Credit (5)                                                                                 16                 81
State Credit                                                                                        0                  0
Ordinary Income (loss)                                                                            (30)               (64)
from operations                                                                                   (30)               (64)
from recapture                                                                                      0                  0
Capital gain (loss)                                                                                 0                  0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income                                                                                   0                  0
Return of capital                                                                                   0                  0
Source (on cash basis):
Sales                                                                                               0                  0
Refinancing                                                                                         0                  0
Operations                                                                                          0                  0
Other                                                                                               0                  0
Amount remaining invested in program properties                                                                     98.6%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 43)

                                                                                    FOR THE FINANCIAL STATEMENT PERIOD
                                                                                    ENDED MARCH 31,
                                                                                                   2003
Gross Revenues                                                                                         30,298
Profit on sale of properties
Less:
Losses from operating partnerships (1)                                                               (304,873)
Operating Expenses (3)                                                                               (215,795)
Interest Expense                                                                                            0
Depreciation (2)                                                                                            0
Net Income--GAAP Basis                                                                               (490,370)
Taxable Income from operations (4)                                                                   (193,688)
gain on sale                                                                                                0
Cash generated from operations (6)                                                                 (1,103,274)
Cash generated from sales                                                                                   0
Cash generated from refinancing                                                                             0
Cash generated from operations, sales and refinancing                                              (1,103,274)
Less: Cash distributions to investors from operating cash flow                                              0
from sales and refinancing                                                                                  0
from other                                                                                                  0
Cash generated (deficiency) after cash distributions                                               (1,103,274)
Less: Special items (not including sales and refinancing) (identify and quantify)                           0
Cash generated (deficiency) after cash distributions and special items                             (1,103,274)

                                                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                               DECEMBER 31,
PER $1,000 INVESTED (7)                                                               2002          2003
Federal Income Tax Results
Federal Credit (5)                                                                            4            44
State Credit                                                                                  0             0
Ordinary Income (loss)                                                                       (3)          (65)
from operations                                                                              (3)          (65)
from recapture                                                                                0             0
Capital gain (loss)                                                                           0             0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income                                                                             0             0
Return of capital                                                                             0             0
Source (on cash basis):
Sales                                                                                         0             0
Refinancing                                                                                   0             0
Operations                                                                                    0             0
Other                                                                                         0             0
Amount remaining invested in program properties                                                          99.8%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 44)

                                                                                      FOR THE FINANCIAL STATEMENT PERIOD
                                                                                      ENDED MARCH 31,
                                                                                      2003
Gross Revenues                                                                                            1,379
Profit on sale of properties
Less:
Losses from operating partnerships (1)                                                                        0
Operating Expenses (3)                                                                                 (116,399)
Interest Expense                                                                                              0
Depreciation (2)                                                                                              0
Net Income--GAAP Basis                                                                                 (115,020)
Taxable Income from operations (4)                                                                       (6,086)
gain on sale                                                                                                  0
Cash generated from operations (6)                                                                      701,819
Cash generated from sales                                                                                     0
Cash generated from refinancing                                                                               0
Cash generated from operations, sales and refinancing                                                   701,819
Less: Cash distributions to investors from operating cash flow                                                0
from sales and refinancing                                                                                    0
from other                                                                                                    0
Cash generated (deficiency) after cash distributions                                                    701,819
Less: Special items (not including sales and refinancing) (identify and quantify)                             0
Cash generated (deficiency) after cash distributions and special items                                  701,819

                                                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                     DECEMBER 31,
PER $1,000 INVESTED (7)                                                                                    2003
Federal Income Tax Results
Federal Credit (5)                                                                                           24
State Credit                                                                                                  0
Ordinary Income (loss)                                                                                      (57)
from operations                                                                                             (57)
from recapture                                                                                                0
Capital gain (loss)                                                                                           0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income                                                                                             0
Return of capital                                                                                             0
Source (on cash basis):
Sales                                                                                                         0
Refinancing                                                                                                   0
Operations                                                                                                    0
Other                                                                                                         0
Amount remaining invested in program properties                                                            99.0%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 45)

                                                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                               DECEMBER 31,
PER $1,000 INVESTED (7)                                                                                    2003
Federal Income Tax Results
Federal Credit (5)                                                                                            9
State Credit                                                                                                  0
Ordinary Income (loss)                                                                                      (23)
from operations                                                                                             (23)
from recapture                                                                                                0
Capital gain (loss)                                                                                           0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income                                                                                             0
Return of capital                                                                                             0
Source (on cash basis):
Sales                                                                                                         0
Refinancing                                                                                                   0
Operations                                                                                                    0
Other                                                                                                         0
Amount remaining invested in program properties                                                             100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2003

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 46)

                                                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                               DECEMBER 31,
PER $1,000 INVESTED (7)                                                                                    2003
Federal Income Tax Results
Federal Credit (5)                                                                                            0
State Credit                                                                                                  0
Ordinary Income (loss)                                                                                       (1)
from operations                                                                                              (1)
from recapture                                                                                                0
Capital gain (loss)                                                                                           0
Cash Distributions to investors:
Source (on GAAP basis)
Investment income                                                                                             0
Return of capital                                                                                             0
Source (on cash basis):
Sales                                                                                                         0
Refinancing                                                                                                   0
Operations                                                                                                    0
Other                                                                                                         0
Amount remaining invested in program properties                                                             100%

NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents the amortization by the investment partnerships of its organization expense over a 60-month period commencing in the month initial investor admission occurs.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially ofdepreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

Note 8: The information provided in the tables labeled "Tax & Distribution Data per $1,000 invested on a Tax Basis" is through the period December 31, 2003.

                                   TABLE III-A

                                   TABLE III-A

Table III-A summarizes the Actual Tax Credit results during the period January 1, 1988 through December 31, 2003, of the four public partnerships sponsored by our affiliates. the Actual Tax Credits represent annual tax credits as a percentage of capital invested by an investor. The percentage is calculated by dividing the amount of tax credits received for the period by the amount of capital invested. For example, for each dollar invested in BCTC 1, the investor received approximately $0.1096 of tax credits in 1989. Likewise, the headings "Cumulative" and "Overall Tax Credit Objective" represent cumulative tax credits as a percentage of capital invested by an investor.

                                  FINAL
                 EQUITY           CLOSING
PROGRAM          RAISED           DATE         1988  1989   1990(1)  1991   1992   19993  1994   1995   1996   1997   1998
BCTC 1                12,999,000  Dec. 1988    1.00  10.96  21.81    14.02  14.01  14.05  14.01  14.01  14.01  14.02  11.94
BCTC 2 (CA)(2)         8,303,000  Apr. 1989           4.15  24.78    29.17  26.75  16.91  10.96  10.43  10.12  10.12  10.12
BCTC 3                28,822,000  May 1989           11.99  18.46    12.72  12.66  12.80  12.80  12.73  12.73  12.72  12.37
BCTC 4                29,788,160  Jun. 1989           7.74  17.16    13.58  12.32  12.57  12.24  12.24  12.25  12.26  12.26
BCTC 5 (CA)(2)         4,899,000  Jul. 1989           7.03  24.18    24.93  21.29  15.02  11.01  10.59  10.30  10.30   9.98
BCTC 6                12,935,780  Sept. 1989          2.91  15.21    14.56  13.15  12.99  12.91  12.90  13.47  12.71  12.72
BCTC II 7             10,361,000  Dec. 1989           6.16  11.70    16.93  11.78  11.96  12.04  12.04  12.04  12.04  12.04
BCTC II 9             41,574,018  May 1990                   9.30    11.34  11.68  12.39  13.30  13.56  13.67  13.67  13.56
BCTC II 10            24,288,998  Aug. 1990                  3.10    10.24  11.85  13.97  14.47  14.62  14.60  14.60  14.43
BCTC II 11            24,735,003  Dec. 1990                  4.50     7.78  12.13  12.67  13.16  13.20  13.20  13.20  13.15
BCTC II 12            29,710,003  May 1991                            4.70  10.91  11.98  14.12  14.61  14.58  14.62  14.59
BCTC II 14            55,728,996  Dec. 1991                           3.80   8.79  12.32  13.83  14.23  14.33  14.35  14.18
BCTC III 15           38,705,000  Jun. 1992                                  3.10   9.07  13.22  14.29  14.65  14.69  14.66
BCTC III 16           54,293,000  Dec. 1992                                  1.40   4.36   8.56  13.75  14.05  14.00  14.00
BCTC III 17           50,000,000  May 1993                                          3.14   8.21  13.42  13.97  13.97  13.97
BCTC III 18           36,162,000  Oct. 1993                                         0.07   7.18  12.67  13.31  13.34  13.34
BCTC III 19           40,800,000  Dec. 1993                                         0.00   1.82  10.10  12.45  13.28  13.33
BCTC IV 20            38,667,000  Jun. 1994                                                2.10   8.29  13.24  13.30  13.32
BCTC IV 21            18,927,000  Sept. 1994                                               0.00   3.43   9.07  11.34  11.90
BCTC IV 22            25,644,000  Dec. 1994                                                0.00   4.59  10.28  11.95  12.54
BCTC IV 23            33,366,000  Jun. 1995                                                       2.50   8.97  12.88  13.10
BCTC IV 24            21,697,000  Sept. 1995                                                      1.36   5.03  11.21  12.75
BCTC IV 25            30,248,000  Dec. 1995                                                       0.00   1.34  10.77  12.52
BCTC IV 26            39,959,000  Jun. 1996                                                              2.10   5.90  10.04
BCTC IV 27            24,607,000  Sept. 1996                                                             0.74   2.01   6.85
BCTC IV 28            39,999,000  Jan. 1997                                                              0.00   0.66   4.90
BCTC IV 29            39,918,000  Jun. 1997                                                                     0.00   4.92
BCTC IV 30            26,490,750  Sept. 1997                                                                    0.00   1.93
BCTC IV 31            44,057,750  Jan. 1998                                                                     0.00   2.83
BCTC IV 32            47,431,000  Jun. 1998                                                                            2.08
BCTC IV 33            26,362,000  Sept. 1998                                                                           1.95
BCTC IV 34            35,273,000  Feb. 1999                                                                            0.00
BCTC IV 35            33,004,625  Jun. 1999
BCTC IV 36            21,068,375  Sept. 1999
BCTC IV 37            25,125,000  Jan. 2000
BCTC IV 38            25,431,000  Jul. 2000
BCTC IV 39            22,921,000  Jan. 2001
BCTC IV 40            26,269,250  Jul. 2001
BCTC IV 41            28,916,260  Jan. 2002
BCTC IV 42            27,442,620  Jul. 2002
BCTC IV 43            36,379,870  Dec. 2002
BCTC IV 44(5)         27,019,730  Apr. 2003
BCTC IV 45(5)         40,143,670  Sep. 2003
Total            $ 1,310,472,858
                                               1988  1989   1990(1)  1991   1992   1993   1994   1995   1996   1997   1998

                                  FINAL                                                       CUMULATIVE      OVERALL TAX
                 EQUITY           CLOSING                                         CUMULATIVE  TIME INVESTED   CREDIT
PROGRAM          RAISED           DATE         1999   2000   2001   2002   2003   (%)         THRU 2003       OBJECTIVE (%)
BCTC 1                12,999,000  Dec. 1988     1.10  -1.45   0.00   0.00   0.00  143.49      15 yrs.         130-150
BCTC 2 (CA)(2)         8,303,000  Apr. 1989     9.58   3.56   0.92   0.56   0.56  168.69      14 yrs. 8 mos.  170
BCTC 3                28,822,000  May 1989      5.97   0.52   0.44   0.44   0.44  139.79      14 yrs. 7 mos.  130-150
BCTC 4                29,788,160  Jun. 1989     9.50   0.44   0.00   0.00   0.00  134.56      14 yrs. 6 mos.  130-150
BCTC 5 (CA)(2)         4,899,000  Jul. 1989     9.53   1.85   .083   0.06   0.48  157.38      14 yrs. 5 mos.  150-170
BCTC 6                12,935,780  Sept. 1989   11.33   2.84   0.25   0.16   0.15  138.26      14 yrs. 3 mos.  130-150
BCTC II 7             10,361,000  Dec. 1989     7.08   5.07   2.97   0.42   0.18  134.45      14 yrs.         130-140
BCTC II 9             41,574,018  May 1990     12.63   8.06   2.69   2.26   1.54  139.65      13 yrs. 7 mos.  130-150
BCTC II 10            24,288,998  Aug. 1990    13.06  11.39   3.96   2.05   0.39  142.73      13 yrs. 4 mos.  130-150
BCTC II 11            24,735,003  Dec. 1990    13.11  12.39   6.33   1.01   0.58  136.41      13 yrs.         130-150
BCTC II 12            29,710,003  May 1991     14.56  14.52   9.57   3.56   2.80  145.12      12 yrs. 7 mos.  140-160
BCTC II 14            55,728,996  Dec. 1991    14.14  13.94  12.55   4.83   1.71  143.00      12 yrs.         140-160
BCTC III 15           38,705,000  Jun. 1992    14.56  14.54  14.54  11.43   5.52  144.27      11 yrs. 6 mos.  140-160
BCTC III 16           54,293,000  Dec. 1992    14.00  14.00  13.99  13.97  11.38  137.46      11 yrs. .       140-160
BCTC III 17           50,000,000  May 1993     13.97  13.61  13.49  13.46  12.72  133.93      10 yrs. 7 mos.  140-160
BCTC III 18           36,162,000  Oct. 1993    13.32  13.34  13.34  13.35  13.26  126.52      10 yrs. 2 mos.  140-160
BCTC III 19           40,800,000  Dec. 1993    13.33  13.33  13.33  13.33  13.33  117.63      10 yrs.         140-160
BCTC IV 20            38,667,000  Jun. 1994    13.32  13.32  13.32  13.32  12.15  115.68      9 yrs. 6 mos.   130-150
BCTC IV 21            18,927,000  Sept. 1994   12.03  12.09  12.06  12.05  12.06   96.03      9 yrs. 3 mos.   130-150
BCTC IV 22            25,644,000  Dec. 1994    12.65  12.63  12.63  12.48  12.59  102.34      9 yrs. .        130-150
BCTC IV 23            33,366,000  Jun. 1995    13.10  13.10  13.10  13.10  13.10  102.95      8 yrs. 6 mos.   130-150
BCTC IV 24            21,697,000  Sept. 1995   12.76  12.72  12.75  12.76  11.81   93.15      8 yrs. 3 mos.   130-150
BCTC IV 25            30,248,000  Dec. 1995    12.28  12.52  12.37  12.37  12.37   86.54      8 yrs.          130-150
BCTC IV 26            39,959,000  Jun. 1996    11.34  11.83  11.82  11.82  11.80   76.65      7 yrs. 6 mos.   120-140
BCTC IV 27            24,607,000  Sept. 1996    9.82  11.29  11.40  11.40  11.40   64.91      7 yrs. 3 mos.   120-140
BCTC IV 28            39,999,000  Jan. 1997     8.80  10.44  10.47  10.53  10.50   56.30      6 yrs. 11 mos.  120-140
BCTC IV 29            39,918,000  Jun. 1997     8.39  10.76  10.79  10.79  10.79   56.44      6 yrs. 6 mos.   110-130
BCTC IV 30            26,490,750  Sept. 1997    7.49  10.25  10.61  10.57  10.59   51.44      6 yrs. 3 mos.   110-130
BCTC IV 31            44,057,750  Jan. 1998     8.05  10.29  10.34  10.32  10.34   52.17      5 yrs. 11 mos.  110-130
BCTC IV 32            47,431,000  Jun. 1998     4.11   8.87  10.24  10.35  10.10   45.75      5 yrs. 6 mos.   110-120
BCTC IV 33            26,362,000  Sept. 1998    3.66   9.40  10.32  10.50  10.16   45.99      5 yrs. 3 mos.   110-120
BCTC IV 34            35,273,000  Feb. 1999     1.60   7.89   9.79   9.79   9.79   38.86      4 yrs. 10 mos.  100-120
BCTC IV 35            33,004,625  Jun. 1999     0.39   3.95   8.79   9.54   9.67   32.34      4 yrs. 6 mos.   100-110
BCTC IV 36            21,068,375  Sept. 1999    0.16   6.39   9.87   9.80   9.78   36.00      4 yrs. 3 mos.   100-110
BCTC IV 37            25,125,000  Jan. 2000     0.00   1.37   7.13   9.10   9.67   27.27      3 yrs. 11 mos.  100-110
BCTC IV 38            25,431,000  Jul. 2000            1.35   4.49   9.18   9.57   24.59      3 yrs. 5 mos.   95-100
BCTC IV 39            22,921,000  Jan. 2001                   2.20   8.36   9.30   19.86      2 yr. 11 mos.   95-100
BCTC IV 40            26,269,250  Jul. 2001                   1.81   8.00   9.49   19.30      2 yr. 11 mos.   95-100
BCTC IV 41            28,916,260  Jan. 2002                   0.04   4.47  10.37   14.88      1 yr. 11 mos.   95-100
BCTC IV 42            27,442,620  Jul. 2002                          2.04   8.10   10.14      1 yr. 5 mos.    97.5-102.5
BCTC IV 43            36,379,870  Dec. 2002                          0.67   4.54    4.54      1 yr.           97.5-102.5
BCTC IV 44(5)         27,019,730  Apr. 2003                          0.00   2.79    2.79      8 mos.          97.5-102.5
BCTC IV 45(5)         40,143,670  Sep. 2003                                 1.08    1.08      3 mos.          95-102
Total            $ 1,310,472,858
                                               1999   2000   2001   2002   2003

NOTES TO TABLE 111-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for federal housing tax credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual federal housing tax credit, otherwise allowable for 1990. Where this election was made, the annual federal housing tax credit has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2)  These programs offered both California and federal housing tax credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be tax credits which may mean that a material portion of each tax credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

----------
BCTC is Boston Capital Tax Credit Fund.
BCTC II is Boston Capital Tax Credit Fund II.
BCTC III is Boston Capital Tax Credit Fund III.
BCTC IV is Boston Capital Tax Credit Fund IV.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES

                                                                                                   BOSTON CAPITAL TAX
                                                                                                 CREDIT FUND I-SERIES 3
                                                                         BOSTON CAPITAL TAX        AND BOSTON CAPITAL
                                                                      CREDIT FUND II-SERIES 9     TAX CREDIT FUND III-
INVESTMENT PARTNERSHIP                                                         & 14                     SERIES 17
                                                                      -----------------------    ----------------------
                                                                                                 CALIFORNIA INVESTORS
                                                                      CALIFORNIA INVESTORS V               VI
PROPERTY NAME:                                                             (a), (b), (c)               (a), (b)
                                                                      -----------------------    ----------------------
DATE PROPERTY ACQUIRED:                                                      03/01/90                  03/01/90
DATE OF SALE:                                                                11/30/02                  06/05/03
SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS:
 CASH RECEIVED (DISBURSED) NET OF CLOSING COSTS                                     4,174,640                 3,022,252
 MORTGAGE BALANCE AND ACCRUED INTEREST AT TIME OF SALE                              5,182,860                 3,518,143
 PURCHASE MONEY MORTGAGE TAKEN BACK BY PROGRAM                                              -                         -
 ADJUSTMENTS RESULTING FROM APPLICATION OF GAAP                                             -                         -
                                                                      -----------------------    ----------------------
TOTAL:                                                                              9,357,500                 6,540,395
                                                                      =======================    ======================

COST OF PROPERTIES INCLUDING CLOSING AND SOFT COSTS:
 ORIGINAL MORTGAGE FINANCING                                                        5,510,000                 4,160,000
  TOTAL ACQUISITION COST, ORIGINAL CAPITAL IMPROVEMENT, CLOSING
   AND SOFT COSTS (e)                                                               6,996,282                 4,418,662
                                                                      -----------------------    ----------------------
TOTAL:                                                                             12,506,282                 8,578,662
                                                                      =======================    ======================

EXCESS (DEFICIENCY) OF PROPERTY OPERATING CASH RECEIPTS OVER CASH
EXPENDITURES                                                                       (3,148,782)               (2,038,267)
                                                                      =======================    ======================

                                                                        BOSTON CAPITAL TAX
                                                                      CREDIT FUND I-SERIES 3
                                                                        AND BOSTON CAPITAL         BOSTON CAPITAL TAX
                                                                       TAX CREDIT FUND III-          CREDIT FUND I-
INVESTMENT PARTNERSHIP                                                      SERIES 15                   SERIES 4
                                                                      -----------------------    ----------------------
                                                                         HIDDEN COVE APTS.            SUNNYVIEW II
PROPERTY NAME:                                                               (a), (b)                   (a), (b)
                                                                      -----------------------    ----------------------
DATE PROPERTY ACQUIRED:                                                        04/01/89                   09/01/89
DATE OF SALE:                                                                  05/08/03                   06/05/03
SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS:
 CASH RECEIVED (DISBURSED) NET OF CLOSING COSTS                                     2,819,590                 3,303,932
 MORTGAGE BALANCE AND ACCRUED INTEREST AT TIME OF SALE                              3,592,538                 1,021,000
 PURCHASE MONEY MORTGAGE TAKEN BACK BY PROGRAM                                              -                         -
 ADJUSTMENTS RESULTING FROM APPLICATION OF GAAP                                             -                         -
                                                                      -----------------------    ----------------------
TOTAL:                                                                              6,412,127                 4,324,932
                                                                      =======================    ======================

COST OF PROPERTIES INCLUDING CLOSING AND SOFT COSTS:
 ORIGINAL MORTGAGE FINANCING                                                        3,150,000                 2,300,000
  TOTAL ACQUISITION COST, ORIGINAL CAPITAL IMPROVEMENT, CLOSING
   AND SOFT COSTS (e)                                                               2,711,958                 1,055,665
                                                                      -----------------------    ----------------------
TOTAL:                                                                              5,861,958                 3,355,665
                                                                      =======================    ======================

EXCESS (DEFICIENCY) OF PROPERTY OPERATING CASH RECEIPTS OVER CASH
EXPENDITURES                                                                          550,169                   969,267
                                                                      =======================    ======================

                                                                                                   BOSTON CAPITAL TAX
                                                                        AMERICAN AFFORDABLE       CREDIT FUND I-SERIES
INVESTMENT PARTNERSHIP                                                    HOUSING FUND II                   3
                                                                      -----------------------    ----------------------
                                                                                                      LINCOLN HOTEL
                                                                          WASHINGTON MEWS              ASSOCIATES
PROPERTY NAME:                                                          (a), (b), (c), (d)              (a), (b)
                                                                      -----------------------    ----------------------
DATE PROPERTY ACQUIRED:                                                         08/01/88                  02/01/89
DATE OF SALE:                                                                   01/01/03                  02/06/04
SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS:
 CASH RECEIVED (DISBURSED) NET OF CLOSING COSTS                                     1,358,573                         -
 MORTGAGE BALANCE AND ACCRUED INTEREST AT TIME OF SALE                                460,035                 3,282,476
 PURCHASE MONEY MORTGAGE TAKEN BACK BY PROGRAM                                              -                         -
 ADJUSTMENTS RESULTING FROM APPLICATION OF GAAP                                             -                         -
                                                                      -----------------------    ----------------------
TOTAL:                                                                              1,818,608                 3,282,476
                                                                      =======================    ======================

COST OF PROPERTIES INCLUDING CLOSING AND SOFT COSTS:
 ORIGINAL MORTGAGE FINANCING                                                        1,200,000                 2,900,000
  TOTAL ACQUISITION COST, ORIGINAL CAPITAL IMPROVEMENT, CLOSING
   AND SOFT COSTS (e)                                                                 726,102                   718,516
                                                                      -----------------------    ----------------------
TOTAL:                                                                              1,926,102                 3,618,516
                                                                      =======================    ======================

EXCESS (DEFICIENCY) OF PROPERTY OPERATING CASH RECEIPTS OVER CASH
EXPENDITURES                                                                         (107,494)                 (336,040)
                                                                      =======================    ======================

(a)     Sale was to an unrelated party.
(b)     All taxable income was reported as Section 1231 income
(c)     Please note some closing costs were estimated
(d) Please note amounts are based on previous closing statement. Seller has been in litigation with lender. We anticipate receiving a revised closing statement shortly.
(e) Amounts shown include pro rata share of original Investment Partnership costs.

                                                                       EXHIBIT A

                                REINVESTMENT PLAN

        BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

        1. REINVESTMENT OF DISTRIBUTIONS. Boston Capital Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

        (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the dealer-manager or participating brokers for the offering at the public offering price per Share. Participants will be charged selling commissions and dealer-manager fees on Shares acquired pursuant to the Reinvestment Plan.

        (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional Shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by quarterly appraisal updates performed by the Company based on a review of the existing appraisal of each property owned by the Company or in which the Company has an interest (each, a "Property," and collectively, the "Properties"), focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to the listing of the Shares on a national securities exchange or national securities market ("Listing") will be determined by Boston Capital REIT Advisors, LLC (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include
(i) its experience in selecting, acquiring and overseeing the management of properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon Listing, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or national securities market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or national securities market through a registered broker-dealer, the amount to be reinvested will be reduced by any brokerage commissions charged by such registered broker-dealer.

        (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

        (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

        (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

        (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

        (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

        2. ELECTION TO PARTICIPATE. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and will not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten business days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option, if available, are not eligible to participate in the Reinvestment Plan. Boston

Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the Reinvestment Plan.

        3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

        4. PROXY SOLICITATION. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. In the absence of such written instructions, if a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote the Shares.

        5. ABSENCE OF LIABILITY. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and

        (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

        6.      SUITABILITY.

        (a) Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the subscription agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of subscription agreement.

        (b) Each Participant will be required to return the executed Participation Agreement to the Reinvestment Agent within 30 days after receipt. In the event that a Participant fails to respond to the Reinvestment Agent or return the completed Participation Agreement on or before the 15th day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until the Reinvestment Agent receives an executed Participation Agreement from the Participant.

        (c) If a Participant fails to return the executed Participation Agreement to the Reinvestment Agent prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

        (d) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the subscription agreement.

        (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus.

        7. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify the Reinvestment Agent in the event that there is any material change in his financial condition or if any representation under the subscription agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

        8. ADMINISTRATIVE CHARGES, COMMISSIONS, AND PLAN EXPENSES. In connection with Shares purchased by Participants in the Reinvestment Plan, the Company will pay selling commissions of 7%, a dealer-manager fee of 2.5%, and, in the event that proceeds from the sale of Shares to Participants are used to acquire properties, acquisition and advisory fees and expenses of 3.5% of the purchase price of the Shares. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum charge is $10.00. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Except as provided in this Paragraph 8, the Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent.

        9. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

        10. TAXES. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

        11.     TERMINATION.

        (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal quarter to which such Distribution relates.

        (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself, at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

        (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

        12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed, if to the Company:

                Investor Relations Department
                Boston Capital Real Estate Investment Trust, Inc.
                c/o Boston Capital Corporation
                One Boston Place
                Boston, MA 02108-4406

if to the Reinvestment Agent:

                Boston Capital Securities, Inc.
                One Boston Place
                Boston, MA 02108-4406

or to such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

        13. AMENDMENT. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

        14. GOVERNING LAW. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS
SECTION 14.

                                                                       EXHIBIT B

                             SUBSCRIPTION AGREEMENT


Boston Capital Real Estate Investment Trust, Inc.
do Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108


Ladies and Gentlemen:

        The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Boston Private Bank & Trust Company Escrow Account."

        The undersigned hereby acknowledges receipt of the Prospectus of the Company dated ________ ,2004 (the "Prospectus").

        The undersigned agrees that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. The undersigned understands that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

        The undersigned acknowledges that he/she has been advised of the following:

        (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

        (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

        (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

        BY SIGNING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS THAT THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                    CONDITIONS RESTRICTING TRANSFER OF SHARES

        260.141.11      Restrictions on Transfer.

        (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

        (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

                (1)     to the issuer;

                (2)     pursuant to the order or process of any court;

                (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

                (4) to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                (5) to holders of securities of the same class of the same issuer;

                (6)     by way of gift or donation INTER VIVOS or on death;

                (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

                (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

                (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

                (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advised the commissioner of the name of each purchaser;

                (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

                (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

        (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

                IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

[LAST AMENDED EFFECTIVE JANUARY 21, 1988.]


    SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI AND NEBRASKA
                                 RESIDENTS ONLY

        In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

                       STANDARD REGISTRATION REQUIREMENTS

        The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

        1.      INDIVIDUAL: One signature required.

        2.      JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

        3.      TENANTS IN COMMON: All parties must sign.

        4.      COMMUNITY PROPERTY: Only one investor signature required.

        5.      PENSION OR PROFIT SHARING PLANS: The trustee must sign.

        6. TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

        7. COMPANY: Identify whether the entity is a general or limited partnership or an LLC. In the case of a limited partnership, the general partners must be identified and all general partners must sign. In the case of a general partnership or an LLC, all partners or members must sign (unless a "managing partner," "manager" or "managing member" has been designated for the entity, in which case he may sign on behalf of the entity if a certified copy of the document granting him authority to invest on behalf of the entity is submitted).

        8.      CORPORATION: The Subscription Agreement must be accompanied by
                (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation, and (2) a certified copy of the Board's resolution authorizing the investment.

        9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

        10.     KEOGH (HR 10): Same rules as those applicable to IRAs.

        11. UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

     INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO BOSTON CAPITAL
           REAL ESTATE INVESTMENT TRUST, ENC., SUBSCRIPTION AGREEMENT


INVESTOR               Please follow these instructions carefully. Failure to
INSTRUCTIONS           do so may result in the rejection of your
                       subscription. All information on the Subscription
                       Agreement Signature Page should be completed as follows:


1.  INVESTMENT              a.   GENERAL: A minimum investment of $1,000 (100
                                 shares) is required, except for certain states which require a higher minimum investment. A
                                 CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES
                                 SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE
                                 ORDER OF "BOSTON PRIVATE BANK & TRUST COMPANY
                                 ESCROW ACCOUNT." Shares may be purchased only by persons meeting the standards set forth under the "Investor Suitability Standards" section of the Prospectus. Please indicate the state in which the sale was made. WE WILL NOT
                                 ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS
                                 FOR INITIAL INVESTMENTS.

                            b. DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your broker-dealer to elect the deferred commission option described in the Prospectus. By electing the deferred commission option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years following the year of subscription, or longer if required to satisfy outstanding deferred commission obligations, you will have a 1% sales commission ($.10 per share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the deferred commission option will authorize us to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Selling and Escrow Arrangements" section of the Prospectus.

2.  ADDITIONAL              Please check if you plan to make one or more
    INVESTMENTS             additional investments in the Company. All
                            additional investments must be in increments of at least $100. Additional investments by residents of Maine must be for at least the $1,000 minimum amount, and residents of Maine must execute a new
                            Subscription Agreement Signature Page to make additional investments in the Company. If additional investments in the Company are made, the investor agrees to notify the Company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the Subscription
                            Agreement. The investor acknowledges that the broker-dealer named in the Subscription Agreement
                            Signature Page may receive commissions on such additional investments as described in the Prospectus.

3.  TYPE OF                 Please check the appropriate box to indicate the
    OWNERSHIP               type of entity or type of individuals subscribing.
                            (See page B-4.)

4.  REGISTRATION            Please enter the exact name in which the Shares are
    NAME AND ADDRESS        to be held. For joint tenants with right of
                            survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6 of the Subscription Agreement
                            Signature Page, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee.
                            Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

5.  INVESTOR NAME           Complete this Section only if the investor's name
    AND ADDRESS             and address is different from the registration name
                            and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

6.  SUBSCRIBER              Each investor must initial each representation in
    SIGNATURES              this Section, and then sign and date this Section.
                            By initialing and signing, each investor is agreeing that the representations in this Section are true.
                            Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must initial and sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign. PLEASE NOTE THAT THESE
                            SIGNATURES DO NOT HAVE TO BE NOTARIZED.

7.  DIVIDEND                a.   DIVIDEND REINVESTMENT PLAN: By electing to
    DISTRIBUTIONS                participate in the Dividend Reinvestment Plan,
                                 the investor elects to reinvest the stated percentage of dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the broker-dealer named on the Subscription
                                 Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties as set forth in the prospectus or Subscription
                                 Agreement.

                            b. DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in
                                 Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8.  BROKER-DEALER           This Section is to be completed by the Registered
                            Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. SIGNATURE PAGE MUST BE
                            SIGNED BY AN AUTHORIZED REPRESENTATIVE.

        The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Boston Capital, One Boston Place, Boston, MA 02108. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the Company.

                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-866-2282

                                 BOSTON CAPITAL
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.      INVESTMENT


______________________     __________________
     # of Shares           Total $ Invested
(# Shares X $10=$ Invested)
Minimum purchase $1,000 or 100 Shares

MAKE INVESTMENT CHECK PAYABLE TO:
BOSTON PRIVATE BANK & TRUST COMPANY ESCROW ACCOUNT
     / /   Initial Investment (Minimum $1,000)
     / /   Additional Investment (Minimum $100)
     State in which sale was made ______________________

      Check the following box to elect the Deferred Commission Option: / /
       (This election must be agreed to by the Broker-Dealer listed below)

2.      ADDITIONAL INVESTMENTS

Please check if you plan to make additional investments in the Company: / /
If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $100.00. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.

   3.   TYPE OF OWNERSHIP

        / /   IRA
        / /   Keogh
        / /   Qualified Pension Plan
        / /   Qualified Profit Sharing Plan
        / /   Other Trust of ________________ for the Benefit of _____________
        / /   Company
        / /   Corporation
        / /   Individual
        / /   Joint Tenants With Right of Survivorship
        / /   Community Property
        / /   Tenants in Common
        / /   Custodian: As Custodian for _______ under the Uniform Gift to
              Minors Act or the Uniform Transfers to Minors Act of the State of
              _________
        / /   Other ________________

4.      REGISTRATION NAME AND ADDRESS

Please print name(s) in which Shares are to be registered. Include trust name if applicable.

/ / Mr.  / / Mrs.  / / Ms.  / / MD  / / PhD  / / DDS  / / Other _______________

Name ________________________________  Taxpayer Identification Number

                                       __ __ - __ __ __ __ __ __ __

                                       Social Security Number

                                       __ __ __ - __ __ - __ __ __ __

Street Address or P.O. Box
City                            State                           Zip Code
Home Telephone No. (  )                       Business Telephone No. (  )
Birthdate                                     Occupation
Email Address (Provide only if you would like to receive updated information about Boston Capital via email.)

5.      INVESTOR NAME AND ADDRESS

(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

/ / Mr.  / / Mrs.  / / Ms.  / / MD  / / PhD  / / DDS  / / Other _______________

Name ________________________________  Social Security Number

                                       __ __ __ - __ __ - __ __ __ __

Street Address or P.O. Box
City                            State                           Zip Code
Home Telephone No. (  )                       Business Telephone No. (  )
Birthdate                                     Occupation
Email Address (Provide only if you would like to receive updated information about Boston Capital via email.)

6.      SUBSCRIBER SIGNATURES

The undersigned certifies, under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement Signature Page is true, correct and complete, and (ii) that he/she is not subject to backup withholding either because he/she has not been notified that he/she is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him/her that he/she is no longer subject to backup withholding.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following (please initial each item):

/ / (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are described, including among other things, the restriction on ownership and transfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to the Company;

/ / (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;

/ / (c) represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I
        (we) have due authority to execute the Subscription Agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);

/ / (d) acknowledges that the Shares are not liquid; and

/ / (e) if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

Agreement Dated____________ 20_____________     X
                                                 ------------------------------
                                                 Signature-Registered Owner
___________________________________________
(Print Name of Custodian or Trustee

-------------------------------------------     X
Authorized Signature (Custodian or Trustee)      ------------------------------
                                                 Signautre-Co-Owner

7.      DIVIDEND DISTRIBUTIONS
7a.     Percentage of participation: 100% / /

7b. Complete the following section ONLY to direct dividends to a party OTHER THAN registered owner:

Name
Account Number
Street Address or P.O. Box
City                            State                  Zip Code

8.      BROKER-DEALER  (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)
        The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker- Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name                    Telephone No.
Broker-Dealer Street Address
City                            State                  Zip Code

Registered Representative Name          Telephone No.
Reg. Rep. Street Address
City                            State                  Zip Code
Email Address (Provide only if you would like to receive updated information about Boston Capital via email.)

------------------------------------        ------------------------------------
Broker-Dealer Signature, if required        Registered Representative Signature

           PLEASE MAIL COMPLETED SUBSCRIPTION AGREEMENT SIGNATURE PAGE
               (WITH ALL SIGNATURES) AND CHECK(S) MADE PAYABLE TO
             BOSTON PRIVATE BANK & TRUST COMPANY ESCROW ACCOUNT TO:
               BOSTON CAPITAL, ONE BOSTON PLACE, BOSTON, MA 02110


FOR COMPANY USE ONLY:

ACCEPTANCE BY COMPANY                Amount______________  Date_________________
Received and Subscription Accepted:  Check No.___________  Certificate No.______
By:                                  Boston Capital
   -------------------------------
__________________________________   ____________________  _____________________
Broker-Dealer #                      Registered              Account #
                                     Representative #

Until ___________________, 2004, 25 days after the date of this prospectus, all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       3,000,000 SHARES (MINIMUM OFFERING)

                      31,500,000 SHARES (MAXIMUM OFFERING)


                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                  COMMON STOCK

                                 ---------------

                                   PROSPECTUS

                                 ---------------

                         BOSTON CAPITAL SECURITIES, INC.


                             ________________, 2004

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee              $    28,980
NASD filing fee                   $    30,500
Printing and engraving fees       $   200,000
Legal fees and expenses           $   400,000
Accounting fees and expenses      $   150,000
Blue Sky fees and expenses        $   200,000
Other expenses                    $ 1,200,000
                                  -----------

     Total                        $ 2,209,480

ITEM 32.        SALES TO SPECIAL PARTIES.

        None.

ITEM 33.        RECENT SALES OF UNREGISTERED SECURITIES.

        On May 2, 2003, in connection with our formation, we issued 20,000 shares of our common stock to Boston Capital Companion Limited Partnership, an affiliate of the Advisor, for an aggregate consideration of $200,000 ($10 per share), in cash. No underwriter was involved. The sale was made in reliance upon an exemption from the registration provisions of the Securities Act set forth in
Section 4(2) thereof and the rules and regulations thereunder. Section 4(2) provides an exemption from registration for an isolated sale of securities by an issuer (us) to a single purchaser (Boston Capital Companion Limited Partnership) in a transaction that does not involve any public offering. These shares are deemed restricted securities for purposes of the Securities Act. Currently, John
P. Manning, through his ownership of the general partner of Boston Capital Companion Limited Partnership, has voting control over these shares.

ITEM 34.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our charter contains a provision permitted under Maryland General Corporation Law eliminating, with limited exceptions, each director's and officer's personal liability for monetary damages for breach of any duty as a director or officer. In addition, our charter documents require us to indemnify our directors and officers from specified liabilities and expenses, as well as advancement of costs, expenses and attorneys' fees, to the fullest extent permitted under Maryland General Corporation Law. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification. Furthermore, our officers and directors are indemnified against specified liabilities by the soliciting dealers, and the soliciting dealers are indemnified against certain liabilities by us, under the soliciting dealer agreements relating to this offering. See "Selling and Escrow Arrangements."

        In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the advisory services agreement between us and the Advisor, Boston Capital REIT Advisors, LLC.

ITEM 35         TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

        None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36.        FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULE AND EXHIBITS.

        (a) Financial Statements: See page F-1 for an index of the financial statements included in the Registration Statement.

        (b)     Financial Statement Schedule.

        (c)     Exhibits.

EXHIBITS
NUMBER          DESCRIPTION OF DOCUMENT
--------        -----------------------
1.1             Form of Dealer-Manager Agreement between Boston Capital
                Securities, Inc., and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

3.1             Articles of Amendment and Restatement of the Registrant

3.2             By-Laws of the Registrant (previously filed)

4.1 Form of Common Stock Certificate of the Registrant (previously filed)

4.2             Form of Subscription Agreement and Subscription Agreement
                Signature Page (included as Exhibit B to Prospectus)

5.1 Opinion of Nixon Peabody LLP with respect to the legality of the shares being registered

8.1             Opinion of Nixon Peabody LLP with respect to tax matters

10.1+           2004 Equity Incentive Plan

10.2+ Forms of Option Agreement and Restricted Stock Grant Agreement under the 2004 Equity Incentive Plan

10.3+           Form of Independent Director Stock Option Plan

10.4+           Form of Option Agreement under the Independent Director Stock
                Option Plan

10.5+           Advisory Services Agreement between Boston Capital REIT
                Advisors, LLC, and the Registrant

10.6            Loan Agreement dated as of May 31, 2003, between BCP Funding,
                LLC, and the Registrant (previously filed)

10.7 Pledge Agreement (LLC/LP Interests), dated as of May 31, 2003, between BCP Funding, LLC, and the Registrant

10.8            Share Repurchase Plan dated as of May 1, 2004

10.9            Property Management Agreement, dated December 12, 2002, between
                GFS Alderwood LLC and Pinnacle Realty Management Company
                (Exhibits A & C only)

10.10           Property Management Agreement, dated December 12, 2002, between
                GFS Ridgetop LLC and Pinnacle Realty Management Company
                (Exhibits A & C only)

10.11           Property Management Agreement, dated December 12, 2002, between
                GFS Wellington LLC and Pinnacle Realty Management Company
                (Exhibits A & C only)

10.12           Reinvestment Plan (included as Exhibit A to Prospectus)

10.13 Escrow Agreement between Boston Private Bank & Trust Company and the Registrant

10.14           Property Management Agreement, dated May 21, 2003, between
                BC-Bainbridge Pointe LLC and Bainbridge Management Jacksonville
                LLC (Exhibits A - G-1 only)

10.15           Property Management Agreement, dated May 21, 2003, between
                BC-Bainbridge Timuquana LLC and Bainbridge Management
                Jacksonville LLC (Exhibits A - G-1 only)

10.16           Property Management Agreement, dated May 29, 2003, between
                BC-Bainbridge Spicewood LLC and Bainbridge Management
                Jacksonville LLC (previously filed)

10.17           Property Management Agreement, dated May 29, 2003, between
                BC-GFS Settler's Point LLC and American Management Service West,
                LLC, dba Pinnacle (previously filed)

10.18           Property Management Agreement, dated May 29, 2003, between
                BC-GFS Bridge Creek LLC and American Management Service West,
                LLC, dba Pinnacle (previously filed)

10.19           Property Management Agreement, dated May 21, 2003, between
                BC-GFS Boulder Creek LLC and American Management Service West,
                LLC, dba Pinnacle (previously filed)

10.20           Agreement for Sale and Purchase of Property (Bay Pointe
                Apartments), dated February 11, 2003, between Vestcor-Bay Pointe
                Partners, Ltd. and Bainbridge Communities Acquisition
                Corporation II, as amended and assigned to BC-Bainbridge Bay
                Pointe LLC (previously filed)

10.21           Agreement for Sale and Purchase of Property (Oaks at Timuquana
                Apartments), dated February 11, 2003, between VCP-Timuquana
                Associates, Ltd. and Bainbridge Communities Acquisition
                Corporation II, as amended and assigned to BC-Bainbridge
                Timuquana LLC (previously filed)

10.22           Real Estate Sale Agreement, dated April 2, 2003, between ERP
                Operating Limited Partnership and Bainbridge Communities
                Acquisition Corporation II, as amended and assigned to BC-Bainbridge Spicewood LLC (previously filed)

10.23           Real Estate Sale Agreement, dated March 27, 2003, among
                EQR-FANCAP 2000A Limited Partnership, EQR-Bridgecreek Vistas,
                Inc. and Goodman Financial Services, Inc. (with respect to
                Boulder Creek and Bridge Creek), as amended

10.24 Assignment of real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC

10.25           Real Estate Sale Agreement, dated March 26, 2003, between ERP
                Operating Limited Partnership and Goodman Financial Services,
                Inc. (with respect to Settler's Point), as amended

10.26 Assignment of real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC

10.27 Assignment of real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Boulder Creek LLC

10.28 Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Bridge Creek LLC

10.29 Assignment of real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Settler's Point LLC

10.30 Washington Portfolio Real Estate Agreement, dated July 11, 2002, among ERP Operating Limited Partnership, EQR-Alderwood Limited
                Partnership, EQR-Wellington, L.L.C., and Goodman Financial
                Services, Inc, as amended

10.31           Assignment of Real Estate Agreement to BC-GFS LLC

10.32 Assignment of Real Estate Agreement with respect to Alderwood from BC-GFS LLC to GFS Alderwood LLC

10.33 Assignment of Real Estate Agreement with respect to Ridgetop from BC-GFS LLC to GFS Ridgetop LLC

10.34 Assignment of Real Estate Agreement with respect to Wellington from BC-GFS LLC to GFS Wellington LLC

10.35 Letter dated February 23, 2004 extending the maturity date of Loan Agreement dated as of May 31, 2003, between BCP Funding,
                LLC, and the Registrant

23.1            Consent of Reznick Fedder & Silverman

23.2            Consent of Nixon Peabody LLP (included in Exhibit 5.1)

23.3            Consent of Nixon Peabody LLP (included in Exhibit 8.1)

24.1            Power of Attorney (included on signature page)

99              Table VI: Acquisition of Properties by Programs

----------
+compensatory plan or arrangement

ITEM 37. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

        The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.

        Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

        The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering, and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment no. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 9 day of April, 2004.

                                  BOSTON CAPITAL REAL ESTATE INVESTMENT
                                  TRUST, INC.


                                  By: /s/ Jeffrey H. Goldstein
                                     --------------------------------------
                                      Jeffrey H. Goldstein
                                      President and Chief Operating Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints John P. Manning and Jeffrey H. Goldstein, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                TITLE                                       DATE
/s/ John P. Manning                      Chairman, Chief Executive Officer,          April 9, 2004
----------------------------             Director (principal executive officer)
John P. Manning

/s/ Jeffrey H. Goldstein                 President, Chief Operating Officer,         April 9, 2004
----------------------------             Director
Jeffrey H. Goldstein

/s/ Marc. N. Teal                        Senior Vice President, Chief Financial      April 9, 2004
----------------------------             Officer, Treasurer, Secretary (principal
Marc N. Teal                             financial and accounting officer)

/s/ Philip S. Cottone      *             Director                                    April 9, 2004
----------------------------
Philip S. Cottone

SIGNATURE                                TITLE                                       DATE
/s/ W. Pearce Coues        *             Director                                    April 9, 2004
----------------------------
W. Pearce Coues

/s/ Stephen Puleo          *             Director                                    April 9, 2004
----------------------------
Stephen Puleo


*Pursuant to Power of Attorney

                                       /s/ Jeffrey H. Goldstein
                                       -------------------------------
                                       Jeffrey H. Goldstein
                                       Attorney-in-Fact

EXHIBITS
NUMBER          DESCRIPTION OF DOCUMENT
--------        -----------------------
1.1             Form of Dealer-Manager Agreement between Boston Capital
                Securities, Inc., and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

3.1             Articles of Amendment and Restatement of the Registrant

3.2             By-Laws of the Registrant (previously filed)

4.1 Form of Common Stock Certificate of the Registrant (previously filed)

4.2             Form of Subscription Agreement and Subscription Agreement
                Signature Page (included as Exhibit B to Prospectus)

5.1 Opinion of Nixon Peabody LLP with respect to the legality of the shares being registered

8.1             Opinion of Nixon Peabody LLP with respect to tax matters

10.1+           2004 Equity Incentive Plan

10.2+ Forms of Option Agreement and Restricted Stock Grant Agreement under the 2004 Equity Incentive Plan

10.3+           Form of Independent Director Stock Option Plan

10.4+           Form of Option Agreement under the Independent Director Stock
                Option Plan

10.5+           Advisory Services Agreement between Boston Capital REIT
                Advisors, LLC, and the Registrant

10.6            Loan Agreement dated as of May 31, 2003, between BCP Funding,
                LLC, and the Registrant (previously filed)

10.7 Pledge Agreement (LLC/LP Interests), dated as of May 31, 2003, between BCP Funding, LLC, and the Registrant

10.8            Share Repurchase Plan dated as of May 1, 2004

10.9            Property Management Agreement, dated December 12, 2002, between
                GFS Alderwood LLC and Pinnacle Realty Management Company
                (Exhibits A & C only)

10.10           Property Management Agreement, dated December 12, 2002, between
                GFS Ridgetop LLC and Pinnacle Realty Management Company
                (Exhibits A & C only)

10.11           Property Management Agreement, dated December 12, 2002, between
                GFS Wellington LLC and Pinnacle Realty Management Company
                (Exhibits A & C only)

10.12           Reinvestment Plan (included as Exhibit A to Prospectus)

10.13 Escrow Agreement between Boston Private Bank & Trust Company and the Registrant

10.14           Property Management Agreement, dated May 21, 2003, between
                BC-Bainbridge Pointe LLC and Bainbridge Management Jacksonville
                LLC (Exhibits A - G-1 only)

10.15           Property Management Agreement, dated May 21, 2003, between
                BC-Bainbridge Timuquana LLC and Bainbridge Management
                Jacksonville LLC (Exhibits A - G-1 only)

10.16           Property Management Agreement, dated May 29, 2003, between
                BC-Bainbridge Spicewood LLC and Bainbridge Management
                Jacksonville LLC (previously filed)

10.17           Property Management Agreement, dated May 29, 2003, between
                BC-GFS Settler's Point LLC and American Management Service West,
                LLC, dba Pinnacle (previously filed)

10.18           Property Management Agreement, dated May 29, 2003, between
                BC-GFS Bridge Creek LLC and American Management Service West,
                LLC, dba Pinnacle (previously filed)

10.19           Property Management Agreement, dated May 21, 2003, between
                BC-GFS Boulder Creek LLC and American Management Service West,
                LLC, dba Pinnacle (previously filed)

10.20           Agreement for Sale and Purchase of Property (Bay Pointe
                Apartments), dated February 11, 2003, between Vestcor-Bay Pointe
                Partners, Ltd. and Bainbridge Communities Acquisition
                Corporation II, as amended and assigned to BC-Bainbridge Bay
                Pointe LLC (previously filed)

10.21           Agreement for Sale and Purchase of Property (Oaks at Timuquana
                Apartments), dated February 11, 2003, between VCP-Timuquana
                Associates, Ltd. and Bainbridge Communities Acquisition
                Corporation II, as amended and assigned to BC-Bainbridge
                Timuquana LLC (previously filed)

10.22           Real Estate Sale Agreement, dated April 2, 2003, between ERP
                Operating Limited Partnership and Bainbridge Communities
                Acquisition Corporation II, as amended and assigned to BC-Bainbridge Spicewood LLC (previously filed)

10.23           Real Estate Sale Agreement, dated March 27, 2003, among
                EQR-FANCAP 2000A Limited Partnership, EQR-Bridgecreek Vistas,
                Inc. and Goodman Financial Services, Inc. (with respect to
                Boulder Creek and Bridge Creek), as amended

10.24 Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC

10.25           Real Estate Sale Agreement, dated March 26, 2003, between ERP
                Operating Limited Partnership and Goodman Financial Services,
                Inc. (with respect to Settler's Point), as amended

10.26 Assignment of Real Estate Sale Agreement, dated May 2, 2003, from Goodman Financial Services, Inc. to BC-GFS II LLC

10.27 Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Boulder Creek LLC

10.28 Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Bridge Creek LLC

10.29 Assignment of Real Estate Sale Agreement, dated May 21, 2003, from BC-GFS II LLC to BC-GFS Settler's Point LLC

10.30 Washington Portfolio Real Estate Agreement, dated July 11, 2002, among ERP Operating Limited Partnership, EQR-Alderwood Limited
                Partnership, EQR-Wellington, L.L.C., and Goodman Financial
                Services, Inc, as amended

10.31           Assignment of Real Estate Agreement to BC-GFS LLC

10.32 Assignment of Real Estate Agreement with respect to Alderwood from BC-GFS LLC to GFS Alderwood LLC

10.33 Assignment of Real Estate Agreement with respect to Ridgetop from BC-GFS LLC to GFS Ridgetop LLC

10.34 Assignment of Real Estate Agreement with respect to Wellington from BC-GFS LLC to GFS Wellington LLC

10.35 Letter dated February 23, 2004 extending the maturity date of Loan Agreements dated as of May 31, 2003, between BCP Funding,
                LLC, and the Registrant

23.1            Consent of Reznick Fedder & Silverman

23.2            Consent of Nixon Peabody LLP (included in Exhibit 5.1)

23.3            Consent of Nixon Peabody LLP (included in Exhibit 8.1)

24.1            Power of Attorney (included on signature page)

99              Table VI: Acquisition of Properties by Programs

----------
+compensatory plan or arrangement

EXHIBITS

NUMBER    DESCRIPTION OF DOCUMENT
------    -----------------------
1.1       Form of Dealer-Manager Agreement between Boston Capital Securities,
          Inc., and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

3.1       Articles of Amendment and Restatement of the Registrant

3.2       By-Laws of the Registrant (previously filed)

4.1       Form of Common Stock Certificate of the Registrant (previously filed)

4.2       Form of Subscription Agreement and Subscription Agreement Signature
          Page (included as Exhibit B to Prospectus)

5.1 Opinion of Nixon Peabody LLP with respect to the legality of the shares being registered

8.1       Opinion of Nixon Peabody LLP with respect to tax matters

10.1+     2004 Equity Incentive Plan

10.2+ Forms of Option Agreement and Restricted Stock Grant Agreement under the 2004 Equity Incentive Plan

10.3+     Form of Independent Director Stock Option Plan

10.4+     Form of Option Agreement under the Independent Director Stock Option
          Plan

10.5+ Advisory Services Agreement between Boston Capital REIT Advisors, LLC, and the Registrant

10.6 Loan Agreement dated as of May 31, 2003, between BCP Funding, LLC, and the Registrant (previously filed)

10.7      Pledge Agreement (LLC/LP Interests), dated as of May 31, 2003, between
          BCP Funding, LLC, and the Registrant

10.8      Share Repurchase Plan dated as of May 1, 2004

10.9      Property Management Agreement, dated December 12, 2002, between GFS
          Alderwood LLC and Pinnacle Realty Management Company

10.10     Property Management Agreement, dated December 12, 2002, between GFS
          Ridgetop LLC and Pinnacle Realty Management Company

10.11     Property Management Agreement, dated December 12, 2002, between GFS
          Wellington LLC and Pinnacle Realty Management Company

10.12     Reinvestment Plan (included as Exhibit A to Prospectus)

10.13     Escrow Agreement between Boston Private Bank & Trust Company and the
          Registrant

10.14     Property Management Agreement, dated May 21, 2003, between
          BC-Bainbridge Pointe LLC and Bainbridge Management Jacksonville LLC
          (previously filed)

10.15     Property Management Agreement, dated May 21, 2003, between
          BC-Bainbridge Timuquana LLC and Bainbridge Management Jacksonville
          LLC(previously filed)

10.16     Property Management Agreement, dated May 29, 2003, between
          BC-Bainbridge Spicewood LLC and Bainbridge Management Jacksonville
          LLC(previously filed)

10.17     Property Management Agreement, dated May 29, 2003, between BC-GFS
          Settler's Point LLC and American Management Service West, LLC, dba
          Pinnacle(previously filed)

10.18     Property Management Agreement, dated May 29, 2003, between BC-GFS
          Bridge Creek LLC and American Management Service West, LLC, dba
          Pinnacle(previously filed)

10.19     Property Management Agreement, dated May 21, 2003, between BC-GFS
          Boulder Creek LLC and American Management Service West, LLC, dba
          Pinnacle(previously filed)

10.20 Agreement for Sale and Purchase of Property (Bay Pointe Apartments), dated February 11, 2003, between Vestcor-Bay Pointe Partners, Ltd. and
          Bainbridge Communities Acquisition Corporation II, as amended and assigned to BC-Bainbridge Bay Pointe LLC(previously filed)

10.21     Agreement for Sale and Purchase of Property (Oaks at Timuquana
          Apartments), dated February 11, 2003, between VCP-Timuquana
          Associates, Ltd. and Bainbridge Communities Acquisition Corporation
          II, as amended and assigned to BC-Bainbridge Timuquana LLC(previously filed)

10.22     Real Estate Sale Agreement, dated April 2, 2003, between ERP Operating
          Limited Partnership and Bainbridge Communities Acquisition Corporation
          II, as amended and assigned to BC-Bainbridge Spicewood LLC(previously filed)

10.23     Real Estate Sale Agreement, dated March 27, 2003, among EQR-FANCAP
          2000A Limited Partnership, EQR-Bridgecreek Vistas, Inc. and Goodman
          Financial Services, Inc. (with respect to Boulder Creek and Bridge
          Creek), as amended)

10.24     Assignment of real Estate Sale Agreement, dated May 2, 2003, from
          Goodman Financial Services, Inc. to BC-GFS II LLC

10.25     Real Estate Sale Agreement, dated March 26, 2003, between ERP
          Operating Limited Partnership and Goodman Financial Services, Inc.
          (with respect to Settler's Point), as amended

10.26     Assignment of real Estate Sale Agreement, dated May 2, 2003, from
          Goodman Financial Services, Inc. to BC-GFS II LLC

10.27     Assignment of real Estate Sale Agreement, dated May 21, 2003, from
          BC-GFS II LLC to BC-GFS Boulder Creek LLC

10.28     Assignment of Real Estate Sale Agreement, dated May 21, 2003, from
          BC-GFS II LLC to BC-GFS Bridge Creek LLC

10.29     Assignment of real Estate Sale Agreement, dated May 21, 2003, from
          BC-GFS II LLC to BC-GFS Settler's Point LLC

10.30     Washington Portfolio Real Estate Agreement, dated July 11, 2002, among
          ERP Operating Limited Partnership, EQR-Alderwood Limited Partnership,
          EQR-Wellington, L.L.C., and Goodman Financial Services, Inc, as amended

10.31     Assignment of Real Estate Agreement to BC-GFS LLC

10.32     Assignment of Real Estate Agreement with respect to Alderwood from
          BC-GFS LLC to GFS Alderwood LLC

10.33     Assignment of Real Estate Agreement with respect to Ridgetop from
          BC-GFS LLC to GFS Ridgetop LLC

10.34     Assignment of Real Estate Agreement with respect to Wellington from
          BC-GFS LLC to GFS Wellington LLC

10.35     Letter dated February 23, 2004 extending the maturity date of Loan
          Agreement dated as of May 31, 2003, between BCP Funding, LLC, and the
          Registrant

23.1      Consent of Reznick Fedder & Silverman

23.2      Consent of Nixon Peabody LLP (included in Exhibit 5.1)

23.3      Consent of Nixon Peabody LLP (included in Exhibit 8.1)

24.1      Power of Attorney (included on signature page)

99        Table VI: Acquisition of Properties by Programs

----------
+compensatory plan or arrangement